   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1999
                                                     REGISTRATION NO. 333-82509

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                               ---------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

           TRITEL PCS, INC.                      DELAWARE                            4812                      64-0896438
             TRITEL, INC.                        DELAWARE                            4812                      64-0896417
   TRITEL COMMUNICATIONS, INC.                   DELAWARE                            4812                      64-0896042
        TRITEL FINANCE, INC.                     DELAWARE                            4812                      64-0896439
     (Exact Name of Registrant       (State or Other Jurisdiction of     (Primary Standard Industrial       (I.R.S. Employer
    as Specified in its Charter)      Incorporation or Organization)      Classification Code Number)     Identification No.)

                               ---------------
         111 E. CAPITOL STREET, SUITE 500, JACKSON, MISSISSIPPI 39201
                 ATTENTION: CORPORATE SECRETARY (601) 914-8000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                                ---------------
                           JAMES H. NEELD, IV, ESQ.
                               TRITEL PCS, INC.
                       111 E. CAPITOL STREET, SUITE 500
                          JACKSON, MISSISSIPPI 39201
                                (601) 914-8000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                              Agent For Service)
                               ---------------
                         COPIES OF COMMUNICATIONS TO:

                             MICHAEL A. KING, ESQ.
                               BROWN & WOOD LLP
                            ONE WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048
                                (212) 839-5300
                               ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES
                                  EFFECTIVE.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                               ---------------
                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================

                                                AMOUNT            PROPOSED               PROPOSED             AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES            TO BE         MAXIMUM OFFERING      MAXIMUM AGGREGATE       REGISTRATION
             TO BE REGISTERED                REGISTERED(1)      PRICE PER UNIT         OFFERING PRICE             FEE
12.75% Senior Subordinated Discount
 Notes due 2009                              $372,000,000          53.828%             $200,239,971(2)         $55,667(3)
Guarantees of 12.75% Senior Subordinated
 Discount Notes due 2009                          --                 --                      --                   (4)

==========================================================================================================================

(1) The "Amount to be registered" with respect to the 12.75% Senior Subordinated Discount Notes due 2009 represents the aggregate principal amount at maturity of such notes.
(2) Represents gross proceeds from the initial private offering of the 12.75% Senior Subordinated Discount Notes due 2009 by Tritel PCS, Inc. The net proceeds from the private offering were approximately $191 million after deducting the Initial Purchasers' discounts and estimated transaction fees payable by Tritel PCS, Inc.
(3)   Previously paid.
(4) Pursuant to Rule 457(n), no separate registration fee is payable with respect to the guarantees.
                               ---------------
The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                SUBJECT TO COMPLETION, DATED DECEMBER 17, 1999

PROSPECTUS




                               TRITEL PCS, INC.


                             Offer to Exchange its
              12 3/4% Senior Subordinated Discount Notes Due 2009
                     which have been registered under the
                 Securities Act of 1933 for any and all of its
        Outstanding 12 3/4% Senior Subordinated Discount Notes Due 2009



                          TERMS OF THE EXCHANGE OFFER



 o  The exchange offer expires at 5:00 p.m., New York City time, on           ,
    2000, unless we extend it.
 o All outstanding notes that are validly tendered and not withdrawn will be exchanged.
 o Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.


     The notes are eligible for trading in The Portal Market, a subsidiary of the Nasdaq Market, Inc.

     YOUR TENDERING OF OUTSTANDING NOTES FOR NEW NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF MATTERS THAT PARTICIPANTS IN THE EXCHANGE OFFER SHOULD CONSIDER.

                             ---------------------

     We are not making an offer to exchange notes in any jurisdiction where the offer is not permitted.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     This prospectus and the related letter of transmittal contain important information. We urge you to read this prospectus and the related letter of transmittal carefully before deciding whether to tender outstanding notes pursuant to the exchange offer.



                   THE DATE OF THIS PROSPECTUS IS    , 1999.

                             [INSIDE FRONT COVER]



                [MAP OF THE TRITEL/AT&T WIRELESS TERRITORIES]

                               TABLE OF CONTENTS



                                                 PAGE
                                                 ----
Prospectus Summary ............................    1
Risk Factors ..................................    9
Information Regarding Forward-Looking
   Statements and Market Data .................   20
Where You Can Find More Information ...........   21
Use of Proceeds ...............................   21
Capitalization ................................   22
Selected Consolidated Financial Data ..........   23
Management's Discussion and Analysis ..........   25
Organization of Tritel, Inc. and Tritel PCS       35
Business ......................................   36
Government Regulation .........................   55
Joint Venture Agreements with AT&T
   Wireless ...................................   65


                                                 PAGE
                                                 ----
Management ....................................   73
Certain Relationships and Related
   Transactions ...............................   81
Principal Stockholders ........................   85
Description of Certain Indebtedness ...........   87
The Exchange Offer ............................   90
Description of the Notes ......................  101
Description of Capital Stock ..................  138
Certain Federal Income Tax
   Considerations .............................  143
Plan of Distribution ..........................  148
Legal Matters .................................  148
Experts .......................................  148
Index to Financial Statements .................  F-1



                             ---------------------

                              PROSPECTUS SUMMARY

     The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read the entire prospectus carefully.


TRITEL PCS


     We are a development stage enterprise formed to develop wireless personal communications services, called PCS, telecommunications markets in the south-central United States. Our PCS licenses cover a population, called Pops, of approximately 14.0 million people in contiguous markets in the states of Alabama, Georgia, Kentucky, Mississippi and Tennessee. As a member of the AT&T Wireless Network, we are the preferred roaming provider to AT&T Wireless's digital wireless customers in virtually all of our markets. Our agreements with AT&T Wireless and certain affiliates allow us to use the AT&T brand name and logo together with the SunCom name, our regional brand name, using equal emphasis co-branding. We have limited operations and no significant revenues and we expect to have significant operating losses in our initial stages of operations.

     We have commenced commercial PCS services in six markets and intend to launch commercial operations in eight of our ten largest markets by the end of 1999. We expect to be able to provide service to over 50% of the Pops in our license areas by the end of 1999 and to over 98% by the end of 2000.

     The following table sets forth our ten largest markets and the date on which we have commenced or expect to commence commercial PCS service. In addition, we have commenced roaming service in Louisville and Lexington, Kentucky.



                                                               EXPECTED COMMERCIAL
                           MARKET                                  LAUNCH DATE          1998 POPS
----------------------------------------------------------- ------------------------- ------------
   Jackson and Vicksburg, MS .............................. Launched September 1999      719,500
   Nashville and Clarksville, TN/Hopkinsville, KY .........  Launched November 1999    1,936,500
   Knoxville, TN ..........................................  Launched November 1999    1,074,000
   Chattanooga and Cleveland, TN/Dalton, GA ...............  Launched November 1999      760,800
   Huntsville, AL .........................................  Launched November 1999      496,400
   Montgomery, AL .........................................  Launched November 1999      475,300
   Louisville, KY .........................................      December 1999         1,448,400
   Lexington, KY ..........................................      December 1999           893,400
   Birmingham, AL .........................................     2nd Quarter 2000       1,297,800
   Mobile, AL .............................................     2nd Quarter 2000         653,900


     We have also entered into an agreement with two other AT&T Wireless affiliates, Triton PCS, Inc. and TeleCorp PCS, Inc., to operate with those affiliates under a common regional brand name, SunCom, throughout an area covering approximately 43 million Pops primarily in the south-central and southeastern United States.


BUSINESS STRATEGY

     We expect to take advantage of our affiliation with AT&T Wireless, the SunCom brand alliance and our management's local market expertise in offering our PCS services. In particular, we plan to pursue the following business strategies:


     Leverage the Benefits of Our AT&T Wireless Affiliation. We will aggressively market our affiliation with AT&T Wireless and the AT&T Wireless Network to distinguish ourselves from other wireless service providers in our markets.

     Distribute through Company Stores. Our distribution strategy focuses principally on direct distribution through company-owned retail stores. We also employ a direct sales force to target small to medium-sized businesses.


     Enhance Brand Awareness through the SunCom Brand Alliance. We intend to promote the SunCom brand through joint marketing efforts with our SunCom affiliates.


     Emphasize Advantages of PCS Technology. We will seek to distinguish our PCS services from those of our analog cellular competitors by emphasizing our features and benefits.


     Capitalize on Management Expertise and Local Market Presence. We intend to leverage our management's experience in order to create strong ties with subscribers and their communities.


FINANCING PLAN AND USE OF PROCEEDS



     We estimate that our projected capital requirements from inception through year-end 2001, when our network is expected to be substantially complete and we expect to generate positive cash flow, will be approximately $1.30 billion.



     The following table highlights our projected sources and uses of capital from inception through December 31, 2001:


                                                                             AMOUNT
                                                                      (DOLLARS IN MILLIONS)
                                                                     ----------------------
        SOURCES:
         Bank facility .............................................       $   507.8
         Senior subordinated discount notes ........................           200.2
         Government financing ......................................            47.5
         Net proceeds of initial public offering of
          Tritel, Inc.'s Class A and Class B Common Stock ..........           219.2
         Other cash equity .........................................           163.4
         Non-cash equity ...........................................           157.9
                                                                           ---------
          Total sources ............................................       $ 1,296.0
                                                                           =========
        USES:
         Acquisition of PCS licenses and intangible assets .........       $   192.9
         Capital expenditures ......................................           646.9
         Cash interest and fees ....................................           141.8
         Working capital ...........................................           314.4
                                                                           ---------
          Total uses ...............................................       $ 1,296.0
                                                                           =========

                                  TRITEL CORPORATE STRUCTURE



----------------------------------------------------------------------------------------------


                                         TRITEL, INC.
                                        Holding Company

                                Issuer of Equity and Guarantor
                                      of Senior Bank Debt
                                      and High Yield Debt


                                       TRITEL PCS, INC.
                                        Holding Company

                                  Issuer of Senior Bank Debt
                                      and High Yield Debt


----------------------------------------------------------------------------------------------

        TRITEL                 TRITEL                  TRITEL                   TRITEL
    A/B HOLDING CORP.     C/F HOLDING CORP.      COMMUNICATIONS, INC.        FINANCE, INC.
     Holding Company       Holding Company        Operating Company        Equipment Leasing
                                                                             and Financing

  Guarantor of Senior    Guarantor of Senior   Guarantor of Senior Bank   Guarantor of Senior
       Bank Debt              Bank Debt        Debt and High Yield Debt      Bank Debt and
                                                                            High Yield Debt

----------------------------------------------------------------------------------------------

     Five License            Four License
     Subsidiaries            Subsidiaries
    Hold FCC A- and        Hold FCC C- and
   B- Block Licenses      F- Block Licenses

 Guarantors of Senior    Issuers of FCC Debt
      Bank Debt           and Guarantors of
                           Senior Bank Debt

----------------------------------------------------------------------------------------------

     We are a Delaware corporation. Our principal executive offices are located at 111 E. Capitol Street, Suite 500, Jackson, Mississippi 39201, and our telephone number is (601) 914-8000.

                         SUMMARY OF THE EXCHANGE OFFER


Registration Rights
 Agreement...................  You have the right to exchange your notes for registered notes with substantially identical terms. This exchange offer is intended to satisfy these rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your notes.

The Exchange Offer..........   We are offering to exchange $1,000 principal
                               amount of Tritel PCS's 12 3/4% Senior
                               Subordinated Discount Notes due 2009 which have been registered under the Securities Act for each $1,000 principal amount at maturity of Tritel
                               PCS's outstanding 12 3/4% Senior Subordinated
                               Discount Notes due 2009 which were issued in May
                               1999 in a private offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. We will exchange all notes validly tendered and not validly withdrawn. As of this date there is $372,000,000 aggregate principal amount at maturity of notes outstanding. We will issue registered notes on or promptly after the expiration of the exchange offer.

Resales.....................   We believe that the registered notes may be
                               offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                               o you acquire the registered notes issued in the exchange offer in the ordinary course of your business;

                               o you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the registered notes issued to you in the exchange offer; and

                               o you are not an "affiliate," as defined under Rule 405 of the Securities Act, of Tritel PCS.

                               If our belief is inaccurate and you transfer any registered note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption of your registered notes from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability. Each broker-dealer that issued registered notes for its own account in exchange for outstanding notes which were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the registered notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the registered notes issued to it in the exchange offer.


Record Date.................   We mailed this prospectus and the related
                               exchange offer documents to registered holders of
                               outstanding notes on         , 1999.

Expiration Date.............   The exchange offer will expire at 5:00 p.m.,
                               New York City time,        , 2000, unless we
                               decide to extend the expiration date.

Conditions to the
 Exchange Offer..............  We may terminate or amend the exchange offer if:

                               o any legal proceeding, government action or other adverse development materially impairs our ability to complete the exchange offer;

                               o any Securities and Exchange Commission rule, regulation or interpretation materially impairs the exchange offer; or

                               o  we have not obtained any necessary
                                  governmental approvals with respect to the exchange offer.

                               We may waive any or all of these conditions. At this time, there are no adverse proceedings, actions or developments pending or, to our knowledge, threatened and no governmental approvals are necessary to complete the exchange offer.


Procedures for Tendering
  Outstanding Notes..........  Each holder of outstanding notes wishing to accept the exchange offer must:

                               o complete, sign and date the accompanying letter of transmittal, or a facsimile thereof; or

                               o arrange for The Depository Trust Company to transmit certain required information to the exchange agent in connection with a book-entry transfer.


                               You must mail or otherwise deliver such
                               documentation and your outstanding notes to The Bank of New York, as exchange agent, at the address set forth under "The Exchange Offer--Exchange Agent." The Depository Trust Company participants may electronically transmit their acceptance of the exchange offer by causing The Depository Trust Company to transfer outstanding notes in accordance with The Depository Trust Company's Automated Tender Offer Program procedures. All tenders must be made on or prior to the expiration date. See "The Exchange Offer--Procedures for Tendering." By tendering your outstanding notes in this manner, you will be representing, among other things, that:


                               o  you are acquiring the registered notes
                                  pursuant to the exchange offer in the
                                  ordinary course of your business;

                               o you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the registered notes issued to you in the exchange offer; and

                               o  you are not an affiliate of Tritel PCS.

Untendered Outstanding
 Notes.......................  If you are eligible to participate in the exchange offer and you do not tender your outstanding notes, you will not have any further registration or exchange rights and your outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such outstanding notes could be adversely affected.


Special Procedures for
  Beneficial Owners..........  If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact such registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal for the exchange offer and delivering your outstanding notes, either arrange to have your outstanding notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.


Guaranteed Delivery
 Procedures..................  If you wish to tender your outstanding notes and time will not permit your required documents to reach the exchange agent by the expiration date of the exchange offer, or you cannot complete the procedure for book-entry transfer on time or you cannot deliver certificates for your outstanding notes on time, you may tender your outstanding notes pursuant to the procedures described in this prospectus under the heading "The Exchange Offer--Guaranteed Delivery Procedures."



Withdrawal Rights...........   You may withdraw the tender of your outstanding
                               notes at any time prior to 5:00 p.m., New York
                               City time, on         , 2000.



Certain U.S. Federal Tax
  Considerations............   The exchange of notes will not be a taxable
                               event for United States federal income tax purposes.


Use of Proceeds.............   We will not receive any proceeds from the
                               issuance of registered notes pursuant to the exchange offer. We will pay all our expenses incident to the exchange offer.


Exchange Agent..............   The Bank of New York is serving as the exchange
                               agent in connection with the exchange offer.


                   SUMMARY OF TERMS OF THE REGISTERED NOTES

     The form and terms of the registered notes are the same as the form and terms of the outstanding notes except that the registered notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act. In this regard, we use the term notes when describing provisions that govern or otherwise pertain to both the outstanding notes and the registered notes. The registered notes will evidence the same debt as the outstanding notes, and the same indenture will govern both the registered notes and the outstanding notes.



Issuer......................   Tritel PCS, Inc.


Notes Offered...............   $372,000,000 aggregate principal amount at
                               maturity of 12 3/4% Senior Subordinated Discount
                               Notes due 2009.


Maturity Date...............   May 15, 2009.


Yield and Interest..........   12 3/4% per annum, compounded on a semi-annual
                               basis, calculated from May 11, 1999. Cash interest will not accrue prior to May 15, 2004.
                               Thereafter, cash interest on the notes will accrue at the rate of 12 3/4% per year and will be payable semi-annually on May 15 and November
                               15 of each year, commencing November 15, 2004.


Original Issue Discount.....   The notes were issued at a substantial discount
                               from their principal amount at maturity.
                               Consequently, you will generally be required to include amounts in your gross income for federal income tax purposes before your receipt of the cash payments attributable to that income. See
                               "Certain Federal Income Tax Considerations--
                               Original Issue Discount."


Optional Redemption.........   We can redeem the notes, in whole or in part,
                               on or after May 15, 2004, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest. In addition, before May 15, 2002, we can redeem up to 35% of the aggregate principal amount at maturity of the notes, with the proceeds of one or more equity offerings, at 112.75% of their accreted value on the redemption date, if at least 65% of the aggregate principal amount at maturity of the notes remains outstanding.


Parent and
 Subsidiary Guarantees.......  Our parent company, Tritel, Inc., and two of our subsidiaries will guarantee the notes on a senior subordinated basis. All of our future subsidiaries, other than subsidiaries solely engaged in the business of holding PCS licenses, or holding the stock of these subsidiaries, will also be required to guarantee the notes. If we fail to make payments on the notes, the guarantors must make them instead. Our license subsidiaries will not guarantee the notes.

                               Our parent company and each of our subsidiaries have guaranteed our obligations under our bank facility on a senior basis. We, our parent company and all of our subsidiaries have pledged substantially all of our assets, except our PCS licenses, to secure our obligations under our bank facility.

Change of Control...........   Upon the occurrence of certain change of
                               control events, you may require us to repurchase all or a portion of your notes at 101% of the principal amount thereof, plus accrued and unpaid interest.


Ranking.....................   The notes:

                               o  are unsecured obligations of Tritel PCS;

                               o are senior in right of payment to existing and future obligations expressly subordinated in right of payment to the notes; and

                               o  rank junior to all existing and future
                                  senior debt.

                               The guarantees:

                               o  are unsecured obligations of the guarantors;

                               o  rank junior to all existing and future
                                  senior debt of the guarantors; and

                               Because our license subsidiaries will not guarantee the notes, the notes will be structurally subordinated to all liabilities of these subsidiaries, including trade payables.

                               As of September 30, 1999, you would have been effectively subordinated to $86.1 million of total liabilities of our subsidiaries.


Basic Indenture Covenants...   The indenture governing the notes contains
                               covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

                               o  incur additional indebtedness;

                               o pay dividends, repurchase our capital stock, make investments or make other restricted payments;

                               o  sell or exchange assets;

                               o  engage in transactions with affiliates;

                               o issue or sell capital stock of restricted subsidiaries;

                               o in the case of our restricted subsidiaries, guarantee indebtedness;

                               o create liens securing indebtedness that is pari passu with or subordinated to the notes or the subsidiary guarantees;

                               o in the case of our restricted subsidiaries, agree to certain payment restrictions; or

                               o  engage in certain sale and leaseback
                                  transactions or merge, consolidate or
                                  transfer all or substantially all our assets and the assets of our subsidiaries on a consolidated basis.

                               These covenants are subject to important exceptions and qualifications. See "Description of the Notes--Certain Covenants."

                                 RISK FACTORS

     Before tendering original notes, you should carefully read and think about all of the information contained in this prospectus, especially the following risk factors:



WE ARE A DEVELOPMENT STAGE COMPANY; WE HAVE NOT YET BEGUN COMMERCIAL PCS OPERATIONS IN MANY OF OUR MARKETS AND WE MAY NOT BE PROFITABLE AFTER WE DO

     We are at an early stage of development and have no meaningful historical financial information for you to evaluate. We have incurred and will continue to incur significant expenses before generating significant revenues, and we expect to have significant operating losses in our initial stages of operations.

     We expect to grow rapidly while we develop and construct our PCS network and build our customer base. We expect this growth to strain our financial resources and result in operating losses and negative cash flows until at earliest the end of 2001. We have not begun commercial PCS operations in many of our markets, and, therefore, have no significant revenues to fund expenditures. We have made cumulative cash expenditures through September 30, 1999 of $165.2 million, consisting of primarily capital expenditures for the network buildout.


     We cannot be certain of the timing and extent of revenue receipts and expense disbursements. Also, we cannot be certain that we will achieve or sustain profitability or positive cash flow from operating activities in the future. If we do not achieve profitability or positive cash flow in a timely manner and then sustain it, we may not be able to meet our working capital or debt service requirements, including our obligations in respect of the notes.

     Our future operating results over both the short and long term are uncertain because of several factors, some of which are outside of our control. These factors include:

     o  the significant cost of building our PCS network,

     o the cost and availability of PCS infrastructure and subscriber equipment, including tri-mode handsets,

     o  possible delays in introducing our services,

     o  fluctuating market demand and prices for our services,

     o  pricing strategies for competitive services,

     o  new offerings of competitive services,

     o  changes in federal, state and local legislation and regulations,

     o the potential allocation by the FCC of additional PCS licenses or other wireless licenses in our markets,

     o  technological changes, and

     o  general economic conditions.

     In addition, we expect to realize substantial, non-cash compensation expense related to our issuance of 12,362,272 shares of Class A and Class C Common Stock to members of our management, primarily in connection with the formation of our joint venture with AT&T Wireless. Assuming the closing price of Tritel, Inc.'s Class A Common Stock on December 31, 1999, is $18.00 per share (the initial public offering price), we will record non-cash compensation expense of approximately $108.9 million in December 1999 relating to the earned portion of the stock issued to management. Assuming our Class A Common Stock continues to have a fair value of $18.00 per share, we would record additional non-cash compensation expense related to these shares for the period from 2000 through 2006 of approximately $82.7 million. Non-cash compensation expense related to these shares will be a variable, quarterly expense depending on the fair value of those shares. If the fair value of Tritel, Inc.'s Class A common stock increases, these non-cash compensation charges will increase. These increases could be substantial. See "Management's Discussion and Analysis--Operating Expenses--Stock Based Compensation."

OUR HIGHLY LEVERAGED CAPITAL STRUCTURE LIMITS OUR ABILITY TO OBTAIN ADDITIONAL FINANCING AND COULD ADVERSELY AFFECT OUR BUSINESS IN SEVERAL OTHER WAYS


     It will take substantial funds to complete the buildout of our PCS network and to market and distribute our PCS products and services. We estimate that our capital requirements, which include capital expenditures, the cost of acquiring licenses, working capital, debt service requirements and anticipated operating losses, will total approximately $1.30 billion for the period from our inception through the end of 2001.

     We are highly leveraged. As of September 30, 1999, we had $551.8 million of total indebtedness outstanding, including debt owed to the FCC, $300.0 million outstanding under our bank facility and $210.1 million of the original notes at their accreted value. This indebtedness represented approximately 66.9% of our total capitalization at that date. At that date, we also had $97.3 million of Series A 10% redeemable convertible preferred stock outstanding including accrued dividends, which has not been included in stockholders' equity in our financial statements.


     Our large amount of indebtedness could significantly impact our business for the following reasons:


     o It limits our ability to obtain additional financing, if needed, to complete our network buildout, to cover our cash flow deficit or for working capital, other capital expenditures, debt service requirements or other purposes.


     o Even though the notes will not pay cash interest for five years, we will need to dedicate a substantial portion of our operating cash flow to fund interest expense on our bank facility and other indebtedness, thereby reducing funds available for our network buildout, operations or other purposes.

     o We are vulnerable to interest rate fluctuations because a significant portion of our debt is at variable interest rates.

     o It limits our ability to compete with competitors who are not as highly leveraged.

     o It limits our ability to react to changing market conditions, changes in our industry and economic downturns.

     Our ability to pay interest on the notes beginning in 2004 and to satisfy our other debt obligations will depend upon our future operating performance. Prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make these payments. If, in the future, we cannot generate sufficient cash flow from operations to make scheduled payments on the notes or to meet our other obligations, we will need to refinance our indebtedness, obtain additional financing or sell assets. We cannot be certain that our business will generate cash flow, or that we will be able to obtain funding sufficient to satisfy our debt service requirements.

OUR DEBT INSTRUMENTS CONTAIN RESTRICTIVE COVENANTS THAT MAY LIMIT OUR OPERATING FLEXIBILITY

     The documents governing our indebtedness, including our bank facility and senior subordinated note indenture, contain significant covenants that limit our ability to engage in various transactions. The limitations imposed by the documents governing our outstanding indebtedness are substantial, and if we fail to comply with them, our debts could become immediately payable at a time when we are unable to pay them.

ADDITIONAL FUNDING MAY BE REQUIRED BUT UNAVAILABLE TO US, AND THAT COULD CAUSE US TO FAIL TO MEET OUR BUILDOUT PLANS OR SERVICE OUR DEBT

     Additional required financing may be unavailable to us or it may not be available on terms acceptable to us and consistent with any limitation under our outstanding indebtedness or FCC regulations. If we are unable to obtain such financing it could result in the delay or reduction of our development and construction plans and could result in our failure to meet certain FCC buildout requirements and our debt service obligations.

     Our actual capital needs may be greater than we currently anticipate. Moreover, we may not generate enough cash flow to fund our operations in the absence of other funding sources. We may require additional funding if certain developments occur, including if:

     o the costs of the buildout of our PCS network are greater than anticipated,

     o  the acquisition costs of subscribers are higher than expected,

     o  other operating costs exceed management's estimates,

     o we take advantage of license or market acquisition opportunities, including those that may arise through future FCC auctions,

     o  the level of our revenues from subscribers is lower than anticipated, or

     o the number of subscribers is greater than anticipated, leading to greater than anticipated handset costs and other subscriber acquisition and operating costs.

     In addition, we would require substantial additional funding if AT&T Wireless does not exercise its option to purchase PCS licenses covering approximately 2.0 million Pops in Florida and southern Georgia and we then determine that we will build out these markets ourselves.

     We have no significant revenues at this point. Sources of future financing may include equipment vendors, bank financing and the public or private debt and equity markets.

BECAUSE OUR RELATIONSHIP WITH AT&T WIRELESS MAY BE TERMINATED IN CERTAIN CIRCUMSTANCES, WE MAY LOSE, AMONG OTHER THINGS, THE RIGHT TO USE THE AT&T BRAND NAME

     Our business strategy depends on our relationship with AT&T Wireless. We are depending on co-branding, roaming and service relationships with them under our joint venture agreements with them. These relationships are central to our business plan. If any of these relationships were terminated, our business strategy could be significantly affected, and, as a result, our operations and future prospects could be adversely affected.

     The AT&T Wireless agreements create an organizational and operational structure that defines the relationships between AT&T Wireless and us. Because of our dependence on these relationships, it is important for you to understand that there are circumstances in which AT&T Wireless can terminate our right to use their brand name, as well as other important rights under the joint venture agreements, if we violate the terms of the joint venture agreements or if certain other events occur.


     AT&T can terminate our license to use the AT&T brand name, designation as a Member of the AT&T Wireless Network, or use of other AT&T service marks if we fail to meet AT&T's quality standards, violate the terms of the license or otherwise breach one of the AT&T Wireless agreements. AT&T Wireless has also retained the right to terminate its relationship with us in the event of a "Disqualifying Transaction," as defined in the section headed "Joint Venture Agreements With AT&T Wireless," which is in essence, a major financial transaction involving AT&T Corp. and another entity that owns FCC mobile wireless licenses covering at least 25% of our Pops. The exercise by AT&T Wireless of any of these rights, or other rights described in the AT&T Wireless agreements, could significantly and materially affect our operations, future prospects and results of operations. This is because our business strategy largely involves leveraging the benefits of our AT&T Wireless affiliation and our membership in the AT&T Wireless Network.


IF AT&T WIRELESS IS NOT SUCCESSFUL AS A PROVIDER OF WIRELESS COMMUNICATIONS, OUR BUSINESS AND RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED

     Our results of operations are highly dependent on our relationship with AT&T Wireless and the success of its wireless communications strategy. AT&T Wireless is subject, to varying degrees, to the economic, administrative, logistical and other risks set forth in this prospectus. Because we market our products under the AT&T brand name, our results of operations could be adversely affected if AT&T Wireless' reputation as a wireless communications provider declines.

THE INTERESTS OF AT&T WIRELESS MAY CONFLICT WITH THOSE OF TRITEL PCS AND THE HOLDERS OF NOTES

     Our interests and those of AT&T Wireless may conflict, and there can be no assurance that any conflict will be resolved in our favor. Under a stockholders' agreement, AT&T Wireless has the right to nominate two of the thirteen directors on Tritel's Board and approve the selection of three other director nominees. AT&T Wireless owes no duty to us except to the extent expressly set forth in the joint venture agreements. Officers and directors generally do not have fiduciary duties to holders of debt securities such as the notes.

AT&T WIRELESS MAY COMPETE WITH US BY OBTAINING SUBSCRIBERS WHO OTHERWISE MIGHT USE OUR SERVICES THAT ARE CO-BRANDED WITH AT&T

     Under the terms of our stockholders' agreement, we are required to enter into a resale agreement at AT&T Wireless' request. The resale agreement will allow AT&T Wireless to sell access to, and usage of, our services in our licensed area on a nonexclusive basis and using the AT&T brand. AT&T Wireless may be able to develop its own customer base in our licensed area during the term of the resale agreement. In addition, if AT&T Wireless engages in specified business combinations, the exercise of its termination rights under the stockholders' agreement could result in increased competition detrimental to our business. We cannot assure you that AT&T Wireless will not enter into such a business combination, and the termination of the non-compete and exclusivity provisions of the stockholders' agreement could have a material adverse effect on our operations.

WE FACE INTENSE COMPETITION FROM OTHER PCS AND CELLULAR PROVIDERS AND FROM OTHER TECHNOLOGIES

     The viability of our PCS business will depend upon, among other things, our ability to compete, especially on price, reliability, quality of service and availability of voice and data features. In addition, our ability to maintain the pricing of our services may be limited by competition, including the entry of new service providers in our markets.

     There are two established cellular providers in each of our markets. These providers have significant infrastructure in place, often at low historical cost, have been operational for many years, have substantial existing subscriber bases and have substantially greater capital resources than we do. In addition, in most of our markets, there are at least three PCS providers currently offering commercial service or likely to begin offering service before we will. We will also face competition from paging, dispatch and conventional mobile radio operations, specialized mobile radio, called SMR and enhanced specialized mobile radio, called ESMR, including those ESMR networks operated by Nextel Communications and its affiliates in our markets. We will also be competing with resellers of wireless services. We expect competition in the wireless telecommunications industry to be dynamic and intense as a result of the entrance of new competition and the development and deployment of new technologies, products and services.

     In the future, cellular and PCS providers will also compete more directly with traditional landline telephone service operators, and may compete with services offered by energy utilities and cable and wireless cable operators seeking to offer communications services by leveraging their existing infrastructure. Additionally, continuing technological advances in telecommunications, the availability of more spectrum and FCC policies that encourage the development of new spectrum-based technologies make it impossible to accurately predict the extent of future competition.

BECAUSE WE DEPEND ON EQUIPMENT AND SERVICE VENDORS TO BUILD OUT OUR PCS NETWORK, WE CANNOT BE CERTAIN THAT OUR PCS NETWORK WILL BE BUILT OUT IN A TIMELY AND COST-EFFECTIVE MANNER

     Our future financial condition depends on our ability to build out rapidly and then operate a commercial PCS network in our markets. To do so effectively will require the timely delivery of infrastructure equipment for use in our cell sites and switching offices, as well as handsets. There is considerable demand for PCS infrastructure equipment that may result in substantial backlogs of orders and long lead times for delivery of certain types of equipment. If any of our equipment vendors fail to perform on schedule, we may not be able to build out the remainder of our markets or provide PCS service in the remainder of our markets in a timely and cost-effective manner.

     Although we have entered into an exclusive equipment supply agreement with Ericsson for the purchase of at least $300.0 million of certain equipment and services related to the buildout of our PCS system over a five-year period, we cannot be certain that we will receive this equipment in the quantities that are needed to complete the buildout in our markets. If we do not receive this equipment on time, then we will be unable to begin the remainder of our PCS operations on schedule. Because of our exclusive arrangements with Ericsson, our ability to adhere to our buildout schedule will depend significantly on the ability of Ericsson to deliver its equipment in a timely fashion. We cannot be certain that Ericsson or any other vendor will be able to provide us with the equipment to build out the remainder of our markets in a timely and cost-effective manner. The termination of the Ericsson agreement or the failure of any of the vendors to perform under any supply agreement would adversely affect our ability to begin operations as planned.


     In addition to equipment vendors, we depend on our service vendors for radiofrequency engineering services, site acquisition services and build-to-suit site construction services. If any of these service vendors fail to perform on schedule, we may not be able to begin our PCS operations on schedule in certain markets.


     We anticipate that our subscribers will access wireless services in our markets and throughout the AT&T Wireless Network by using tri-mode handsets. A limited number of companies worldwide, including Ericsson, Motorola and Nokia Corporation, currently manufacture and supply IS-136 TDMA tri-mode handsets in commercial quantities. If our vendors fail to supply these handsets when expected, we will be required to delay our launch of service in one or more markets or offer our customers handsets without tri-mode capabilities. Without tri-mode handsets, our customers will not be able to roam on both analog cellular and digital cellular systems. While we believe we will be able to purchase tri-mode handsets in sufficient quantity to launch our service as planned, we may be unable to obtain these handsets from our vendors in the quantities or at the prices we expect. In that event, our service, our business and our operating results could be adversely affected.


IF WE FAIL TO BUILD OUT THE REMAINDER OF OUR PCS NETWORK ACCORDING TO OUR CURRENT PLAN AND SCHEDULE, OUR GROWTH MAY BE LIMITED, OUR MARKET ENTRY MAY BE DELAYED, AND OUR BUILDOUT COSTS MAY INCREASE


     If we are unable to implement our construction plan, we may also be unable to provide, or may be delayed in providing, PCS service in certain of our markets. To complete construction of our PCS network, we must first complete the design of the network, acquire, purchase and install equipment, test the network and relocate or otherwise accommodate microwave users currently using the spectrum. Construction of our PCS network will also depend, to a significant degree, on our ability to lease or acquire sites for the location of our transmission equipment.


     In areas where we are unable to co-locate our transmission equipment on existing facilities, we will need to negotiate lease or acquisition agreements, which may involve competitors as counterparties. In many cases, we will be required to obtain zoning variances and other governmental approvals or permits. In addition, because of concern over radiofrequency emissions and tower appearance, some local governments have instituted moratoria on further construction of antenna sites until the respective health, safety and historic preservation aspects of this matter are studied further. Accordingly, we may be unable to construct our PCS network in any particular market in accordance with our current construction plan and schedule. As a result, our growth may be limited, our market entry may be delayed and the costs of building out new markets may increase. Any one of these factors would be likely to adversely affect our future operating performance in those markets.



OUR INABILITY TO EFFECTIVELY MANAGE OUR PLANNED RAPID GROWTH COULD ADVERSELY AFFECT OUR OPERATIONS


     We have experienced rapid growth and development in a relatively short period of time and expect to continue to experience rapid growth in the future. The management of this growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, ability to attract and retain qualified management personnel and the training of new personnel. We intend to hire additional personnel in order to manage our expected growth and expansion. Failure to successfully manage our expected rapid growth and development and difficulties in managing the buildout of our network could have a material adverse effect on our business and operating results.



THE TECHNOLOGY CHOSEN BY US MAY BECOME OBSOLETE, WHICH WOULD ADVERSELY AFFECT OUR ABILITY TO BE COMPETITIVE AND MAY RESULT IN INCREASED COSTS TO ADOPT A NEW TECHNOLOGY


     The wireless telecommunications industry is experiencing significant technological changes, as evidenced by the increasing pace of digital installations in existing analog cellular systems, evolving industry standards, ongoing improvements in the capacity and quality of digital technology, shorter development cycles for new products and enhancements, and changes in consumer requirements and preferences. Given the emerging nature of the PCS industry, alternative technological and service advancements could materialize in the future and prove viable, which could render the IS-136 TDMA technology employed by us obsolete and, as a result, could have a material adverse effect on our business and operating results. To remain competitive, we must develop or gain access to new technologies in order to increase product performance and functionality and to increase cost-effectiveness.


OUR DIGITAL PCS TECHNOLOGY MAY NOT GAIN CUSTOMER ACCEPTANCE, WHICH WOULD ADVERSELY AFFECT OUR ABILITY TO BE COMPETITIVE AND MAY RESULT IN INCREASED COSTS TO ADOPT A NEW TECHNOLOGY


     If subsequent to our deployment of IS-136 TDMA, consumers perceive that another technology has marketplace advantages over IS-136 TDMA, we could experience a competitive disadvantage or be forced to implement that technology at substantially increased cost.



     Three standards are being used by PCS providers in the United States:
IS-136 TDMA, CDMA and GSM. Although all three standards are digital transmission technologies and thus share certain basic characteristics which differentiate them from analog transmission technology, they are not compatible or interchangeable with each other.



     To roam in other markets where no PCS licensee utilizes the IS-136 TDMA standard, our subscribers must utilize tri-mode handsets to use an analog or digital cellular system in such markets. Generally, tri-mode handsets are more expensive than single- or dual-mode handsets. The higher cost of these handsets may impede our ability to attract subscribers or achieve positive cash flow as planned.


     It is anticipated that CDMA-based PCS providers will own licenses covering virtually all of the United States population. Other PCS providers have deployed GSM technology in many of our markets. GSM is the prevalent standard in Europe.


     It is possible that a digital transmission technology other than IS-136 TDMA may gain acceptance in the United States sufficient to affect adversely the resources currently devoted by vendors to improving IS-136 digital cellular technology. Any differences that may from time to time exist between the technology deployed by the other wireless telecommunications service providers, such as CDMA, GSM or other transmission technology standards that may be developed in the future, may affect customer acceptance of the services we offer.


THIRD-PARTY FRAUD WILL LIKELY CAUSE US TO INCUR INCREASED OPERATING COSTS


     As do most companies in the wireless industry, we will likely incur costs associated with the unauthorized use of our network, including administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud. Fraud impacts interconnection costs, capacity costs, administrative costs, fraud prevention costs and payments to other carriers for unbillable fraudulent roaming.

CONCERNS THAT THE USE OF WIRELESS HANDSETS MAY POSE HEALTH AND SAFETY RISKS MAY DISCOURAGE THE USE OF OUR PCS HANDSETS

     Media reports have suggested that, and studies are currently being undertaken to determine whether, radiofrequency emissions from cellular and PCS wireless handsets may be linked with health risks, including cancer, and interference with various electronic medical devices, including hearing aids and pacemakers.


     Concerns over radiofrequency emissions may discourage the use of wireless communications devices, such as PCS handsets, which could adversely affect our business. In addition, the FCC requires that certain transmitters, facilities, operations, and mobile and portable transmitting devices used in PCS handsets meet specific radiofrequency emission standards. Compliance with any new restrictions could materially increase our costs. Concerns about radiofrequency emissions may affect our ability to obtain licenses from government entities necessary to construct microwave sites in certain locations.

     Separately, governmental authorities may create new regulations concerning hand-held phones, and our handsets may not comply with rules adopted in the future. Noncompliance would decrease demand for our services. In addition, some state and local legislatures have passed or are considering restrictions on wireless phone use for drivers. The passage or proliferation of this or future legislation could decrease demand for our services.

     We cannot predict the effect of any governmental action concerning the usage of mobile phones. In addition, measures aimed at wireless services companies as opposed to users may be proposed or passed on the state or federal level in the future. Governmental actions could materially adversely affect us by requiring us to modify our operations or business plans in response to such restrictions.



OUR FCC LICENSES MAY BE REVOKED UNDER CERTAIN CIRCUMSTANCES, AND THE LOSS OF ANY FCC LICENSES COULD ADVERSELY AFFECT OUR BUSINESS AND OUR ABILITY TO PROVIDE PCS SERVICE IN CERTAIN MARKETS

     Our principal assets are PCS licenses issued by the FCC. The FCC has imposed certain requirements on its licensees, including PCS operators. For example, PCS licenses may be revoked by the FCC at any time for cause, including failure to comply with the terms of the licenses, a violation of FCC regulations, failure to continue to qualify for the licenses, malfeasance or other misconduct. The loss of any license, or an action that threatens the loss of any license, would have a material adverse effect on our business and our operating results. We have no reason, however, to believe that any of our licenses will be revoked or will not be renewed.


     C- and F-Block License Requirements. The FCC imposed certain additional restrictions on its C- and F-Block licenses. Participants in the C- and F-Block auctions, including our predeccessors, Airwave Communications and Digital PCS, which contributed our C- and F-Block licenses to us, were required to qualify as an entrepreneur, as defined by the FCC. In addition, because Airwave Communications and Digital PCS qualified as small businesses, as defined by the FCC at the time of the C-Block auction and very small businesses, as defined by the FCC at the time of the F-Block auction, they received substantial bidding credits and became entitled to pay a large portion of the net purchase price for their licenses over a ten-year period at special interest rates and terms, including making payments of interest only for a period of time.

     With respect to the C- and F-Block licenses, we believe that Airwave Communications and Digital PCS satisfied the FCC's eligibility requirements for those licenses. We intend to maintain diligently our qualification for those licenses. If we do not comply with FCC rules, the FCC could fine us, revoke our PCS licenses, accelerate our installment payment obligations, cause us to lose bidding credits retroactively, or require a restructuring of our equity. Any of these events could adversely affect our business and financing.


     Network Buildout Requirements. All PCS licenses, including those contributed to us by AT&T Wireless, Airwave Communications and Digital PCS, are subject to the FCC's buildout requirements.

We have developed a buildout plan that we believe meets all FCC requirements. However, we may be unable to meet our buildout schedule. If there are delays in implementing our network buildout, the FCC could reassess our authorized service area or, in extreme cases, it may revoke our licenses or impose fines.


     Foreign Ownership Limitations. The current restrictions on foreign ownership could adversely affect our ability to attract additional equity financing from entities that are, or are owned by, foreign interests. We believe that we do not have foreign ownership in excess of applicable limits. However, if our foreign ownership were to exceed the then-applicable limits in the future, the FCC could revoke our PCS licenses or order an ownership restructuring.


BECAUSE WE FACE BROAD AND EVOLVING GOVERNMENT REGULATION, WE MAY HAVE TO MODIFY OUR BUSINESS PLANS OR OPERATIONS IN THE FUTURE, AND WE MAY INCUR INCREASED COSTS TO COMPLY WITH NEW REGULATIONS


     The licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems are regulated to varying degrees by the FCC, Congress and state and local regulatory agencies. This regulation is continually evolving. There are a number of issues as to which regulation has been or in the future may be introduced, including those regarding interference between different types of wireless telecommunications systems and the effect of wireless telecommunications equipment on medical equipment and devices. As new regulations are promulgated on these or other subjects, we may be required to modify our business plans or operations to comply with them. It is possible that the FCC, Congress or any state or local regulatory agency having jurisdiction over our business will adopt or change regulations or take other actions that could adversely affect our business and our operating results.


     The Telecommunications Act of 1996 mandated significant changes in existing regulation of the telecommunications industry to promote competitive development of new service offerings, to expand public availability of telecommunications services and to streamline regulation of the industry. Nevertheless, the implementation of these mandates by the FCC and state authorities will involve numerous changes in established rules and policies that could adversely affect our business.

     The government financing for C- and F-Block licenses is evidenced by an FCC installment payment plan note and a security agreement for each license we acquired in the C- and F-Block auctions. Terms and conditions of the FCC notes have not yet been definitively interpreted, including, among other things, matters involving collateral and the assignability of PCS licenses.


IF WE FAIL TO SATISFY FCC CONTROL GROUP REQUIREMENTS, WE MAY LOSE OUR C- AND F-BLOCK LICENSES, WHICH COULD ADVERSELY AFFECT OUR BUSINESS AND OUR ABILITY TO PROVIDE PCS SERVICE IN CERTAIN MARKETS

     To retain the C- and F-Block licenses and the favorable government financing granted to us, we must maintain our designated entity status as an entrepreneur and small business or very small business. To maintain all of the benefits of our designated entity status, our control group and qualifying investors must retain certain minimum stock ownership and control of our voting stock, as well as legal and actual control of us for five years from the date of grant of our C- and F-Block PCS licenses, subject to possible unjust enrichment obligations for ten years. The FCC has indicated that it will not rely solely on legal control in determining whether the control group and its qualifying investors are truly in control of an entity. Even if the control group and the qualifying investors hold the requisite percentages of equity and voting control, the FCC may still inquire to determine whether actual control exists.


OUR SUBSIDIARIES' GUARANTEES OF THE NOTES MAY BE VOID UNDER CERTAIN CIRCUMSTANCES, AND IF THEY ARE, OUR HOLDING COMPANY STRUCTURE LIMITS THE EXTENT TO WHICH WE CAN USE THE ASSETS OF OUR SUBSIDIARIES TO SATISFY OUR OBLIGATIONS UNDER THE NOTES

     We are a holding company with no direct operations and no significant assets other than the stock of our subsidiaries. We will depend on funds from our subsidiaries to meet our obligations, including cash interest payments on the notes beginning in 2004. If a court voids the subsidiary guarantees, your right as a holder of notes to participate in any distribution of the assets of any of our subsidiaries upon the liquidation, reorganization or insolvency of a subsidiary will be subject to the prior claims of that subsidiary's creditors.

     Our operating subsidiary, Tritel Communications, Inc., and our finance subsidiary, Tritel Finance, Inc., will guarantee our obligations under the notes and all of our future subsidiaries, other than subsidiaries whose primary business is to hold PCS licenses and subsidiaries owning those subsidiaries, may be required to guarantee the notes. You may need to be able to enforce the subsidiary guarantees to recover your investment in the notes.

     The issuance of a subsidiary guarantee may be subject to review under federal or state fraudulent conveyance laws in the event of the bankruptcy or other financial difficulty of the subsidiary guarantor. Although laws differ among various jurisdictions, in general under fraudulent conveyance laws, a court could subordinate or avoid a guarantee if it found that:

     o the debt under the subsidiary guarantee was incurred with actual intent to hinder, delay or defraud creditors, or

     o the subsidiary guarantor did not receive fair consideration or reasonably equivalent value for its subsidiary guarantee and the subsidiary guarantor:

        o was insolvent or rendered insolvent because of its subsidiary guarantee,

        o was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, or

        o intended to incur, or believed that it would incur, debts beyond its ability to pay upon maturity.

     A court is likely to find that a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for its subsidiary guarantee to the extent that its liability under the subsidiary guarantee is greater than the direct benefit it received from the issuance of the notes. By its terms, each subsidiary guarantee will limit the liability of the subsidiary guarantor to the maximum amount that it could pay without the subsidiary guarantee being deemed a fraudulent transfer. A court may not give effect to this limitation on liability. In this event, a court may find that the issuance of the subsidiary guarantee rendered the subsidiary guarantor insolvent. If a court voided the guarantee or held it unenforceable, holders of notes would cease to have a claim against that subsidiary guarantor and would be solely creditors of our company and any remaining guarantors. If a court were to give effect to this limitation on liability, the amount that the subsidiary guarantor, whose liability was so limited, would be found to have guaranteed might be so low that there would not be sufficient funds to pay the notes in full.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES AND GUARANTEES IS JUNIOR TO PAYMENTS ON SENIOR INDEBTEDNESS AND TO OUR SECURED OBLIGATIONS

     The notes will be subordinated to all our present and future senior debt and the parent and subsidiary guarantees will be subordinated to all present and future senior debt of the guarantors. The notes will not be secured by any of our assets. Our obligations under our bank facility are guaranteed by our parent and all of our subsidiaries and are secured by substantially all of our assets and the assets of our parent and our subsidiaries other than our PCS licenses. Certain of our PCS licenses are subject to liens securing our debt to the FCC.

     If we were to become insolvent or were to be liquidated, or if the banks were to accelerate our payments under our bank facility, our assets would be available to pay obligations on the notes only after all payments had been made on our secured and other senior debt. Similarly, if any guarantor were to become insolvent or were to be liquidated, its assets would be available to pay obligations on the notes only after all payments had been made on its secured and senior debt. In any such event, we cannot assure you that sufficient assets would remain to make any payments on the notes.

     Not all of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of these subsidiaries, the assets of these non-guarantor subsidiaries will be available to pay obligations on the notes only after all outstanding liabilities, including trade payables, of these subsidiaries have been paid in full. As of September 30, 1999, the total liabilities of these subsidiaries would have been approximately $86.1 million.


BECAUSE A SIGNIFICANT PORTION OF OUR ASSETS ARE INTANGIBLE THEY MAY HAVE LITTLE VALUE UPON A LIQUIDATION

     Our assets consist primarily of intangible assets, principally FCC licenses, the value of which will depend significantly upon the success of our PCS network business and the growth of the PCS and wireless communications industries in general. If we default on our indebtedness or upon our liquidation, the value of these assets may not be sufficient to satisfy our obligations. We had a net tangible book value deficit of $334.6 million attributable to Tritel's common stock as of September 30, 1999.


OUR USE OF THE SUNCOM BRAND NAME FOR MARKETING MAY LINK OUR REPUTATION WITH THOSE OF THE OTHER SUNCOM COMPANIES AND MAY EXPOSE US TO LIGITATION


     We use the SunCom brand name to market our products and services in conjunction with two other members of the AT&T Wireless Network, TeleCorp PCS and Triton PCS, in order to broaden our marketing exposure and share the costs of advertising. It is possible that our reputation for quality products and services under the SunCom brand name will be associated with the reputation of TeleCorp PCS and Triton PCS, and any unfavorable consumer reaction to our wireless partners using the SunCom brand name could adversely affect our own reputation.

     The State of Florida has contacted AT&T Wireless concerning Florida's alleged rights in the trademark SunCom. Florida uses the trademark SunCom for a communications network used solely by state agencies in Florida and certain not-for-profit entities that conduct a threshold level of business with the state. If we are not successful in reaching an amicable resolution with Florida regarding the SunCom trademark, we may need to litigate to determine the scope of the rights of the state with respect to the SunCom trademark. The outcome of any litigation is uncertain, and we may not have a continuing right to use the SunCom brand name in the areas in which Florida has done business under the SunCom trademark.



YEAR 2000 ISSUES COULD CAUSE INTERRUPTION OR FAILURE OF OUR COMPUTER SYSTEMS

     We use a significant number of computer systems and software programs in our operations, including applications used in support of our PCS network equipment and various administrative functions. Although we believe that our computer systems and software applications contain source code that is able to interpret appropriately dates after December 31, 1999, our failure to make or obtain necessary modifications to our systems and software could result in systems interruptions or failures that could have a material adverse effect on our business.

     We do not anticipate that we will incur material expenses to make our systems Year 2000 compliant. However, unanticipated costs necessary to avoid potential systems interruptions could exceed our present expectations and consequently have a material adverse effect on our business. In addition, if our key equipment and service providers fail to make their respective computer systems and software programs Year 2000 compliant, then such failure could have a material adverse effect on our business. See "Management's Discussion and Analysis--Year 2000."


YOU MAY HAVE TO INCLUDE INTEREST IN YOUR TAXABLE INCOME BEFORE YOU RECEIVE CASH PAYMENTS

     The notes will be issued at a substantial discount from their principal amount at maturity. Consequently, you will generally be required to include amounts in your gross income for federal income tax purposes before you receive the cash payments attributable to that income. See "Certain Federal Income Tax Considerations."

     In the event of our bankruptcy, your claim may be limited to the issue price, as determined by the bankruptcy court, plus the accrued portion of the original issue discount at the date of the bankruptcy filing. To the extent that the federal bankruptcy laws differ from the Internal Revenue Code in determining the method of amortization of original issue discount, you may realize taxable gain or loss upon payment of your claim in bankruptcy.


WE ARE NOT OBLIGATED TO NOTIFY YOU OF UNTIMELY OR DEFECTIVE TENDERS OF OUTSTANDING NOTES, AND WE WILL NOT ISSUE REGISTERED NOTES TO YOU WITHOUT A TIMELY AND PROPER TENDER.


     We will issue registered notes pursuant to this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.


AN ACTIVE TRADING MARKET FOR THE NOTES MAY NOT DEVELOP, AND ILLIQUIDITY MAY HINDER YOUR ABILITY TO SELL THE NOTES.


     The outstanding notes were not registered under the Securities Act nor under the securities laws of any state and may not be resold unless they are subsequently registered or an exemption from the registration requirements of the Securities Act and applicable state securities laws is available. The registered notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:


     o  the liquidity of any such market that may develop;

     o  the ability of registered note holders to sell their notes; or

     o the price at which the registered note holders would be able to sell their notes.


     If such a market were to exist, the registered notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and the financial performance of Tritel PCS.


     The notes are designated for trading among qualified institutional buyers in The Portal Market. We understand that certain of the Initial Purchasers presently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the notes or that such trading market will be liquid.


     Notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the existing restrictions upon transfer, and, upon consummation of the exchange offer, certain registration rights with respect to the outstanding notes will terminate. In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the registered notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted outstanding notes could be adversely affected.

        INFORMATION REGARDING FORWARD-LOOKING STATEMENTS AND MARKET DATA

     This prospectus contains forward-looking statements, including statements regarding, among other items:


     o  future earnings and other operating results,

     o  the estimated cost and timing of our network buildout,

     o  competition and

     o  prospects and trends of the wireless industry.


     Other statements contained in this prospectus are forward-looking statements and are not based on historical fact, such as statements containing the words "believes," "may," "will," "estimates," "continue," "anticipates," "intends," "expects" and words of similar import.


     These forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in "Risk Factors," "Management's Discussion and Analysis," "Business" and elsewhere in this prospectus.


     Actual results may differ materially from those projected. We believe that our estimates are reasonable; but you should not unduly rely on these estimates, which are based on our current expectations. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statements. We make no representation, warranty (express or implied) or assurance as to the completeness or accuracy of these projections and, accordingly, neither express an opinion or any other form of assurance regarding them.



     We base forward-looking statements in this prospectus upon the following assumptions, among others, and they may be incorrect:


     o We will not incur any unanticipated costs in the construction of our network.

     o  We will be able to compete successfully in each of our markets.

     o Demand for our services will meet wireless communications industry projections.

     o Our network will satisfy the requirements described in our agreements with AT&T and support the services we expect to provide.

     o We will be successful in working with AT&T and the other SunCom companies, as well as with other providers of wireless communications services and roaming partners, to ensure effective marketing of our network and the services we intend to offer.

     o There will be no change in any governmental regulation or the administration of existing governmental regulations that requires a material change in the operation of our business.

     If one or more of these assumptions is incorrect, our actual business, operations and financial results may differ materially from the expectations, expressed or implied, in the forward-looking statements. Do not place undue reliance on any forward-looking statements.

     Market data used throughout this prospectus is based on our good faith estimates. Our estimates are based upon our review of internal surveys, independent industry publications and other publicly available information.

                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the Commission a registration statement on Form S-4 to register the new notes being offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about Tritel PCS and the registered notes offered in this prospectus, you should refer to the registration statement and its exhibits.


     Our Commission filings are available to the public over the internet at the Commission's web site at http://www.sec.gov/. You also may read and copy any document we file at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents also are available at the public reference rooms at the Commission's regional offices in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC0330 for further information on the public reference rooms.


     While any original notes remain outstanding, we will make available, upon request, to any holder and any prospective purchaser of original notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act. Written requests for such information should be directed to Tritel, Inc., 111 E. Capitol Street, Suite 500, Jackson, Mississippi 39201,
Attention: Corporate Secretary.


                                USE OF PROCEEDS


     Tritel PCS will not receive any cash proceeds from the issuance of the registered notes in exchange for the outstanding notes. In consideration for issuing the registered notes, Tritel PCS will receive outstanding notes in like original principal amount at maturity. Outstanding notes received in the exchange offer will be cancelled.



     The net proceeds to Tritel PCS from the offering of the original notes were approximately $191.0 million after deducting the discount payable to the Initial Purchasers and the estimated offering expenses. The net proceeds of that offering, together with the cash proceeds received by Tritel, Inc. from the initial sale of its equity and funds drawn under Tritel PCS's bank facility and the net proceeds from the initial public offering of Tritel's Class A Common Stock and the concurrent offering of Tritel, Inc.'s Class A and Class B Common Stock to certain of its existing stockholders, will be used to cover each of the following through the end of 2001, when Tritel PCS anticipates that it will have substantially completed the planned buildout of its network and will have achieved positive cash flow from operations:

     o approximately $649.6 million for Tritel PCS's capital expenditures, including the buildout of its PCS network,

     o approximately $141.8 million for cash interest and to cover financing fees and expenses,

     o approximately $192.9 million for acquisition of PCS licenses and intangible assets, and

     o approximately $314.4 million for working capital, including operating cash flow losses.

     We anticipate spending approximately $175 million in the fourth quarter of 1999 and a total of approximately $290 million in 2000 and 2001 on network construction, although actual amounts expended may vary significantly depending upon the progress of the construction and other factors.

     A portion of these proceeds may also be used for acquisitions. Although we have no agreements or commitments with respect to any such acquisition, from time to time we evaluate opportunities and enter into discussions regarding possible acquisitions of licenses and properties that will complement or extend our existing operations. We do not currently expect that we would acquire licenses in any new market unless we were able to extend the AT&T agreements to cover our operations in the market.

                                CAPITALIZATION



     The following table sets forth the consolidated capitalization of Tritel, Inc. as of September 30, 1999. The following table should be read in conjunction with "Management's Discussion and Analysis" and Tritel, Inc.'s consolidated financial statements and accompanying notes thereto included elsewhere in this prospectus.



                                                                                     SEPTEMBER 30, 1999
                                                                                    -------------------
                                                                                       (IN THOUSANDS)
Cash, cash equivalents ..........................................................        $ 485,684
                                                                                         =========
Long-term debt:
 Bank facility ..................................................................        $ 300,000
 FCC debt .......................................................................           41,666
 Senior Subordinated Discount Notes .............................................          210,093
                                                                                         ---------
    Total long-term debt ........................................................          551,759
                                                                                         ---------
Series A 10% redeemable convertible preferred stock .............................           97,301
                                                                                         ---------
Stockholders' equity:
 Preferred Stock, par value--$.01 per share; authorized 1,500,000 shares:
    Series B Preferred Stock, no shares issued and outstanding ..................               --
    Series C Preferred Stock, 184,233 shares issued and outstanding .............          174,658
    Series D Preferred Stock, 46,374 shares issued and outstanding ..............           46,374
 Common Stock, par value--$.01 per share; authorized 3,040,009 shares; 38,941
   shares issued and outstanding ................................................               --
 Additional paid in capital .....................................................            4,500
 Deficit accumulated during the development stage ...............................          (50,292)
                                                                                         ---------
   Total stockholders' equity ...................................................          175,240
                                                                                         =========
    Total capitalization ........................................................        $ 824,300
                                                                                         =========



     The above table does not reflect the initial public offering of the Class A and Class B Common Stock of Tritel, Inc.

                     SELECTED CONSOLIDATED FINANCIAL DATA


     The following selected financial data for the periods indicated have been derived from the Consolidated Financial Statements of Tritel, Inc. which statements, except for the nine-month periods ended September 30, 1998 and 1999, the related balance sheet data as of September 30, 1999 and the period from inception to September 30, 1999, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, whose report thereon, other than operations for the period from inception through December 31, 1995 and balance sheets at December 31, 1995 and 1996, appears elsewhere in this prospectus. The unaudited financial data referred to above includes, in the opinion of management, all necessary adjustments required for a fair presentation of the data. The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of results to be anticipated for the entire year. The selected financial data should be read in conjunction with "Management's Discussion and Analysis" and the Consolidated Financial Statements and notes thereto of Tritel, Inc. included elsewhere in this prospectus.



                                  PERIOD FROM
                                  INCEPTION TO
                                  DECEMBER 31,        YEARS ENDED DECEMBER 31,
                                 -------------- -------------------------------------
                                      1995          1996        1997         1998
                                 -------------- ----------- ----------- -------------
                                                (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
 Revenues ......................     $   --      $     --    $     --     $      --
                                     ------      --------    --------     ---------
 Operating expenses:
 Costs of services and
  equipment ....................         --            --          --            --
 Plant expenses ................         --             4         104         1,939
 General and administrative.....        121         1,481       3,123         4,947
 Other operating expenses ......         --             7          48           800
                                     ------      --------    --------     ---------
  Total operating expense ......        121         1,492       3,275         7,686
                                     ------      --------    --------     ---------
 Operating loss ................       (121)       (1,492)     (3,275)       (7,686)
 Interest income ...............          1            31         121            77
 Interest expense and
  financing cost ...............         --            --          --          (722)
                                     ------      --------    --------     ---------
  Loss before extraordinary
   item and income taxes .......       (120)       (1,461)     (3,154)       (8,331)
 Income tax benefit ............         --            --          --            --
                                     ------      --------    --------     ---------
  Loss before extraordinary
   item ........................       (120)       (1,461)     (3,154)       (8,331)
 Extraordinary item --
  Loss on return of
  spectrum .....................         --            --          --        (2,414)
                                     ------      --------    --------     ---------
  Net loss .....................     $ (120)     $ (1,461)   $ (3,154)    $ (10,745)
 Accrual of dividends on
  Series A redeemable
  preferred stock ..............         --            --          --            --
                                     ------      --------    --------     ---------
 Net loss available to
  common shareholders ..........     $ (120)     $ (1,461)   $ (3,154)    $ (10,745)
                                     ======      ========    ========     =========
 Basic and diluted net loss
  per common share(1) ..........
 Weighted average common
  shares outstanding(1) ........
 Pro forma basic and diluted
  net loss per common
  share(1) .....................
 Pro forma weighted average
  common shares
  outstanding(1) ...............



                                     CUMULATIVE                                    CUMULATIVE
                                       AMOUNTS             NINE MONTHS              AMOUNTS
                                  SINCE INCEPTION,            ENDED             SINCE INCEPTION,
                                   AT DECEMBER 31,        SEPTEMBER 30,         AT SEPTEMBER 30,
                                 ------------------ -------------------------- -----------------
                                        1998            1998         1999             1999
                                 ------------------ ----------- -------------- -----------------
                                                     (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
 Revenues ......................     $      --       $     --    $        179      $     179
                                     ---------       --------    ------------      ---------
 Operating expenses:
 Costs of services and
  equipment ....................            --             --             189            189
 Plant expenses ................         2,047            504           8,931         10,977
 General and administrative.....         9,672          3,208          17,414         27,085
 Other operating expenses ......           855            201          12,222         13,077
                                     ---------       --------    ------------      ---------
  Total operating expense ......        12,574          3,913          38,756         51,328
                                     ---------       --------    ------------      ---------
 Operating loss ................       (12,574)        (3,913)        (38,577)       (51,149)
 Interest income ...............           230             39          10,451         10,679
 Interest expense and
  financing cost ...............          (722)            --         (14,268)       (14,990)
                                     ---------       --------    ------------      ---------
  Loss before extraordinary
   item and income taxes .......       (13,066)        (3,874)        (42,394)       (55,460)
 Income tax benefit ............            --             --          13,638         13,638
                                     ---------       --------    ------------      ---------
  Loss before extraordinary
   item ........................       (13,066)        (3,874)        (28,756)       (41,822)
 Extraordinary item --
  Loss on return of
  spectrum .....................        (2,414)        (2,414)             --         (2,414)
                                     ---------       --------    ------------      ---------
  Net loss .....................     $ (15,480)      $ (6,288)   $    (28,756)     $ (44,236)
 Accrual of dividends on
  Series A redeemable
  preferred stock ..............            --             --          (6,632)        (6,632)
                                     ---------       --------    ------------      ---------
 Net loss available to
  common shareholders ..........     $ (15,480)      $ (6,288)   $    (35,388)     $ (50,868)
                                     =========       ========    ============      =========
 Basic and diluted net loss
  per common share(1) ..........                                 $      (2.32)
                                                                 ============
 Weighted average common
  shares outstanding(1) ........                                   15,224,891
                                                                 ============
 Pro forma basic and diluted
  net loss per common
  share(1) .....................                                 $      (0.38)
                                                                 ============
 Pro forma weighted average
  common shares
  outstanding(1) ...............                                   93,537,315
                                                                 ============



----------
(1) Weighted average common shares outstanding above were calculated assuming that the Class A and Class C common shares were issued and split on January 1, 1999. On December 17, 1999, Series C preferred stock of Tritel, Inc. was converted to Class A & Class D common stock. Pro forma weighted average common shares outstanding were calculated assuming that Series C preferred stock was converted to Class A and Class D common stock on January 1, 1999. Per share information is not included for periods prior to 1999 because our predecessor companies were limited liability companies with different capital structures.

                                                                 DECEMBER 31,                     SEPTEMBER 30,
                                                  -------------------------------------------   ---------------
                                                    1995      1996        1997        1998            1999
                                                  -------- ---------- ----------- -----------   ---------------
                                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
 Cash and cash equivalents ......................  $  400   $    32    $  1,763    $    846         $485,684
 Other current assets ...........................   4,501     5,000         285         960            9,453
 Property and equipment, net ....................      --        10          13      13,816          132,075
 FCC licensing costs ............................      40    62,503      99,425      71,466          199,440
 Intangible assets, net .........................       3       186       1,027       1,933           89,354
 Other assets ...................................      --        --          --          --           15,466
                                                   ------   -------    --------    --------         --------
 Total assets ...................................  $4,944   $67,731    $102,513    $ 89,021         $931,472
                                                   ======   =======    ========    ========         ========
 Total current liabilities ......................  $3,425   $ 8,553    $  8,425    $ 32,911         $ 54,592
 Long-term debt .................................      --    53,504      77,200      51,599          551,078
 Other non-current liabilities ..................      --        --       8,126       6,494           53,261
 Total Series A redeemable preferred stock ......      --        --          --          --           97,301
 Total stockholders' equity (deficit) ...........   1,519     5,674       8,762      (1,983)         175,240
                                                   ------   -------    --------    --------         --------
 Total liabilities and stockholders' equity .....  $4,944   $67,731    $102,513    $ 89,021         $931,472
                                                   ======   =======    ========    ========         ========

OTHER FINANCIAL DATA:
 Ratio of earnings to fixed charges .............      --        --          --          --               --



     For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes plus fixed charges. Fixed charges consist of interest expense and other financing costs on all indebtedness, including amortization of discount and deferred debt issuance costs. Earnings were insufficient to cover fixed charges by $140,000 for the period from inception, July 27, 1995, through December 31, 1995, $4.8 million, $10.4 million and $18.9 million for the years ended December 31, 1996, 1997 and 1998, respectively, and $3.9 million and $57.0 million for the nine-month periods ended September 30, 1998 and 1999.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and notes thereto of Tritel, Inc., which are included in this prospectus. See also "Information Regarding Forward Looking Statements and Market Data."


GENERAL

     We are an AT&T Wireless affiliate with licenses to provide PCS services to approximately 14.0 million people in contiguous markets in the south-central United States. While we are a development stage enterprise with limited operations, have had no significant revenues and expect to have significant operating losses in our initial stages of operations, we have recently begun to provide wireless services in six of our major markets. In January 1999, we entered into our affiliation agreement with AT&T Wireless, our largest equity stockholder with 21.9% ownership of our company. We have also joined with two other AT&T Wireless affiliates to operate under a common regional brand name, SunCom. We provide our PCS services as a member of the AT&T Wireless Network, serving as the preferred roaming provider to AT&T Wireless' digital customers in virtually all of our markets and co-branding our services with the AT&T and SunCom brands and logos, giving equal emphasis to each.

     We have incurred significant expenditures in conjunction with our organization and financing, PCS license acquisitions, hiring key personnel and the design and construction of our PCS network facilities. We have commenced commercial PCS services in six markets and intend to launch commercial operations in eight of our ten largest markets by the end of 1999. We intend to commence commercial PCS service in all of our major population and business centers by the end of 2000. The timing of launch in individual markets will be determined by various factors, principally the success of our site acquisition program, zoning and microwave relocation activities, equipment delivery schedules and local market and competitive considerations. We expect to be able to provide service to over 50% of the Pops in our license area by the end of 1999 and to over 98% by the end of 2000. Thereafter, we will evaluate further coverage expansion on a market-by-market basis.

     The extent to which we are able to generate operating revenues and earnings will be dependent on a number of business factors, including successfully deploying the PCS network and attaining profitable levels of market demand for our products and services.


REVENUES

     We will generate substantially all of our revenues from the following services:

     o SERVICE. We will sell wireless personal communications services. The various types of service revenue associated with personal communications services for our subscribers will include monthly recurring charges and monthly non-recurring airtime charges for local, long distance and roaming airtime used in excess of pre-subscribed usage. Our customers' charges are dependent on their rate plans, based on the number of pooled minutes included in their plans. Service revenue will also include monthly non-recurring airtime usage associated with our prepaid subscribers and non-recurring activation and deactivation service charges.

     o EQUIPMENT. We will sell wireless PCS handsets and accessories that are used by our customers in connection with our wireless services.

     o ROAMING. We will charge monthly, non-recurring, per minute fees to other wireless companies whose customers use our network facilities to place and receive wireless services.

     Industry statistics indicate that average revenue per unit (ARPU) for the wireless communications business has declined substantially over the period 1993-1998. Although this decline has stabilized recently, management believes that some deterioration in ARPU will continue. Management also believes that certain direct operating costs, including billing, interconnect, roaming and long distance charges will decline. However, our ability to improve our margins will depend primarily on our ability to manage our variable costs, including selling, general and administrative expense and costs per new subscriber.

     A particular focus of our strategy is to reduce subscriber churn. Industry data suggest that those providers, including PCS providers, that have offered poor or spotty coverage, poor voice quality, unresponsive customer care or confusing billing suffer higher than average churn rates. Accordingly, we will launch service in a new market only after we believe that comprehensive and reliable coverage and service can be maintained in that market. In addition, we have designed our billing system to provide simple and understandable options to our subscribers and to permit subscribers to select a flexible billing cycle.

     We will also focus resources on a proactive subscriber retention program, strict credit policies and alternative methods of payment for credit-challenged customers. However, future PCS churn rates may be higher than historical rates due to the increase in number of competitors and expanded marketbase.


COST OF SERVICES AND EQUIPMENT

     Our cost of services and equipment has consisted of, and we expect, will continue to consist of, the following:

     EQUIPMENT. We purchase personal communications handsets and accessories from third party vendors to resell to our customers for use in connection with our services. The cost of handsets has been, and is expected to remain, higher than the resale price to the customer. This cost is recorded as a cost of services and equipment. We do not manufacture any of this equipment.

     ROAMING FEES. We pay fees to other wireless communications companies based on airtime usage of our customers on other communications networks. It is expected that reciprocal roaming rates charged between our company and other carriers will decrease.

     VARIABLE INTERCONNECT. We pay monthly charges associated with the connection of our network with other carriers' networks. These fees are based on minutes of use by our customers. This is known as interconnection.

     VARIABLE LONG DISTANCE. We pay monthly usage charges to other communications companies for long distance service provided to our customers. These variable charges are based on our subscribers' usage, applied at pre-negotiated rates with the other carriers.


OPERATING EXPENSES

     Our operating expenses have consisted of, and we expect will continue to consist of, the following costs:

     PLANT. Our plant expense includes engineering operations and support, field technicians, network implementation support, and engineering management. This expense also includes monthly recurring charges directly associated with the maintenance of network facilities and equipment. Plant expense is expected to increase as we expand our coverage and add subscribers.

     GENERAL AND ADMINISTRATIVE. Our general and administrative expense includes customer service, billing, information technology, finance, accounting, human resources and legal services. We expect general and administrative expense to increase as we expand our coverage and add subscribers.

     STOCK BASED COMPENSATION. We have issued a total of 12,362,272 shares of our Class A and Class C Common Stock to members of our management, primarily in connection with the formation of the joint venture with AT&T Wireless. These shares are subject to repurchase agreements, which are considered a "variable stock plan" under generally accepted accounting principles. Under the repurchase agreements, the management holders will pay $2.50 per share for these shares, payable by surrendering shares to us valued at their fair value. Assuming the closing price of Tritel, Inc.'s Class A

Common Stock on December 31, 1999, is $18.00 per share (the initial public offering price), we will record non-cash compensation expense of approximately $108.9 million in December 1999 relating to the earned portion of the stock issued to management. Assuming our Class A Common Stock continues to have a fair value of $18.00 per share, we would record additional non-cash compensation expense related to these shares for the period from 2000 through 2004 of approximately $82.7 million. Non-cash compensation expense related to these shares will be a variable, quarterly expense depending on the fair value of these shares. Any increase or decrease in fair value, above or below $18.00 per share for the Class A Common Stock would result in non-cash compensation expense for the period from 2000 through 2006 in amounts greater than or less than the above amount. Any increases could be substantial.

     Inasmuch as these additional charges for compensation expense are non-cash charges, these expenses would not affect the amount of earnings before interest, income taxes, depreciation and amortization, or EBITDA, we report in the future. We define EBITDA as total revenues less cost of services and equipment, plant expenses, general and administrative expenses and sales and marketing expenses. These expenses would exclude non-cash stock based compensation. Other companies may define EBITDA differently. EBITDA, as we have defined it, is not a measure of performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net earnings (loss) as a measure of performance, or as a substitute for cash flow as a measure of liquidity. Management believes EBITDA is important because it provides useful information regarding the company's ability to incur and service debt.

     SALES AND MARKETING. Our sales and marketing expense includes salaries and benefits, commissions, advertising and promotions, retail distribution, sales training, and direct and indirect support. Sales and marketing expense will increase as we expand our coverage and add subscribers.

     DEPRECIATION AND AMORTIZATION. Property and equipment are depreciated using the straight-line method, generally over three to seven years, based upon the estimated useful lives of the respective assets. Leasehold improvements are depreciated over the term of the lease. Network development costs are capitalized and are depreciated generally over seven years beginning as PCS service is commenced in each of our markets.

     PCS license costs are amortized over 40 years beginning as PCS service is commenced in each of our markets. The AT&T agreements, including the Network Membership License Agreement and the Intercarrier Roamer Service Agreement, are amortized over the lives of the agreements, 10 years and 20 years, respectively, beginning in January 1999.

     INTEREST INCOME (EXPENSE). Interest income is earned primarily on our cash equivalents and restricted cash. Interest expense through September 1999 consists of interest due on our senior credit facilities, high yield debt and debt owed to the U.S. government related to our licenses.



RESULTS OF OPERATIONS


NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND SEPTEMBER 30, 1999


     Our net loss was $6.3 million for the nine months ended September 30, 1998, as compared to a net loss of $28.8 million for the nine months ended September 30, 1999. We launched commercial service in the Jackson, Mississippi market in the third quarter of 1999, and until that time had no revenues. The expenses incurred to date primarily relate to developing an infrastructure and hiring staffing to support the future services we will provide.


Revenues

     Revenues for nine months ended September 30, 1999 was $179,000. Revenues consist primarily of revenues derived from service to our customers, roaming services provided to customers of other carriers, and the sale of handsets and accessories. Tritel PCS launched commercial service in the Jackson, Mississippi market in September 1999. Tritel PCS had not previously recognized any revenues.

Operating Expenses


     Cost of services and equipment was $189,000 for the nine months ended September 30, 1999. Cost of services and equipment includes primarily the cost of equipment sold to customers, costs paid to other carriers for roaming services and long-distance charges incurred by customers on the system.



     Plant expenses were $504,000 and $8.9 million for the nine months ended September 30, 1998 and 1999, respectively. Plant expenses include primarily the cost of engineering and operating staff devoted to the oversight of the design and implementation of our network, site lease expenses and construction site office expenses.


     We expect that the majority of our future plant expenses will consist of costs relating to operating the network, including the cost of interconnection to wireline and other wireless networks, cell site lease costs, network personnel and repair and maintenance. We expect plant expense to increase during the remainder of 1999 as we begin commercial operation of our network in various markets.


     Our general and administrative expense includes customer service, billing, information technology, finance, accounting, human resources and legal services. General and administrative expenses increased from $3.2 million for the nine-month period ended September 30, 1998 to $17.4 million for the nine-month period ended September 30, 1999. The increase was due primarily to increased staffing in various departments, including information technology, billing and customer care, accounting, human resources and other administrative functions, incurred in the preparation for commercial launch of our network in 1999, as well as costs related to our redefined employment agreement with Mr. Sullivan totaling $5.8 million recorded in the third quarter of 1999.


     Effective September 1, 1999, Tritel, Inc. and Jerry M. Sullivan entered into an agreement to redefine Mr. Sullivan's relationship with Tritel, Inc. and its subsidiaries. Mr. Sullivan has resigned as an officer and a director of Tritel, Inc. and all of its subsidiaries. Mr. Sullivan will retain the title Executive Vice President of Tritel, Inc. through December 31, 2001; however, under the agreement, he is not permitted to represent the Company nor will he perform any functions for Tritel, Inc. As part of the agreement, Mr. Sullivan will also receive an annual salary of $225,000 and an annual bonus of $112,500 through December 31, 2002. Mr. Sullivan will be fully vested in 1,800,000 shares of Class A Common Stock and will return all other shares held by him, including his Voting Preference Common Stock to Tritel, Inc. Accordingly, the Company has recorded $5.8 million in additional compensation expense in the nine-month period ended September 30, 1999. The $5.8 million was determined pursuant to the settlement of Mr. Sullivan's employment relationship with the Company and includes $4.5 million for the grant of additional stock rights, $225,000 annual salary and $112,500 annual bonus through December 31, 2002, and other related amounts.


     We expect general and administrative expenses to increase during the remainder of 1999 as we begin commercial operations in various markets.


     Our sales and marketing expense includes salaries and benefits, commissions, advertising and promotions, retail distribution, sales training, and direct and indirect support. Sales and marketing expenses increased from $181,000 for the first nine months of 1998 to $6.6 million for the same period in 1999. The increase was associated with the salary and benefits for sales and marketing personnel and for market development, including planning and leasing of sales offices and retail store locations. We expect to incur significant selling and marketing costs during the remainder of 1999 primarily related to sales commissions, promotional events and advertising incurred in connection with market launches in 1999.


     Depreciation and amortization expenses were $20,000 for the nine-month period ended September 30, 1998, as compared to $5.6 million for the nine-month period ended September 30, 1999. The 1999 expenses related primarily to the amortization of our roaming and license agreements with AT&T Wireless, as well as the depreciation of computer hardware, software, furniture, fixtures, and office equipment.

Non-Operating Income and Expense


     Interest income increased from $39,000 for the nine-month period ended September 30, 1998 to $10.5 million for the nine-month period ended September 30, 1999. This significant increase was a result of our investment of the cash received from equity investors of $162.7 million, advances under our bank facility of $300.0 million and proceeds from the sale of senior subordinated discount notes of approximatly $200.2 million. Our short-term cash investments consist primarily of U.S. Government securities with a dollar-weighted average maturity of 90 days or less.

     Financing costs were $2.2 million for the period ended September 30, 1999. These costs were associated with the January 1999 conversion by Digital PCS LLC of debt due to an investor to equity in Airwave Communications LLC. Digital PCS and Airwave Communications are our predecessor companies. See "Organization of Tritel".


     Interest expense was $12.0 million for the nine-months ended September 30, 1999, and consisted of interst on debt in excess of the amount capitalized for the purpose of completing the network buildout. All interest for the nine-months ended September 30, 1998 was capitalized because all debt for that period was applied to the network buildout.


     For the nine-months ended September 30, 1999, we recorded a deferred income tax benefit of $13.6 million. No valuation allowance was considered necessary for the resulting deferred tax asset, principally due to the existence of a deferred tax liability which was recorded upon the closing of the AT&T transaction on January 7, 1999. Prior to this date, the predecessor company was a limited liability corporation and was not subject to income taxes.



YEARS ENDED DECEMBER 31, 1996, DECEMBER 31, 1997 AND DECEMBER 31, 1998


Operating Expenses


     Plant expenses were $4,000, $104,000 and $1.9 million for the years ended December 31, 1996, 1997 and 1998, respectively. These expenses were primarily related to an increase in engineering and operating staff devoted to the design and implementation of future operations of our network.

     We expect the majority of our future plant expenses will consist of costs relating to operating the network including the cost of interconnection to wireline and other wireless networks, cell site lease costs, network personnel and repair and maintenance.

     General and administrative expenses increased from $1.5 million in 1996, to $3.1 million in 1997 and $4.9 million in 1998. The increases were due to the development and growth of infrastructure and staffing relating to information technology, billing, customer care, financial reporting and other administrative functions incurred in the preparation for commercial launch of our network in 1999. Management's strategy of stressing the importance of customer care will cause the customer care department to become a larger part of ongoing general and administrative expenses. Billing costs will increase as the number of customers increases.

     Sales and marketing expenses increased from $5,000 in 1996 to $28,000 in 1997 and $452,000 in 1998. These increases were associated with the salary and benefits for sales and marketing personnel and for market development, including planning and leasing of regional offices. Management expects to incur significant selling and marketing costs, including commissions, promotional events and advertising, as we prepared to launch markets in 1999.

     Depreciation and amortization expenses were $2,000 in 1996 compared to $20,000 in 1997 and $348,000 in 1998. The expenses in 1998 related to the depreciation of furniture, fixtures and office equipment, as well as the amortization of deferred charges.



Non-Operating Income and Expenses

     Interest expense, net of interest income, for 1998 was $722,000. The interest expense related to licenses retained by Digital PCS.

     During July 1998, we recorded an extraordinary loss of $2.4 million on the forgiveness of debt related to the return of C-Block spectrum allowed by the FCC under restructuring guidelines.


LIQUIDITY AND CAPITAL RESOURCES

     The buildout of our network and the marketing and distribution of our products and services will require substantial capital. We currently estimate that our capital requirements for the period from inception through the end of 2001, assuming substantial completion of our network buildout, will total approximately $1.30 billion. We estimate those capital requirements will be met as follows:



       Bank facility                                                         $    507.8
       Senior subordinated discount notes                                         200.2
       Government financing                                                        47.5
       Net proceeds of initial public offering of Tritel, Inc.'s Class A
        and Class B Common Stock                                                  219.2
       Other cash equity                                                          163.4
       Non-cash equity                                                            157.9
                                                                             ----------
        Total estimated sources of capital                                   $  1,296.0
                                                                             ==========



     On January 7, 1999, we entered into a loan agreement that provides for a senior bank facility with a group of lenders for an aggregate amount of $550 million of senior secured credit. The bank facility provides for:


     o a $250 million reducing revolving credit facility maturing on June 30, 2007,
     o  a $100 million term credit facility maturing on June 30, 2007, and
     o  a $200 million term credit facility maturing on December 31, 2007.


Up to $10 million of the facility may be used for letters of credit. We estimate that $507.8 million of the $550 million bank facility will be drawn through the end of 2001 for capital requirements. The terms of the bank facility will permit us, subject to certain terms and conditions, including compliance with certain leverage ratios and satisfaction of buildout and subscriber milestones, to draw up to $550 million to finance working capital requirements, capital expenditures or other corporate purposes. As of September 30, 1999, we could have borrowed up to a total of approximately $550 million pursuant to the terms of the bank facility. The bank facility limits our annual capital expenditures. We plan to seek an amendment to our bank facility to permit us to incur in 2000 and 2001 a portion of the capital expenditures we presently plan to incur subsequent to 2001. We cannot assure you that we will be able to obtain this amendment. See "Description of Certain Indebtedness--Bank Facility."

     On May 11, 1999, we issued senior subordinated discount notes with a principal amount at maturity of $372.0 million. These notes were issued at a substantial discount from their principal amount at maturity for proceeds of $200.2 million. No interest will be paid or accrued on the notes prior to May 15, 2004. Thereafter, the notes will bear interest at the stated rate. The notes mature on May 15, 2009.

     Our predecessor companies received preferential financing from the U.S. Government for the C and F-Block licenses, which they contributed to us in exchange for Series C Preferred Stock. As a result, we are obligated to pay $47.5 million to the U.S. Government under preferential financing terms. The debt relating to the C-Block licenses requires interest only payments for the first six years of the term and then principal and interest payments in years seven through ten. The debt relating to the F-Block licenses requires interest only payments for the first two years of the term and then principal and interest payments in years three through ten.

     In connection with the consummation of the joint venture with AT&T Wireless, we received unconditional and irrevocable equity commitments from institutional equity investors in the aggregate amount of $149.2 million in return for the issuance of Series C Preferred Stock. Additionally, on January 7, 1999, we received $14.2 million of cash in exchange for the issuance of Series C Preferred Stock from Airwave Communications and Digital PCS.

     Non-cash equity consists of:

     o Series A Preferred Stock and Series D Preferred Stock valued at $137.1 million issued to AT&T Wireless on January 7, 1999 in exchange for the licenses it contributed and for entering into exclusivity, license and roaming agreements,


     o Series C Preferred Stock valued at $18.3 million issued to Airwave Communications and Digital PCS on January 7, 1999 in exchange for the net assets they contributed, and

     o Series C Preferred Stock valued at $2.6 million issued to Central Alabama Partnership on January 7, 1999 in exchange for the net assets it contributed.

     As stated previously, we currently estimate that our capital requirements, including capital expenditures, the cost of acquiring licenses, working capital, debt service requirements and anticipated operating losses, for the period from inception through the end of 2001, assuming substantial completion of our network buildout, will total approximately $1.30 billion as follows:



       Acquisition of PCS licenses and exclusivity,
        license and roaming agreements                  $    192.9
       Capital expenditures                                  646.9
       Cash interest and fees                                141.8
       Use of working capital and operating losses           314.4
                                                        ----------
        Total estimated use of capital                  $  1,296.0
                                                        ==========



     We have funded $192.9 million for the acquisition of the PCS licenses and the agreements with AT&T Wireless relating to exclusivity, license and roaming. This amount includes the acquisition of PCS licenses from AT&T Wireless, Central Alabama Partnership, Airwave Communications and Digital PCS. The cash portion of this capital requirement of $14.7 million was paid by Airwave Communications and Digital PCS as a downpayment on the purchase of the C and F-Block licenses.

     Management estimates that capital expenditures associated with the buildout will total approximately $646.9 million from inception through the end of 2001, including a commitment to purchase a minimum of $300 million in equipment and services from Ericsson. Costs associated with the network buildout include switches, base stations, towers and antennae, radiofrequency engineering, cell site acquisition and construction, and microwave relocation. The actual funds required to build out our network may vary materially from these estimates, and additional funds could be required in the event of significant departures from the current business plan, unforeseen delays, cost overruns, unanticipated expenses, regulatory expenses, engineering design changes and other technological risks. We had made $86.2 million in capital expenditures as of September 30, 1999.

     We estimate that cash interest and fees through 2001 will total $141.8 million, including fees relating to the offering of the senior subordinated discount notes. This amount represents interest and fees on the senior bank facility and interest on the preferential financing from the U.S. Government for the C and F-Block licenses. Cash interest will not be paid on the senior subordinated discount notes until 2004. As of September 30, 1999, we have paid $23.8 million for interest and fees and have incurred fees of approximately $9.6 million relating to the offering of the senior subordinated discount notes.

     We estimate that working capital and operating losses during the period from inception through 2001 will total $314.4 million. This amount represents the costs related to initiating, marketing, operating and managing our PCS network.

     We believe that the proceeds from our sale of the senior subordinated discount notes, the financing made available to us by the FCC, borrowings under our bank facility and the equity investments we have received, together with the proceeds from the proposed initial public offering of Class A Common Stock of Tritel, Inc., will provide us with sufficient funds to build out our existing network as planned and fund operating losses until we complete our planned network buildout and generate positive cash flow. Although management estimates that we will have sufficient funds available from our existing financing sources to build out over 98% of our licensed Pops, it is possible that additional funding will be necessary.

     Digital PCS, one of our predecessors, holds licenses covering 2.0 million Pops in Florida and southern Georgia. These markets include the cities of Pensacola, Tallahassee and Panama City, Florida. As part of our formation, we received from Digital PCS an option to purchase these licenses for approximately $15.0 million, which will consist of $3.0 million of our equity and our assumption of $12.0 million of FCC debt. In May 1999, we exercised this option, and the licenses will be transferred to us after FCC approval.

     As part of our arrangements with AT&T Wireless, we have committed to grant an entity in which AT&T Wireless has a non-attributable interest an option, expiring in April 2000, to purchase these licenses from us at our cost plus 10%. It is possible that we would develop these markets (which would require AT&T's permission) and, if we do, we estimate that we would require substantial additional capital for acquisition costs and capital expenditures and to fund operating losses and working capital requirements in connection with the buildout and operation of these markets.

     In summary, from the inception of Airwave Communications and Digital PCS through September 30, 1999, we have used $41.7 million in operating activities. Those activities have consisted mainly of plant expenses, general and administrative expenses and sales and marketing expenses totalling over $45.2 million on an accrual basis. Additionally, net interest expense during that same period paid by us totaled almost $4.3 million. Also for that period, we have used over $130.9 million in investing activities. The investing activities have consisted of over $86 million spent so far on property and equipment, about $14.7 million spent to obtain FCC licenses, $7.5 million loaned to ABC Wireless to obtain licenses for us and $14.6 million in capitalized interest on the debt to finance the FCC licenses and the network buildout. We have received almost $658.4 million in cash from financing activities. $500.2 million has been received to date from the bank facility and the senior subordinated discount notes. Additionally, we and our predecessor companies, Airwave Communications and Digital PCS, have received $165.4 million in capital, net of costs, from the sale of preferred stock and membership interests in the predecessor companies.


     Tritel Finance, Inc. is a wholly owned finance subsidary of Tritel PCS. Tritel Finance owns all of Tritel PCS's infrastructure equipment located outside of Mississippi, and leases that equipment to Tritel Communications, Inc., a wholly owned operating subsidary of Tritel PCS. These intercompany leases are treated as operating leases. PCS infrastructure equipment located within Mississippi is owned by Tritel Communications, Inc.


PENDING LICENSE ACQUISITION


     On March 23, 1999, the FCC commenced a re-auction of the C-, D-, E- and F-Block licenses that had been returned to the FCC under an FCC restructuring order or that had been forfeited for noncompliance with FCC rules or for default under the related FCC financing. Before the re-auction, we loaned $7.5 million to ABC Wireless, an entity formed to participate in the C-Block re-auction as a "very small business" under applicable FCC rules, to partially fund its participation in the re-auction.

     In the re-auction, ABC Wireless was successful in bidding for an additional 15 to 30 MHz of spectrum covering a total of 5.7 million Pops, all of which were already covered by our existing licenses. Nashville and Chattanooga are the largest cities covered by the additional licenses. The total bid price for these additional licenses was $7.8 million. We will apply our $7.5 million loan to ABC Wireless and pay cash for the balance, to buy these licenses from ABC Wireless. Our purchase of licenses from ABC Wireless would be subject to, among other things, the consent of AT&T Wireless.

     As a result of the re-auction and our contractual rights to purchase from ABC Wireless PCS licenses, we could hold an attributable interest in Commercial Mobile Radio Service, or CMRS, spectrum in excess of 45 MHz in several cities in our markets. Current FCC rules limit PCS licensees and certain investors in PCS licensees from having an attributable interest in more than 45 MHz of CMRS spectrum (or 55 MHz where there is an overlap between a PCS service area and rural cellular service area) in any given geographic area. In order to exceed the 45 MHz spectrum limit, we and certain investors, including AT&T, would have to obtain the consent of the FCC. There is no assurance that the FCC will give its consent and seeking such consent could delay the processing of the required applications to assign the licenses from ABC to us. We believe the FCC will approve the disaggregation of spectrum from the ABC licenses and transfer to us portions of the licenses so we will be in compliance with the CMRS spectrum cap rules.

     During June 1998, we took advantage of a reconsideration order by the FCC allowing companies holding C-Block PCS licenses several options to restructure their license holdings and associated obligations. We elected the disaggregation option and returned one-half of the broadcast spectrum originally acquired for each of the C-Block license areas. As a result, we reduced the carrying amount of the related licenses by one-half, or $35.4 million, and reduced the discounted debt and accrued interest due to the FCC by $33.0 million. As a result of the disaggregation election, we recognized an extraordinary loss of $2.4 million.



YEAR 2000


     Many currently installed computer systems and software applications are encoded to accept only two digit entries in the year entry of the date code field. Beginning in the year 2000, these codes will need to accept four digit year entries to distinguish 21st century dates from 20th century dates. We have implemented a Year 2000 program to ensure that our computer systems and applications will function properly after 1999. We believe that we have allocated adequate resources for this purpose and expect to successfully complete our Year 2000 compliance program on a timely basis, although there can be no certainty that this will be the case. We do not expect to incur material expenses or meaningful delays in completing our Year 2000 compliance program.

     We have sought to acquire and implement computer systems and software that already have the ability to process Year 2000 data. Therefore, we do not expect a need to convert any existing systems or software for Year 2000 compliance. Ericsson has represented that the software within its PCS equipment will be able to process calendar dates falling on or after January 1, 2000. However, we cannot be certain that the Year 2000 software of this equipment will be compatible with the other software it uses. The ability of Ericsson, or any other third parties with whom we transact business, to adequately address their Year 2000 issues is outside of our control. It is possible that our failure, or a third party's failure, to adequately address Year 2000 issues will adversely affect our business and operating results.

     Because we have sought to acquire systems and software that are Year 2000 compliant, we do not have a contingency plan. Management will continue to monitor the risk associated with Year 2000 processing, as well as its vendors' Year 2000 compliance and will develop a contingency plan if the circumstances warrant such a plan.



RECENTLY ISSUED ACCOUNTING STANDARDS


     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("FAS 131"). FAS 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The statement defines operating segments as components of enterprises about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. We adopted SFAS 131 and determined that there are no separate reportable segments, as defined by the standard.


     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133"). FAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. FAS 133 will significantly change the accounting treatment of derivative instruments and, depending upon the underlying risk management strategy, these accounting changes could affect future earnings, assets, liabilities, and shareholders' equity. We are closely monitoring the deliberations of the FASB's derivative implementation task force. With the issuance of Statement of Financial Accounting Standards No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133, which delayed the effective date of FAS 133, we will be required to adopt FAS 133 on January 1, 2001. Presently, we have not yet quantified the impact that the adoption will have on the consolidated financial statements of Tritel, Inc.



QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK


     We are exposed to market risk from changes in interest rates which could impact results of operations. We manage interest rate risk through a combination of fixed and variable rate debt. We have entered into interest rate swap agreements as a risk management tool, not for speculative purposes. See
Note 23 of Notes to Consolidated Financial Statements.

     At September 30, 1999 we had $300 million of Term A and Term B Notes under our bank facility, which carried a rate of 9.63%; $372 million of the original senior subordinated discount notes due 2009; $38.0 million of 7%, discounted to yield 10%, debt to the FCC, due in quarterly installments from 2003 to 2006; and $9.5 million of 6 1/8%, discounted to yield 10%, debt to the FCC, due in quarterly installments from 2000 to 2008.

     Our senior subordinated discount notes and FCC debt are fixed interest rate and as a result we are less sensitive to market rate fluctuations. However, Tritel PCS's Term A and Term B Notes outstanding and other amounts available to us under our bank facility agreement are variable interest rate. Beginning in May 1999, we entered into interest rate swap agreements with notional amounts totaling $200 million to manage our interest rate risk under the bank facility. The swap agreements establish a fixed effective rate of 9.05% on $200.0 million of the current balance outstanding under the bank facility through the earlier of March 31, 2002 or the date on which we achieve operating cash flow breakeven. Market risk, due to potential fluctuations in interest rates, is inherent in swap agreements.

     The following table provides information about our market risk exposure associated with changing interest rates on our fixed rate debt at maturity value of the debt (dollars in millions):


                                                                              EXPECTED MATURITY
                                             -----------------------------------------------------------------------------------
                                              1999       2000        2001        2002        2003      THEREAFTER       TOTAL
                                             ------   ---------   ---------   ---------   ---------   ------------   -----------
 Face value of long-term fixed rate debt      --       $ 0.9       $ 1.0       $ 1.1       $ 9.7       $ 406.8        $ 419.5
 Average interest rate                        --         6.1%        6.1%        6.1%        6.9%         12.2%            --


     Collectively, our fixed rate debt has a carrying value of $251.8 million at September 30, 1999. The carrying amount of fixed rate debt is believed to approximate fair value because a portion of such debt was discounted to reflect a market interest rate at inception and the remaining portion of fixed rate debt was issued in May 1999 and therefore approximates fair value due to its recent issuance.

     We are also exposed to the impact of interest rate changes on our short-term cash investments, consisting of U.S. Treasury obligations and certain other investments with the highest credit ratings or fully guaranteed or insured by the U.S. government, all of which have average maturities of three months or less. As with all investments, these short-term investments carry a degree of interest rate risk.

     We are not exposed to fluctuations in currency exchange rates since our operations are entirely within the United States.

                  ORGANIZATION OF TRITEL, INC. AND TRITEL PCS


     Prior to January 7, 1999, Tritel, Inc.'s operations were conducted through Airwave Communications, formerly Mercury PCS, LLC, and Digital PCS, formerly Mercury PCS II, LLC. Airwave Communications was formed in July 1995 by Messrs. Mounger and Martin who are officers and directors of Tritel, Inc. and Tritel PCS, along with Jerry M. Sullivan, Jr. and various other investors as a small business, as defined by the FCC, to participate in the FCC's C-Block PCS spectrum auction. Airwave Communications acquired six 30 MHz licenses in the C-Block covering approximately 2.5 million Pops in northern Alabama. Digital PCS was similarly formed in July 1996 as a very small business, as defined by the FCC, to participate in the FCC's D-, E- and F-Block PCS spectrum auctions. Digital PCS acquired 32 10 MHz licenses in the D-, E- and F-Blocks covering approximately 9.1 million Pops in Alabama, Florida, Kentucky, Louisiana, Mississippi, New Mexico and Texas.



     Tritel, Inc. was formed as a Delaware corporation in 1998. On May 20, 1998, Tritel, Inc., Airwave Communications and Digital PCS entered into a Securities Purchase Agreement with AT&T Wireless and other parties, which provided for the joint venture arrangement with AT&T Wireless. On January 7, 1999, the parties consummated the joint venture. Under the AT&T Wireless joint venture, AT&T Wireless contributed to Tritel PCS A- and B-Block licenses covering approximately 9.1 million licensed Pops, and Airwave Communications and Digital PCS contributed to Tritel PCS their C-Block licenses and certain of their E- and F-Block licenses covering 6.6 million licensed Pops. In addition, Central Alabama Partnership, an unrelated party, contributed C-Block licenses covering 475,000 Pops in Montgomery, Alabama to us. The Pops contributed by Airwave Communications and Digital PCS include 1.7 million Pops that overlap with those contributed by AT&T Wireless. All of the Central Alabama Pops also overlap with those held by us. As a result, we hold PCS licenses covering 14.0 million Pops.



     In exchange for the licenses contributed by AT&T Wireless and intangible benefits of the transaction, Tritel, Inc. issued $137.1 million of Series A Preferred Stock and Series D Preferred Stock to AT&T Wireless. In exchange for the licenses contributed by Airwave Communications and Digital PCS and additional cash equity of $11.2 million and $3.0 million contributed by them, respectively, Tritel, Inc. issued $25.6 million of Series C Preferred Stock to Airwave Communications and $6.8 million of Series C Preferred Stock to Digital PCS. Central Alabama received $2.6 million of Series C Preferred Stock in exchange for its licenses and certain other assets.


     In addition, Tritel, Inc. raised $149.2 million of cash equity from institutional equity investors. In sum, Tritel, Inc. has received cash and non-cash equity funding totaling $321.3 million.

                                    BUSINESS


OVERVIEW


     Tritel PCS is a member of the AT&T Wireless Network and intends to become a leading provider of PCS services in the south-central United States. In January 1999, Tritel entered into a joint venture with AT&T Wireless PCS, Inc., a wholly owned subsidiary of AT&T Corp., to become the preferred roaming provider to AT&T Wireless's digital wireless customers in virtually all of Tritel's markets in a contiguous area covering approximately 14.0 million Pops in Alabama, Georgia, Kentucky, Mississippi and Tennessee. In each of its markets, Tritel PCS will use the AT&T brand name with equal emphasis to the SunCom brand. This joint venture is part of AT&T's strategy to expand its PCS coverage in the United States.

     As a result of the joint venture, Tritel PCS will be able to enter its markets in a co-branding arrangement using the AT&T brand and logo in equal emphasis with the SunCom regional brand name, which Tritel PCS believes to be among the most respected and recognized in the world. Tritel PCS expects to offer its customers immediate, coast-to-coast roaming on the AT&T Wireless Network. Tritel PCS also expects to benefit from the nationwide advertising and promotional activities of AT&T Wireless and AT&T, and from AT&T Wireless's vendor discounts on various products and services, including handsets and infrastructure equipment.


     Supplementally, Tritel has entered into an agreement with two other AT&T Wireless affiliates, Triton PCS and TeleCorp PCS, to operate with those affiliates under a common regional brand name, SunCom, throughout an area covering approximately 43 million Pops primarily in the south-central and southeastern United States. Tritel PCS believes this arrangement will allow the SunCom participants to establish a strong regional brand name within their markets and to achieve advertising and marketing cost savings.

     AT&T Wireless operates the largest digital wireless network in North America. Its network consists of AT&T Wireless's existing digital and analog systems, PCS systems being constructed by four joint venture partners, including Tritel PCS, and systems currently operated by third parties with which AT&T Wireless has roaming agreements. In the aggregate, these systems covered 96% of the total Pops throughout the United States as of December 31, 1998.


     In forming this joint venture, AT&T Wireless contributed licenses covering approximately 9.1 million of our 14.0 million total licensed Pops. In exchange for its licenses and the other benefits to us from the joint venture, AT&T Wireless received 17.09% of our fully diluted common equity interest, with a stated vaue of $137.1 million. Airwave Communications and Digital PCS contributed PCS licenses covering 6.6 million licensed Pops. These contributed Pops include 1.7 million Pops that overlap with those contributed by AT&T Wireless, resulting in our holding PCS licenses covering a total of 14.0 million Pops. In exchange for their licenses and $14.2 million of cash, Airwave Communications and Digital PCS received a total of $32.4 million of our equity. In addition, Tritel, Inc. has raised $149.2 million of cash equity from institutional equity investors. Central Alabama Partnership contributed to Tritel PCS 475,000 overlapping Pops in Montgomery, Alabama in exchange for $2.6 million of equity.


     Tritel PCS's licenses authorize it to provide PCS services in the following major population and business centers, including:



      MARKET          1998 POPS
------------------   ----------
  Nashville, TN      1,675,700
  Louisville, KY     1,448,400
  Birmingham, AL     1,297,800
  Knoxville, TN      1,074,000
  Lexington, KY      893,400
  Jackson, MS        657,800
  Mobile, AL         653,900

     Tritel PCS believes that a substantial majority of its licensed Pops are located in areas that have demographic characteristics well-suited to the provision of wireless telecommunications services, with favorable commuting patterns and growing business environments.


THE TRITEL PCS NETWORK

     The Tritel PCS network offers advanced PCS services on a local and regional basis and through roaming agreements with AT&T Wireless and other carriers in many other markets throughout the United States. Tritel PCS intends to offer contiguous market coverage using its own network facilities, the regional markets covered by the SunCom brand alliance and the AT&T Wireless Network, all of which use a common technology platform, IS-136 Time Division Multiple Access, or TDMA. Tritel PCS believes that IS-136 TDMA provides its subscribers with excellent voice quality, fewer dropped calls than existing analog systems and coast-to-coast roaming over the AT&T Wireless Network. To maximize the commercial utility of IS-136 TDMA, Tritel PCS will offer its customers tri-mode handsets, which can automatically pass or "hand-off" calls between IS-136 TDMA systems and analog or TDMA-based digital cellular systems throughout the nation. Several major wireless telecommunications service providers in North America have selected IS-136 TDMA for their digital PCS networks, including AT&T Wireless, SBC Communications, BellSouth, United States Cellular Corporation and Canada's Rogers Cantel Mobile Communications Inc. BellSouth currently provides IS-136 TDMA service within many of Tritel PCS's markets.

     TRITEL PCS'S OWN NETWORK FACILITIES. Tritel PCS expects to be able to provide service to over 50% of the Pops in its license areas by the end of 1999 and to over 98% by the end of 2000. Tritel PCS has already commenced PCS service in Jackson, Mississippi, Knoxville, Nashville and Chattanooga, Tennessee and Huntsville and Montgomery, Alabama and expects to commence PCS service in Louisville and Lexington, Kentucky during the fourth quarter of 1999, where it has already commenced roaming service, and in Birmingham and Mobile, Alabama during the second quarter of 2000.

     Tritel PCS has designed its PCS network to offer efficient and extensive coverage within its markets. Tritel PCS's cell site acquisition strategy is to co-locate as many of its cell sites as possible on existing towers and other transmitting or receiving facilities. Tritel PCS believes this strategy has reduced and will continue to reduce its site acquisition costs and minimize delays due to zoning and other local regulations. Tritel PCS launches service only after comprehensive and reliable coverage can be maintained within a particular market.

     Tritel PCS expects that there will be areas within its markets that it will ultimately build out, but where it will not, at least initially, have coverage. In these areas of its markets, Tritel PCS benefits from AT&T Wireless's existing roaming arrangements with other carriers to provide service. Tritel PCS may seek direct roaming agreements with some local carriers providing compatible service. These agreements will also allow Tritel PCS to launch its service at a lower level of capital expenditures than would otherwise be required, without adversely impacting the service it will be able to offer its customers.

     THE SUNCOM BRAND ALLIANCE. Tritel has entered into an agreement with two other AT&T Wireless affiliates, Triton PCS and TeleCorp PCS, to create a common regional market brand, SunCom, and to provide for sharing certain development, research, advertising and support costs. The members of this regional brand alliance hold PCS licenses that cover approximately 43 million Pops primarily in the south-central and southeastern United States from New Orleans, Louisiana to Richmond, Virginia.

     To ensure that all SunCom customers will receive the same high quality service throughout the SunCom region, all three SunCom affiliates:


   o have agreed to build out their respective networks, adhering to the same AT&T Wireless quality standards,
   o  have agreed to use tri-mode handsets with IS-136 TDMA technology, and

   o  have entered into reciprocal roaming agreements.

     THE AT&T WIRELESS NETWORK. AT&T Wireless is one of the largest providers of wireless telecommunications services in the United States, with over 9.1 million total wireless subscribers, as of September 30, 1999. The AT&T Wireless Network, provides coast-to-coast coverage for wireless services.

     Tritel PCS will be the preferred provider of mobile PCS services for the AT&T Wireless Network using equal emphasis co-branding with AT&T within Tritel PCS's markets, except for 790,000 mostly rural Pops in Kentucky. AT&T Wireless has granted Tritel PCS a license to co-brand with the AT&T logo and other service marks in Tritel PCS's business. Tritel PCS also has established roaming, purchasing, engineering and other arrangements with AT&T Wireless. These arrangements will provide Tritel PCS customers immediate, coast-to-coast roaming on the AT&T Wireless Network.



JOINT VENTURE AND STRATEGIC ALLIANCE WITH AT&T


     Tritel PCS's joint venture with AT&T Wireless is part of AT&T's strategy to expand its IS-136 TDMA digital wireless coverage in the United States. AT&T's four affiliates, including Tritel PCS, will provide AT&T Wireless subscribers roaming into our markets with features and functionality typically offered by the AT&T Wireless Network. The relationship with AT&T Wireless is valuable to Tritel PCS because, among other reasons, the relationship enables Tritel PCS to market its PCS service using what Tritel PCS believes to be one of the world's most respected and recognizable brands, AT&T, in equal emphasis with the SunCom regional brand name. Tritel PCS also expects to take advantage of the coast-to-coast coverage of the AT&T Wireless Network and the extensive national advertising of AT&T Wireless and AT&T.

     As part of the Tritel PCS-AT&T Wireless alliance, AT&T Wireless contributed licenses for approximately 9.1 million of Tritel PCS's 14.0 million total licensed Pops. In exchange for the AT&T contributed Pops and the other benefits provided for in the agreements governing the joint venture, AT&T Wireless received a 17.09% fully diluted common equity interest in Tritel PCS, consisting of preferred stock with a stated value of $137.1 million. AT&T Wireless has since purchased shares of our Series C Preferred Stock from another investor, increasing its equity ownership to 21.9%.

     AT&T Wireless contributed licenses provide for the right to use 20 MHz of authorized frequencies in the geographic areas covered by those licenses. In order to create these licenses, AT&T Wireless partitioned and disaggregated the original 30 MHz A- and B-Block PCS licenses it received in these markets. AT&T Wireless has retained 10 MHz of spectrum licenses in those markets it contributed and has the right to offer any non-competing services on that spectrum. Tritel PCS believes that its spectrum is sufficient for its coverage areas.



BUSINESS STRATEGY

     Tritel PCS plans to employ the following strategies to develop its PCS business:

     LEVERAGE THE BENEFITS OF ITS AT&T WIRELESS AFFILIATION. Tritel PCS will exploit the following benefits of its AT&T affiliation to distinguish itself from other PCS providers in its markets, to increase its revenues and to reduce its operating costs:

   Use of AT&T Brand and Logo. Tritel PCS believes the AT&T brand is among the most recognized brands in the United States. Management believes that branding has become increasingly important as the consumer base for wireless services has expanded. The AT&T brand affiliation will be the highest point of emphasis in marketing Tritel PCS's PCS services. Tritel PCS expects that, wherever possible, advertisements, handsets, product packaging, billing statements and in-store retail displays will prominently display the AT&T logo in equal emphasis with the SunCom logo. Tritel PCS may not use the AT&T logo on the exterior of its retail stores.


   Preferred Provider of PCS to AT&T Wireless Customers. As a member of the AT&T Wireless Network, Tritel PCS is the preferred provider of mobile wireless services to AT&T Wireless's digital wireless customers within Tritel PCS's markets, except for 790,000 mostly rural Pops in Kentucky. Tritel PCS will provide PCS services to customers located in Tritel PCS's markets responding to AT&T's national advertising and to AT&T's national account customers located in Tritel PCS's markets. Additionally, Tritel PCS will supply roaming services in its markets to customers of AT&T Wireless and other AT&T joint venture partners.


   Coast-to-Coast Roaming. Tritel PCS expects to offer its customers immediate, coast-to-coast roaming on the AT&T Wireless Network. Tritel PCS believes many of the roaming arrangements negotiated by AT&T Wireless are at rates more favorable than Tritel PCS would be able to negotiate on its own.

   AT&T Sales Efforts. AT&T currently employs a sales force for long distance and other AT&T services within Tritel PCS's markets. Tritel PCS expects to piggyback on AT&T's sales efforts to provide PCS services to those AT&T customers in its markets seeking wireless services as part of their AT&T service package.

     DISTRIBUTE THROUGH COMPANY STORES. Tritel PCS's distribution strategy will focus principally on direct distribution through company-owned retail stores. Tritel PCS expects that the company stores will help foster higher quality customer contact, resulting in higher sales and penetration, lower customer acquisition costs and lower customer churn than can typically be achieved through indirect distribution channels. Tritel PCS currently plans to open 65 company stores to service the markets being launched in 1999 and 2000.


     Tritel PCS also plans to employ a direct sales force to target small to medium-sized businesses. In addition, management believes that the ability to perform over-the-air activation of service will lead to expanded opportunities to gain subscribers through alternative channels for sales and marketing.

     ENHANCE BRAND AWARENESS THROUGH THE SUNCOM BRAND ALLIANCE. Tritel PCS intends to promote the SunCom brand through joint marketing efforts with its SunCom affiliates. The overlapping media markets of the affiliates should allow the affiliates to advertise effectively on a regional basis. The alliance intends to produce advertising materials jointly and to seek sponsorship of sporting and other events to create awareness of the SunCom brand. The alliance will also be more likely to achieve minimum volume requirements that could not have been met individually in purchasing customized products bearing the SunCom logo.


     In addition, Tritel PCS has launched its own independent marketing efforts under the SunCom brand, including stand-alone media campaigns. Thus, Tritel PCS has the flexibility to be a part of a regional brand alliance and also market more heavily in its home markets according to its own schedule for launching its PCS services.


     CAPITALIZE ON MANAGEMENT EXPERTISE AND LOCAL MARKET KNOWLEDGE AND PRESENCE. Tritel PCS's and its subsidiaries' management have extensive experience in successfully building out and managing wireless communications systems. Several executives of Tritel PCS and its subsidiaries have served as senior managers at major wireless telecommunications providers, including United States Cellular Corporation, Nextel Communications, Western Wireless Corporation and MobileComm.

     A number of key members of Tritel PCS's and its subsidiaries' management teams also have experience managing and operating competitive wireless markets within Tritel PCS's footprint. Tritel PCS intends to combine its local market knowledge with the AT&T and SunCom brands to create strong ties with subscribers and their communities. Additionally, Tritel PCS's and its subsidiaries' decentralized management structure with regional managers, company stores and local direct sales force should enable Tritel PCS to respond effectively to individual market changes. Tritel PCS believes that its local market presence, local promotional efforts and customer service focus, combined with strong consumer recognition of the AT&T brand, will enable it to gain market share and achieve a favorable competitive position.

     EMPHASIZE ADVANTAGES OF PCS TECHNOLOGY. Tritel PCS will seek to differentiate its PCS capability from that of its analog cellular competitors by focusing on the services, features and benefits that digital technology offers, including superior voice quality, longer battery life, more secure communications, short text and numeric messages, voice mail, message waiting indicator, caller ID and single number service. The IS-136 TDMA technology, unlike the CDMA and GSM digital technologies, allows for the simultaneous use of digital control channel and analog voice channels. This feature may offer analog operators an economic means with which to provide digital data features without the need to upgrade their entire analog systems. Tritel PCS expects that its customers will roam on a number of analog cellular systems having digital control channels that will provide digital data features and which are operated by roaming partners of Tritel PCS and AT&T Wireless.

SERVICES AND FEATURES


     Tritel PCS provides reliable, high quality service at what we believe are affordable prices. The following features and services are currently available to IS-136 TDMA users, and Tritel PCS offers them to its customers:

   SUPERIOR VOICE QUALITY AND TECHNOLOGY. Tritel PCS uses enhanced IS-136 TDMA equipment, which is capable of providing superior voice quality.

   EXTENDED BATTERY LIFE. When operating in digital mode, Tritel PCS's handsets have a battery life that is significantly longer than the battery life of existing analog cellular handsets. The IS-136 TDMA technology standard allows a handset to draw significantly less battery power while accessing a digital control channel by entering into sleep mode, which alerts the handset of an incoming call and thereby extends the length of time a battery can be used without having to be recharged. Analog cellular handsets, on the other hand, must stay in constant contact with a cell site in order to receive an incoming call.


   MORE SECURE CALLS. Through the use of an authentication key, the digital technology eliminates the need for personal identification numbers. Digital technology also offers enhanced privacy of calls than is available on analog systems. Because each voice signal is converted into a stream of data bits, which are encoded and then separated, calls are more difficult to decode.


   WIRELESS E-MAIL AND SOPHISTICATED CALL MANAGEMENT. These services include a set of advanced features for receiving wireless e-mail, voice mail, message waiting indicator, caller ID, call rejection, call routing and forwarding, three-way calling and call waiting.

   TRI-MODE HANDSETS. The tri-mode phone handsets that Tritel PCS sells to its customers can operate in analog mode and digital modes. These handsets, which are designed for use on an IS-136 TDMA system such as Tritel PCS's, enable a user to initiate a call on a digital cellular or PCS network and then be handed off, without interruption, to an analog network if the user roams to a location where digital coverage is unavailable. A user may also initiate a call on an analog network and have that call handed off to a TDMA-based digital cellular network.

   Tritel PCS currently offers tri-mode handsets manufactured by Nokia, Ericsson and Motorola, and expects to offer additional handsets of at least one more manufacturer as they become available. The Nokia, Ericsson and Motorola models are capable of providing advanced digital PCS services and features that meet the operability and feature set requirements with which Tritel PCS is required to comply under the AT&T Wireless joint venture. All handsets and their packaging prominently display the AT&T and SunCom logos with equal emphasis.


   SINGLE NUMBER SERVICE. This service can transfer all incoming calls between primary landline and wireless locations automatically. When a customer's handset is activated, Tritel PCS's network can route all incoming calls to the customer's wireless number. When the handset is deactivated, all calls can be directed to the customer's primary landline location. This service will make it possible for customers to receive all of their calls and text messages through a single telephone number, enhancing the "anytime, anywhere" functionality of Tritel PCS's wireless communications network.


   ADVANCED DATA FEATURES. Tritel PCS has launched its PCS service offering voice and wireless e-mail services only. However, the IS-136 TDMA technology and tri-mode handsets are capable of handling more complex data exchange features, which include internet access and access to stock quotes, sports scores and weather reports. Tritel PCS will continue to explore providing these services based on consumer demand.

   CUSTOMIZED BILLING. Tritel PCS offers special billing services that cater to the needs of consumers, including simplified monthly billing statements and flexible billing cycles. Tritel PCS believes that simple, accurate bills are necessary to support the customer's perception of quality service. In addition, Tritel PCS intends to offer customized billing options, including debit billing, enabling customers to charge calls against pre-paid accounts and neighborhood/zonal billing, which will provide service at reduced charges within certain home areas. Tritel PCS will also be able to offer "Wireless Office Services" to corporate customers, which can include zonal billing for all usage and four-digit dialing within the wireless office.


     The wireless communications industry continues to undergo substantial technological innovation. As a result, Tritel PCS expects new services and features to become commercially available for IS-136 TDMA systems in the future. Tritel PCS plans to make those services and features available to its customers.


MARKETING AND DISTRIBUTION


     Tritel PCS's overall marketing strategy emphasizes the AT&T brand name in equal emphasis with the SunCom brand name, the benefits of digital technology, the breadth of Tritel PCS's coverage and its focus on customer service, all of which is provided at competitive prices. Tritel PCS employs a sales and marketing approach with highly definable and measurable goals, which will focus primarily on the use of company stores to build a customer base.

     COMPANY STORES. Tritel PCS's company-owned and operated retail stores are modeled after AT&T Wireless's retail stores, with the exception that Tritel PCS may not use the AT&T logo on the outside of its store fronts. Sales representatives in company stores receive in-depth training on the advantages of PCS and the AT&T Wireless and SunCom alliances. Management also believes that in-store customer education on PCS services and features will increase customer satisfaction and usage. The company stores are intended to be customer destinations in response to advertising and promotions, rather than impulse stops.

     Company stores are being designed to facilitate demonstration of the benefits of Tritel PCS's PCS services and features. The decentralized nature of the stores enables sales representatives to emphasize flexible rate plans and the different advantages to customers on a market-by-market basis. In addition, emphasis is placed on the coast-to-coast roaming and service features attributable to the IS-136 TDMA technology and the tri-mode handsets.

     Tritel PCS seeks to locate company stores on heavy traffic arteries, in high visibility areas, and near high profile anchor retailers. Nearly all of the company stores are expected to be located in retail shopping centers and to range in size from 1,200 to 2,000 square feet. Tritel PCS plans to open 30 company stores in 1999 and an additional 35 stores in 2000 to service the markets being launched by the end of 2000.

     DIRECT SALES FORCE. Tritel PCS also uses a direct sales force. Tritel PCS's sales agents are assigned to specific regions within its markets using company stores as bases of operations. Sales agents will receive training on the advantages of PCS and are provided with product and service research, proposal writing and competitor analysis information. The Tritel PCS sales force will seek to coordinate with AT&T to offer bundled telephony and related services. Tritel PCS plans to have an initial direct sales force of approximately 100 sales people to cover the markets expected to be launched by the end of 2000.

     INDIRECT DISTRIBUTION CHANNELS. To augment its direct distribution efforts, Tritel PCS uses mass retailers in its markets. Management believes that the AT&T brand recognition along with over-the-air activation capability will facilitate distribution through mass retailers. In the future, Tritel PCS may use other distribution techniques as well, including simplified retail sales processes and new, lower cost channels such as inbound telesales through a toll-free number, affinity marketing programs and Internet sales.

     Tritel PCS participates in the existing SunCom Internet website, which is located on the Internet at http://www.suncom.com. The SunCom website is expected to provide for direct sales to customers, as well as product and service information and customer service. Customers on the SunCom website will be directed to the appropriate SunCom affiliate based on the geographic location of the customer. Internet-based services and features, such as the ability to e-mail a message to a SunCom subscriber's handset, are available. Over-the-air activation permits direct shipment to customers and remote activation. Additionally, customers located in Tritel PCS's markets seeking to subscribe for PCS services on the AT&T Wireless Internet website will be referred through a web-link to Tritel PCS for their PCS services.

     FOCUS ON LOCAL ADVERTISING AND PROMOTION. Tritel PCS advertises and promotes its PCS services and products through various local media and consumer education programs, including local television, radio, print, billboard and direct mail. To reach a broad base of potential subscribers, Tritel PCS combines mass marketing efforts and direct marketing approaches to build and promote the AT&T Wireless and SunCom brands locally, using equal emphasis co-branding. Further, as markets are launched, Tritel PCS offers various promotional programs designed to entice new subscribers, including special limited term and introductory rate and feature programs, product demonstrations and special events. In addition to its local marketing strategies, Tritel PCS expects that the national promotional efforts by AT&T and AT&T Wireless will increase interest and sales through Tritel PCS's distribution channels. Tritel PCS believes AT&T Wireless's national "customer pull" strategies for promotion will encourage potential customers to visit Tritel PCS's company stores and local retailers to seek out the branded service.

     PROMOTIONS TO TARGET SPECIFIC SUBSCRIBER TYPES. Tritel PCS has created distinct marketing programs for different customer segments, including high volume wireless users, home business operators, corporate accounts and casual wireless users. For each segment, Tritel PCS has created a specific marketing program including a service package, pricing plan and promotional strategy. Management believes that by tailoring its service packages and marketing efforts to specific market segments, customers will perceive a higher value in relation to the cost of service, will be more inclined to use Tritel PCS's service, and will have increased customer loyalty and higher levels of customer satisfaction. Tritel PCS expects to employ sophisticated marketing and database systems to enable personalization of services for individual customers and implementation of a proactive customer retention program. The deployment of these systems should enable Tritel PCS to better identify attractive niche opportunities and provide feedback on the effectiveness of its marketing campaigns.

     PRICING. Management believes that a service- and feature-based strategy, as opposed to a rate-based strategy, will be more successful in acquiring and retaining subscribers. As part of a decentralized marketing strategy, Tritel PCS offers its retail subscribers and national and corporate account subscribers volume and service based rate plans that are responsive to market trends. Tritel PCS's billing system has the technology and capacity to enable Tritel PCS to offer numerous pricing plans to its customers. Tritel PCS will also offer its customers prepaid debit pricing and plans to offer neighborhood/zonal pricing options.

     Tritel PCS is not required to use any published AT&T Wireless pricing plan in its markets, although it may choose to do so. However, Tritel PCS does offer a series of national calling plans similar to the AT&T Digital OneRate(Trade
Mark) plan. Tritel PCS may also offer promotions such as free incoming calls for the first minute in order to encourage customers to give out their phone numbers.

     CUSTOMER SERVICE OPERATIONS. Tritel PCS's customer service strategy is predicated upon building strong relationships with customers, beginning with the subscriber's handset purchase. Subscribers who purchase handsets from company stores are able to activate service immediately through an in-store representative of Tritel PCS. Subscribers purchasing their handsets from independent retailers are able to activate service by using the handset to call a customer service representative of Tritel PCS. Either


----------
(Service Mark) "AT&T Digital OneRate" is a registered service mark of AT&T Corp.

way, the subscriber is able to obtain immediate credit approval or establish a debit billing plan, select service features and a rate plan and set up a billing program. Tritel PCS also offers special billing services that cater to the needs of consumers, including simplified monthly billing statements and flexible billing cycles. Tritel PCS expects future enhancements to include on-line billing and account information. AT&T Wireless and the SunCom affiliates, including Tritel PCS, will exchange information and share best practices in order to provide customers with better customer care.



TRITEL PCS'S MARKETS



     Tritel PCS's markets are situated principally in Alabama, Georgia, Kentucky, Mississippi and Tennessee. The major population centers in Tritel PCS's markets include the cities of Nashville, Louisville, Birmingham, Knoxville, Lexington, Jackson and Mobile. Tritel PCS's licenses will complement the PCS and cellular coverage areas of AT&T Wireless. Tritel PCS anticipates that its footprint of licensed Pops will contribute to reduced operating expenses due to its contiguous nature. Tritel PCS believes that a substantial majority of its licensed Pops are located in areas that have demographic characteristics that are well-suited to the provision of wireless telecommunications services with favorable commuting patterns and growing business environments. Four state capitals are included within Tritel PCS's markets. There are almost 3,000 total miles of interstate highway and over 9,000 total highway miles within Tritel PCS's markets. Tritel PCS believes that the significant network of interstate highways within its markets will lead to increased mobile communications usage.

     The following table sets forth Tritel PCS's basic trading area, or BTA, licenses within the seven major trading area, or MTAs, in which it has licenses.



                                                                           FCC
                MTA/BTA LICENSE AREA                  POPULATION    LICENSE BLOCK(1)   MHZ(1)
--------------------------------------------------- -------------- ------------------ -------
Birmingham MTA
 Birmingham, AL ...................................    1,297,800           C             15
 Huntsville, AL ...................................      496,400           C             15
 Montgomery, AL ...................................      475,300           C,F           40
 Tuscaloosa, AL ...................................      253,100           C             15
 Dothan-Enterprise, AL ............................      217,500           C,F           25
 Florence, AL .....................................      183,500           C,F           25
 Gadsen, AL .......................................      183,500           C             15
 Anniston, AL .....................................      164,000           C             15
 Decatur, AL ......................................      142,800           C             15
 Selma, AL ........................................       74,100           F             10
                                                       ---------
                                                       3,488,000
Louisville MTA
 Louisville, KY ...................................    1,448,400           A,F           30
 Lexington, KY ....................................      893,400           A             20
 Bowling Green-Glasgow, KY ........................      244,200           A,C,F         55
 Owensboro, KY ....................................      164,700           A,C           50
 Corbin, KY .......................................      142,200           A,C           35
 Somerset, KY .....................................      123,900           A,C           50
 Madisonville, KY .................................       46,300           A,C           50
                                                       ---------
                                                       3,063,100
Nashville MTA
 Nashville, TN ....................................    1,675,700           B,C           35
 Clarksville, TN-Hopskinsville, KY ................      260,800           B,C           35
 Cookeville, TN ...................................      132,400           B,C           35
                                                       2,068,900
Memphis MTA
 Jackson, MS ......................................      657,800           B             20
 Tupelo-Corinth, MS ...............................      312,500           B,C           50
 Greenville-Greenwood, MS .........................      210,500           B,C           35
 Meridian, MS .....................................      205,900           B,C           35
 Columbus-Starkville, MS ..........................      171,000           B,C           35
 Natchez, MS ......................................       71,800           B,C           50
 Vicksburg, MS ....................................       61,700           B             20
 Montgomery, MS ...................................       12,300           B             20
                                                       ---------
                                                       1,703,500
New Orleans MTA
 Mobile, AL .......................................      653,900           F             10
 Biloxi-Gulfport Pascagoula, MS ...................      382,000           F             10
 Hattiesburg, MS ..................................      181,000           F             10
 McComb-Brookhaven, MS ............................      110,100           C,F           40
 Laurel, MS .......................................       81,300           F             10
                                                       1,408,300
Atlanta MTA
 Chattanooga, TN ..................................      548,400           A,C           35
 Opelika-Auburn, AL ...............................      136,900           A,C           35
 Rome, GA .........................................      122,300           A,C           50
 Dalton, GA .......................................      116,300           A,C           50
 Atlanta counties (Carroll, Haralson), GA .........      108,000           A             20
 Cleveland, TN ....................................       96,100           A,C           35
 La Grange, GA ....................................       70,100           A,C           35
                                                       ---------
                                                       1,198,100
Knoxville MTA
 Knoxville, TN ....................................    1,074,000           A             20
                                                       ---------
Total .............................................   14,003,900
                                                      ==========
Total National Pops for all BTAs ..................  276,675,000
                                                     ===========



----------
Source: 1999 Cellular/PCS Pop Book, Kagan

(1) This data includes the licenses for which Tritel PCS was the high bidder in the recent FCC re-auction, but which have not yet been awarded by the FCC.

     The major metropolitan centers within Tritel PCS's markets are Louisville, Nashville, Birmingham, Knoxville, Jackson and Mobile.



     LOUISVILLE. Greater Louisville, which is Tritel PCS's largest market with approximately 2.3 million people, including Lexington, encompasses several counties in Kentucky and southern Indiana. Greater Louisville is also at the cross roads of three major highways, I-64, I-65 and I-71, as well as four major railways. The Greater Louisville area is a leading manufacturing center, particularly for automobiles and durable goods with an increasing emphasis on services, particularly transportation and health care. Major employers include United Parcel Service, General Electric, Ford Motor, Columbia/HCA Healthcare and Humana Inc.



     NASHVILLE. Nashville, Tennessee's capital, has a population of approximately 1.7 million people and is a vital transportation, business, educational and tourist center for the U.S. Additionally, Nashville International Airport is served by a number of the major U.S. carriers. Nashville is a major rail transportation hub connecting 19 states and is a convergence point for three major interstate highways, I-40, I-65 and I-24. Major employers include Vanderbilt University and Medical Center, Columbia/HCA Healthcare, Saturn Corporation, Nissan Motor Corp., Ford Motor Company, BellSouth, Bankers Trust, SunTrust, Kroger and Ingram Industries.



     BIRMINGHAM. Birmingham has a population of approximately 1.3 million people. The four-county Birmingham area, which includes six colleges and universities, anchors Alabama's business and cultural life with 21% of the state's population, 23% of the total business establishments, 24% of the retail sales and 31% of the payroll dollars. Three major highways pass through Birmingham, I-20, I-59 and I-65. Major employers include University of Alabama at Birmingham, Baptist Health System, Bruno's, SouthTrust Bank, BellSouth, Wal-Mart, Alabama Power Company, Blue Cross-Blue Shield of Alabama and American Cast Iron Pipe.


     KNOXVILLE. Knoxville is a growing city with a population of approximately
1.1 million people and a solid economic foundation. Job growth since 1997 has been 3.3%, significantly higher than the national average of 1.9%. Knoxville is centrally located in the eastern United States and is served by three major interstate highways, I-40, I-75 and I-81. Major manufacturing companies in the area include Clayton Homes, DeRoyal Industries, Robertshaw Controls and Matsushita Electronic Corp.


     JACKSON. Jackson has a population of approximately 658,000 people and is home to six colleges and universities. Two major interstate highways, I-20 and I-55, pass through Jackson. Key industries include automobile parts manufacturing, aircraft parts manufacturing, telecommunications, healthcare delivery, government, transportation and poultry processing.


     MOBILE. Mobile has a population of approximately 654,000 people and is a regional center for medical care, research and education. Its port is one of the nation's leading facilities for coal and forest product exports. Two major highways, I-10 and I-65, pass through Mobile. Major employers include BellSouth, Coca-Cola Bottling Company, International Paper Company, DuPont Mobile Manufacturing and the University of South Alabama.

NETWORK BUILDOUT


     Tritel PCS has launched service in six markets, including 12 cities, and 572 cell sites and four switches. By the end of 2001, Tritel PCS expects to have 1,445 cell sites, cover over 9,000 highway miles and provide service in over 40 cities. This buildout assumes the receipt of the net proceeds from the proposed initial public offering of Tritel, Inc.'s Class A Common Stock. If we do not complete the initial public offering, our network buildout plan will not include approximately 170 cell sites we plan to construct and operate using the net proceeds from that offering.



                                                           EXPECTED COMMERCIAL
                         MARKET                                LAUNCH DATE          1998 POPS
------------------------------------------------------- ------------------------- ------------
    Jackson and Vicksburg, MS ......................... Launched September 1999      719,500
    Nashville and Clarksville, TN/Hopkinsville, KY.....  Launched November 1999    1,936,500
    Knoxville, TN .....................................  Launched November 1999    1,074,000
    Chattanooga and Cleveland, TN/Dalton, GA ..........  Launched November 1999      760,800
    Huntsville, AL ....................................  Launched November 1999      496,400
    Montgomery, AL ....................................  Launched November 1999      475,300
    Louisville, KY ....................................      December 1999         1,448,400
    Lexington, KY .....................................      December 1999           893,400
    Birmingham, AL ....................................     2nd Quarter 2000       1,297,800
    Mobile, AL ........................................     2nd Quarter 2000         653,900



     Tritel PCS expects to be able to provide service to over 50% of the Pops in its license areas by the end of 1999 and to over 98% by the end of 2000. In calculating these percentages, Tritel PCS has included all of the Pops in each BTA in its markets where it offers or intends to offer coverage to over 50% of the population. In addition, its expected coverage by the end of 2000 assumes it obtains an amendment to its bank facility permitting it to accelerate its capital expenditures program. See "Management's Discussion and Analysis--Liquidity and Capital Resources". Tritel PCS is focusing initially on the concentrated population and business centers of the major metropolitan areas and the adjoining interstate highways. Thereafter, Tritel PCS intends to build out cities with fewer than 375,000 Pops and will continue to build out interstate and state highways. Tritel PCS has launched service only after a significant portion of the planned buildout for a given major city has been completed. In addition, prior to launching service, Tritel PCS has performed extensive field testing to ensure comprehensive and reliable coverage within a particular market.


     Bechtel Corporation is providing the overall project and construction management of the design, site acquisition, installation and testing of its PCS transmission system. Bechtel is a respected world leader in providing engineering project and construction management services. The contract with Bechtel is based on specified hourly fees.


     Initial Radiofrequency Design. Two radiofrequency engineering firms, Galaxy Personal Communications Services, Inc., a wholly owned subsidiary of World Access, Inc., for the Mississippi, Alabama, Georgia and eastern Tennessee sites, and Wireless Facilities, Inc., for the Nashville, Tennessee and the Louisville and Lexington, Kentucky sites, are performing the initial radiofrequency design for the network. Based upon their engineering designs, Galaxy and Wireless Facilities determine the required number of cell sites to operate the network and identify the general geographic areas in which they propose to locate each of the required cell sites. Tritel PCS's network is being designed to provide 90% in-building service reliability in urban areas, 88% in-building service reliability in suburban areas and 90% in-car service reliability in rural areas. The initial radiofrequency design has been completed for all markets that Tritel PCS expects to launch through 2000.

     Site Identification, Acquisition and Construction. Tritel PCS has arrangements with several firms to identify and acquire the sites on which it will locate the towers, antennae and other equipment necessary for the operation of its PCS system. After the site acquisition companies identify the general geographic area in which to locate cell sites, the site acquisition companies survey potential sites to identify two potential tower sites within each geographic location. The site acquisition companies evaluate the alternative sites within each of the identified geographic areas, giving consideration to various engineering criteria as well as the desirability of the site from an economic point of view. The contracts with these site acquisition companies are based upon specified hourly fees.


     Tritel PCS can obtain a cell site in three ways:

     (1) co-location;

     (2) construction of a tower by an independent build-to-suit company; or

     (3) construction of a tower by Tritel PCS itself.

First preference in site acquisition is being given to sites on which Tritel PCS can co-locate with another wireless company or companies by leasing space on an existing tower or building. The advantages of co-location are that there are lower construction costs to Tritel PCS associated with the building of a tower and any zoning difficulties have likely been resolved. Second preference is being given to sites where Tritel PCS would be able to arrange for the construction of a tower on a build-to-suit basis by an independent tower construction company who would acquire the site, build the tower and lease it back to Tritel PCS. The principal advantage of this method is that it reduces Tritel PCS's capital expenditures, although operating expenses will reflect the required lease payments. Third preference is being given to those greenfield sites that Tritel PCS would acquire and then arrange for the construction of a tower that it would own.


     Tritel PCS expects that it will need approximately 1,445 cell sites by the end of 2001. Based on its work to date, Tritel PCS expects that approximately 70% will be co-locates on existing sites, 25% will be built-to-suit by tower construction companies and 5% will be constructed by Tritel PCS.

     Microwave Relocation. Prior to the FCC's auction of PCS licenses in the 1850-1970 MHz frequency bandwidths, these frequencies were used by various fixed microwave operators. The FCC has established procedures for PCS licensees to relocate these existing microwave paths, generally at the PCS licensee's expense. Tritel PCS has engaged Wireless Facilities to relocate the microwave paths that currently use its bandwidth. Under its arrangement with Tritel PCS, Wireless Facilities is performing spectrum analysis, identifying which paths require relocation, presenting a cost analysis and time frame for the relocation and, ultimately, performing the relocation of those microwave paths. Tritel PCS expects to relocate approximately 200 spectrum paths, of which approximately 120 paths already have been relocated. Including cost sharing for relocations performed by other PCS licensees and cost sharing reimbursements by other PCS licenses paid to Tritel PCS, Tritel PCS expects to spend up to a total of approximately $25 million for microwave relocation. Tritel PCS has completed the microwave relocation for all 1999 launch cities and does not expect any delays to its scheduled service launches in 2000.

     Mobile Switching Centers. In order to cover its approximately 14.0 million Pops, Tritel PCS will utilize five switching centers located in Louisville, Nashville, Birmingham, Knoxville and Jackson. All locations for the switching centers have been leased and are currently being constructed or renovated. Each switching center serves several purposes, including, routing calls, managing call handoff, managing access to landlines and providing access to voice mail.

     Network Operations Center. Tritel PCS is utilizing Ericsson's Network Operations Center located in Richardson, Texas during the initial buildout and deployment of Tritel PCS's network in order to launch service earlier and reduce its initial capital expenditures. The Network Operations Center's function is to monitor the network on a real-time basis for, among other things, alarm monitoring, power outages, tower lighting problems and traffic patterns. Tritel PCS plans to build and operate its own Network Operations Center at its switch facilities in Jackson, Mississippi by 2001.

     Interconnection. Tritel PCS's digital PCS network will connect to the landline telephone system through local exchange carriers. Tritel PCS has entered into interconnection agreements with BellSouth and smaller local exchange carriers within its markets. Additionally, Tritel PCS has entered into a long distance agreement with AT&T providing for preferred rates for long distance services.

     Network Communications Equipment. Tritel PCS has entered into an exclusive equipment supply agreement with Ericsson under which it purchases the radio base stations, switches and certain other related PCS transmission equipment, software and services necessary to establish its PCS network. Ericsson has assigned a dedicated project management team to assist Tritel PCS in the installation and testing of the equipment that will comprise Tritel PCS's PCS transmission system. Tritel PCS has agreed that, during the five year term of the agreement, Ericsson shall be the exclusive provider to Tritel PCS of certain PCS transmission equipment, materials and services within Tritel PCS's markets. Tritel PCS has agreed to purchase at least $300 million of equipment over the term of the agreement.


     TDMA Technology Standard. One of the most important decisions for a PCS operator is the selection of the network technology standard. Standards are important in allowing compatability among different wireless systems, permitting a customer to roam throughout various operators' systems using the same telephone handset.

     There are three primary digital wireless standards: IS-136 TDMA, CDMA or GSM. Tritel PCS has chosen IS-136 TDMA as its digital technology standard to offer the highest quality service, a full range of features and services and to ensure compatibility with systems constructed by AT&T Wireless, which also uses IS-136 TDMA. IS-136 TDMA offers well-developed features, integrated software systems and equipment that is commercially available. Wireless providers that have selected IS-136 TDMA for their digital networks include AT&T Wireless, SBC Communications, BellSouth and Rogers Cantel. For this reason, IS-136 TDMA is expected to be widely available in the United States, Canada and South America.



COMPETITION


     There are two established cellular providers in each of Tritel PCS's markets. These providers have significant infrastructure in place, often at low historical cost, have been operational for many years, have substantial existing subscriber bases and have substantially greater capital resources than Tritel PCS. In addition, in most of Tritel PCS's markets, there are at least two or three other PCS providers currently offering commercial service or likely to begin offering service before Tritel PCS will. Tritel PCS will also face competition from paging, dispatch and conventional mobile radio operations, as well as SMR and ESMR, including those ESMR networks operated by Nextel and its affiliates in Tritel PCS's markets. Tritel PCS is also competing with resellers of wireless services. Tritel PCS expects competition in the wireless telecommunications industry to be dynamic and intense as a result of the entrance of new competition and the development of new technologies, products and services.

     COMPETITION FROM OTHER PCS AND CELLULAR PROVIDERS. Tritel PCS expects to compete directly with up to five or more PCS and cellular providers in each of its markets. Principal PCS and cellular competitors in Tritel PCS's markets are BellSouth, Powertel, GTE, Sprint PCS, Century Telephone, PrimeCo and ALLTEL. The table set forth below shows the PCS and cellular entities that management believes currently hold wireless licenses for a significant number of Pops within each of Tritel PCS's seven largest markets. The table also provides for each competitor information on the type of service, spectrum block, whether operational and the technology standard that management believes the competition is currently using.



                                                WIRELESS                        ANNOUNCED
                                            SERVICE AND PCS                      DIGITAL
      MARKET               CARRIER           SPECTRUM BLOCK     OPERATIONAL     STANDARD
------------------   -------------------   -----------------   -------------   ----------
Birmingham, AL       GTE                       Cellular             Yes           CDMA
(1,297,800 Pops)     BellSouth                 Cellular             Yes           TDMA
                     Sprint PCS                PCS -- A             Yes           CDMA
                     Powertel                  PCS -- B             Yes           GSM
                     ALLTEL                    PCS -- D             Yes           CDMA
                     Omnipoint                 PCS -- F              No           GSM
                     American Wireless         PCS - C               No            --

                                                   WIRELESS                        ANNOUNCED
                                               SERVICE AND PCS                      DIGITAL
      MARKET                 CARRIER            SPECTRUM BLOCK     OPERATIONAL      STANDARD
------------------   ----------------------   -----------------   -------------   -----------
Jackson, MS          BellSouth                    Cellular             Yes            TDMA
(657,800 Pops)       Centurytel                   Cellular             Yes            Analog
                     Powertel                     PCS -- A             Yes            GSM
                     21st Century Telesis         PCS -- C              No             --
                     Sprint PCS                   PCS -- D              No            CDMA
                     Bay Springs                  PCS -- E              No             --
                     PCSouth, Inc.                PCS -- F/C           Yes            TDMA
Knoxville, TN        GTE                          Cellular             Yes            CDMA
(1,074,000 Pops)     U.S. Cellular                Cellular             Yes            CDMA
                     BellSouth                    PCS -- B             Yes            GSM
                     Leap Wireless                PCS -- C              No            CDMA
                     Sprint PCS                   PCS -- D             Yes            CDMA
                     Powertel                     PCS -- E/C            No            GSM
                     Tennessee L.P.               PCS -- F              No             --
Lexington, KY        BellSouth                    Cellular             Yes            TDMA
(893,400 Pops)       GTE                          Cellular             Yes            CDMA
                     Sprint PCS                   PCS -- B             Yes            CDMA
                     NextWave                     PCS -- C              No            CDMA
                     Powertel                     PCS -- D             Yes            GSM
                     Northcoast Oper Co.          PCS -- F              No             --
Louisville, KY       BellSouth                    Cellular             Yes            TDMA
(1,448,400 Pops)     GTE                          Cellular             Yes            CDMA
                     Sprint PCS                   PCS -- B             Yes            CDMA
                     NextWave                     PCS -- C              No            CDMA
                     Powertel                     PCS -- D/E           Yes            GSM
Mobile, AL           BellSouth                    Cellular             Yes            TDMA
(653,900 Pops)       GTE                          Cellular             Yes            CDMA
                     Sprint PCS                   PCS -- A              No            CDMA
                     PrimeCo                      PCS -- B             Yes            CDMA
                     Mobile Tri-States            PCS -- C             Yes            GSM
                     ALLTEL                       PCS -- D             Yes            CDMA
Nashville, TN        BellSouth                    Cellular             Yes            TDMA
(1,675,700 Pops)     GTE                          Cellular             Yes            CDMA
                     Sprint PCS                   PCS -- A             Yes            CDMA
                     Leap Wireless                PCS -- C              No            CDMA
                     Powertel                     PCS -- D/E           Yes            GSM
                     Omnipoint-Galloway           PCS -- F              No            GSM

     Tritel PCS considers its primary competitors to be BellSouth and Powertel. BellSouth, through its BellSouth Mobility subsidiary, provides analog and TDMA-based digital cellular services in markets that substantially overlap Tritel PCS's markets. BellSouth has deployed IS-136 TDMA technology in all of its digital markets in which it competes with Tritel PCS, except Knoxville where it has deployed the GSM standard. GTE, Tritel PCS's other principal cellular competitor, has begun to upgrade its network to provide digital cellular service.


     Powertel's PCS markets overlap nearly all of Tritel PCS's markets. Powertel has deployed the GSM digital technology standard in all of its PCS markets. The GSM technology currently does not permit roaming onto an analog cellular system without reconnecting the call. As a result, Powertel customers currently have to drop and reinitiate calls as they roam from a Powertel PCS service area to the service area of an analog cellular provider.

     FCC rules permit the partitioning of broadband PCS licenses into licenses to serve smaller service areas, which could allow other new wireless telecommunications providers to enter Tritel PCS's markets. It is also possible for an A-, B- or C-Block license holder to disaggregate 30 MHz license into several smaller components, such as 20 MHz and 10 MHz portions. If such disaggregation did occur, Tritel PCS could face additional PCS competition in certain of its markets.

     COMPETITION FROM OTHER TECHNOLOGIES. In addition to PCS and cellular operators and resellers, Tritel PCS may also face competition from other existing communications technologies, including enhanced specialized mobile radio. The ESMR system incorporates characteristics of cellular technology, including low power transmission and interconnection with the landline telephone network. A limited number of ESMR operators have recently begun offering short messaging, data services and voice messaging service on a limited basis. The integrated enhanced digital technology network that Nextel and its affiliates have deployed integrates the capabilities of three currently different devices: a dispatch radio, a cellular telephone and an alphanumeric pager. Nextel is offering service in Birmingham, Louisville, Knoxville and Nashville, and Tritel PCS believes it is likely that Nextel will expand its service to other cities in Tritel PCS's markets. Within the area in which Tritel PCS competes, Southern Communications Services, Inc. also has begun to deploy ESMR cell sites over much of Georgia, Alabama and southeastern Mississippi.


     In the future, cellular and PCS offerings will also compete more directly with traditional landline telephone service operators, and may compete with services offered by energy utilities, and cable and wireless cable operators seeking to offer communications services through their existing infrastructure. Additionally, continuing technological advances in telecommunications, the availability of more spectrum and FCC policies that encourage the development of new spectrum-based technologies make it impossible to predict the extent of future competition.

INDUSTRY OVERVIEW

     Wireless telecommunications products and services evolved from basic paging services to mass-market voice only analog cellular services and have now progressed to PCS, digital cellular and wireless data. Each new generation of wireless telecommunications products and services has generally been characterized by improved product quality, broader service offerings and enhanced features. Because PCS operators have selected different technologies and are targeting different market segments, no uniform definition of PCS exists. Rather, individual operators have implemented separate service strategies with a wide range of differentiation in service offerings and targeted markets.


     The provision of cellular telephone service began with providers utilizing the 800 MHz band of radio frequency in 1982 when the FCC began issuing two licenses per market throughout the United States. Since then, the demand for wireless telecommunications has grown rapidly, driven by the increased availability of services, technological advancements, regulatory changes, increased competition and lower prices. According to the Cellular Telecommunications Industry Association, the number of wireless subscribers in the United States, including cellular, PCS and ESMR, has grown from approximately 200,000 at June 30, 1985 to over 76 million at June 30, 1999, which reflected a penetration rate of 27.6%.

The following graph and table set forth certain United States wireless industry statistics:


                     [GRAPHIC OMITTED DATA POINTS TO COME]






                                                                      YEAR ENDED DECEMBER 31,
                                     ------------------------------------------------------------------------------------------
                                         1992         1993         1994         1995         1996         1997         1998
WIRELESS INDUSTRY STATISTICS (1)     ------------ ------------ ------------ ------------ ------------ ------------ ------------
Total service revenues (in billions)   $  7.8       $ 10.9       $ 14.2       $ 19.1       $ 23.6       $ 27.5       $ 33.1
Wireless subscribers at end of
 period (in millions) ..............     11.0         16.0         24.1         33.8         44.0         55.3         69.2
Subscriber growth ..................     46.0%        45.1%        50.8%        40.0%        30.4%        25.6%        25.1%
Average monthly revenues per
 subscriber ........................   $ 68.68      $ 61.49      $ 56.21      $ 51.00      $ 47.70      $ 42.78      $ 39.43
Ending penetration .................      4.3%         6.2%         9.2%        12.9%        16.6%        20.0%        25.0%
Digital subscribers at end of
 period (in millions) ..............       --           --           --           --           --          6.5         18.3

----------
Source: Cellular Telecommunications Industry Association and Census Bureau
Data.

(1) Reflects domestic U.S. commercially operational cellular, ESMR and PCS providers.


     In 1993, the FCC allocated a portion of the radio spectrum, 1850-1990 MHz, for the provision of a new wireless communications service commonly known as PCS. The FCC has described PCS as radio communications that encompass mobile and ancillary communication that provide services to individuals and businesses and can be integrated with a variety of competing networks. The FCC's stated objectives in auctioning bandwidth for PCS were to foster competition to existing carriers, increase availability of wireless services to a broader segment of the public, and bring innovative technology to the U.S. wireless industry. From 1995 through 1997, the FCC conducted auctions in which industry participants were awarded PCS licenses for designated areas throughout the United States.

     INDUSTRY OUTLOOK. Wireless telecommunication technology developments are expected to evolve and continue to drive consumer growth as users demand more sophisticated services and products. Tritel PCS believes that wireless telecommunications penetration rates will increase as prices fall and greater emphasis is placed on the development and use of mass retail distribution channels. Tritel PCS believes that the initial success of PCS operators in the United States, and the corresponding acceleration of wireless penetration overall, supports the forecasted rapid growth of PCS services.

     OPERATION OF PCS AND CELLULAR COMMUNICATIONS SYSTEMS. Wireless communications system service areas, whether PCS or cellular, are divided into multiple cells. In both PCS and cellular systems, each cell site contains a transmitter, a receiver and signaling equipment. The cell site is connected by microwave or landline telephone to a switch that uses computers to control the operation of the communications system for the entire service area. The system controls the transfer of calls from cell to cell as a subscriber's handset travels, coordinates calls to and from handsets, allocates calls among the cells within the system and connects calls to the local landline telephone system or to a long distance telephone carrier. Wireless communications providers establish interconnection agreements with local exchange carriers and interexchange carriers, thereby integrating their system with the existing landline communications systems.

     Because the signal strength of a transmission between a handset and a cell site declines as the handset moves away from the cell site, the switching office and the cell site monitor the signal strength of calls in progress. When the signal strength of a call declines to a predetermined level, the switching office tries to hand off the call to another cell site where the signal strength is stronger. If a handset leaves the service area of a PCS or cellular system, then the call will be disconnected unless there is a compatible technology capable of a roaming connection in the adjacent system that will enable a "hand off."

     Analog cellular handsets are functionally compatible with cellular systems in all markets within the United States. As a result, analog cellular handsets may be used wherever a subscriber is located, as long as a cellular system is operational in the area.

     Although 1900 MHz PCS and 850 MHz cellular systems utilize similar technologies and hardware, they operate on different frequencies and may use different technical and network standards. As a result, until the recent introduction of dual-mode handsets, it was not possible for users of one type of system to place calls on a different type of system outside of their service area, or to hand off calls from one type of system to another.


     PCS systems operate under one of three principal digital signal transmission technologies, or standards, that have been proposed by various operators and vendors for use in PCS systems: TDMA, CDMA or GSM. TDMA and GSM are both time division-based standards but are incompatible with each other and with CDMA. Accordingly, a subscriber of a system that utilizes TDMA technology is currently unable to use a handset when traveling in an area not served by TDMA-based PCS operators, unless the handset permits the subscriber to use the analog cellular system in that area.


     DIGITAL VS. ANALOG TECHNOLOGY. 850 MHz cellular services transmit voice and data signals over analog-based systems, which use one continuous electronic signal that varies in amplitude or frequency over a single radio channel. Conversely, digital systems convert voice or data signals into a stream of digits that is compressed before transmission, enabling a single radio channel to carry multiple simultaneous signal transmissions. This increased capacity, along with enhancements in digital technology standards, allows digital-based wireless technologies to offer new and advanced services, such as greater call privacy and more robust data transmission features, such as "mobile office" applications, including facsimile, electronic mail, advanced text paging services and connecting portable computers with computer/data networks.


     PCS is an all-digital wireless telephony service, which differs from existing cellular and other wireless networks in three primary aspects:

     o PCS operates in the 1850-1990 MHz frequency band while cellular and SMR operate in the 800 and 900 MHz frequency band.


     o PCS spectrum was auctioned in bands of 30 MHz or 10 MHz, while each initial cellular provider received 25 MHz of bandwidth and ESMR providers collected approximately 10 to 15 MHz in each market through a combination of allocations, auctions, acquisitions and management agreements.

     o PCS operators are expected, but not required, to operate fully digital systems. Compared to analog cellular systems, digital systems, including PCS and digital cellular systems, offer superior voice quality, increased protection against eavesdropping and extended battery life due to the reduced power consumption of digital components.


     PCS AUCTIONS. In order to increase competition, promote improved quality and service, and make available the widest possible range of wireless telecommunications services to United States consumers, federal legislation was enacted in 1993 directing the FCC to allocate radio frequency spectrum for PCS by competitive bidding. In 1993, the FCC allocated 120 MHz of spectrum in the 2 GHz band for the provision of PCS. The 120 MHz of spectrum allocated for PCS was divided into three 30 MHz blocks, A-, B- and C- Blocks and three 10 MHz blocks, D-, E- and F- Blocks. Two different service areas have been designated:
51 MTAs for the A- and B-Blocks and 493 BTAs for the C-, D-, E- and F-Blocks.

     Many C-Block PCS licensees have returned all or a portion of their spectrum to the government pursuant to an FCC order permitting such licensees to restructure. Tritel PCS chose to return 15 MHz of spectrum for certain Pops in northern Alabama. On April 15, 1999, the FCC completed an auction of all C-Block spectrum, along with several D-, E- and F- Block licenses, which have either been returned pursuant to the restructuring order or otherwise forfeited for noncompliance with the rules or default under the government financing. Tritel PCS participated in this re-auction through ABC Wireless, L.L.C, to which Tritel PCS made a loan of $7.5 million for bidding on licenses.


FACILITIES


     Tritel PCS currently owns no real property. Tritel PCS has entered into leases for an aggregate of 44,000 square feet of office space in Jackson, Mississippi for use as Tritel PCS's principal executive offices. The leases have initial terms ranging from five years to ten years, with an option to renew for an additional five years. Tritel PCS has also entered into a lease for 16,000 square feet of office space in Jackson, Mississippi for use as a customer operations center. This lease has an initial term of five and one-half years, with an option to renew for an additional five years. Management expects that Tritel PCS's current executive office and customer operations office facilities will be sufficient through at least 2001.

     Tritel PCS has entered into leases in Jackson, Birmingham, Mobile, Nashville, Knoxville, Louisville, Lexington and elsewhere for regional offices.


     Tritel PCS has leased mobile switching centers in Knoxville, Nashville, Birmingham, Louisville and Jackson. Each switching center has a common design with up to 13,000 square feet of space. The lease term for the switch centers is generally in the range of ten to fifteen years, with Tritel PCS having an option to extend the term for five or ten years. These five switch centers are sufficient to cover all of Tritel PCS's markets and, accordingly, Tritel PCS does not expect to add switch centers in the future.

     Company retail stores will be located throughout Tritel PCS's markets. These stores will generally cover 1,200 to 2,000 square feet of space and the leases will generally be for an initial five year term, with one or more five-year renewal options. Tritel PCS plans to open 30 company stores in 1999 and an additional 35 in 2000 to service all markets being launched in 1999 and 2000.

     Tritel PCS expects to lease approximately 95% of its cell sites, either through existing sites or built-to-suit sites. The cell site lease term is generally for five years with one or more five year renewal options. Maintenance of the site is typically included in the lease arrangement and performed by the lessor. Additionally, Tritel PCS has negotiated master lease agreements with other wireless providers and tower companies to lease space on their existing cell sites throughout Tritel PCS's markets. Tritel PCS expects that it will need to construct up to 70 greenfield cell sites for its planned network buildout through 2000.


PERSONNEL

     At October 31, 1999, Tritel PCS had 505 employees, including 94 in technical operations, 265 in marketing and sales operations, 65 in customer operations, 22 in management information systems,

23 in human resources and 36 in corporate and financial. Most of Tritel PCS's employees are located at the corporate and customer service operations locations in Jackson, Mississippi. Technical operations and market and sales operations personnel are located in each of the regional markets of Birmingham, Chattanooga, Huntsville, Knoxville, Louisville, Lexington, Mobile, Montgomery and Nashville. Tritel PCS considers its relations with its employees to be good. None of its employees is represented by a union.


LEGAL PROCEEDINGS


     On April 25, 1997, Digital PCS, the predecessor-in-interest to Tritel PCS, received a civil investigative demand letter from the Antitrust Division of the Department of Justice requesting documents and information concerning its participation in the FCC's PCS auctions. The civil investigative demand was issued in connection with the Antitrust Division's investigation of allegations that Digital PCS and others improperly communicated competitively significant auction information through strategic bidding behavior. Other bidders reportedly received similar civil investigative demands.



     In November 1998, as part of a prearranged settlement, the Department of Justice simultaneously filed a lawsuit against, and entered into a consent decree with, Digital PCS and two other companies. The consent decree imposed no penalties and made no finding of wrongdoing. Pursuant to the terms of the decree, Digital PCS promised not to use so-called "trailing numbers" in its bids during future FCC auctions. However, the FCC recently modified its auction structure so that it is no longer possible for anyone to use trailing numbers in FCC auctions.



     While Tritel PCS was not a party to either the litigation or the consent decree, Tritel PCS intends to voluntarily abide by the terms of the consent decree.

                             GOVERNMENT REGULATION


OVERVIEW

     As a recipient of licenses acquired through the C-Block auction and the F-Block auction, Tritel PCS's ownership structure and operations are and will be subject to substantial FCC regulation.


FCC AUTHORITY

     The Communications Act of 1934, as amended, grants the FCC the authority to regulate the licensing and operation of all non-federal government radio-based services in the United States. The scope of the FCC's authority includes:

     o  allocating radio frequencies, or spectrum, for specific services;

     o establishing qualifications for applicants seeking authority to operate such services, including PCS applicants;

     o approving initial licenses, modifications thereto, license renewals, and the transfer or assignment of such licenses;

     o promulgating and enforcing rules and policies that govern the operation of spectrum licensees;

     o the technical operation of wireless services, interconnection responsibilities between and among PCS, other wireless services such as cellular, and landline carriers; and

     o imposition of monetary fines and for license revocation for any substantial violations of those rules and regulations under its broad oversight authority.

     With respect to market entry and the promotion of a competitive marketplace for wireless providers, the FCC regularly conducts rulemaking and adjudicatory proceedings to determine and enforce rules and policies potentially affecting broadband PCS operations.



GENERAL PCS REGULATIONS


     In June 1994, the FCC allocated spectrum for broadband PCS services between the 1850 to 1990 MHz bands. Of the 120 MHz available for licensed PCS services, the FCC created six separate blocks of spectrum identified as the A-, B-, C-, D-, E- and F-Blocks. The A-, B- and C-Blocks are each allocated 30 MHz of spectrum and the D-, E- and F-Blocks are allocated 10 MHz each. For each block, the FCC adopted a 10-year PCS license term with an opportunity to renew. The FCC also allocated 20 MHz of spectrum within the PCS band for unlicensed use.


     The FCC adopted a rebuttable presumption that all PCS licensees are common carriers, subject to Title II of the Communications Act. Accordingly, each PCS licensee deemed to be a common carrier must provide services upon reasonable request and the rates, terms and conditions of service must not be unjustly or unreasonably discriminatory.


STRUCTURE OF PCS BLOCK ALLOCATIONS


     The FCC defines the geographic contours of the licenses within each PCS block based on the major trading areas and basis trading areas. The FCC awarded A- and B-Block licenses in 51 major trading areas. The C-, D-, E- and F-Block spectrum were allocated on the basis of 493 smaller basic trading areas. In addition, there is a Commercial Mobile Radio Service, or CMRS, spectrum cap limiting all CMRS licensees to an aggregate of 45 MHz of PCS, cellular and SMR spectrum (55 Mhz in certain rural areas).

     The auctioned A- and B-Block licenses were awarded in June 1995. Spectrum in the C- and F-Blocks is reserved for entrepreneurs. The FCC completed its initial auction for the C-Block on May 6, 1996 and relicensed 18 C-Block licenses on which initial auction winners defaulted in a re-auction that ended on July 16, 1996. The D-, E-, and F-Block licenses were auctioned simultaneously, with the auction closing on January 14, 1997.

     In December 1996, the FCC adopted rules permitting broadband PCS carriers to partition any service areas within their license areas and disaggregate any amount of spectrum within their spectrum blocks to entities that meet the eligibility requirements for the spectrum blocks. The purpose of the FCC's rule change was to permit existing PCS licensees and new PCS entrants to have greater flexibility to determine how much spectrum and geographic area they need or desire in order to provide PCS service. Thus, A-, B-, D- and E-Block licensees may sell or lease partitioned or disaggregated portions of their licenses at any time to entities that meet the minimum eligibility requirements of the Communications Act. C- and F-Block licensees may only sell or lease partitioned or disaggregated portions of their licenses to other qualified entrepreneurs during the first five years of their license terms, and such entities would take over partitioned service areas subject to separately established installment payment obligations. After five years, licenses are freely transferable, subject to unjust enrichment penalties. If transfer occurs during years six through ten of the initial license term to a company that does not qualify for auction preferences, such a sale would be subject to immediate payment of the outstanding balance of the government installment payment debt as a condition of transfer. A transfer to a company that qualifies for a lower level of auction preferences will be subject to partial repayment of bidding credits and installment payments as a condition of transfer. Additionally, such a sale may be subject to full repayment of the bidding credits.



THE 1996 ACT


     On February 8, 1996, the President signed the 1996 Act, which effected a sweeping overhaul of the Communications Act. In particular, the 1996 Act substantially amended Title II of the Communications Act, which governs telecommunications common carriers. The policy underlying this legislative reform was the opening of the telephone exchange service markets to full competition. The 1996 Act makes unlawful all state and local barriers to competition which prohibit or have the effect of prohibiting entry by competitors, whether they are direct or indirect. It directs the FCC to initiate rulemaking proceedings on local competition matters and to preempt inconsistent state and local laws and regulations. The 1996 Act requires incumbent landline local exchange carriers to open their networks to competition through interconnection and access to unbundled network elements and prohibits state and local barriers to the provision of interstate and intrastate telecommunications services.

     Some specific provisions of the 1996 Act that are expected to affect wireless providers are summarized below. These provisions generally have proven helpful to wireless carriers. There can be no assurance, however, that these provisions or their implementation by federal or state regulators will not have a material adverse effect on Tritel PCS.



EXPANDED INTERCONNECTION OBLIGATIONS


     The 1996 Act establishes a general duty of all telecommunications carriers, including PCS licensees, to interconnect with other telecommunications carriers, directly or indirectly. The 1996 Act also contains a detailed list of requirements with respect to the interconnection obligations of local exchange carriers. These interconnection obligations include resale, number portability, dialing parity, access to rights-of-way and reciprocal compensation. The FCC has determined that all CMRS carriers are considered telecommunications carriers, but for now, CMRS providers such as Tritel do not meet the 1996 Act's definition of a local exchange carrier.


     The 1996 Act establishes a framework for state commissions to mediate and arbitrate negotiations between incumbent local exchange carriers and carriers requesting interconnection, services or network elements. The 1996 Act establishes deadlines and policy guidelines for state commission decision-making and federal preemption in the event a state commission fails to act.


REVIEW OF UNIVERSAL SERVICE REQUIREMENTS

     The 1996 Act contemplates that interstate telecommunications providers, including CMRS providers, will "make an equitable and non-discriminatory contribution" to support the cost of providing universal service, although the FCC can grant exemptions in certain circumstances. A decision adopted by the 1996 Act-mandated Federal-State Joint Board rejected arguments that CMRS providers should be exempted from universal service obligations and concluded that, to the extent such carriers provide interstate service, they must contribute to universal service support mechanisms. The Joint Board also found that states could require CMRS providers to contribute to state support mechanisms. The FCC now requires all CMRS carriers to contribute to a universal service fund.


PROHIBITION AGAINST SUBSIDIZED TELEMESSAGING SERVICES


     The 1996 Act prohibits incumbent local exchange carriers from subsidizing telemessaging services, including voice mail, voice storage/retrieval, live operator service, and related ancillary services from their telephone exchange service or exchange access and from discriminating in favor of their own telemessaging operations.



CONDITIONS ON REGIONAL BELL OPERATING COMPANIES PROVISION OF IN-REGION INTERLATA SERVICES


     The 1996 Act establishes conditions generally requiring that, before engaging in landline interexchange services in states in which they provide landline local service, referred to as in-region interLATA services, regional Bell Operating Companies and their affiliates must provide access and interconnection to one or more unaffiliated competing providers of telephone exchange service. Regional Bell Operating Companies and their affiliates may provide wireless services, including broadband PCS, in markets that cross LATA boundaries as an incidental interLATA service.



REGIONAL BELL OPERATING COMPANIES COMMERCIAL MOBILE JOINT MARKETING

     The regional Bell Operating Companies are permitted to market jointly and sell wireless services in conjunction with telephone exchange service, exchange access, intraLATA and interLATA telecommunications and information services.


CMRS FACILITIES SITING

     The 1996 Act limits the rights of states and localities to regulate placement of CMRS facilities so as to prohibit or prohibit effectively the provision of wireless services or to discriminate among providers of such services. It also eliminates environmental effects from radiofrequency emissions, provided the wireless system complies with FCC rules, as a basis for states and localities to regulate the placement, construction or operation of wireless facilities.


EQUAL ACCESS

     The 1996 Act provides that wireless carriers are not required to provide equal access to common carriers for interexchange toll services. The FCC is authorized to require unblocked access to long distance providers of the user's choice subject to certain conditions.


DEREGULATION

     The FCC is required to forebear from applying any statutory or regulatory provision that it determines is not necessary to keep telecommunications rates and terms reasonable or to protect consumers. A state may not apply a statutory or regulatory provision that the FCC decides to forebear from applying. In addition, the FCC must review its telecommunications regulations every two years and change any that are no longer necessary.


     The 1996 Act was explicit in its preemption of certain components of local regulation of CMRS carriers, including the authority to preclude antenna site construction due to concerns over radiofrequency emissions. Rather than directly challenge federal authority in this area, local governments have instituted moratoria on further construction while the health, safety and historic preservation aspects of this matter are studied further. Currently there are over 200 such moratoria in effect across the country. There are a number of bills pending in Congress, some of which would strengthen the federal government's preemption authority and some which would weaken federal authority. Tritel PCS cannot predict how this issue will be resolved and the extent to which it may have a material impact on its ability to rapidly and efficiently construct its PCS network.



RELOCATION OF FIXED MICROWAVE LICENSEES


     In an effort to balance the competing interests of existing microwave users and newly authorized PCS licensees in the spectrum allocated for PCS use, the FCC has adopted (a) a transition plan to relocate fixed microwave operators that currently are operating in the PCS spectrum, and (b) a cost sharing plan so that if the relocation of an incumbent benefits more than one PCS licensee, the benefiting PCS licensees will help defray the costs of the relocation. PCS licensees will only be required to relocate fixed microwave incumbents if they cannot share the same spectrum. The transition and cost sharing plans expire on April 4, 2005, at which time remaining incumbents in the PCS spectrum will be responsible for their costs to relocate their fixed microwave to alternate spectrum locations.

     Relocation generally involves a PCS operator compensating an incumbent for costs associated with system modifications and new equipment required to move to alternate, readily available spectrum. The transition plan, as modified, allows most microwave users to operate in the PCS spectrum for a two-year voluntary negotiation period and an additional one-year mandatory negotiation period. For public safety entities dedicating a majority of their system communications for police, fire or emergency medical service operations, the voluntary negotiation period is three years. The FCC recently shortened the voluntary negotiation period to one year for commercial microwave operators, but retained the three year negotiation period for public safety licenses. Parties unable to reach agreement within these time periods may refer the matter to the FCC for resolution, but the existing microwave user is permitted to continue its operations until final FCC resolution of the matter.

     The FCC's cost-sharing plan allows PCS licensees that relocate fixed microwave links outside of their licensed spectrum to receive reimbursements from later-entrant PCS licensees that benefit from the clearing of their spectrum. Two non-profit clearinghouses currently administer the FCC's cost-sharing plan. Thus, Tritel PCS may be required in certain circumstances to defray the cost of earlier relocations by A-, B- and C-Block licensees.

     Including cost sharing for relocations performed by other PCS licensees and cost sharing reimbursements by other PCS licenses paid to Tritel PCS. Tritel PCS expects to spend a total of approximately $25 million for microwave relocation. Tritel PCS has completed the microwave relocations for all 1999 launch cities and does not expect any delays to scheduled service launches in 2000.



C-BLOCK LICENSE REQUIREMENTS


     Airwave Communications was the winning bidder for six licenses in the C-Block auction, which was designated as an entrepreneurs Block. FCC rules require each C-Block applicant and licensee to qualify as entrepreneur in order to hold C-Block licenses and that it qualify as a small business in order to receive certain financing preferences. The FCC determined that Entrepreneurs that qualify as small businesses would be eligible to receive a C-Block Loan from the U.S. Government for 90% of the dollar amount of their net winning bids in the C-Block auction. For small businesses, the period during which C-Block licensees may make interest-only payments is six years, with payments of principal and interest amortized over the remaining four years of the license term. For licenses acquired in the first C-Block auction, the interest rate for outstanding principal is 7.0%. In the most recent C- and F-Block re-auction, the FCC did not use installment payments, but instead required all applicants to pay their net bid in cash prior to granting the licenses. In order to ensure continued compliance with the FCC rules, the FCC has announced its intention to conduct random audits during the initial ten-year PCS license terms.

ENTREPRENEURS REQUIREMENTS


     In order to hold a C-Block license, an entity and its affiliates must have had (a) less than $125 million in gross revenues in each of fiscal 1993 and 1994 and (b) less than $500 million in total assets at the time it filed its application to qualify for the C-Block auction on FCC Form 175. Airwave Communications filed its Form 175 on November 6, 1995. In calculating a licensee's gross revenues and total assets for purposes of the entrepreneurs requirements, the FCC includes the gross revenues and total assets of the licensee's affiliates, those persons or entities that hold attributable interests in the licensee, and the affiliates of such persons or entities. However, the gross revenues and total assets of certain affiliates are not attributable to the licensee if the licensee maintains an organizational structure that satisfies certain control group requirements defined below. For at least five years after winning a C-Block license, a licensee must continue to meet the entrepreneurs requirements in order to remain eligible for the bidding credits and installment financing it received in the FCC's designated entity program.

     Airwave Communications qualified to enter the C-Block auction and is qualified to hold C-Block licenses. If the FCC were to determine that Airwave Communications did not satisfy the entrepreneurs requirements at the time it participated in the C-Block auction or that Tritel, Inc. fails to meet the ongoing entrepreneurs requirements, the FCC could revoke Tritel's PCS licenses, require Tritel, Inc. to restructure in order to come into compliance with the relevant regulation, fine Tritel, Inc., accelerate its installment payment obligations, or take other enforcement actions, including imposing the unjust enrichment penalties. Although Tritel, Inc. believes it has met the entrepreneurs requirements, there can be no assurance that it will continue to meet such requirements or that, if it fails to continue to meet such requirements, the FCC will not take action against Tritel, Inc.



SMALL BUSINESS REQUIREMENTS

     An entity that meets the entrepreneurs requirements may also receive certain preferential financing terms if it meets certain other small business requirements. These preferential financing terms include a 25% bidding credit and the ability to make quarterly interest-only payments on its C-Block Loan for the first six years of the license term. To meet the small business requirements, a licensee must have had average annual gross revenues of not more than $40 million for the three calendar years preceding the date it filed its Form 175. In calculating a licensee's gross revenues for purposes of the small business requirements, the FCC includes the gross revenues of the licensee's affiliates, those persons or entities that hold attributable interests in the licensee, and the affiliates of such persons or entities.


     By claiming status as a small business, Airwave Communications, Tritel, Inc.'s predecessor in interest, qualified for the 25% bidding credit and preferential financing. If the FCC were to determine that Tritel does not qualify as a small business, then Tritel, Inc. could be forced to repay the value of the bidding credit and preferential financing for which it was not qualified. Further, the FCC could revoke Tritel's PCS licenses, require it to restructure in order to come into compliance with the relevant regulation, accelerate its installment payment obligations, cause it to lose its bidding credits retroactively, fine Tritel, Inc. or take other enforcement actions, including imposing unjust enrichment penalties. Although Tritel, Inc. has been structured to meet the small business requirements, there can be no assurance that it will continue to meet such requirements or that, if it fails to continue to meet such requirements, the FCC will not take any of the aforementioned actions against Tritel, Inc.



CONTROL GROUP REQUIREMENTS

     If a C-Block licensee maintains an organizational structure in which at least 25% of its total equity on a fully-diluted basis is held by a control group that meets certain requirements, the FCC excludes certain assets and revenues from being attributed to such total revenue and gross asset calculations. The control group requirements mandate that the control group, among other things, have and maintain both actual and legal control of the licensee. Under the control group requirements:

     o an established group of investors meeting certain financial qualifications must own at least 15% of the licensee entity's total equity interest on a fully-diluted basis and at least 50.1% of the voting power in the licensee entity, and

     o additional control group members must hold, on a fully-diluted basis, the remaining 10% control group equity interest in the licensee entity.

     Additional control group members must be either:

     o  other qualifying investors in the control group;

     o  individual members of the licensee's management; or

     o non-controlling institutional investors, including most venture capital firms meeting FCC-specified criteria.


     A C-Block licensee must have met the control group requirements at the time it filed its Form 175 and must continue to meet the control group requirements for five years following the license grant date, subject to possible unjust enrichment obligations for ten years. Commencing the fourth year of the license term, the FCC rules (a) eliminate the requirement that additional control group members hold the 10% control group equity interest and
(b) allow the qualifying investors to reduce the minimum required control group equity interest from 15% to 10%. Nonqualifying (passive) investors may own up to 25% of the total equity on a fully diluted basis and may vote up to 25% of the voting interests.

     In order to meet the control group requirements, Tritel, Inc.'s Restated Certificate of Incorporation provides that outstanding shares of capital stock of Tritel, Inc. will always be subject to redemption by action of the Board of Directors of Tritel, Inc. if, in the judgment of the Board of Directors, such redemption is necessary to prevent the loss or secure the reinstatement of any license from the FCC held by Tritel, Inc. or any of its subsidiaries. Although Tritel, Inc. believes that it has taken sufficient steps to meet the control group requirements, there can be no assurance that Tritel, Inc. has met or will continue to meet the control group requirements, or that the failure to meet such requirements would not have a material adverse effect on Tritel PCS, including the possible revocation of Tritel's PCS licenses by the FCC.



FOREIGN OWNERSHIP LIMITATIONS


     The Communications Act requires that non-U.S. citizens, their representatives, foreign governments or corporations otherwise subject to domination and control by non-U.S. citizens may not own of record or vote (a) more than 20% of the capital contribution to a common carrier directly, or (b) more than 25% of the capital contribution to the parent corporation of a common carrier licensee, if the FCC determines such holdings are not within the public interest. Because the FCC classifies PCS as a common carrier offering, PCS licensees are subject to the foreign ownership limits. Congress recently eliminated restrictions on non-U.S. citizens serving as members on the board of directors and officers of a common carrier radio licensee or its parent. Under the World Trade Organization agreement ratified by the United States and 69 other countries as of February 5, 1998, the United States has agreed to permit indirect foreign ownership of up to 100% of a licensed company; however direct ownership will continue to be limited to 20%. Entities wishing to exceed the 25% indirect ownership threshold will now be accorded a strong presumption that foreign investment by other World Trade Organization member countries would serve the public interest. The FCC will review applications to exceed the 25% benchmark on a streamlined processing schedule. Airwave Communications' long form application with the FCC after the completion of the C-Block auction indicates that Airwave Communications is in compliance with the FCC foreign-ownership rules. However, if the foreign ownership of Tritel, Inc. were to exceed 25% in the future, the FCC could revoke Tritel PCS's licenses, require Tritel, Inc. to restructure its ownership to come into compliance with the foreign ownership rules or impose other penalties. Further, Tritel, Inc.'s Restated Certificate of Incorporation enables Tritel, Inc. to redeem shares from holders of Common Stock whose acquisition of such shares results in a violation of such limitation. The restrictions on foreign ownership could adversely affect Tritel, Inc.'s ability to attract additional equity financing from entities that are, or are owned by, non-U.S. entities.


F-BLOCK LICENSE REQUIREMENTS

     The FCC has for the most part extended its C-Block eligibility requirements and auction rules to the F-Block, with the following exceptions. For the purposes of determining the entrepreneur's asset limit, F-Block applicants do not count the value of C-Block licenses, although they must count other CMRS licenses, including A-Block and B-Block PCS licenses. F-Block auction participants, as well as D- and E-Block participants, were required to pay 20% of their net winning bid, as opposed to only 10% required of C-Block bidders.


     Participants in the F-Block auction could qualify for either of two bidding credit levels: applicants with average gross revenues of not more than $40 million during the previous three years received a 15% bidding credit, while applicants with average gross revenues of not more than $15 million for the same period are referred to as very small businesses and received a 25% bidding credit. For small businesses and very small businesses, the period during which F-Block licensees may make interest-only payments is two years, as opposed to six years for C-Block small businesses, with payments of principal and interest amortized over the remaining eight years of the license term. The interest rate applicable to Digital PCS for outstanding principal is 6.125%. Furthermore, F-Block licensees that fall more than 180 days behind in scheduled installment payments will incur a 5% late payment fee. By claiming status as a very small business, Airwave Communications qualified for the 25% bidding credit and the most favorable installment payment plan offered by the FCC.



     Digital PCS was the winning bidder for 32 licenses in the D-, E- and F-Block auction. The markets are comprised of 29 licenses in the F-Block, one license in the D-Block and two licenses in the E-Block. With respect to those licenses won in the F-Block auction, Tritel

     1. believes that Digital PCS structured itself to satisfy the FCC's very small business requirements,

     2. intends to maintain diligently its qualification as a very small business, and

     3. has structured the notes, including certain restrictions on ownership and transfer, in a manner intended to ensure compliance with the applicable FCC rules.

     Tritel, Inc. has relied on representations of its investors to determine its compliance with the FCC's rules applicable to C-Block and F-Block licenses. There can be no assurance, however, that Tritel, Inc.'s investors or Tritel, Inc. itself will continue to satisfy these requirements during the terms of the PCS licenses granted to its license subsidiaries or that Tritel, Inc. will be able to successfully implement divestiture or other mechanisms included in Tritel, Inc.'s Restated Certificate of Incorporation that are designed to ensure compliance with FCC rules. Any non-compliance with FCC rules could subject Tritel, Inc. to penalties, including a fine or revocation of its PCS licenses.


TRANSFER RESTRICTIONS

     Within the first five years of the grant of a C- or F- Block license, transfer of the license is permitted only to another entity eligible for the C- or F-Block, such as another small business or very small business. If transfer occurs during years six through ten of the initial license term to a company that does not qualify for the same level of auction preferences as the transferor, such a sale would be subject to full payment of bidding credits and immediate payment of the outstanding balance of the government installment payment debt as a condition of transfer, known as the FCC unjust enrichment penalties. In addition, if Tritel, Inc. wishes to make any change in ownership structure during the initial license term involving the de facto or de jure control of Tritel, Inc., it must seek FCC approval and may be subject to the FCC unjust enrichment penalties indicated above.

BUILDOUT REQUIREMENTS


     The FCC has mandated that recipients of PCS licenses adhere to five-year and ten-year buildout requirements. Under both five- and ten-year buildout requirements, all 30 MHz PCS licensees, such as C-Block licensees, must construct facilities that offer coverage to at least one-third of the population in their service area within five years from the date of initial license grants. Service must be provided to two-thirds of the population within ten years. In the D-, E- and F-Blocks, 10 MHz PCS licenses are required to reach one-quarter of the population within five years or make a showing of substantial service within five years. The FCC, however, has not defined the term "substantial services." Violations of these regulations could result in license revocations or forfeitures or fines or other sanctions, such as reductions in service areas.



ADDITIONAL REQUIREMENTS

     As a C- and F-Block licensee, Tritel, Inc. will be subject to certain restrictions that limit, among other things, the number of broadband PCS licenses it may hold as well as certain cross-ownership restrictions pertaining to cellular and other wireless investments.


PENALTIES FOR PAYMENT DEFAULT


     In the event that its license subsidiaries become unable to meet their obligations under the government financing, the FCC could in such instances reclaim some or possibly all of Tritel, Inc.'s licenses, re-auction them, and subject Tritel, Inc. to a penalty comprised of the difference between the price at which it acquired its license and the amount of the winning bid at re-auction, plus an additional penalty of 3% of the lesser of the subsequent winning bid and the defaulting bidder's bid amount.


OTHER FCC REQUIREMENTS

     Regulatory Parity. The FCC has adopted rules designed to create consistency in the manner in which it regulates similar types of mobile service providers. According to these rules, all CMRS providers that offer substantially similar services will be subject to similar regulation. A CMRS service is one in which the mobile radio service is provided for a profit, interconnected to the public switched telephone networks, and made available to the public. Under these rules, providers of SMR and ESMR services are subject to regulations similar to those governing cellular and PCS carriers if they offer an interconnected commercial mobile service.

     Commercial Mobile Radio Service Spectrum Ownership Limit. The FCC has limited the amount of broadband CMRS spectrum, including cellular, broadband PCS and SMR, in which an entity may hold an attributable interest in a given geographic area to 45 MHz (55 MHz in certain rural areas). For these purposes, only PCS and other CMRS licenses are attributed to an entity where its equity exceeds certain thresholds, the entity is an officer or director of a broadband PCS, cellular or SMR licensee, or certain other relationships exist which cause an interest to be attributable. Our ability to raise capital from entities with attributable broadband CMRS interests in certain geographic areas is likely to be limited by this restriction. See "Management's Discussion and Analysis--Pending License Acquisition."

     Resale. The FCC has adopted rules that prohibit broadband PCS, cellular and certain SMR and ESMR licensees from restricting the resale of their services. The FCC has determined that the availability of resale will increase competition at a faster pace by allowing new entrants to the launch service quickly through the resale of their competitors' services while they are building out their own facilities. This prohibition is scheduled to expire in November 2002. However, the FCC has received petitions requesting the FCC to extend the five-year period. Additionally, the FCC requires such carriers to provide roaming service to subscribers of other such carriers, through which roaming subscribers of other carriers may make calls after establishing a method of payment with a host carrier.

     Number Portability. The FCC has imposed number portability requirements on broadband PCS, cellular and certain SMR and ESMR providers. The Commission's number portability rules requires that such licensees provide their customers with the ability to change carriers while retaining phone numbers. By November 24, 2002, CMRS providers must be able to offer number portability without the impairment of quality, reliability or convenience when switching service providers, including the ability to support roaming throughout their networks. The FCC has solicited further comment on the appropriate cost-recovery methods regarding long-term number portability.

     E-911. The FCC also requires cellular, PCS, and certain SMR and ESMR carriers to transmit all wireless 911 emergency calls to Public Safety Answering Points without any credit checks or validation. The FCC also requires that such carriers must be capable of transmitting 911 calls from individuals with speech or hearing disabilities through means such as text telephone devices. By October 2001, carriers must be able to provide the Public Safety Answering Point with the location of the mobile caller within a radius of 125 meters. The FCC proceeding implementing these requirements is ongoing and these requirements remain subject to further modification. On October 26, 1999, the Wireless Communications and Public Safety Act was signed into law by President Clinton. This new law seeks to enhance public safety by making 911 the universal emergency assistance number, promoting wireless communications, clarifying and enhancing the liability protections afforded to wireless carriers for both emergency and non-emergency service, and supporting the location of wireless consumers in distress.

     RF Emissions. In August 1996, as revised in August 1997, the FCC adopted new guidelines and methods for evaluating the effects of radiofrequency emissions from transmitters including PCS mobile telephones and base stations. The new guidelines, which are generally more stringent than previous requirements, were effective immediately for hand-held devices and became effective for other devices on October 15, 1998.

     CALEA. Wireless providers are subject to the Communications Assistance for Law Enforcement Act also known as the Wiretap Act, which is under the purview of the Department of Justice. The Wiretap Act requires carriers to have a specific number of open ports available for law enforcement personnel with the appropriate legal authority to perform wiretaps on the carrier's network. Full implementation of The Wiretap Act's assistance capability requirements, however, is not required until June 30, 2000 because the FCC has found that there is a lack of equipment available to meet these requirements.

     Calling Party Pays. The FCC is considering mechanisms to permit CMRS carriers to charge the party initiating the call (even if not the CMRS subscriber).

     Other Federal Regulations. Wireless networks are subject to certain Federal Aviation Administration, Environmental Protection Agency and FCC guidelines regarding the location, lighting and construction of transmitter towers and antennas. In addition, the FCC has authority to enforce certain provisions of the National Environmental Policy Act as they would apply to our facilities. We intend to use common carrier point-to-point microwave and traditional landline facilities to connect base station sites and link them to their respective main switching offices. These microwave facilities have historically been separately licensed by the FCC on a first-come, first-served basis, although the FCC could decide to auction certain of such licenses, and are subject to specific service rules.

     Wireless providers also must satisfy a variety of FCC requirements relating to technical and reporting matters. One such requirement is the coordination of proposed frequency usage with adjacent wireless users, permittees and licensees in order to avoid radiofrequency interference between adjacent networks. In addition, the height and power of base station transmitting facilities and the type of signals they emit must fall within specific parameters.

     State and Local Regulation. The scope of state regulatory authority covers such matters as implementing those parts of the Communications Act governing the terms and conditions of interconnection between local exchange carriers and wireless carriers, customer billing information and practices, billing disputes, other consumer protection matters, environmental, zoning, and historical preservation, certain facilities construction issues, the bundling of services and equipment, and requirements relating to making capacity available to third party carriers on a wholesale basis. In these areas, particularly the terms and conditions of interconnection between local exchange carriers and wireless providers, the FCC and state regulatory authorities share regulatory responsibilities with respect to interstate and intrastate issues, respectively.


     Tritel, Inc. and its subsidiaries have been and intend to remain active participants in rulemaking and other administrative policy proceedings before the FCC and before state regulatory authorities. Proceedings with respect to the foregoing policy issues before the FCC and state regulatory authorities could have a significant impact on the competitive market structure among wireless providers and the relationships between wireless providers and other carriers.

                  JOINT VENTURE AGREEMENTS WITH AT&T WIRELESS


     On May 20, 1998, Tritel, Inc., Airwave Communications, Digital PCS, AT&T Wireless, TWR Cellular, Inc., an indirect wholly-owned subsidiary of AT&T Corp., certain cash equity investors and certain members of management entered into the Securities Purchase Agreement which provided for the formation of the Tritel, Inc.-AT&T Wireless joint venture and related equity investments. On January 7, 1999, the transactions contemplated by the Securities Purchase Agreement were closed and the parties entered into a Network Membership License Agreement, Roaming Agreement, Roaming Administration Agreement, Stockholders' Agreement, Long Distance Agreement, Closing Agreement and agreed on a form of Resale Agreement.


     The following description is a summary of the material provisions of the Securities Purchase Agreement, Network Membership License Agreement, Roaming Agreement, Roaming Administration Agreement, Stockholders' Agreement, Long Distance Agreement, Closing Agreement and form of Resale Agreement. It does not restate those agreements in their entirety and is qualified in its entirety by reference to each agreement.


 Securities Purchase Agreement


     Under the Securities Purchase Agreement: (1) AT&T Wireless and TWR assigned the AT&T contributed Pops to Tritel, Inc. or one or more wholly-owned subsidiaries of Tritel in exchange for shares of Tritel, Inc.'s Series A Preferred Stock and Series D Preferred Stock; (2) Airwave Communications and Digital PCS assigned to Tritel or one or more wholly-owned subsidiaries of Tritel, Inc. their contributed Pops and certain other assets in exchange for shares of Series C Preferred and the assumption of certain liabilities of Airwave Communications and Digital PCS, including the indebtedness owed to the United States Department of the Treasury for the Airwave Communications and Digital PCS contributed Pops; and (3) the Cash Equity Investors purchased shares of the Series C Preferred.

     The AT&T contributed Pops are comprised of licenses providing for the right to use 20 MHz of authorized frequencies in geographic areas that cover approximately 9.1 million Pops, which AT&T Wireless has partitioned and disaggregated from certain of its 30 MHz A- and B-Block PCS licenses. AT&T Wireless has reserved the right to use, and market and sell to others, any services on the 10 MHz of spectrum that it retains in the creation of the AT&T contributed Pops, subject to the exclusivity provisions of the Stockholders' Agreement and the License Agreement.


     Except as specified in the Securities Purchase Agreement and the related agreements, none of AT&T Wireless, TWR nor any of their respective affiliates has any further obligation or commitment to acquire debt or equity securities of Tritel, Inc., provide or arrange for debt or equity financing for Tritel, Inc. or provide services to or otherwise assist Tritel, Inc. in connection with the conduct of its business. The Securities Purchase Agreement does not contain any restrictions on AT&T Wireless, TWR, or any of their respective affiliates, from competing, directly or indirectly, with Tritel.


 AT&T Wireless Network Membership License Agreement


     As part of its strategic alliance with AT&T Wireless, Tritel, Inc. has entered into the AT&T Wireless Network Membership License Agreement with AT&T Corp. and its affiliates, including AT&T Wireless. Under the License Agreement, Tritel, Inc. has been granted a royalty-free, non-exclusive license to use the AT&T logo with the globe design, the related trade dress and the expression "Member of the AT&T Wireless Network" and variations of the foregoing, in equal emphasis with its own brands or marks, in its markets in the marketing of its mobile wireless telecommunications products and services. The license does not permit, however, the use of the AT&T licensed marks in connection with providing or reselling long distance or local service or any other product or service other than those covered by Tritel, Inc.'s PCS licenses. AT&T has retained the unimpaired right to use the AT&T licensed marks in Tritel, Inc.'s markets for marketing, offering or providing any products or services. AT&T will not grant to any other person providing mobile wireless telecommunications products or services in Tritel, Inc.'s markets a right or license to use the

AT&T licensed marks, except to a person that is a reseller of Tritel, Inc.'s services, a person acting as Tritel, Inc.'s agent or a person that provides fixed wireless telecommunications services to or from specific locations, such as buildings or office complexes, so long as such services do not constitute mobile wireless telecommunications services in Tritel, Inc.'s markets. Tritel, Inc. is not permitted to assign, sub-license or transfer any of its rights, obligations or benefits under the License Agreement.

     In an effort to ensure that Tritel, Inc.'s service meets AT&T's high quality standards, Tritel, Inc. has agreed to abide by certain quality standards set forth in the License Agreement and to permit AT&T to conduct inspections of its facilities from time to time.

     The License Agreement is for an initial term of five years. The License Agreement will be renewed for an additional five-year term if:

     o each party gives the other notice of intent to renew at least 90 days prior to the expiration of the initial term, or

     o  during the period which begins 120 days prior to expiration and ends
        110 days prior to expiration, either party requests that the other party provide notice of intent to renew, and the other party either gives notice of intent to renew or fails to respond to such request.

     AT&T is permitted to terminate the License Agreement if Tritel, Inc.:

     o uses the AT&T licensed marks other than as provided in the License Agreement;

     o uses the AT&T licensed marks in connection with any marketing or provision of telecommunications services that fails to meet AT&T's quality standards in any material respect;

     o refuses or neglects a request by AT&T Wireless for access to Tritel, Inc.'s facilities or marketing materials for a period of more than five business days after the receipt of notice thereof;

     o  experiences a change of control;

     o  becomes bankrupt;

     o fails to maintain its rights to hold FCC licenses with respect to its markets representing 5% or more of Tritel, Inc.'s Pops, unless the failure is the result of AT&T's actions or inactions;

     o licenses, assigns, transfers, disposes of or relinquishes any of the rights granted to it in, and other than as permitted by, the License Agreement;

     o fails to obtain permission from AT&T Wireless to use the AT&T licensed marks in sponsoring, endorsing or affiliating with any event, meeting, charitable endeavor or other undertaking that has a material adverse effect on AT&T or the AT&T licensed marks;

     o fails to maintain any and all confidential information furnished to it in the strictest confidence; or

     o commits a substantial company breach as defined in the Stockholders' Agreement.

     Upon the later to occur of: (a) consummation of a Disqualifying Transaction, as defined below, or (b) the second anniversary of the date AT&T gives notice to Tritel, Inc. that it has entered into a letter of intent or binding agreement to engage in a Disqualifying Transaction, AT&T may terminate the License Agreement with Tritel, Inc. by providing notice to Tritel, Inc. However, no such termination may occur during the initial term. If Tritel, Inc. has not exercised its right to convert all of AT&T's Series A and Series D Preferred into Series B Preferred, the termination only applies to that portion of Tritel's markets that overlap the markets in which a party to such Disqualifying Transaction owns an FCC license to provide Commercial Mobile Radio Service (the "Overlap Markets"). Upon a termination of the License Agreement, Tritel must cease using the AT&T Licensed Marks within 90 days.

     The License Agreement will also terminate in the event that AT&T Wireless converts any of its shares of Series A Preferred into Common Stock on the later of (a) the initial term plus any renewal periods, or (b) two years from the date of such conversion.

     The term "Disqualifying Transaction" means a merger, consolidation, asset acquisition or disposition, or other business combination involving AT&T Corp. or its affiliates and another person, which other person

     (a) derives from telecommunications businesses annual revenues in excess of $5 billion,

     (b) derives less than one-third of its aggregate revenues from wireless telecommunications services,

     (c) owns FCC Licenses to offer, and does offer, mobile wireless telecommunications services, except certain specified services, serving more than 25% of the Pops within Tritel, Inc.'s licensed territory, and

     (d) with respect to which AT&T Wireless has given notice to Tritel, Inc. specifying that such merger, consolidation, asset acquisition or disposition or other business combination shall be a Disqualifying Transaction for purposes of this agreement and the transactions contemplated thereby.


 Roaming Agreement

     Tritel, Inc. and AT&T Wireless, along with their respective affiliates, have also entered into an intercarrier roamer service agreement, called the Roaming Agreement, to allow subscribers of one party to roam onto the wireless network of the other party when a subscriber travels into a geographic area that the other party services.

     The Roaming Agreement states that both Tritel, Inc. and AT&T Wireless will provide automatic call delivery to the other party's customers who roam into its geographic area. To facilitate this service, each party will agree to provide continuously the necessary hardware, software and transmission facilities to support such call delivery, either directly or through a separate network of wireless communications carriers.

     The Roaming Agreement has an initial term of 20 years, subject to earlier termination, and thereafter will continue on a month-to-month basis until terminated with 90 days written notice. The agreement may be terminated or suspended upon default by either party for

     o material breach of any term of the Roaming Agreement that continues unremedied for 30 days;

     o  a voluntary liquidation or dissolution of either party;

     o a final order by the FCC revoking or denying renewal of a material PCS license or permit granted to either party; or

     o  a bankruptcy of either party.


     Either party may suspend its certain aspects of its services if it determines that fraudulent or unauthorized use of the system has reached an unacceptable level of financial loss.



 Roaming Administration Service Agreement

     Tritel, Inc. and AT&T Wireless also have entered into a roaming administration service agreement to allow Tritel, Inc. to receive certain benefits under intercarrier roaming services agreements between AT&T Wireless and other specified wireless carriers, to permit subscribers of those other wireless carriers to use the facilities of Tritel, Inc. in accordance with the applicable intercarrier roaming services agreements and to make available to Tritel, Inc. the roaming administration services of AT&T Wireless. The Roaming Administration Agreement provides that AT&T Wireless will perform, for a fee, roaming administration and settlement services to manage Tritel, Inc.'s roaming program.

     The Roaming Administration Agreement has an initial term of two years, subject to earlier termination, and thereafter will renew automatically for successive terms of one year each until either party chooses not to renew upon 90 days prior written notice. The Roaming Administration Agreement may be terminated for any of the following reasons:

     o  material breach by either party;


     o material and unreasonable interference with one party's operations by the operations of the other party for a period exceeding ten days;


     o by AT&T Wireless with respect to any intercarrier roaming services agreement or its interoperability agreement with EDS Personal Communications Corporation, in the event the applicable agreement expires or is terminated. The current interoperability agreement with EDS Personal Communications Corporation expires on March 31, 2000, with respect to settlement services and on June 30, 1999, with respect to call validation services;

     o by AT&T Wireless in the event that Tritel, Inc. is no longer a member in good standing with the North American Cellular Network, Inc.;

     o by AT&T Wireless with respect to the roaming administration services received under AT&T Wireless's interoperability agreement with EDS Personal Communications Corporation should that agreement expire or terminate; or

     o  by either party for any reason upon 180 days prior written notice.

     Upon termination of the Roaming Administration Agreement for any of the reasons set forth above, each party shall immediately, or upon final accounting, pay all amounts owing to the other parties thereunder, whether due or to become due.


 Stockholders' Agreement

     AT&T Wireless, the management stockholders and the cash equity investors have entered into a Stockholders' Agreement with Tritel, Inc.

     o  to provide for the management of Tritel, Inc.;

     o to impose certain restrictions on the sale, transfer or other disposition of the securities of Tritel; and


     o to create certain rights related to such securities, including representation on Tritel, Inc.'s board of directors, a right of first offer, a right of participation, a right of inclusion and registration rights.


     Management. The Stockholders' Agreement provides that the Board of Directors of Tritel, Inc. will consist of thirteen members. For so long as required by the FCC, the management stockholders will nominate four members, each of whom must be an officer of Tritel, Inc. and each of whom will have 1/2 of a vote, AT&T Wireless will nominate two members and the cash equity investors will nominate three members. The remaining four directors will be nominated by the management stockholders, with one such nomination subject to the consent of the cash equity investors alone, with the remaining three subject to the consent of the cash equity investors and AT&T Wireless. Once permitted by FCC regulation, the remaining four directors will be nominated by the cash equity investors, with three of these nominations subject to the consent of AT&T Wireless and Messrs. Mounger and Martin.

     All actions of the Board of Directors will require a majority vote of the entire Board of Directors, except that certain significant transactions will require the vote of at least three of the five directors nominated by the cash equity investors and AT&T Wireless and four of the six votes cast by the directors nominated by the management stockholders and the four remaining directors nominated by the management stockholders or the cash equity investors as described above. Such significant transactions include, but are not limited to,

     o a sale or transfer of a material portion of the assets of Tritel, Inc. or any subsidiary;

     o  a merger or consolidation of Tritel, Inc. or any subsidiary;

     o the offering of any securities of Tritel, Inc. or any subsidiary other than as contemplated by the Securities Purchase Agreement;

     o  the hiring or termination of any executive officer of Tritel, Inc.;

     o  the incurrence of certain indebtedness;

     o  the making of certain capital expenditures; and

     o the initiation of any bankruptcy proceeding, dissolution or liquidation of Tritel, Inc. or any subsidiary.


     Restrictions on Transfer. The stockholders, including AT&T Wireless and TWR, have agreed not to, directly or indirectly, transfer or otherwise grant or create certain liens in, give, place in trust or otherwise voluntarily or involuntarily dispose of ("Transfer") any share of Company Stock, defined in the Stockholders' Agreement, beneficially owned by such stockholder on or prior to an initial public offering, or IPO, of Tritel, Inc.'s common stock, subject to certain limited exceptions. In addition, the stockholders, including AT&T Wireless and TWR, have agreed not to Transfer any share of Series C Preferred, Series D Preferred or Common Stock until January 7, 2002, except to affiliates and except that cash equity investors may Transfer shares to other cash equity investors and up to 1,000 shares to management stockholders. The management stockholders have agreed not to Transfer any shares of Class A Common Stock until January 7, 2004 except to Tritel, Inc. and except the 25% of their Class A Common Stock that may be transferred upon the later of an IPO or January 7, 2002.

     Right of First Offer. If a non-AT&T Wireless stockholder desires to sell shares of preferred or common stock, other than Voting Preference Stock and Class C Common Stock, to a third party, such stockholder must first offer such shares to AT&T Wireless. AT&T Wireless will then have ten business days to offer to purchase all, but not less than all, of such shares at the offered price. If AT&T Wireless does not accept such offer, such investor may offer the shares to other potential purchasers at or above the offer price, for up to 90 days. If AT&T Wireless or TWR desires to sell shares of preferred or common stock, the cash equity investors will have the same right of first offer. In the event that neither any cash equity investor nor AT&T Wireless purchases such shares pursuant to the above rights, the shares may be sold to any person other than a prohibited transferee as defined in the Stockholders' Agreement.


     Right of Inclusion. No stockholder shall Transfer shares of any series or class of preferred, other than Series B Preferred, or common stock (collectively, "Inclusion Stock") to persons who are not affiliates of such person if the Transfer would result in such stockholder, or stockholders acting in concert, Transferring 25% or more of the outstanding shares of any class of Inclusion Stock (an "Inclusion Event"), unless the terms and conditions of such Transfer include an offer to AT&T Wireless, the cash equity investors and the management stockholders (each, an "Inclusion Event Offeree") for each of them to sell to the purchaser of the Inclusion Stock the same proportion of each Inclusion Event Offeree's Inclusion Stock as proposed to be sold by the selling Stockholder. In the event that such person does not agree to purchase all of the shares of Inclusion Stock proposed to be sold, then the selling stockholder and each Inclusion Event Offeree will have the right to sell a proportionate amount of Inclusion Stock to such person. For purposes of determining an Inclusion Event, if the Inclusion Stock is Series C Preferred, then Series D shall also be deemed to be Inclusion Stock, and Series C Preferred and Series D Preferred shall be deemed to be one class of preferred stock.

     Right of First Negotiation. Following an IPO, any stockholder desiring to Transfer any shares of Common Stock or Series C Preferred (1) pursuant to an underwritten registration, (2) pursuant to Rule 144 under the Securities Act or
(3) in a transaction or series of related transactions resulting in the Transfer of not more than ten percent of all common stock on a fully diluted basis, excluding for such purposes the Series A Preferred Stock, must first give AT&T Wireless written notice thereof containing the proposed terms of such sale. For the applicable first negotiation period, AT&T Wireless will have the exclusive right to negotiate with such Stockholder regarding the purchase of such shares. The stockholder has the right to reject any offer made by AT&T Wireless during such first negotiation period. Upon the expiration of the first negotiation period, the stockholder has the right to sell the shares included in the notice on such terms and conditions as are acceptable to the Stockholder in its sole discretion during the applicable offer period.

     If shares of common stock are proposed to be Transferred pursuant to an underwritten registration, the applicable first negotiation period is ten days and the applicable offer period is 120 days. If shares of common stock are proposed to be Transferred pursuant to Rule 144, the applicable first negotiation period is three hours and the applicable offer period is five business days. If shares of common stock are proposed to be Transferred in a transaction or series of related transactions resulting in the sale of not more than ten percent of all common stock on a fully diluted basis, excluding for such purposes the Series A Preferred, the applicable first negotiation period is one business day, provided the notice is given prior to 9:00 a.m. on the day prior to the proposed Transfer, and the applicable offer period is ten business days.

     Demand Registration Rights. From and after the ninety-first day following the date of the IPO, or such longer period as may be required by the managing underwriter, any "Qualified Holder" and management stockholders that in the aggregate beneficially own at least 50.1% of the Class A Voting Common Stock then beneficially owned by the management stockholders (each, a "Demanding Stockholder") will have the right to require Tritel, Inc. to file a registration statement under the Securities Act covering the Class A Common Stock (a "Demand Registration"), subject to certain limited exceptions.

     A "Qualified Holder" is defined as:

    (a) any stockholder or group of stockholders that beneficially owns shares of Class A Voting Common Stock reasonably expected, upon sale, to result in aggregate gross proceeds of at least $25 million; or

    (b) AT&T Wireless and TWR for so long as they beneficially own in the aggregate greater than two-thirds of the initial issuance to them of shares of Series A Preferred.

     Tritel, Inc. will not be obligated to effect more than two separate Demand Registrations in any twelve-month period, provided that only one request for Demand Registration may be exercised by AT&T Wireless and/or Management Stockholders that in the aggregate beneficially own at least 50.1% of the shares of the Class A Voting Common Stock then beneficially owned by the Management Stockholders during any twelve-month period. If Tritel, Inc. determines that a Demand Registration would interfere with any pending or contemplated material transaction, Tritel, Inc. may defer such Demand Registration subject to certain limitations.

     Piggyback Registration Rights. If Tritel, Inc. proposes to register any shares of Class A Voting Common Stock, or securities convertible into or exchangeable for shares of Class A Common Stock, with the Securities and Exchange Commission under the Securities Act, Tritel, Inc. will, subject to certain limitations, give notice of the proposed registration to all stockholders and include all common stock as to which it has received a request for inclusion, subject to customary underwriter cutbacks.


     Consequences of a Disqualifying Transaction. Upon consummation of a Disqualifying Transaction, the exclusivity provisions of the Stockholders' Agreement applicable to AT&T Wireless and TWR will terminate as to all of Tritel, Inc.'s markets. However, if Tritel, Inc. has not exercised its right to convert all of AT&T's Series A and Series D Preferred into Series B Preferred, the termination applies only to the Overlap Markets.


     Upon AT&T Wireless's terminating its obligations and those of TWR in connection with a Disqualifying Transaction, Tritel, Inc. will have the right to cause AT&T Wireless and TWR, or their transferees other than any cash equity investor, to exchange all or a proportionate number of shares of Series A Preferred then owned by AT&T Wireless and TWR equal to a fraction, the numerator of which is the number of Pops in the Overlap Markets and the denominator of which is the total number of Pops in all of Tritel, Inc.'s markets, for an equivalent number of shares of Series B Preferred. Tritel, Inc. shall have similar conversion rights with respect to any Series D Preferred shares, or Series B Preferred or common stock into which such shares have been converted, owned by AT&T Wireless and TWR.

     Additional Covenants. To induce the stockholders to enter into the Stockholders' Agreement, Tritel has agreed to, among other things:

     o construct a network system to cover the territory of its PCS licenses according to an agreed upon buildout plan;

     o arrange for all necessary microwave relocation and reimburse AT&T for any such relocation costs it incurs in connection with the AT&T contributed Pops;

     o offer certain service features and adhere to certain quality standards;

     o refrain from entering into certain merger, sale or liquidation transactions or to effect a change in the business of Tritel, Inc. without the prior consent of AT&T Wireless;


     o refrain from marketing, offering, providing or reselling interexchange services other than its own or AT&T's;


     o enter into Resale Agreements with AT&T Wireless from time to time at the request of AT&T Wireless;


     o refrain from soliciting for employment AT&T's personnel for a limited period; and


     o permit AT&T Wireless to co-locate certain cell sites in locations holding Tritel, Inc. cell sites.

     Concurrently, AT&T Wireless has agreed to, among other things:

     o assist Tritel, Inc. in obtaining discounts from AT&T Wireless equipment vendors;

     o refrain from soliciting for employment Tritel, Inc.'s personnel for a limited period; and

     o permit Tritel, Inc. to co-locate certain cell sites in locations holding AT&T Wireless cell sites.

     In addition, stockholders other than AT&T Wireless that are subject to the Stockholders' Agreement have agreed to refrain from providing, reselling or acting as agent for any person offering wireless services in territories designated to Tritel, Inc.

     Term. The Stockholders' Agreement will terminate after eleven years and may be terminated earlier upon the consent of all parties, or if one stockholder should beneficially own all of the Class A Voting Common Stock. If not otherwise terminated, the provisions regarding the management of Tritel, Inc. and the transfer of shares will terminate after ten years, and the provisions regarding registration rights will terminate after 20 years.


 Long Distance Agreement


     Tritel, Inc. and AT&T Wireless Services, Inc. have entered into a Long Distance Agreement which provides that Tritel, Inc. will purchase interstate and intrastate long distance services from AT&T Wireless for a term of up to three years. These long distance services will be purchased at preferred rates, which are contingent upon Tritel, Inc.'s continuing affiliation with AT&T Wireless, and will be resold to Tritel, Inc.'s customers. Under the Long Distance Agreement, Tritel, Inc. must meet a yearly minimum traffic volume commitment which is to be negotiated between Tritel, Inc. and AT&T Wireless. If the minimum traffic volume commitment is not met by Tritel, Inc., then it must pay to AT&T Wireless an amount equal to the difference between AT&T's expected fee based on the minimum traffic volume commitment and its fee based on the actual traffic volume.



 Closing Agreement

     Tritel, Inc., AT&T Wireless and the other parties to the Securities Purchase Agreement have entered into a Closing Agreement to provide for certain matters set forth in the Securities Purchase

Agreement, including, among other things, consent for certain of Tritel, Inc.'s subsidiaries to enter into agreements and to conduct Tritel, Inc.'s operations, and direction that certain PCS licenses be transferred to Tritel, Inc.'s subsidiaries by AT&T Wireless, Airwave Communications, Digital PCS and Central Alabama Partnership.


 Resale Agreement


     Tritel, Inc. and AT&T Wireless have also agreed on the form of a Resale Agreement to be entered into from time to time, which permits AT&T Wireless, its affiliates and one person designated by AT&T Wireless, who is licensed to provide telecommunications services in such area under AT&T's service marks, for any geographic area within the territory covered by Tritel, Inc.'s licenses, each, referred to as a reseller, to purchase access to and usage of Tritel, Inc.'s wireless telecommunications services for resale to its subscribers. Tritel, Inc. has agreed to provide service to the reseller on a nonexclusive basis, and therefore will retain the right to market and sell its services to other customers in competition with AT&T Wireless.


     The Resale Agreement will have an initial term of ten years and will be automatically renewed for additional one-year terms, unless it is previously terminated. The reseller has the right to terminate the Resale Agreement for any reason upon 180 days written notice. Following the eleventh anniversary of the commencement date of the Resale Agreement, either party may terminate the agreement on 90 days written notice for any reason.


     In addition, either the reseller or Tritel, Inc. may terminate the Resale Agreement after any of the following events occur and continue unremedied for some time period:

     o  certain bankruptcy events of Tritel, Inc. or the reseller;

     o the failure of either the reseller or Tritel, Inc. to pay any sum owed to the other at the time such amount comes due;

     o the failure of the reseller or Tritel, Inc. to perform or observe any other material term, condition, or covenant to be performed by it under the Resale Agreement;

     o the commission of any illegal act by or the filing of any criminal indictment or information against the reseller, its proprietors, partners, officers, or directors or stockholders controlling in the aggregate or individual 10% or more of the voting rights or equity interests of the reseller;

     o the furnishing, within a twelve-month period, by the reseller to Tritel, Inc. of two or more checks that are not paid when presented due to insufficient funds;

     o  an unauthorized assignment of the Resale Agreement;

     o failure by the reseller to meet the eligibility requirements as described in the Resale Agreement; and

     o either party attempts to incorporate into its marks, or challenge the other party's service marks, trademarks or trade names, including, without limitation, all terms and conditions of each service plan selected by the reseller.

     Upon termination, Tritel, Inc. will have no further obligation to provide the reseller access to and usage of Tritel, Inc.'s PCS services.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

     The executive officers and directors of Tritel, Inc., and their ages, at October 31, 1999, were as follows:


             NAME               AGE                          POSITION
            ------             -----                        -----------
William M. Mounger, II .......  42   Chairman of the Board of Directors and Chief Executive
                                     Officer
William S. Arnett ............  49   Director and President
E.B. Martin, Jr. .............  43   Director, Executive Vice President, Treasurer and Chief
                                      Financial Officer
Scott I. Anderson ............  41   Director
Alex P. Coleman ..............  32   Director
Gary S. Fuqua ................  47   Director
Ann K. Hall ..................  34   Director
Andrew Hubregsen .............  38   Director
David A. Jones, Jr. ..........  41   Director
H. Lee Maschmann .............  42   Director
Elizabeth L. Nichols .........  46   Director
Kevin J. Shepherd ............  43   Director


     The executive officers and directors of Tritel PCS, at October 31, 1999, were as follows:

               NAME                                              POSITION
              ------                                            ----------
William M. Mounger, II ..........   Chairman of the Board of Directors, Chief Executive Officer and
                                     President
E.B. Martin, Jr. ................   Director, Executive Vice President, Treasurer and Chief Financial
                                     Officer

     The executive officers, directors and key employees of Tritel Communications, Inc., our operating subsidiary, at October 31, 1999, were as follows:


               NAME                  AGE                            POSITION
              ------                -----                          ----------
William M. Mounger, II ..........    42     Chairman of the Board of Directors and Chief Executive
                                            Officer
William S. Arnett ...............    49     President
E.B. Martin, Jr. ................    43     Director, Executive Vice President, Treasurer and Chief
                                            Financial Officer
T. Clark Akers ..................    42     Senior Vice President-External Affairs
Timothy Burnette ................    43     Senior Vice President-Engineering and Technical
                                            Operations
Keith Halford ...................    48     Senior Vice President-Marketing
Kirk Hughes .....................    40     Senior Vice President-Information Systems
Doug McQueen ....................    38     Senior Vice President-Sales Operations
James H. Neeld, IV ..............    39     Senior Vice President-General Counsel and Secretary
Karlen Turbeville ...............    40     Senior Vice President-Finance
Dennis M. Watford ...............    51     Senior Vice President-Human Resources and
                                            Administration



     Effective September 1, 1999, Jerry M. Sullivan, Jr. resigned from the Boards of Tritel, Inc. and its subsidiaries and ceased to be one of its executive offiers. These Board vacancies have not been filled.


     William M. Mounger, II. Mr. Mounger has served as Chief Executive Officer of Tritel, Inc. and Mercury Communications since 1998 and 1990, respectively. In addition, Mr. Mounger served as

President of Tritel, Inc. until January 1999. Mr. Mounger was a member of the Cellular One Advisory Council from 1992-1994 and served as its Chairman from 1993-94. In recent years, Mr. Mounger has served as President of Delta Cellular Communications, as President of Alaska-3 Cellular, as Vice President of Mobile Talk, Inc., an SMR operator, as President of Southeastern Cellular Communications, and as President or executive officer in several other cellular companies. In 1996, Mr. Mounger was one of three original founders of Unity Communications, a reseller of long distance and wireless services. From 1983 to 1988, he was a partner in Sunbelt Cellular Partners, which merged with other entities to form Vanguard Cellular in 1987.


     William S. Arnett. Mr. Arnett has served as President of Tritel, Inc. since January 1999. Mr. Arnett has served as President of Flying A Towers, a communication tower leasing company, since 1996. Mr. Arnett served as President of a division of Dial Call Communications from 1994 to 1996 and with Nextel Communications following the merger of Dial Call into Nextel Communications until 1996. Mr. Arnett served as Chief Operating Officer of Transit Communications Corporation from 1993 to 1994 and as President of Rural Cellular, Inc. from 1990 to 1993. Mr. Arnett also held several positions at United States Cellular from 1984 to 1990, most recently serving as Corporate Vice President, Marketing and Operations.


     E.B. Martin, Jr. Mr. Martin has served as Executive Vice President, Treasurer and Chief Financial Officer of Tritel, Inc. since 1997. Mr. Martin has also served as the Vice President and Chief Financial Officer of Mercury Communications from 1990 to 1993 and since 1997. Mr. Martin was a shareholder of the law firm of Young, Williams, Henderson & Fuselier, P.A. from 1993 to 1996 and currently is a shareholder of its affiliate, Young, Williams, Henderson, Fuselier & Associates, Ltd. Mr. Martin has experience in handling mergers and acquisitions of domestic and international wireless companies. He has been responsible for arranging debt and equity financing for numerous cellular properties and has extensive experience in managing individual and institutional venture capital investments, litigation and contractual negotiations. Mr. Martin also serves as Secretary/Treasurer for Mercury Communications, Alaska-3 Cellular Corporation and Mercury Wireless Management.

     Scott I. Anderson. Mr. Anderson has served as a Director of Tritel, Inc. since January 1999. Since 1997, Mr. Anderson has served as a principal in Cedar Grove Partners, LLC, an investment and consulting/advisory partnership, and, since 1998, as a principal in Cedar Grove Investments, LLC, a small "angel" capital investment fund. Mr. Anderson was an independent board member of PriCellular Corp from March 1997 through June 1998, when the company went private. He is a board member and advisory board member of Tegic, a wireless technology licensing company, a board member of TeleCorp PCS, a board member of Triton PCS and a board member of Xypoint, a private emergency 911 service company. He was employed by McCaw Cellular Communications and AT&T Wireless from 1986 until 1997, where he last served as Senior Vice President of the Acquisitions and Development group.

     Alexander P. Coleman. Mr. Coleman has served as a Director of Tritel, Inc. since January 1999. Since 1996, Mr. Coleman has served as a Vice President and Investment Partner of Dresdner Kleinwort Benson Private Equity LLC's leveraged buyout group. Prior to joining Dresdner Kleinwort Benson, Mr. Coleman served in several corporate finance positions for Citicorp/Citibank N.A. from 1989 through 1995, most recently as Vice President of Citicorp Venture Capital.


     Gary S. Fuqua. Mr. Fuqua has served as a Director of Tritel, Inc. since January 1999. Mr. Fuqua managed corporate development activities at Entergy from 1998 to 1999. In addition, Mr. Fuqua previously oversaw Entergy's non-regulated domestic retail businesses, including District Energy, Entergy Security and Entergy's various telecommunications businesses. Before he joined Entergy, Mr. Fuqua served as a Vice President with Enron Ventures Corporation in London. He also founded and managed his own company prior to joining Enron in 1988. He is a member of Entergy Enterprises' Board of Directors, and President of Entergy Technology Holdings. Mr. Fuqua is also a member of the board of TeleCorp PCS.

     Ann K. Hall. Ms. Hall has served as a Director of Tritel, Inc. since January 1999. Since 1995, Ms. Hall has served in various roles for AT&T Wireless, most recently as Director of Partnership

Markets. In this role, she has assisted AT&T Wireless's affiliate, Telecorp PCS, in launching its wireless operations, and she was previously involved in overseeing the financial operations for AT&T Wireless's partnership interests in the Los Angeles and Houston markets. Prior to joining AT&T Wireless Services, Inc., Ms. Hall worked for Ernst & Young LLP's Telecommunications Consulting Practice, during which time McCaw Cellular was one of her main clients. Before working in the Telecommunications Industry, Ms. Hall worked as a Product Development Engineer at National Semiconductor and later at Intel Corporation in the Technology Development Finance group.


     Andrew Hubregsen. Mr. Hubregsen has served as a Director of Tritel, Inc. since January 1999. Mr. Hubregsen is a Senior Vice President with Conseco Private Capital Group, Inc., a subsidiary which manages Conseco's portfolio of private equity and equity related investments in a wide variety of industries. He joined Conseco in September 1992. Prior to joining Conseco, Mr. Hubregsen was employed at GE Capital Services in the Financial Institutions Group of the Corporate Finance Division. While at GE Capital, Mr. Hubregsen worked on a variety of leveraged debt and equity transactions.

     David A. Jones, Jr. Mr. Jones has served as a Director of Tritel, Inc. since July 1999. Mr. Jones is a founder and the Chairman and Managing Director of Chrysalis Ventures, LLC, a venture capital firm. Prior to founding Chrysalis Ventures, LLC in 1994, Mr. Jones was an attorney in private practice. Mr. Jones is Vice-Chairman of the Board of Directors of Humana Inc., a director of Mid-America Bancorp and Chairman of the Board of Directors of High Speed Access Corp.

     H. Lee Maschmann. Mr. Maschmann has served as a Director of Tritel, Inc. since January 1999. Mr. Maschmann is Vice President of Partnership Operations, Engineering for AT&T Wireless Services, Inc. In this role, he has assisted AT&T Wireless's affiliates, Telecorp PCS and Triton PCS in launching their wireless operations. He was previously involved in overseeing the Technical Operations and Engineering for AT&T Wireless's partnership interests in the Los Angeles and Houston markets. Prior to that, he oversaw the engineering and construction of AT&T Wireless's PCS markets in the Southwest region. Since 1985, Mr. Maschmann has held a number of technical leadership positions with AT&T Wireless, McCaw Communications and MetroCel Cellular.

     Elizabeth L. Nichols. Ms. Nichols has served as a Director of Tritel, Inc. since January 1999. Ms. Nichols has served as a Director and President of JDN Realty Corp., a publicly traded real estate investment trust since 1994 and is a Director of Ruby Tuesday, Inc. Prior to joining JDN Realty Corp., Ms. Nichols worked for approximately 18 years in the real estate industry for JDN Enterprises, Inc., Dobson & Johnson Mortgage Banking firm and First American National Bank.


     Kevin J. Shepherd. Mr. Shepherd has served as a Director of Tritel, Inc. since January 1999. Mr. Shepherd has served as President of Triune, Inc., a financial advisory firm servicing high net worth individuals since its inception in 1989.

     T. Clark Akers. Mr. Akers has served as Senior Vice President-External Affairs since 1995. Mr. Akers is responsible for federal, state and local governmental relations and maintaining Tritel, Inc.'s relationships with the FCC and the Wireless Bureau and developing relationships with the Public Service Commissions, Planning Commissions and other regulatory agencies in states in which Tritel, Inc. will do business.

     Timothy Burnette. Mr. Burnette has served as Senior Vice President--Engineering & Technical Operations since May 1999. He is responsible for the construction and operation of Tritel, Inc.'s TDMA IS-136 PCS network. Prior to joining Tritel, Inc., Mr. Burnette served as Director of Network Operations (River Region) for Nextel from 1994 to 1995, Vice President of Network Operations (River Region) for Nextel from 1995 to 1996, and Vice President, Corporate Development, for Hemphill Corporation, a tower and construction company primarily focused on the wireless communications industry, from 1996 to 1999.

     Keith Halford. Mr. Halford has served as Senior Vice President-Marketing since February 1999. He is responsible for Tritel, Inc.'s overall marketing strategy. Prior to joining Tritel, Inc., Mr. Halford was Principal of Transactional Marketing Consultants beginning in March 1995, where he assisted television networks, advertising agencies and telemarketing firms in the creation of e-commerce opportunities. From 1993 through March 1995, Mr. Halford was President of RSTV Inc. where he created ViaTV, an auction-based, satellite delivered television channel.

     Kirk Hughes. Mr. Hughes has served as Senior Vice President-Information Systems since 1998. He is responsible for Tritel, Inc.'s management information systems and support. Prior to joining Tritel, Inc. in 1998, Mr. Hughes was employed with MobileComm, a national paging company, for 13 years, where he last served as Vice President of Information Systems. In that capacity Mr. Hughes managed a staff of 75 employees serving a customer base of 4 million people.

     Doug McQueen. Mr. McQueen has served as Senior Vice President-Market Operations since July 1998. He is responsible for direct and indirect sales, oversight of the construction and staffing of the company's retail stores and overall supervision of Tritel, Inc.'s regional managers. Prior to becoming Senior Vice President-Market Operations, Mr. McQueen was Vice President-Regional Manager with Tritel, Inc. from 1997 and General Manager of Mercury Communications's Madisonville, Kentucky market from September 1991 through April 1994. From May 1994 through January 1997, Mr. McQueen was employed with Clear Communications as a Regional Manager for its Kentucky and West Virginia markets. Mr. McQueen was General Manager for United States Cellular's Evansville, Indiana market from 1986 to 1991.

     James H. Neeld, IV. Mr. Neeld has served as Senior Vice President-General Counsel and Secretary since April 1999 and April 1998, respectively. He is responsible for general corporate and other legal matters. Prior to becoming Senior Vice President-General Counsel in 1999, Mr. Neeld was a shareholder of the Jackson, Mississippi law firm, Young, Williams, Henderson & Fuselier, P.A. and its affiliate Young, Williams, Henderson, Fuselier & Associates, Ltd. Mr. Neeld began his career with Young, Williams, Henderson & Fuselier, P.A. in 1985 and was a director of the firm from 1994 through 1997, and remains of counsel to the firm. While in private practice, Mr. Neeld focused on telecommunications and general corporate law, corporate finance, acquisitions, transactions and business planning. Mr. Neeld currently serves on the Executive Committee of the Business Law Section of the Mississippi Bar and is a member of the Mississippi Secretary of State's Business Law Advisory Group.


     Karlen Turbeville. Ms. Turbeville has served as Senior Vice President-Finance since Tritel's formation. She also has served as Vice President of Alaska - 3 Cellular Corporation and as Vice President of Finance and Director for Mercury Communications. Since joining Mercury Communications in 1991, Ms. Turbeville has held direct responsibility for the financial, treasury, billing, customer care, roaming, investor relations, budgeting and regulatory reporting functions for all RSA markets. Prior to joining Mercury Communications, Ms. Turbeville was a Manager at Tann, Brown & Russ Co., Ltd., a Mississippi accounting firm. Ms. Turbeville is a Certified Public Accountant with experience in accounting, auditing and consulting, including six years with Arthur Andersen & Co. where she worked with Worldcom, Skytel and cellular companies, and companies in the transportation, public utility and banking industries.



     Dennis M. Watford. Mr. Watford has served as Senior Vice President-Human Resources and Administration since August 1999, after joining Tritel, Inc. in February 1999. Prior to joining Tritel, Inc., Mr. Watford was employed with Chemfirst Inc. from 1983 to 1999, where he last served as Director of Human Resources.



ADDITIONAL INFORMATION

     Effective September 1, 1999, Tritel, Inc. and Jerry M. Sullivan entered into an agreement to redefine Mr. Sullivan's employment with Tritel, Inc. and its subsidiaries. Mr. Sullivan has resigned as a director of Tritel, Inc. and all of its subsidiaries. Mr. Sullivan will retain the title of Executive Vice President of Tritel, Inc. through December 31, 2001; however, under the agreement, he is not permitted to represent Tritel nor will he perform any functions for Tritel. As part of the agreement, he will receive an annual salary of $225,000 and an annual bonus of $112,500 through December 31, 2002. Mr. Sullivan is fully vested in 1,800,000 shares of Class A Common Stock and has returned all other shares held by him, including his Voting Preference Common Stock to Tritel, Inc.

     Mr. Sullivan had served as Director, Executive Vice President and Chief Operating Officer of Tritel, Inc. since 1993. The foregoing agreements supersede the employment relationship between Tritel, Inc. and Mr. Sullivan defined by the Management Agreement and Mr. Sullivan's employment agreement.


     The Bylaws of Tritel, Inc. provide that the Board of Directors will have between one and thirteen members. According to the terms of the Stockholders' Agreement, the Board of Directors will consist of thirteen members. For so long as required by the FCC, the management stockholders will nominate four members, each of whom must be an officer of Tritel, Inc. and each of whom will have 1/2 of a vote, AT&T Wireless will nominate two members and the cash equity investors will nominate three members. The remaining four directors will be nominated by the management stockholders, with one such nomination subject to the consent of the cash equity investors alone, with the remaining three subject to the consent of the cash equity investors and AT&T Wireless. Once permitted by FCC regulation, the remaining four directors will be nominated by the cash equity investors, with three of these nominations subject to the consent of AT&T Wireless and Messrs. Mounger and Martin. All directors will hold office until the annual meeting of stockholders next following their election and until their successors are elected and qualified. Officers are elected annually by and serve at the discretion of the Board of Directors.

     Tritel, Inc.'s Bylaws provide that the Board of Directors may establish committees to exercise certain powers delegated by the Board of Directors. At present, the Board has established an Audit Committee, whose members are Mr. Anderson, Mr. Coleman and Ms. Hall, and a Compensation Committee, whose members are Messrs. Hubregsen, Maschmann and Shepherd.


COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation paid by Tritel, Inc. for services rendered during fiscal year 1998 by its chief executive officer and its four most highly compensated executive officers. Mr. Arnett became President in January 1999 and was not an employee of Tritel, Inc. prior to such appointment.

                          SUMMARY COMPENSATION TABLE


                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                       ANNUAL COMPENSATION                   AWARDS
                                            ------------------------------------------   -------------
                                                                                           SECURITIES
                                                                         OTHER ANNUAL      UNDERLYING
       NAME AND PRINCIPAL POSITION             SALARY        BONUS       COMPENSATION       OPTIONS
-----------------------------------------   -----------   -----------   --------------   -------------
William M. Mounger, II
 Chairman of the Board and Chief
 Executive Officer ......................    $225,000      $112,500             --            --
Jerry M. Sullivan, Jr.
 Executive Vice President ...............     225,000       112,500             --            --
E.B. Martin, Jr.
 Executive Vice President and
 Chief Financial Officer ................     225,000       112,500             --            --
Karlen Turbeville
 Senior Vice President--Finance .........     175,000        87,500             --            --
John Greathouse
 Former Senior Vice President
 --Chief Technical Officer ..............     175,000        97,500         $2,700            --

 Stock Options

     There were no stock options granted to the named executive officers during fiscal year 1998.

DIRECTORS COMPENSATION


     It is not anticipated that the directors designated by the cash equity investors or AT&T will receive cash compensation for their service on the Board of Directors. Other non-employee directors receive a quarterly stipend of $2,500, $1,000 for attending each Board or committee meeting and $500 for participating in each Board or committee meeting held by teleconference. In addition, Tritel, Inc. has adopted the 1999 Stock Option Plan for Non-Employee Directors and has granted 45,000 stock options to qualifying non-employee directors in fiscal year 1999. All directors, including directors who are Tritel, Inc. employees, will be reimbursed for out-of-pocket expenses in connection with attendance at meetings.



EMPLOYMENT AGREEMENTS


     Tritel, Inc. has entered into employment agreements with Messrs. Arnett, Martin and Mounger. The employment agreements provide for a term of five years at an annual base salary of $225,000, subject to increase as determined by the Board of Directors. Each executive officer will also be eligible for an annual bonus of up to 50% of his base salary upon achievement of certain objectives to be determined by the Board of Directors or its Compensation Committee.

     The employment agreements provide for termination:

     o by the executive officer, at any time and at his sole discretion upon 30 days' written notice to Tritel, Inc.;

     o by the executive officer, at any time for "Good Reason," as defined in the employment agreements, upon written notice to Tritel, Inc.;

     o by Tritel, Inc., at any time for "cause," as defined in the employment agreements, upon written notice to the executive officer;

     o  automatically, upon the executive officer's death;

     o by Tritel, Inc., upon the executive officer's "Disability," as defined in the employment agreements, upon written notice to the executive officer;

     o by Tritel, Inc., immediately in the event of an uncured breach of the Management Agreement by the Manager, as defined below; and

     o by Tritel, Inc., if Tritel, Inc. does not meet certain corporate objectives.

     Depending upon the reason for termination of the employment agreements, the executive officer may be entitled to a severance payment upon such termination.


     The employment agreements grant to Tritel, Inc. certain repurchase rights with respect to the shares of Class A Common and Class C Common received by some of the executive officers upon the closing of the joint venture and the shares of Class A Common received by William S. Arnett. Upon specified trigger dates, including a change of control, termination of employment, or the later of an initial public offering or the seventh anniversary of the agreement, the holders must sell to Tritel, Inc. the number of shares necessary, based on the fair value of the stock, to reduce their total value of stock held by an amount equal to the number of shares the holder initially received (or in the case of a voluntary trigger by the employee, the amount of shares subject to the trigger notice) times $1,000 per share (in essence, requires the holders to pay $1,000 per share for their initial shares of stock). Also, in the event Tritel, Inc. does not meet certain performance measurements, certain members of management will be required to sell to Tritel, Inc. a fixed number of shares at $0.01 par value per share. The employment agreements provide that the equity to be received by the executive officers is subject to the following vesting schedule:

VESTING DATE EVENT                                                        PERCENT OF BASE SHARES
------------------                                                       ------------------------
     Commencement Date(1) ..............................................             20%
     Second Anniversary ................................................             15
     Third Anniversary .................................................             15
     Fourth Anniversary ................................................             15
     Fifth Anniversary .................................................             15
     Completion of Year 1 and Year 2 of Minimum Build-Out Plan .........             10
     Completion of Year 3 of Minimum Build-Out Plan ....................             10
                                                                                     --
      Total ............................................................            100%
                                                                                    ===
     ------------
     (1) The first vesting date event for Mr. Arnett is the First Anniversary.


     For purposes of this vesting schedule, the term "Base Shares" means eleven-fifteenths ( 11/15) of the executive officer's Class A Common and Class C Common and, in the case of Mr. Arnett, eleven-fifteenths ( 11/15) of Class A Common. The employment agreements provide for repurchase by Tritel, Inc. of each executive officer's non-vested stock upon the occurrence of specified events and allow for accelerated vesting upon certain termination events. Until the stock is vested, the certificates evidencing the shares of stock are to be held in escrow.

     The employment agreements also contain customary restrictions on the executive officers' ability to compete with Tritel, Inc., solicit employees of Tritel, Inc. and on the disclosure of confidential information of Tritel, Inc.

     Notwithstanding the foregoing, certain terms of Mr. Arnett's employment agreement differ from the employment agreements of the other executive officers. With respect to termination, Mr. Arnett may be terminated by Tritel, Inc., at any time with or without "Cause," as defined in the employment agreements, upon written notice to him, and Mr. Arnett's employment is not subject to the terms of the Management Agreement.



1999 STOCK OPTION PLAN

     Our 1999 Stock Option Plan authorizes the grant of certain tax-advantaged stock options that are intended to qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended, nonqualified stock options, restricted shares, deferred shares and stock appreciation rights for the purchase of an aggregate of up to 10,462,400 shares of our common stock ("Awards"). The Stock Option Plan provides for the grant of Awards to our qualified officers, employee directors and other key employees of, and consultants to, us and our subsidiaries, provided, however, that incentive stock options may only be granted to employees. As of the date of this offering, options for 2,074,572 shares have been issued under the Stock Option Plan, and 4,584,920 shares have been issued pursuant to restricted stock grants. The share totals and limitations described in this section are subject to adjustment in the event of changes in our capitalization. The maximum term of any stock option to be granted under the Stock Option Plan is ten years, except that with respect to incentive stock options granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of our stock, the term of those stock options will be for no more than five years. Generally, after the effectiveness of the registration statement covering our Class A common stock, no participant may be granted stock options or stock appreciation rights covering more than 100,000 shares of common stock under the Stock Option Plan during any two calendar year period. A similar limitation applies for deferred shares. The restricted stock generally is subject to the repurchase agreements as discussed under "Employment Agreements". The number and terms of each Award and all questions of interpretation with respect to the Stock Option Plan, including the administration of, and amendments to, the Stock Option Plan, are currently determined by the Board of Directors. After the offerings, the Stock Option Plan generally will be administered by the compensation committee of the Board.

     The exercise price of incentive stock options and nonqualified stock options granted under the Stock Option Plan generally must not be less than the fair market value of the common stock on the grant date, except that the exercise price of incentive stock options granted to a 10% stockholder must not be less than 110% of such fair market value on the grant date. The aggregate fair market value on the date of grant of the common stock for which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. The Stock Option Plan will terminate in 2009 unless extended by amendment.


     In the event a participant in the Stock Option Plan terminates employment with us, the Board or the compensation committee may accelerate the vesting and exercisability of any stock option or stock appreciation right or lapse the restrictions on any restricted share or deferred share if it determines such action to be equitable under the circumstances or in our best interest.


     To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, (1) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation, and (2) any applicable reporting obligations are satisfied.


1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


     As originally adopted, our 1999 Stock Option Plan for Non-employee Directors authorized the grant of certain nonqualified stock options for the purchase of an aggregate of up to 20,000,000 shares of our common stock to non-employee directors of ours. On December 3, 1999, the Board of Directors approved an amendment to the Non-employee Directors Plan to decrease the number of shares of common stock reserved under the plan to 100,000 shares. As of the date of this offering, options for 45,000 shares had been issued under the Non-employee Directors Plan. The maximum term of any stock option to be granted under the Non-employee Directors Plan is ten years. Grants of options under the Non-employee Directors Plan and all questions of interpretations with respect to the Non-employee Directors Plan, including the administration of, and amendments to, the Non-employee Directors Plan, are determined by the Board of Directors.


     The exercise price of nonqualified stock options granted under the Non-employee Directors Plan must not be less than the fair market value of the common stock on the grant date. The Non-employee Directors Plan will terminate in 2009 unless extended by amendment.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


TRANSFER OF LICENSES TO TRITEL, INC.


     As part of the joint venture transactions, Tritel, Inc. acquired C-Block PCS licenses from Airwave Communications and E- and F-Block PCS licenses from Digital PCS. The members of Digital PCS are Messrs. Mounger, Sullivan and Martin. Airwave Communications transferred its C-Block PCS licenses, comprising approximately 2.5 million Pops in Alabama, and $31.9 million of government financing, to Tritel, Inc. in exchange for $14.4 million of Series C Preferred Stock. Digital PCS transferred certain of its E- and F-Block licenses, comprising 4.1 million Pops in Alabama and Mississippi, and $9.5 million of government financing, to Tritel, Inc., in exchange for $3.8 million of Series C Preferred Stock. Of the 4.1 million Pops transferred by Digital PCS, 1.7 million overlap with those contributed by AT&T Wireless.



OPTION TO PURCHASE LICENSES IN GEORGIA AND FLORIDA; OWNERSHIP OF THE REMAINING
   AFFILIATE LICENSES


     Digital PCS, one of Tritel PCS's predecessors, holds licenses covering 2.0 million Pops in Florida and southern Georgia. These markets include the cities of Pensacola, Tallahassee and Panama City, Florida. As part of Tritel PCS's formation, Tritel PCS received from Digital PCS an option to purchase these licenses for approximately $15.0 million, which will consist of $3.0 million of equity and Tritel PCS's assumption of $12.0 million of FCC debt. In May 1999, we exercised this option, and the licenses will be transferred to Tritel PCS after FCC approval.


     As part of Tritel PCS's arrangements with AT&T Wireless, Tritel PCS has committed to grant an entity in which AT&T Wireless has a non-attributable interest an option, expiring in April 2000, to purchase these licenses from Tritel PCS at our cost plus 10%. It is possible that Tritel PCS would develop these markets (which would require AT&T's permission) and, if it does, it estimates that it would require substantial additional capital for acquisition costs and capital expenditures and to fund operating losses and working capital requirements in connection with the buildout and operation of these markets.


     On April 20, 1999, Digital PCS sold licenses covering 1.6 million Pops in Louisiana to Telecorp PCS, another AT&T Wireless joint venture partner, in exchange for an equity interest in Telecorp PCS. Digital PCS continues to hold PCS licenses covering approximately 1.5 million Pops in New Mexico and Texas. Management intends for these remaining licenses to remain with Digital PCS or to be sold to a third party.



LOANS TO PREDECESSORS


     On January 7, 1999, Tritel, Inc. entered into a secured promissory note agreement under which it agreed to lend up to $2.5 million to Airwave Communications and Digital PCS. Interest on advances under the loan agreement is 10% per year. The interest will compound annually and interest and principal are due at maturity of the note. The note is secured by Airwave Communications's and Digital PCS's ownership interest in Tritel, Inc. and certain equity securities of TeleCorp PCS. Any proceeds from the sale of licenses by Airwave Communications and Digital PCS, net of the FCC debt repayment, are required to be applied to the note balance. If the note has not been repaid within five years, it will be repaid through a reduction of Airwave Communications's and Digital PCS's interest in Tritel, Inc. based on a valuation of Tritel, Inc.'s stock at that time.

MANAGEMENT AGREEMENT

     Tritel, Inc. has entered into a Management Agreement with Tritel Management, LLC, a Mississippi limited liability company, which is wholly owned by the Messrs. Martin and Mounger. Pursuant to the Management Agreement, Tritel Management is to be responsible for the design, construction and operation of Tritel, Inc. and its business, all subject to Tritel, Inc.'s oversight, review and ultimate control and approval. Tritel will pay Tritel Management a fee of $10,000 per year for such services and will reimburse Tritel Management for out-of-pocket expenses incurred on behalf of Tritel, Inc. The term of the Management Agreement is five years, subject to termination upon the occurrence of certain events described in the Management Agreement.


RELATIONSHIP WITH MERCURY COMMUNICATIONS

     Mercury Communications is wholly owned by Messrs. Martin and Mounger. During 1997 and 1998, Tritel, Inc. reimbursed Mercury Communications for actual expenses to cover the salaries and employee benefits of Mercury Communications employees who were providing services almost exclusively to Tritel, Inc. Tritel, Inc. reimbursed Mercury Communications $1,312,000 and $3,709,000 for such expenses in 1997 and 1998, respectively. On January 7, 1999, after consummation of the transactions described herein, the employees of Mercury Communications who were providing services to Tritel, Inc. became employees of Tritel, Inc.

     During April 1997, Tritel, Inc. advanced $249,000 on behalf of Mercury Communications to repay a loan Mercury Communications had incurred from a third party. The balance due from Mercury Communications on this advance was $247,000 at December 31, 1997 and 1998 and September 30, 1999.


RELATIONSHIP WITH MERCURY WIRELESS MANAGEMENT, INC.

     Mercury Wireless Management, Inc., a company wholly owned by Messrs. Martin, Mounger and Sullivan, provides management and marketing services to communications tower owners, including municipalities. Mercury Wireless Management has contracted to provide such services to the City of Jackson, Mississippi. Under the City of Jackson contract, Mercury Wireless Management receives a percentage of rentals generated from the leasing of the facilities managed by Mercury Wireless Management. Tritel, Inc. has entered into various leases to co-locate its equipment on certain towers owned by the City of Jackson and managed by Mercury Wireless Management. These leases were negotiated on an arms length basis and incorporate terms substantially identical to those offered by the City of Jackson to unrelated third-party carriers.

     Tritel, Inc.'s employees perform certain services on behalf of Mercury Wireless Management, and Mercury Wireless Management reimburses Tritel, Inc. for these services. Such amounts totaled $17,000 for 1997 and $11,000 for 1998 and were included in amounts due from affiliates at December 31, 1997 and 1998.



RELATIONSHIP WITH WIRELESS FACILITIES, INC.


     Tritel, Inc. received site acquisition and microwave relocation services from Wireless Facilities, Inc. Scott I. Anderson, who is a director of Tritel, is also a director of Wireless Facilities.



RELATIONSHIP WITH AT&T WIRELESS

     Tritel, Inc. has entered into joint venture agreements with AT&T Wireless and its affiliates, including the Securities Purchase Agreement, the Closing Agreement related thereto, Stockholders' Agreement, Network Membership License Agreement, Roaming Agreement, Resale Agreement, Roaming Administration Agreement and Long Distance Agreement. AT&T Wireless holds Series A Preferred Stock and Series D Preferred Stock valued at $137.1 million and has nominated two directors to Tritel, Inc.'s Board of Directors, Ann K. Hall and H. Lee Maschmann.

RELATIONSHIP WITH TELECORP PCS AND TRITON PCS

     Tritel, Inc. has common stockholders with TeleCorp PCS and Triton PCS and may be deemed an affiliate by virtue of this common ownership. Scott I. Anderson and Gary S. Fuqua, two of Tritel, Inc.'s directors, serve as directors of TeleCorp PCS. Mr. Anderson also serves as a director of Triton PCS. Tritel, Inc. has entered into an agreement with TeleCorp PCS and Triton PCS to adopt the common brand name, SunCom, that will be co-branded with the AT&T brand name giving equal emphasis to each.


RELATIONSHIP WITH ABC WIRELESS, L.L.C.

     Tritel, Inc. has made a loan of $7.5 million to ABC Wireless, L.L.C. for the purpose of bidding on licenses in the FCC's auction of C-Block PCS licenses. The members of ABC Wireless are Mr. Anderson, a director of Tritel, Inc., and Gerald T. Vento and Thomas H. Sullivan, directors and executive officers of TeleCorp PCS. See "Management's Discussion and Analysis--Pending License Acquisition."


RELATIONSHIP WITH FLYING A TOWERS

     Tritel, Inc. has leased several communication towers and expects to lease several additional towers from Flying A Towers. Mr. Arnett is President of Flying A Towers.


RELATIONSHIP WITH INITIAL PURCHASERS

     Affiliates of the Initial Purchasers also provide banking, advisory and other financial services to Tritel PCS and its affiliates in the ordinary course of business. Toronto Dominion (Texas), Inc., an affiliate of TD Securities (USA) Inc., is the administrative agent and issuing bank and affiliates of each of the Initial Purchasers are lenders under Tritel, Inc.'s bank facility. Tritel, Inc. intends to enter into an interest rate swap agreement with Barclays Bank PLC.


RELATIONSHIP WITH CASH EQUITY INVESTORS

     Tritel, Inc. and the cash equity investors have entered into an Investors Stockholders' Agreement to provide for certain rights with respect to the management of Tritel, Inc., and to provide for certain restrictions with respect to the sale, transfer or other disposition of Tritel, Inc. stock beyond those rights and restrictions set forth in the Stockholders' Agreement.


     The Investors Stockholders' Agreement provides, subject to limited exceptions with respect to removal of directors and filling of vacancies, that the cash equity investors will vote all of their shares to cause the election of three individuals to be designated as a director by Conseco and Dresdner. Initially, the directors designated by Conseco and Dresdner will be Andrew Hubregsen, Alexander P. Coleman and Gary S. Fuqua, respectively. In the event that the right of the cash equity investors to nominate directors is reduced to one director, then that right will be exercisable by cash equity investors owning two-thirds of the outstanding shares of common stock and/or Series C Preferred Stock held by all cash equity investors.

     Each cash equity investor has agreed, subject to certain limited exceptions, that it will not directly or indirectly transfer or otherwise grant or create certain liens in, give, place in trust or otherwise voluntarily or involuntarily dispose of ("Transfer") any share of the capital stock of Tritel, Inc. held by it as of January 7, 1999 or thereafter acquired by it, including a proposed Transfer to any Prohibited Transferee, as defined in the Stockholders' Agreement, or any Regional Bell Operating Companies, Microsoft Corporation, GTE, SNET or any of their respective affiliates, successors or assigns. In addition, if a cash equity investor desires to Transfer any or all of its shares of the capital stock of Tritel, Inc. other than to an affiliate or affiliated successor, then the cash equity investor must first offer all of those shares to the other cash equity investors, subject to certain terms and conditions. Each cash equity investor also has tag along rights and drag along rights. The tag along rights enable non-selling cash equity investors to participate in a sale of certain capital stock of Tritel, Inc. by other selling cash equity investors, subject to certain terms and conditions. The drag along rights provide, under certain circumstances, that a cash equity investor that proposes to sell its shares of the capital stock of Tritel, Inc. may compel other non-selling cash equity investors to participate in the proposed sale.


     The Investors Stockholders' Agreement will terminate upon the termination of the Stockholders' Agreement.


RELATIONSHIP WITH YOUNG, WILLIAMS, HENDERSON & FUSELIER, P.A.


     Young, Williams, Henderson & Fuselier, P.A. provides legal services to Tritel. E.B. Martin, Jr., who is an officer and director of Tritel, is also a shareholder of the law firm of Young, Williams, Henderson & Fuselier and Associates Ltd., an affiliate of Young, Williams, Henderson & Fuselier, P.A. James H. Neeld, IV, who is Senior Vice President-General Counsel and Secretary of Tritel, Inc., is also of counsel to Young, Williams, Henderson & Fuselier, P.A.

                            PRINCIPAL STOCKHOLDERS



     The following table sets forth certain information with respect to beneficial ownership of Tritel, Inc.'s voting securities as of the date of this prospectus, by

     o each stockholder who is known by Tritel, Inc. to own beneficially more than 5% of any class of Tritel, Inc.'s voting securities,

     o  each of Tritel, Inc.'s directors,

     o  each of the named executive officers and

     o  all directors and executive officers of Tritel, Inc. as a group.

     On January 7, 1999, several institutional equity investors, some of which are named in the table below, purchased an aggregate of $149.2 million of Series C Preferred Stock of Tritel, Inc. Most of these institutional investors entered into investor loan agreements with Ericsson pursuant to which Ericsson provided a total of $60.8 million of loans to them, severally, to fund a portion of the January 7, 1999 purchase.

     On the same date, Airwave Communications purchased $11.2 million of the Series C Preferred Stock of Tritel, Inc. and Digital PCS purchased $3.0 million of Series C Preferred Stock. The full $14.2 million was funded on January 7, 1999 by means of an investor loan from Ericsson in that amount. As part of a restructuring of their operations, Digital PCS has agreed to transfer all of its Series C Preferred Stock, including the foregoing $3.0 million of Series C Preferred Stock, to Airwave Communications, which will also assume the $3.0 million loan from Ericsson. Recently, Airwave Communications distributed its shares of Series C preferred stock to its members.

     The investor loans are subject to limited recourse. The interest thereon, which is at a fixed rate, is not payable for eight years, and the loans are secured by $121.8 million of Series C Preferred Stock owned by the institutional investors and $32.4 million of Series C Preferred Stock owned by Airwave Communications, including the shares to be acquired from Digital PCS. Ericsson made these loans as an additional inducement for Tritel, Inc. to agree to purchase from Ericsson not less than $300 million of PCS infrastructure equipment, including base stations, switches, software and related peripheral equipment.

     The Class A Common Stock casts 4,990,000 votes on all matters not requiring a class vote, while the six shares of Voting Preference Common Stock cast 5,010,000 votes on all matters not requiring a class vote. The votes to which the Class A Common Stock is collectively entitled are allocated to each share on a pro rata basis. Similarily, the votes to which the six shares of Voting Preference Common Stock are entitled are allocated to each share on a pro rata basis. The Voting Preference Common Stock loses its voting preference when the rules of the FCC so permit, which is currently five years after the respective issuances of Tritel, Inc.'s C- and F-Block licenses, subject to possible unjust enrichment obligations for ten years. The Class B Common Stock generally does not have voting rights. The Class B Common Stock votes as a separate class only on any proposed changes to Tritel, Inc.'s Certificate of Incorporation that adversely affect the rights of holders of Class B Common Stock.

     Certain parties to the Stockholders' Agreement may be members of a beneficial ownership "group" as a result of being a party to that agreement. Such parties disclaim any beneficial ownership of shares owned by other parties to the agreement.

     Unless otherwise indicated, each person named below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named below is c/o Tritel, Inc., 111 E. Capitol Street, Suite 500, Jackson, Mississippi 39201.


                                                                                                           PERCENTAGE
                                                                  PERCENT       VOTING        PERCENT       OF TOTAL
              STOCKHOLDER                       CLASS A          OF CLASS     PREFERENCE     OF CLASS     VOTING POWER
---------------------------------------   -------------------   ----------   ------------   ----------   -------------
AT&T Wireless(1) ......................        22,954,076(2)        20.0%                                     10.0%
Conseco, Inc.(3) ......................        21,188,709           18.4                                       9.2
Dresdner Kleinwort Benson Private
 Equity Partners L.P.(4) ..............        11,147,761            9.7                                       4.8
Triune PCS, LLC(5) ....................         9,700,186            8.4                                       4.2
Kevin J. Shepherd(6) ..................         9,700,186            8.4                                       4.2
Southern Farm Bureau Life Insurance
 Co.(7) ...............................         7,814,485            6.8                                       3.4
MF Financial(8) .......................         5,175,746            4.5                                       2.2
William M. Mounger, II(9) .............         4,760,016            4.1           3            50.0%         27.1
Jerry M. Sullivan, Jr.(10) ............         2,912,907            2.5                                       1.3
E.B. Martin, Jr. ......................         2,384,544            2.1           3            50.0          26.1
Karlen Turbeville .....................         1,085,212            0.9                                       0.5
William S. Arnett(11) .................         1,662,253            1.5                                       0.7
All of our named executive officers and
 directors as a group(12) .............        77,795,664           67.7%          6           100.0%         83.9%



----------
 (1) Address is: c/o AT&T Wireless Services, Inc., 7277 164th Avenue, NE, Redmond, Washington 98052.

 (2) AT&T Wireless owns 37,303 shares of non-voting Series D preferred stock and TWR Cellular, Inc. owns 9,071 shares. These shares, including their unpaid dividends, are immediately convertible at the holder's option into 18,463,121 shares of Class A common stock, which are included in the table, and 1,249,207 shares of non-voting Class D common stock. AT&T Wireless also owns 72,934 shares of non-voting Series A preferred stock and TWR Cellular also owns 17,734 shares of Series A preferred stock. As affiliates under common control, AT&T Wireless and TWR Cellular may be deemed to beneficially own the shares held by the other.

 (3) Address is: 11825 North Pennsylvania Street, Carmel, IN 46032.

 (4) Address is: 75 Wall Street, 24th Floor, New York, NY 10005.

 (5) Address is: 4770 Baseline Road, Suite 380, Boulder, CO 80303.

 (6) Address is: 4770 Baseline Road, Suite 380, Boulder, CO 80303. Represents shares held by Triune PCS, LLC, of which an affiliate of Mr. Shepherd is the sole manager. Mr. Shepherd, together with his spouse, indirectly holds a 43% economic interest in Triune PCS and disclaims any beneficial ownership in the remaining Triune PCS shares.

 (7) Address is: 1401 Livingston Lane, Jackson, MS 39213.

 (8) Address is: 73 Tremont Street, Suite 1300, Boston, MA 02108.

 (9) Includes 885,875 shares owned by Trillium PCS, LLC and 1,489,598 shares owned by M3, LLC. Mr. Mounger controls both Trillium and M3.

(10) Address is: 110 Windsong Cove, Ridgeland, MS 39157. Includes 1,055,169 shares owned by McCarty Communications LLC, which is controlled by Mr. Sullivan's wife and members of her family.

(11) Includes options to purchase 34,437 shares of Class A common stock exercisable within 60 days of this offering.

(12) Includes shares of Class A common stock beneficially owned by our executive officers, directors and our investors with representation on our Board. Ann K. Hall and H. Lee Maschmann, who are both employed by AT&T Wireless, Alex P. Coleman, who is employed by Dresdner Kleinwort Benson Private Equity, and Andrew Hubregsen, who is employed by Conseco Private Capital Group, each disclaims any beneficial ownership of shares owned by his or her employer.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS


GOVERNMENT DEBT

     Because Tritel, Inc. qualifies as a small business for the purpose of C-Block licenses and a very small business for the purposes of F-Block licenses, it is entitled to receive preferential financing for these licenses from the U.S. Government. The total license fee payable to the U.S. Government in respect of the C-Block licenses for which Airwave Communications was named the winning bidder is approximately $35.5 million. Under the preferential financing terms for the C-Block Licenses, Airwave Communications has paid a deposit of 10% of the license fee, which is approximately $3.5 million. Under the preferential financing terms for the C-Block licenses, Tritel, Inc. will pay interest only for the first six years of the license term at a fixed interest rate equal to 7.0% per annum with principal amortized during the seventh through tenth years of the license. With respect to the F-Block licenses, the total license fee payable to the U.S. Government is approximately $12.0 million. Under the preferential financing terms for the F-Block licenses, Tritel, Inc. will be required to make quarterly payments of interest only, at a fixed interest rate of 6.125% per annum for the first two years after the license grant date, and quarterly payments of interest and principal over the remaining eight years of the license term.

     As a C- and F-Block licensee, Tritel, Inc. may incur substantial financial penalties, license revocation or other enforcement measures at the FCC's discretion, in the event that it fails to make timely quarterly installment payments. Where a C or F-Block licensee anticipates defaulting on any required payment, it may request a three to six month grace period before the FCC cancels its license. In the event of default by a C- or F-Block licensee, the FCC could reclaim the licenses, re-auction them, and subject the defaulting party to a penalty comprised of the difference between the price at which it acquired its license and the amount of the winning bid at re-auction, plus an additional penalty of three percent of the subsequent winning bid.


BANK FACILITY

     The following description is not complete and is qualified in its entirety by reference to the provisions of the Amended and Restated Loan Agreement, dated as of March 31, 1999 among Tritel PCS, as borrower, Tritel, Inc., as parent, Toronto Dominion (Texas), Inc., Barclays Bank PLC, NationsBank, N.A., and other financial institutions signatory thereto, as lenders, and Toronto Dominion (Texas), Inc., as administrative agent for the lenders and The Toronto-Dominion Bank, Houston Agency, as the issuing bank, and other related documents entered into in connection with the bank facility.

     The bank facility provides for an aggregate of up to $550 million of senior secured credit facilities including up to:

      o  a $250 million reducing revolving credit facility (the "Revolver"),

      o  a $100 million term credit facility (the "Term Loan A") and

      o  a $200 million term credit facility (the "Term Loan B").

     The final maturity date for the Revolver and the Term Loan A is June 30, 2007 and for the Term Loan B is December 31, 2007. At September 30, 1999, Tritel PCS had amounts outstanding under the bank facility of approximately $300 million.

     Tritel PCS's ability to draw funds under the bank facility is subject to customary conditions including, among others, the following:

     o  Total Debt outstanding may not exceed 70% of Total Capital, and

     o Senior Debt may not exceed 50% of Total Capital, except that under certain circumstances, including satisfaction of buildout and subscriber milestones, this percentage may be increased to as much as 55%.

     As of September 30, 1999, Tritel PCS could have borrowed up to a total of approximately $550 million pursuant to the terms of the bank facility.

     The bank facility also provides Tritel PCS with letters of credit of up to $10 million under the Revolver.

     At the option of Tritel PCS, the Revolver and the Term Loan A bear interest at either the base rate, which is the greater of the prime rate of Toronto-Dominion Bank, New York Branch, or the federal funds rate, plus 0.5%, plus an applicable margin ranging from a minimum of 0.75% to a maximum of 2.75%, or LIBOR, plus an applicable margin ranging from a minimum of 1.75% to a maximum of 3.75% (the "LIBOR Margin"), in each case, depending on the occurrence of the third anniversary of the Loan Agreement, the generation of positive operating cash flow by Tritel PCS and Tritel PCS's total leverage ratio. At the option of Tritel PCS, the Term Loan B bears interest at either the base rate, plus an applicable margin of either 2.75% or 3.50%, or LIBOR, plus an applicable margin of either 3.75% or 4.50%, in each case depending on whether or not Tritel PCS has achieved positive cash flow and the third anniversary of the bank facility has occurred. Tritel PCS must pay a per annum commitment fee equal to the product of either 0.5%, 1% or 1.75%, depending on the ratio of available Revolver and Term Loan A commitments to total Revolver and Term Loan A commitments, and the sum of the available Revolver and Term Loan A commitments. Tritel PCS also must pay a letter of credit fee equal to the LIBOR Margin plus 0.125% per annum on the undrawn face amount of any outstanding letters of credit from the date of issuance through the expiration date of those letters of credit.

     Outstanding loans drawn from the Revolver or the Term Loan A bearing interest at the base rate plus the applicable margin may be prepaid without penalty. Prepayments of the Term Loan B made on or before December 31, 2001 will require a prepayment fee ranging from 0% to 3% of the prepayment amount, depending on the date of prepayment. Prepayments of any loans under the Bank Facility bearing interest at LIBOR plus the LIBOR Margin will require payment of an additional amount sufficient to compensate the lenders for all losses and out-of-pocket expenses other than lost margins on the loans incurred in connection with these prepayments.

     The bank facility is secured by:

     o a perfected first priority lien on all tangible and intangible assets, including FCC licenses if legally permitted, of Tritel, Inc., Tritel PCS and each of their present and future subsidiaries,

     o a pledge of all the capital stock of Tritel PCS and each of its present and future subsidiaries and

     o  a pledge of Tritel, Inc.'s equity subscription agreements.

In addition, the bank facility is secured by upstream guarantees from Tritel, Inc. PCS's direct and indirect subsidiaries, both present and future, and a downstream guarantee from Tritel, Inc.

     The bank facility contains various covenants that restrict the ability of Tritel, Inc. and its subsidiaries, among other things, to:

     o  incur additional indebtedness,

     o  grant liens,

     o  make guarantees,

     o engage in mergers, acquisitions, investments, consolidations, liquidations, dissolutions and asset sales,

     o  make distributions and other restricted payments,

     o  engage in transactions with affiliates,

     o  own real estate and

     o  restrict upstream dividends by subsidiaries to Tritel PCS.

     The bank facility contains certain financial and operating covenants including, among other things:

     o  a maximum senior debt to total capitalization ratio,

     o  a maximum total debt to total capitalization ratio,

     o  a minimum percentage of covered Pops,

     o  a minimum number of subscribers,

     o  a minimum amount of revenues,

     o  a maximum amount of capital expenditures,

     o  a maximum total leverage ratio,

     o  a maximum senior leverage ratio,

     o  a minimum fixed charge coverage ratio and

     o  a minimum interest coverage ratio.

     Events of default under the bank facility include:

     o any acceleration of, or any default permitting acceleration of, indebtedness of Tritel PCS, its subsidiaries or Tritel, Inc. exceeding $5.0 million,

     o loss of the right to use any AT&T trademark pursuant to the Network Membership License Agreement within five years after March 31, 1999 and, thereafter, loss of such right under specific circumstances,

     o failure of any party to the Securities Purchase Agreement, Stockholders' Agreement or Bid Equity Commitments Documentation, as defined in the Loan Agreement, to comply with a funding or contribution obligation thereunder exceeding 30 days,

     o the occurrence or existence of any Change of Control Event, as defined in the Loan Agreement, and

     o other usual and customary events of default under senior secured credit facilities.

     The lenders under the bank facility received fees reflecting then-existing market conditions, as well as reimbursement of their expenses.

     Tritel PCS plans to seek an amendment to its bank facility to permit it to incur in 2000 and 2001 a portion of the capital expenditures it presently plans to incur subsequent to 2001. Tritel PCS cannot assure you that we will be able to obtain this amendment.

                              THE EXCHANGE OFFER


PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     Tritel PCS originally sold the outstanding notes to NationsBanc Montgomery Securities LLC, Barclays Capital Inc., TD Securities (USA) Inc., BNY Capital Markets, Inc., CIBC World Markets Corp. (formerly CIBC Oppenheimer Corp.) and Credit Lyonnais Securities (USA) Inc. (the "Initial Purchasers"). The Initial Purchasers subsequently placed the outstanding notes with:

     o qualified institutional buyers in reliance on Rule 144A under the Securities Act; and

     o qualified buyers outside the United States in reliance on Regulation S under the Securities Act.

     Tritel PCS entered into a registration rights agreement with the Initial Purchasers, as a condition to their purchase of the outstanding notes, pursuant to which Tritel PCS has agreed, for the benefit of the outstanding noteholders, at its own expense, to use its reasonable best efforts file a registration statement for this exchange offer, of which this prospectus is a part, with the Securities and Exchange Commission within 60 days after the issue date of the notes. In addition, Tritel PCS will use its reasonable best efforts to cause the registration statement to become effective within 210 days after the issue date of the notes. When the exchange offer registration statement is declared effective, Tritel PCS will offer the registered notes in exchange for tender of the outstanding notes. For each outstanding note tendered to Tritel PCS pursuant to the exchange offer, the holder of such outstanding note will receive a registered note having an original principal amount at maturity equal to that of the tendered outstanding note.

     Based upon interpretations by the SEC staff set forth in certain no-action letters to third parties, including Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989); Morgan Stanley & Co. Inc., SEC No-Action Letter (June 5, 1991); and Shearman & Sterling, SEC No-Action Letter (July 2, 1993), Tritel PCS believes that the registered notes issued pursuant to this exchange offer in exchange for the outstanding notes, in general, will be freely tradable after the exchange offer, without compliance with the registration and prospectus delivery requirements of the Securities Act. However, any purchaser of outstanding notes who is a Tritel PCS "affiliate," within the meaning of Rule 405 under the Securities Act, who does not acquire the registered notes in the ordinary course of business, or who tenders in the exchange offer for the purpose of participating in a distribution of the registered notes, could not rely on the SEC staff position enunciated in such no-action letters and, in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. A holder's failure to comply with those requirements in such an instance may result in that holder incurring liability under the Securities Act which we will not indemnify.

     As the above-mentioned no-action letters and the registration rights agreement contemplate, each holder accepting the exchange offer is required to represent to us, in a letter of transmittal, that:

     o the holder or the person receiving the registered notes, whether or not such person is the holder, will acquire those registered notes in the ordinary course of business;

     o the holder or any other acquiror is not engaging in a distribution of the registered notes;

     o the holder or any other acquiror has no arrangement or understanding with any person to participate in a distribution of the registered notes;

     o neither the holder nor any other acquiror is a Tritel PCS affiliate within the meaning of Rule 405 under the Securities Act; and

     o the holder or any other acquiror acknowledges that if that holder or other acquiror participates in the exchange offer for the purpose of distributing the registered notes, it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any such resale and cannot rely on the above-mentioned no-action letters.

     As indicated above, each broker-dealer that receives for its own account a registered note in exchange for outstanding notes must acknowledge that it:

     o acquired the outstanding notes for its own account as a result of market-making activities or other trading activities;

     o has not entered into any arrangement or understanding with Tritel PCS or any Tritel PCS "affiliate" to distribute the registered notes; and

     o will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the registered notes.

     For a description of the procedures for resales by participating broker-dealers, see "Plan of Distribution."

     In the event that (1) changes in the law or the applicable interpretations of the SEC staff do not permit Tritel PCS to effect this exchange offer, or (2) if for any other reason the exchange offer is commenced and not consummated within 30 days after the exchange offer registration statement is declared effective, or (3) if any holder of Transfer Restricted Securities notifies Tritel PCS prior to the 20th day following consummation of the exchange offer that:

     o it is prohibited by law or Commission policy from participating in the exchange offer;

     o that it may not resell the registered notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

     o that it is a broker-dealer and owns outstanding notes acquired directly from Tritel PCS or an affiliate of Tritel PCS,

then Tritel PCS will:

     o file, on or prior to 30 days after the earlier of (a) the date on which Tritel PCS determines that the exchange offer registration statement need not or cannot be filed as a result of clause (1) above and (b) the date on which Tritel PCS receives the notice specified in clause (3) above, (such earlier date, the "Shelf Filing Deadline"), a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the exchange offer registration statement (the "Shelf Registration Statement"), covering resales of the outstanding notes;

     o use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Shelf Filing Deadline for the Shelf Registration Statement; and

     o use reasonable best efforts to keep effective the shelf registration statement until the earlier of two years after the outstanding notes' original issuance date, subject to extension under certain circumstances, or such time as all of the applicable outstanding notes have been sold.

     "Transfer Restricted Securities" means:

     o each outstanding note until the date on which such outstanding note has been exchanged by a person other than a broker-dealer for a registered note in the exchange offer;

     o each outstanding note until following the exchange by a broker-dealer in the exchange offer of an outstanding note for a registered note, the date on which such registered note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

     o each outstanding note until the date on which such outstanding note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

     o each outstanding note until the date on which such outstanding note is distributed to the public pursuant to Rule 144 under the Securities Act; and

     o each registered note held by a broker-dealer until the date on which such registered note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" section in this prospectus.

     If:

     o Tritel PCS fails to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

     o any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");

     o Tritel PCS fails to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the exchange offer registration statement;

     o the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement; or

     o the exchange offer registration statement is filed and declared effective but thereafter will cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such exchange offer registration statement that cures such failure and that is itself declared effective immediately (each such event referred to in the previous five clauses is a "Registration Default"), then Tritel PCS will pay liquidated damages to each holder of outstanding notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of outstanding notes held by such holder.

     The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of outstanding notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of $.25 per week per $1,000 principal amount of outstanding notes.

     All accrued liquidated damages will be paid by Tritel PCS on each damages payment date to the global note holder by wire transfer of immediately available funds or by federal funds check and to holders of outstanding certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

     Following the cure of all Registration Defaults, the accrual of liquidated damages will cease but liquidated damages accrued and unpaid will survive until paid in full.

     Tritel PCS will, if and when it files the Shelf Registration Statement, provide to each applicable holder of the outstanding notes copies of the prospectus which is a part of the Shelf Registration Statement. A holder that sells the outstanding notes pursuant to the Shelf Registration Statement generally:

     o  must be named as a selling security holder in the related prospectus;

     o  must deliver a prospectus to purchasers;

     o will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales; and

     o will be bound by the provisions of the registration rights agreement which are applicable to that holder, including certain indemnification obligations.

     In addition, each of the outstanding noteholders must deliver information to Tritel PCS, to be used in connection with the Shelf Registration Statement, in order to have his or her outstanding notes included in the Shelf Registration Statement and to benefit from the provisions set forth in the foregoing paragraph.

     The registration rights agreement covering the outstanding notes provides that Tritel PCS will file an exchange offer registration statement with the SEC within 60 days after the issue date of the notes. In the event that Tritel PCS and the guarantors do not comply with their obligations under the registration rights agreement, they will be required to pay to the holders of the notes liquidated damages up to a maximum of $0.25 per week per $1,000 in principal amount of notes held by such holders for each week or part of a week that the Registration Default continues. Tritel PCS will not be required to pay liquidated damages for more than one Registration Default at any given time. Liquidated damages will cease to accrue following the cure of all Registration Defaults. The sole remedy available to the outstanding noteholders will be the collection of these liquidated damages. All liquidated damages payable because a Registration Default occurred will be payable to the outstanding notesholders in cash on each May 15 and November 15, commencing with the first such date occurring after any such liquidated damages begin to accrue, until the Registration Default is cured.

     Outstanding noteholders must:

     o make certain representations to us in order to participate in the exchange offer;

     o deliver information to be used in connection with the shelf registration statement, if required; and

     o provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement,

in order to have their outstanding notes included in the Shelf Registration Statement and to benefit from the provisions regarding liquidated damages payable because a Registration Default occurred, as set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify Tritel PCS against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. holders of outstanding notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from Tritel PCS.

     The preceding summary of the material provisions of the registration rights agreement is subject to, and is qualified in its entirety by, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the exchange offer registration statement of which this prospectus is a part.


TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal for the exchange offer, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. See "--Expiration Date; Extensions; Amendments." Tritel PCS will issue $1,000 original principal amount at maturity of registered notes in exchange for each $1,000 original principal amount at maturity of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

     The form and terms of the registered notes are the same as the form and terms of the outstanding notes except that:

     o the registered notes have been registered under the Securities Act and hence will not bear legends restricting their transfer; and

     o the registered noteholders will not be entitled to certain rights under the registration rights agreement covering the outstanding notes, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

     The registered notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture governing the outstanding notes. As of the date of this prospectus, $372,000,000 aggregate principal amount at maturity of notes were outstanding. We have fixed the close of
business on     , 1999 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

     Outstanding noteholders do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC related to such offers.

     Tritel PCS shall be deemed to have accepted validly tendered outstanding notes when, as and if we give oral or written notice to The Bank of New York, which is the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the registered notes from Tritel PCS.

     If any tendered outstanding notes are not accepted for exchange either because of an invalid tender, the occurrence of certain other events set forth herein, or otherwise, the certificates for the unaccepted outstanding notes will be returned, without expense, to the tendering holder as promptly as practicable after the exchange offer's expiration date.

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "--Fees and Expenses."


EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     We shall keep the exchange offer open for at least 30 days, or longer if required by applicable law, including in connection with any material modification or waiver of the terms or conditions of the exchange offer that requires such extension, after the date that notice of the exchange offer is mailed to outstanding noteholders. The expiration date shall be 5:00 p.m., New
York City time, on January   , 2000, unless we, in our sole discretion, extend
the exchange offer, in which case the expiration date shall be the latest date and time to which we extend the exchange offer.


     If we decide to extend the exchange offer, we will notify the exchange agent of the extension by oral or written notice, and will mail an announcement of the extension to the registered holders prior to 10:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     Tritel PCS reserves the right, in its sole discretion:

     o to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

     o  to amend the terms of the exchange offer in any manner.

     We will give oral or written notice of any delay in acceptance, extension, termination or amendment to the registered holders as promptly as practicable.


PROCEDURES FOR TENDERING

     Only an outstanding noteholder may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if the letter of transmittal so requires, or transmit an agent's message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or facsimile, or agent's message, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, either:

     o the exchange agent must receive the letter of transmittal and certificates for the outstanding notes prior to the expiration date;

     o the exchange agent must receive a timely confirmation of a book-entry transfer of the outstanding notes into the exchange agent's account at The Depository Trust Company ("DTC") pursuant to the procedure for book-entry transfer described below, prior to the expiration date; or

     o the holder must comply with the guaranteed delivery procedures described below.

     For effective tender, the exchange agent must receive the outstanding notes or book-entry confirmation, as the case may be, the letter of transmittal, and other required documents, at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to the book entry transfer facility in accordance with its procedure does not constitute delivery to the exchange agent.

     DTC has authorized DTC participants that hold outstanding notes on behalf of the outstanding notes' beneficial owners to tender their outstanding notes as if they were holders. To effect a tender of outstanding Notes, DTC participants should either:

     o complete and sign the letter of transmittal, or a manually signed facsimile thereof, have the signature guaranteed if required by the instructions, and mail or deliver the letter of transmittal, or the manually signed facsimile, to the exchange agent pursuant to the procedure set forth in "Procedures for Tendering;" or

     o transmit their acceptance to DTC through the DTC automated tender offer program for which the transaction will be eligible and follow the procedure for book-entry transfer set forth in "--Book-Entry Transfer."

     By executing the letter of transmittal or an agent's message, each holder will make to Tritel PCS the representations set forth above in the third paragraph under the heading "--Purpose and Effect of the Exchange Offer."

     Each holder's tender, and Tritel PCS's acceptance, will constitute agreement between such holder and Tritel PCS in accordance with the terms, and subject to the conditions, set forth herein and in the letter of transmittal or agent's message.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE, AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE HOLDER'S ELECTION AND SOLE RISK. AS AN ALTERNATIVE TO MAIL DELIVERY, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO TRITEL PCS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR THEM.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

     A member of the Medallion System must guarantee signatures on a letter of transmittal or a notice of withdrawal, as the case may be, unless the outstanding notes tendered pursuant thereto are tendered:

     o by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     o  for the account of a Medallion System member.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed, such guarantee must be by a Medallion System member.

     If a person other than the registered holder of any outstanding notes listed therein signs the accompanying letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as his or name appears on the outstanding notes, with the signature guaranteed by a Medallion System member.

     If trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations, or others acting in a fiduciary or representative capacity sign the letter of transmittal or any outstanding notes or bond powers, such persons should so indicate when signing, and they must submit evidence satisfactory to Tritel PCS of their authority to so act, with the letter of transmittal.

     Tritel PCS will determine, in its sole discretion, all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered outstanding notes. This determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered, or any outstanding notes, Tritel PCS's acceptance of which would, in the opinion of Tritel PCS's counsel, be unlawful. We also reserve the right, in our sole discretion, to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither Tritel PCS, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. If the exchange agent receives any outstanding notes that are not properly tendered, and as to which the defects or irregularities have not been cured or waived, the exchange agent will return them to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.


ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; DELIVERY OF REGISTERED NOTES

     For each outstanding note Tritel PCS accepts for exchange, the holder will receive a registered note having a principal amount at maturity equal to that of the surrendered outstanding note. For purposes of the exchange offer, Tritel PCS shall be deemed to have accepted properly tendered outstanding notes for exchange when, as and if Tritel PCS has given oral or written notice thereof to the exchange agent.

     In all cases, Tritel PCS will issue registered notes for outstanding notes that are accepted for exchange pursuant to the exchange offer only after the exchange agent's timely receipt of certificates for such outstanding notes, or a timely book-entry confirmation of the outstanding notes into the exchange agent's account at the book-entry transfer facility, plus a properly completed and duly executed letter of transmittal or agent's message and all other required documents. If Tritel PCS does not accept any tendered outstanding notes for any reason set forth in the terms and conditions of the exchange offer, we will return the unaccepted or non-exchanged outstanding notes without expense to the tendering holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account, the non-exchanged outstanding notes will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after the expiration date.


BOOK-ENTRY TRANSFER


     The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer outstanding notes to the exchange agent in accordance with DTC's ATOP procedures for such a transfer. DTC will then send an agent's message (as defined below) to the exchange agent.

     The term "agent's message" shall have the following meanings:

     o in the case of an agent's message relating to a book-entry transfer, the term means a message transmitted by DTC, received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering outstanding notes which are the subject of such book-entry confirmation, that such DTC participant has received and agrees to be bound by the terms of the letter of transmittal and that Tritel PCS may enforce such agreement against such DTC participant;

     o in the case of an agent's message relating to a guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgment from the DTC participant tendering outstanding notes that such DTC participant has received and agrees to be bound by the Notice of Guaranteed Delivery (as described below under "--Guaranteed Delivery Procedures");

     o in the case of an agent's message relating to a notice of withdrawal, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgment from the DTC participant tendering outstanding notes that such DTC participant has withdrawn its tender of outstanding notes (as described below under "--Withdrawal of Tenders").

     Holders desiring to tender outstanding notes on the expiration date should note that they must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on that date.


GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their outstanding notes and:

     o  whose outstanding notes are not immediately available;

     o who cannot deliver their outstanding notes, the letter of transmittal or any other required documents, to The Bank of New York, which is the exchange agent; or

     o who cannot complete the procedures for book-entry transfer, prior to the expiration date,

may effect a tender if:

    (1) the tender is made through a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States;

    (2) prior to the expiration date, the exchange agent receives from an institution listed in clause (1) above a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, or an agent's message, together with the certificate(s) representing the outstanding notes, or a confirmation of book-entry transfer of the notes into the exchange agent's account at the book-entry transfer facility, and any other documents required by the letter of transmittal, will be deposited by the institution with the exchange agent; and

    (3) the exchange agent receives, no later than five New York Stock Exchange trading days after the expiration date, the certificate(s) representing all tendered outstanding notes in proper form for transfer, or a confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at the book-entry transfer facility, together with a letter of transmittal, or facsimile thereof, properly completed and duly executed, with any required signature guarantees, or an agent's message, and all other documents required by the letter of transmittal.

     Holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above may request that the exchange agent send them a Notice of Guaranteed Delivery.


WITHDRAWAL OF TENDERS


     Except as otherwise provided herein, tenders of outstanding notes may be
withdrawn at any time prior to 5:00 p.m., New York City time, on     , 2000;
otherwise such tenders are irrevocable.


     To withdraw a tender of outstanding notes in the exchange offer, the exchange agent must receive a telegram, telex, letter or facsimile transmission notice of withdrawal at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     o specify the name of the person having deposited the outstanding notes to be withdrawn;

     o identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of such outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited;

     o be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of such outstanding notes into the name of the person withdrawing the tender; and

     o specify the name in which to register the outstanding notes, if different from that of the depositor.

     Tritel PCS will determine all questions as to the validity, form and eligibility, including time of receipt, of the notices. This determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no registered notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Tritel PCS will return to the holder any outstanding notes which have been tendered but which are not accepted for exchange without expense to the holder, as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Holders may retender properly withdrawn outstanding notes by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.


CONDITIONS

     Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or offer registered notes for, any outstanding notes, and may terminate or amend the exchange offer as provided herein before the acceptance of the outstanding notes, if:

    (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, might impair materially our ability to proceed with the exchange offer, or any material adverse development has occurred in any existing action or proceeding with respect to Tritel PCS or any of its subsidiaries; or

    (2) any law, statute, rule, regulation or interpretation by the SEC staff is proposed, adopted or enacted, which, in our judgment, might impair materially our ability to proceed with the exchange offer, or impair materially our contemplated benefits from the exchange offer; or

    (3) any governmental approval has not been obtained, which approval we shall, in our discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

   If we determine in our discretion that any of the conditions are not satisfied, we may:

     o refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders;

     o extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the holders' rights to withdraw the outstanding notes; or

     o waive the unsatisfied conditions and accept all properly tendered outstanding notes which have not been withdrawn.

     We shall keep the exchange offer open for at least 30 days, or longer if applicable law so requires, including, in connection with any material modification or waiver of the terms or conditions of the exchange offer that requires such extension under applicable law, after the date we mail notice of the exchange offer to outstanding noteholders.


EXCHANGE AGENT

     The Bank of New York has been appointed as the exchange agent for this exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notice of guaranteed delivery should be directed to the exchange agent, addressed as follows:


                             The Bank of New York
                               101 Barclay Street
                                   Floor 7E
                           New York, New York 10286
                     Attn: Reorganization Section, Kin Lau

                                 By Facsimile:
                                 (212) 815-6339

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A
                                VALID DELIVERY.


FEES AND EXPENSES

     Tritel PCS will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of Tritel PCS and its affiliates or its agents.

     Tritel PCS has not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. Tritel PCS, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of pocket expenses in connection with the exchange offer.

     Tritel PCS will pay the cash expenses incurred in connection with the exchange offer. Such expenses include the exchange agent's and the trustee's fees and expenses, accounting and legal fees, and printing costs, among others.


ACCOUNTING TREATMENT

     The registered notes will be recorded at the same carrying amount as the outstanding notes, which is discounted face value, as reflected in Tritel PCS's accounting records on the date of exchange.

     Accordingly, Tritel PCS will not recognize any gain or loss for accounting purposes. The exchange offer expenses will be expensed over the term of the registered notes.


CONSEQUENCES OF FAILURE TO EXCHANGE

     The outstanding notes that are not exchanged for registered notes pursuant to the exchange offer will remain restricted securities. Accordingly, such outstanding notes may be resold only:

     o  to Tritel PCS, upon redemption thereof or otherwise;

     o so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us;

     o outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act; or

     o  pursuant to an effective registration statement under the Securities
        Act.

     Any resale of outstanding notes must comply with any applicable securities laws of any state of the United States.

                           DESCRIPTION OF THE NOTES

     You can find the definitions of certain terms used in this description below under the subheading "--Certain Definitions." Certain other capitalized terms are defined in the indenture governing the notes. In this section, "Tritel PCS" means Tritel PCS, Inc. and does not include its subsidiaries.

     The registered notes have the same form and terms as the outstanding notes, which they replace, with two exceptions. First, because the issuance of the registered notes has been registered under the Securities Act, the registered notes will not bear legends restricting their transfer. Second, the holders of registered notes will not be entitled to rights under the registration rights agreement, since the primary provision of that agreement will terminate when the exchange offer is consummated. A copy of the indenture, dated May 11, 1999 between Tritel PCS, the parent and subsidiary guarantors and The Bank of New York, as trustee, has been filed as an exhibit to the exchange offer registration statement of which this prospectus forms a part. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

     The following description is a summary of the material provisions of the indenture and the Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the Registration Rights Agreement are available as set forth below under "--Additional Information." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.


BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES


THE NOTES

     The notes:

     o  are senior subordinated obligations of Tritel PCS;

     o are subordinated in right of payment with all existing and future Senior Debt of Tritel PCS;

     o are senior in right of payment to any future Subordinated Indebtedness of Tritel PCS; and

     o  are unconditionally guaranteed by the Guarantors.


THE GUARANTEES

     The notes are guaranteed by:

     o  our parent company, Tritel, Inc., by means of the Parent Guarantee;
        and

     o all of our Subsidiaries, except our License Subsidiaries, by means of the Subsidiary Guarantees.

     Each Guarantee of the notes:

     o  is a general unsecured obligation of the Guarantor;

     o is subordinated in right of payment to all existing and future Senior Debt of the Guarantor; and

     o is pari passu in right of payment with any future senior subordinated Indebtedness of the Guarantor.

     Our License Subsidiaries will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, they will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. Tritel, Inc., Tritel PCS and the Subsidiary Guarantors held 78.6% of Tritel, Inc.'s consolidated assets as of

September 30, 1999. See footnote 17 to our Consolidated Financial Statements included at the back of this prospectus for more detail about the division of our consolidated revenues and assets between our guarantor and non-guarantor Subsidiaries.

     As of September 30, 1999, Tritel PCS had $300.0 million of Senior Debt outstanding and non-guarantor Subsidiaries had $41.7 million on a book value basis of FCC debt outstanding.

     As of the date of the indenture, all of Tritel PCS's subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants-- Unrestricted Subsidiaries," Tritel PCS will be permitted to designate certain of its subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture.


PRINCIPAL, MATURITY AND INTEREST

     The notes will mature on May 15, 2009, will be limited to $372.0 million aggregate principal amount at maturity. The notes will be issued at a substantial discount from the aggregate stated principal amount thereof. For federal income tax purposes, significant amounts of original issue discount, taxable as ordinary income, will be recognized by holders of the notes annually as long as they hold the notes, including in advance of the receipt of cash interest payments thereon. See "Certain Federal Income Tax Considerations."

     No interest will be paid or accrued on the notes prior to May 15, 2004. Thereafter, each note will bear interest at the rate set forth on the cover page hereof from May 15, 2004, or from the most recent interest payment date to which interest has been paid or duly provided for, payable semiannually on May 15 and November 15 in each year, commencing May 15, 2004, until the principal thereof is paid or duly provided for, to the person in whose name the Note, or any predecessor note, is registered at the close of business on the May 1 or November 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


     The principal of and premium, if any, and interest on the notes will be payable, and the notes will be exchangeable and transferable, at the office or agency of Tritel PCS in The City of New York maintained for such purposes, which initially will be the office of the Trustee located at 101 Barclay Street, Floor 7E, New York, NY 10286, Attn: Reorganization Section. The notes will be issued only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange or redemption of notes, but Tritel PCS may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.


     Any notes that remain outstanding after the consummation of the exchange offer and exchange notes issued in connection with the exchange offer will be treated as a single class of securities under the Indenture.

     The notes will not be entitled to the benefit of any sinking fund.


METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a Holder has given wire transfer instructions to Tritel PCS, Tritel PCS will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless Tritel PCS elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.


PAYING AGENT AND REGISTRAR FOR THE NOTES

     The Trustee will initially act as Paying Agent and Registrar. Tritel PCS may change the Paying Agent or Registrar without prior notice to the Holders, and Tritel PCS or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE


     A Holder may transfer or exchange notes in accordance with the indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Tritel PCS may require a Holder to pay any taxes and fees required by law or permitted by the indenture. Tritel PCS is not required to transfer or exchange any note selected for redemption. Also, Tritel PCS is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.


     The registered Holder of a note will be treated as the owner of it for all purposes.


SUBSIDIARY GUARANTEES


     The Guarantors will jointly and severally guarantee Tritel PCS's obligations under the notes. Each Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.


     Except as provided below, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, whether or not such Guarantor is the surviving Person, another Person, other than Tritel PCS or another Guarantor, unless:


(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and


(2) either:


    (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture and appropriate collateral documents satisfactory to the Trustee; or


    (b) the Net Proceeds of any such sale or other disposition of a Subsidiary Guarantor are applied in accordance with the "Asset Sales" provisions of the indenture.


     A Guarantor will be released from its Guarantee:


(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger or consolidation, to a Person that is not, either before or after giving effect to such transaction, a Subsidiary of Tritel PCS, if the Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sales" provisions of the indenture; or


(2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not, either before or after giving effect to such transaction, a Subsidiary of Tritel PCS, if Tritel PCS applies the Net Proceeds of that sale in accordance with the "Asset Sales" provisions of the indenture.


See "--Repurchase at the Option of Holders--Asset Sales."


     A Subsidiary Guarantor will also be automatically released from its Guarantee if the Subsidiary Guarantor is designated as an Unrestricted Subsidiary.


     The indenture will provide that, in the event the Banks release or terminate a guarantee by Tritel, Inc. or a Subsidiary Guarantor of all the obligations under the Bank Credit Agreement, except a release or termination by or as a result of payment in full of all Obligations under the Bank Credit Agreement, Tritel, Inc. or such Subsidiary Guarantor, as the case may be, will be automatically and unconditionally released and discharged from all of its obligations under its Guarantee.

SUBORDINATION

     The payment of principal, interest and premium and Liquidated Damages, if any, on the notes will be subordinated to the prior payment in full of all Senior Debt of Tritel PCS, including Senior Debt incurred after the date of the indenture.

     The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt, including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, before the Holders of notes will be entitled to receive any payment with respect to the notes, except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance," in the event of any distribution to creditors of Tritel PCS:

(1) in a liquidation or dissolution of Tritel PCS;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Tritel PCS or its property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshaling of Tritel PCS's assets and liabilities.

     Tritel PCS also may not make any payment in respect of the notes, except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance", if:

(1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from Tritel PCS or the holders of any Designated Senior Debt.

     Payments on the notes may and will be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default will have been cured or waived for a period of not less than 90 days.

     If the Trustee or any Holder of the notes receives a payment in respect of the notes, except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance," when:

(1) the payment is prohibited by these subordination provisions; and

(2) the Trustee or the Holder has actual knowledge that the payment is prohibited;

the Trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

     Tritel PCS must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.


     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Tritel PCS, Holders of notes may recover less ratably than creditors of Tritel PCS who are holders of Senior Debt.


     "Designated Senior Debt" means:


(1) any Indebtedness outstanding under the Bank Credit Agreement; and


(2) any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Tritel PCS as "Designated Senior Debt" by the board of directors of Tritel PCS at the time of its initial issuance in a resolution delivered to the Trustee. "Designated Senior Indebtedness" of a Subsidiary Guarantor will have a correlative meaning.


     "Permitted Junior Securities" means:


(1)  Equity Interests in Tritel PCS or any Guarantor; or


(2) debt securities that are subordinated to all Senior Debt, and to any debt securities issued in exchange for Senior Debt, to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.


     "Senior Debt" means:


(1) all Indebtedness of Tritel PCS or any Guarantor outstanding under the Bank Credit Agreement and all Hedging Obligations with respect thereto;


(2) any other Indebtedness of Tritel PCS or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and


(3) all Obligations with respect to the items listed in the preceding clauses
    (1) and (2).


     Notwithstanding anything to the contrary in clauses (1), (2) and (3) above, Senior Debt will not include:


(1) any liability for federal, state, local or other taxes owed or owing by Tritel PCS;


(2) any Indebtedness of Tritel PCS to any of its Subsidiaries or other
    Affiliates;


(3) any trade payables; or


(4) the portion of any Indebtedness that is incurred in violation of the indenture.

REDEMPTION

     The notes will be redeemable at the election of Tritel PCS, as a whole or from time to time in part, at any time on or after May 15, 2004, on not less than 30 nor more than 60 days' prior notice at the redemption prices, expressed as percentages of principal amount at maturity, set forth below, together with accrued interest and Liquidated Damages, if any, to the redemption date, if redeemed during the 12-month period beginning on May 15 of the years indicated below, subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date:

                            REDEMPTION
YEAR                          PRICE
----                      -------------
  2004 ................       106.375%
  2005 ................       104.250
  2006 ................       102.125

and thereafter at 100% of the principal amount at maturity, together with accrued interest and Liquidated Damages, if any, to the redemption date.

     In addition, at any time prior to May 15, 2002, Tritel PCS may redeem up to 35% of the aggregate principal amount at maturity of the notes with proceeds of one or more Equity Offerings at a redemption price of 112.75% of the Accreted Value thereof as of the Semi-Annual Accrual Date next preceding the date of purchase, plus the Accreted Increment as of such date of purchase; provided that:

(1) at least 65% of the aggregate principal amount at maturity of the notes remains outstanding immediately after the occurrence of such redemption, excluding notes held by Tritel PCS and its Restricted Subsidiaries; and

(2) the redemption must occur within 60 days following the date of the closing of such Equity Offering.


REPURCHASE AT THE OPTION OF HOLDERS


CHANGE OF CONTROL

     If a Change of Control occurs, each Holder of notes will have the right to require Tritel PCS to repurchase all or any part, equal to $1,000 or an integral multiple thereof, of that Holder's notes pursuant to an offer on the terms set forth in the indenture ("Change of Control Offer"). In the Change of Control Offer, Tritel PCS will offer a payment ("Change of Control Payment") in cash equal to 101% of the Accreted Value as of the Semi-Annual Accrual Date next preceding the date of purchase, plus the Accreted Increment as of such date of purchase, if such redemption occurs prior to May 15, 2004, or 101% of the Accreted Value as of the date of purchase, together with accrued and unpaid interest and Liquidated Damages, if any, if such redemption date occurs on or after May 15, 2004. Within ten days following any Change of Control, Tritel PCS will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date ("Change of Control Payment Date") specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Tritel PCS will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Tritel PCS will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

     In the event that at the time of any Change of Control the terms of the Bank Credit Agreement restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the notice to holders of notes provided for in the prior paragraph but in any event within 30 days following any Change of Control, Tritel PCS convenants that it will either

(1) repay in full all amounts outstanding under the Bank Credit Agreement or offer to repay in full all amounts outstanding under the Bank Credit Agreement and repay the amounts due to each Bank who has accepted such offer or

(2) obtain the requisite consent under the agreements governing the Bank Credit Agreement to permit the repurchase of the notes as provided for in the prior paragraph.

     On the Change of Control Payment Date, Tritel PCS will, to the extent lawful:

(1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of notes or portions thereof being purchased by Tritel PCS.

     The Paying Agent will promptly mail to each Holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

     The provisions described above that require Tritel PCS to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Tritel PCS repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     Tritel PCS will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Tritel PCS and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Tritel PCS and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Tritel PCS to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Tritel PCS and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.


ASSET SALES

     Tritel PCS will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Tritel PCS or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such fair market value is determined by Tritel PCS's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

(3) at least 75% of the consideration therefor received by Tritel PCS or such Restricted Subsidiary is in the form of cash or Cash Equivalents, or like-kind property in a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code. For purposes of this provision, each of the following shall be deemed to be cash:

    (a) any liabilities, as shown on Tritel PCS's or such Restricted Subsidiary's most recent balance sheet, of Tritel PCS or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the notes, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Tritel PCS or such Restricted Subsidiary from further liability; and

    (b) any securities, notes or other obligations received by Tritel PCS or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Tritel PCS or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Tritel PCS may apply such Net Proceeds at its option:

(1) to permanently repay or prepay any then outstanding Indebtedness under the Bank Credit Agreement, other senior Indebtedness of Tritel PCS or Indebtedness of any Restricted Subsidiary; or

(2) to invest in properties or assets that replace the properties and assets that are the subject of such Asset Sale or in properties or assets that will be used in the business of Tritel PCS or any Restricted Subsidiary, or enter into a legally binding agreement to do so.

     If any such legally binding agreement to invest such Net Proceeds is terminated, then Tritel PCS may, within 90 days of such termination or within 12 months after such Asset Sale, whichever is later, apply or invest such Net Proceeds, or enter into another legally binding agreement to do so, which closes within 16 months of such Asset Sale, as provided in clause (1) or (2), without regard to the parenthetical contained in clause (2), above. Pending the final application of any such Net Proceeds, Tritel PCS may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, Tritel PCS will make an offer ("Asset Sale Offer") to all Holders of notes and all holders of other indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of Accreted Value plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Tritel PCS may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the Accreted Value of the notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the Accreted Value of the notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     Tritel PCS will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the indenture, Tritel PCS will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

     The agreements governing Tritel PCS's other Indebtedness contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the Holders of notes of their right to require Tritel PCS to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Tritel PCS. Finally, Tritel PCS's ability to pay cash to the Holders of notes upon a repurchase may be limited by Tritel PCS's then existing financial resources.


SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

(1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.


CERTAIN COVENANTS


RESTRICTED PAYMENTS

     Tritel PCS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions on or prior to December 31, 2002:

    (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of Tritel PCS or any Restricted Subsidiary, other than:

        (1) dividends or distributions payable solely in Equity Interests, other than Disqualified Stock; or

        (2) dividends or distributions by a Restricted Subsidiary payable to Tritel PCS or another Restricted Subsidiary;

    (b) purchase, redeem or otherwise acquire or retire for value including, without limitation, in connection with any merger or consolidation involving Tritel PCS, any Equity Interests of Tritel PCS or any Affiliate of Tritel PCS, other than any Restricted Subsidiary of Tritel PCS;

    (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a payment of interest or principal at the Stated Maturity thereof; or

    (d) make any Restricted Investment.

All such payments and other actions set forth in and not excluded from clauses
(a) through (d) above are collectively referred to as "Restricted Payments."

     At any time after December 31, 2002, Tritel PCS will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) Tritel PCS would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness, other than Permitted Debt, pursuant to the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

(3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date would not exceed an amount equal to the sum of:

    (a) (A) Consolidated EBITDA accrued during the period, treated as one accounting period, from January 1, 2003 to the end of Tritel PCS's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the "Computation Period") less (B) 1.5 times Consolidated Interest Expense accrued during the Computation Period; plus

    (b) the aggregate Net Proceeds received by Tritel PCS either (x) as capital contributions to Tritel PCS after the Issue Date or (y) from the issue or sale, other than to a Subsidiary of Tritel PCS, of its Equity Interests, other than Disqualified Stock, on or after the Issue Date, excluding proceeds of any Equity Offering that are used to redeem notes as discussed above under "--Redemption"; plus

    (c) the aggregate Net Proceeds received by Tritel PCS or any Restricted Subsidiary from the sale, disposition or repayment, other than to Tritel PCS or a Restricted Subsidiary, of any Investment made after the Issue Date and constituting a Restricted Payment in an amount equal to the lesser of (x) the return of capital with respect to such Investment and (y) the initial amount of such Investment, in either case, less the cost of disposition of such Investment; plus

    (d) the aggregate Net Proceeds received by Tritel PCS from the issuance, other than to a Subsidiary of Tritel PCS, on or after the Issue Date of its Equity Interests, other than Disqualified Stock, upon the conversion of, or exchange for, Indebtedness of Tritel PCS.

For purposes of determining the amount expended for Restricted Payments, property other than cash will be valued at its fair market value as determined by the Board of Directors of Tritel PCS, whose good faith determination will be conclusive.

     Notwithstanding the foregoing and so long as no Default or Event of Default, except with respect to clauses (1), (2), (3) and (4) of this paragraph, has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit, whether the relevant event occurs before or after December 31, 2002:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of Tritel PCS in exchange for, or out of the net proceeds of the substantially concurrent sale, other than to a Subsidiary of Tritel PCS, of, Equity Interests of Tritel PCS, other than Disqualified Stock;

(3) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the Net Proceeds of a substantially concurrent issuance and sale, other than to a Subsidiary, of Equity Interests, other than Disqualified Stock, of Tritel PCS;

(4) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the Net Proceeds of a substantially concurrent issuance or sale, other than to a Restricted Subsidiary, of Subordinated Indebtedness, so long as Tritel PCS or a Restricted Subsidiary would be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause (11) of the definition of "Permitted Debt" (see "--Incurrence of Indebtedness and Issuance of Preferred Stock");

(5) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a change of control in accordance with provisions similar to the "--Repurchase at the Option of Holders--Change of Control" covenant; so long as, prior to or simultaneously with such repurchase, Tritel PCS has made the Change of Control Offer as provided in such covenant with respect to the notes and has repurchased all notes validly tendered for payment in connection with such Change of Control Offer;

(6) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Tritel PCS, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees, or their estates or beneficiaries under their estates, or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that (A) the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the Issue Date does not exceed $2 million in any fiscal year and (B) any unused amount in any 12-month period may be carried forward to one or more future periods;

(7) make payments to Tritel, Inc. pursuant to a tax sharing agreement so long as such payments in the aggregate do not exceed the lesser of (A) the aggregate amount of taxes that would be payable by Tritel PCS and its Subsidiaries if they were filing on a separate return basis as a consolidated entity and (B) the aggregate amount of taxes paid by Tritel, Inc. and its consolidated subsidiaries;

(8) make payments to Tritel, Inc. to reimburse Tritel, Inc. for its out-of-pocket operating and administrative expenses attributable to Tritel PCS, provided this reimbursement may not exceed $1.0 million in any fiscal year; and

(9) payments not otherwise permitted by clauses (1) through (8) in an amount not to exceed $10 million.

The actions described in clauses (2), (3), (5), (6) and (9) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for Restricted Payments under clause (3) of the first paragraph of this covenant and the actions described in clauses (1), (4), (7) and (8) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of the first paragraph of this covenant.

     For the purpose of making any calculations under the indenture, (a) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, Tritel PCS will be deemed to have made an Investment in amount equal to the fair market value of the net assets of such Subsidiary at the time of such designation as determined by the Board of Directors of Tritel PCS, whose good faith determination will be conclusive, and (b) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of Tritel PCS, whose good faith determination will be conclusive.

     If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the lesser of (x) the net asset value of such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Investment.

     If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment, resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise, to the extent such net reduction is not included in Tritel PCS's Consolidated Net Income, so long as the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by Tritel PCS and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     Tritel PCS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness, including Acquired Debt, and Tritel PCS will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock. However, Tritel PCS and its Subsidiary Guarantors may incur Indebtedness, including Acquired Debt, or issue Disqualified Stock, if, after giving pro forma effect to such incurrence, including the application of the net proceeds therefrom,

(1) the Consolidated Leverage Ratio would be less than or equal to (A) 7.0 to 1.0, if the Indebtedness is to be incurred prior to May 15, 2004 or (B)
    6.0 to 1.0, if the Indebtedness is to be incurred on or after May 15, 2004, or

(2) in the case of any incurrence of Indebtedness prior to May 15, 2004, Total Consolidated Indebtedness would be equal to or less than 75% of Total Invested Capital.

In making the foregoing calculation,

    (A) pro forma effect shall be given to any Indebtedness to be incurred or repaid on such date;

    (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions that occur during the four fiscal quarters for which financial statements of Tritel PCS are available immediately prior to such Transaction Date (the "Reference Period") or thereafter and on or prior to the Transaction Date as if they had occurred and such proceeds had been applied on the first day of such Reference Period;

    (C) pro forma effect shall be given to asset dispositions and asset acquisitions, including giving pro forma effect to the application of proceeds of any asset disposition, that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into Tritel PCS or any Restricted Subsidiary during such Reference Period or subsequent to such period and on or prior to the Transaction Date and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period, so long as to the extent that clause (B) or
        (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available; and

    (D) the aggregate amount of Indebtedness outstanding as of the Transaction Date will be deemed to include the total amount of funds outstanding and/or available under any revolving credit facilities of Tritel PCS or its Restricted Subsidiaries.

     The first paragraph of this covenant will not prohibit the incurrence of any and all of the following items of Indebtedness (collectively, "Permitted Debt"):

(1) Indebtedness of Tritel PCS or any Restricted Subsidiary under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $600.0 million, and any guarantees of such Indebtedness by a Restricted Subsidiary;

(2) Indebtedness of Tritel PCS or any Restricted Subsidiary outstanding on the Issue Date, other than Indebtedness described under clause (1) above or
    (15) below but including Indebtedness then owed to the FCC;


(3) Telecommunications Indebtedness;


(4) Indebtedness represented by the notes and any Subsidiary Guarantee;


(5) Subordinated Indebtedness owed by Tritel PCS to any Restricted Subsidiary or Indebtedness owed by any Restricted Subsidiary to Tritel PCS or any other Restricted Subsidiary; provided that, in each case, such Indebtedness is held by Tritel PCS or such Restricted Subsidiary;


(6) Obligations of Tritel PCS or any Restricted Subsidiary entered into in the ordinary course of business (A) pursuant to Hedging Obligations relating to Indebtedness of Tritel PCS or a Restricted Subsidiary otherwise permitted under the indenture that are entered into for the purpose of protecting against fluctuations in interest rates in respect of such Indebtedness and not for speculative purposes, or (B) pursuant to Currency Agreements entered into by Tritel PCS or any of its Restricted Subsidiaries in respect of its (x) assets or (y) obligations, as the case may be, denominated in a foreign currency;


(7) Indebtedness of Tritel PCS or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;


(8) Acquired Debt of a Person, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or the acquisition of assets from such Person, as the case may be, provided that Tritel PCS on a pro forma basis could incur $1.00 of additional Indebtedness, other than Permitted Debt, pursuant to the first paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;


(9) Guarantees by any Restricted Subsidiary made in accordance with the provisions of the "Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries" covenant;


(10) Indebtedness of Tritel PCS not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $50 million at any one time outstanding;


(11) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Indebtedness, other than Indebtedness incurred pursuant to clause (1),
     (3), (5), (6), (7), (9), (10), (12), (13) or (14) of this definition, including any successive refinancings thereof, so long as


     (A) any such new Indebtedness is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by Tritel PCS as necessary to accomplish such refinancing, plus the amount of the expenses of Tritel PCS incurred in connection with such refinancing,


     (B) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the notes at least to the same extent as the Indebtedness being refinanced and has a final maturity date after the maturity date of the notes,


     (C) such refinancing Indebtedness does not have an Average Life less than the Average Life of the Indebtedness being refinanced and has a final maturity date later than the Indebtedness being refinanced, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Indebtedness being refinanced and


     (D) such Indebtedness incurred either by Tritel PCS or any Restricted Subsidiary who is the obligor on the Indebtedness being refinanced;

(12) Capital Lease Obligations of Tritel PCS or any Restricted Subsidiary with respect to the leasing by Tritel PCS or any Restricted Subsidiary of tower sites, telephone and computer systems, operating facilities and, in each case, equipment that is a fixture thereto, so long as such Capital Lease Obligations shall not exceed $25 million in aggregate principal amount at any time outstanding;

(13) Indebtedness of Tritel PCS or a Restricted Subsidiary represented by letters of credit for the account of Tritel PCS or a Restricted Subsidiary to provide security for workers compensation claims, payment obligations for self insurance or similar requirements in the ordinary course of business;

(14) Indebtedness of Tritel PCS or any Restricted Subsidiary in respect of statutory obligations; performance, surety, or appeal bonds, or other obligations of a like nature incurred in the ordinary course of business; and

(15) Indebtedness of an Restricted Subsidiary to the FCC in respect of PCS licenses in an aggregate face amount not to exceed $75 million at any time.

     Tritel PCS will not incur any Indebtedness, including Permitted Debt, that is contractually subordinated in right of payment to any other Indebtedness of Tritel PCS unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms. However, no Indebtedness of Tritel PCS shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Tritel PCS solely by virtue of being unsecured.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Tritel PCS will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant.


LIMITATION ON OTHER SENIOR SUBORDINATED DEBT

     Tritel PCS will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any of its Senior Debt and senior in any respect in right of payment to the notes. No Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any of its Senior Debt and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.


LIENS

     Tritel PCS will not, and will not permit any Subsidiary Guarantor to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness that is pari passu with the notes or the applicable Subsidiary Guarantee, as the case may be, or is Subordinated Indebtedness, upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the notes are secured equally and ratably with, or prior to, in the case of Subordinated Indebtedness, the obligations so secured until such time as such obligations are no longer secured by such Lien, so long as this restriction will not apply to any Lien securing Acquired Debt created prior to the incurrence of such Indebtedness by Tritel PCS or any Subsidiary Guarantor, and to successive extensions or refinancings thereof, where such Lien only extends to the assets that were subject to such Lien prior to the related acquisition by Tritel PCS or the Subsidiary Guarantor.


DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     Tritel PCS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Tritel PCS or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Tritel PCS or any of its Restricted Subsidiaries;


(2) pay any Indebtedness owed to Tritel PCS or any other Restricted Subsidiary;


(3) make loans or advances to Tritel PCS or any of its Restricted Subsidiaries;
    or

(4) transfer any of its properties or assets to Tritel PCS or any of its Restricted Subsidiaries.

    However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) Existing Indebtedness as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of the indenture;

(2) any agreement or other instrument of a Person acquired by Tritel PCS or any Restricted Subsidiary in existence at the time of such acquisition, but not created in contemplation thereof, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(3) with respect to a Restricted Subsidiary, imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of Tritel PCS's Capital Stock in, or substantially all the assets of, such Restricted Subsidiary in compliance with the "--Repurchase at the Option of Holders--Asset Sales" covenant;

(4) any such customary encumbrance or restriction contained in a security document creating a Lien permitted under the indenture to the extent relating to the property or asset subject to such Lien, including, without limitation, customary restrictions relating to assets securing any Telecommunications Indebtedness or the Bank Credit Agreement under the applicable security documents; or

(5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices.


MERGER, CONSOLIDATION OR SALE OF ASSETS

     Tritel PCS may not, directly or indirectly: (1) consolidate or merge with or into another Person, whether or not Tritel PCS is the surviving corporation; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Tritel PCS and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either (a) Tritel PCS is the surviving corporation, or (b) the Person formed by or surviving any such consolidation or merger, if other than Tritel PCS, or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger, if other than Tritel PCS, or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Tritel PCS under the notes, the indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after giving effect to such transaction or series of transactions on a pro forma basis, and treating any obligation of Tritel PCS or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default exists;

(4) Tritel PCS or the Person formed by or surviving any such consolidation or merger, if other than Tritel PCS, or to which such sale, assignment, transfer, conveyance or other disposition shall have been made:

    (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Tritel PCS immediately preceding the transaction; and

    (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;"

(5) if any of the property or assets of Tritel PCS or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the "Liens" covenant are complied with; and

(6) Tritel PCS or the Person formed by or surviving any such consolidation or merger, if other than Tritel PCS, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the terms of the indenture.

     Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all of substantially all of the properties and assets of Tritel PCS in accordance with the immediately preceding paragraph in which Tritel PCS is not the continuing obligor under the Indenture, the Person formed by or surviving any such consolidation or merger, if other than Tritel PCS, shall succeed to, and be substituted for, and may exercise every right and power of, Tritel PCS under the indenture, with the same effect as if such successor had been named as Tritel PCS therein. When a successor assumes all the obligations of its predecessor under the indenture and the notes, the predecessor shall be released from those obligations, so long as in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.


TRANSACTIONS WITH AFFILIATES

     Tritel PCS will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to Tritel PCS or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Tritel PCS or such Restricted Subsidiary with an unrelated Person; and

(2) Tritel PCS delivers to the Trustee:

    (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

    (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment or consulting agreement entered into by Tritel PCS or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Tritel PCS or such Restricted Subsidiary;

(2) transactions between or among Tritel PCS and/or its Restricted
    Subsidiaries;

(3) transactions with a Person that is an Affiliate of Tritel PCS solely because Tritel PCS owns an Equity Interest in such Person;

(4) payment of reasonable directors fees, expenses and indemnification to Persons who are not otherwise Affiliates of Tritel PCS;

(5) sales of Equity Interests, other than Disqualified Stock, to Affiliates of Tritel PCS;

(6) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments;"

(7) transactions with AT&T or any of its Affiliates relating to the marketing or provision of telecommunication services or related hardware, software or equipment on terms that are no less favorable, when taken as a whole, to Tritel PCS or such Restricted Subsidiary, as applicable, than those available from unaffiliated third parties;

(8) transactions involving the leasing or sharing or other use by Tritel PCS or any Restricted Subsidiary of communications network facilities, including, without limitation, cable or fiber lines, equipment of transmission capacity, of any Affiliate of Tritel PCS (such Affiliate being a "Related Party") on terms that are no less favorable, when taken as a whole, to Tritel PCS or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties;

(9) transactions involving the provision of telecommunication services by a Related Party in the ordinary course of its business to Tritel PCS or any Restricted Subsidiary, or by Tritel PCS or any Restricted Subsidiary to a Related Party, on terms that are no less favorable, when taken as a whole, to Tritel PCS or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties;

(10) any sales agency agreements pursuant to which an Affiliate has the right to market any or all of the products or services of Tritel PCS or any of the Restricted Subsidiaries;

(11) transactions involving the sale, transfer or other disposition of any shares of Capital Stock of any Marketing Affiliate, so long as such Marketing Affiliate is not engaged in any activity other than the registration, holding, maintenance or protection of trademarks and the licensing thereof; and

(12) up to $2.5 million of loans from Tritel PCS to Airwave Communications and Digital PCS to fund the payment of certain litigation-related expenses and contingent liabilities, pursuant to the secured promissory note agreement in effect on the Issue Date.

SALE AND LEASEBACK TRANSACTIONS

     Tritel PCS will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction. However, Tritel PCS or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) the lease is for a period, including renewal rights, of not in excess of three years;

(2) the lease secures or relates to industrial revenue or pollution control bonds;

(3) the transaction is between Tritel PCS and a Restricted Subsidiary or between Restricted Subsidiaries; or

(4) Tritel PCS or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (1) or (2) of the second paragraph of the "--Repurchase at the Option of Holders--Asset Sales" covenant.

LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN RESTRICTED
SUBSIDIARIES

     Tritel PCS (a) will not permit any Restricted Subsidiary to issue any Capital Stock, other than to Tritel PCS or a Restricted Subsidiary, and (b) will not permit any Person, other than Tritel PCS or a Restricted Subsidiary, to own any Capital Stock of any Restricted Subsidiary. However, this covenant shall not prohibit (1) the sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by Tritel PCS or any Restricted Subsidiary in compliance with the other provisions of the indenture or (2) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.


LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS BY RESTRICTED
SUBSIDIARIES

     Tritel PCS will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Tritel PCS unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, and (b) with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the notes at least to the same extent as such Subordinated Indebtedness is subordinated to the notes, provided that the foregoing provision will not be applicable to (1) any guarantee by any Restricted Subsidiary that existed at the time such person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or (2) the Bank Credit Agreement.

     Any guarantee by a Restricted Subsidiary of the notes pursuant to the preceding paragraph may provide by its terms that it will be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer to any person not an Affiliate of Tritel PCS of all of Tritel PCS's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is not prohibited by the indenture, or (2) the release or discharge of the guarantee that resulted in the creation of such guarantee of the notes, except a discharge or release by or as a result of payment under such guarantee.

AMENDMENTS TO SECURITIES PURCHASE AGREEMENT

     The indenture will provide that Tritel PCS will cause Tritel, Inc. not to amend, modify or waive, or refrain from enforcing, any provision of the Securities Purchase Agreement in any manner that would delay the closing thereunder of Tritel, Inc.'s preferred stock to a date later than September 30, 1999 or would cause the net cash proceeds from the sale of Tritel's preferred stock to be less than $49.7 million. Tritel PCS will also cause Tritel, Inc. to make a capital contribution to it of the net cash proceeds from such sale.

ADDITIONAL SUBSIDIARY GUARANTEES

     If Tritel PCS or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, then that newly acquired or created Restricted Subsidiary must become a Subsidiary Guarantor and execute a supplemental indenture satisfactory to the Trustee, so long as Tritel PCS shall not cause any License Subsidiary to become a Subsidiary Guarantor unless such License Subsidiary incurs Indebtedness other than Indebtedness in respect of the Bank Credit Agreement or Indebtedness to the FCC. Each new Subsidiary Guarantee will have the same terms as the Subsidiary Guarantees described above.

BUSINESS ACTIVITIES

     Tritel PCS will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

UNRESTRICTED SUBSIDIARIES

     The Board of Directors of Tritel PCS may designate any Subsidiary, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary so long as

(1) neither Tritel PCS nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary,

(2) no default with respect to any Indebtedness of such Subsidiary would permit, upon notice, lapse of time or otherwise, any holder of any other Indebtedness of Tritel PCS or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity,

(3) any Investment in such Subsidiary made as result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "--Restricted Payments" covenant,

(4) neither Tritel PCS nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of Tritel PCS and

(5) neither Tritel PCS nor any Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary or (b) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of Tritel PCS shall be evidenced to the Trustee by filing a board resolution with such Trustee giving effect to such designation. The Board of Directors of Tritel PCS may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under the indenture and Tritel PCS could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the first paragraph of the "--Incurrence of Indebtedness and Issuance of Preferred Stock" covenant.


REPORTS

     Whether or not required by the SEC, so long as any notes are outstanding, Tritel PCS will furnish to the Holders of notes, within the time periods specified in the SEC's rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Tritel PCS were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Tritel PCS's certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Tritel PCS were required to file such reports.

     In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the SEC, Tritel PCS will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations, unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request. In addition, Tritel PCS has agreed that, for so long as any notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Notwithstanding the preceding paragraphs, Tritel PCS may substitute reports of its parent, Tritel, Inc., for its reports so long as Tritel, Inc. is permitted under applicable rules, regulations and policies of the SEC to file such reports with the SEC in lieu of Tritel PCS filing its own reports.


EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an "Event of Default":

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes;

(2) default in payment when due of the principal of, or premium, if any, on the notes;

(3) failure by Tritel PCS or any of its Restricted Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments," "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" or "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

(4) failure by Tritel PCS or any of its Restricted Subsidiaries for 30 days after notice to comply with any of the other agreements in the indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Tritel PCS or any of its Restricted Subsidiaries, or the payment of which is guaranteed by Tritel PCS or any of its Restricted Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

    (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

    (b) results in the acceleration of such Indebtedness prior to its express maturity,

   and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6) failure by Tritel PCS or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) any holder or holders, or any Person acting on any such holder's behalf, of any Indebtedness in excess of $15.0 million in the aggregate of Tritel PCS or any Restricted Subsidiary shall, subsequent to the occurrence of a default with respect to such Indebtedness, notify the Trustee of the intended sale or disposition of any assets of Tritel PCS or any Restricted Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take action to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such assets of Tritel PCS or any Restricted Subsidiary pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of Tritel PCS or any Restricted Subsidiary or in accordance with applicable law;

(8) the Parent Guarantee or any Subsidiary Guarantee issued by a Significant Subsidiary ceases to be in full force and effect or is declared null and void or the Parent Guarantor or any Subsidiary Guarantor that is a Significant Subsidiary denies that it has any further liability under its Guarantee, or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the indenture, and such condition has continued for a period of 30 days after written notice of such failure requiring the Guarantor and Tritel PCS to remedy the same has been given (x) to Tritel PCS by the Trustee or (y) to Tritel PCS and the Trustee by the holders of 25% in aggregate Accreted Value of the notes then outstanding; and

(9) certain events of bankruptcy or insolvency with respect to Tritel PCS, Tritel or any Restricted Subsidiary that constitutes a Significant Subsidiary.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Tritel PCS, any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate Accreted Value of the then outstanding notes may declare all the notes to be due and payable immediately.

     Holders of the notes may not enforce the indenture or the notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate Accreted Value of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate Accreted Value of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Tritel PCS or any Restricted Subsidiary with the intention of avoiding payment of the premium that Tritel PCS would have had to pay if Tritel PCS then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to May 15, 2004, by reason of any willful action, or inaction, taken, or not taken, by or on behalf of Tritel PCS with the intention of avoiding the prohibition on redemption of the notes prior to May 15, 2004, then the premium specified in the indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

     Tritel PCS is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, Tritel PCS is required to deliver to the Trustee a statement specifying such Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of Tritel PCS, as such, shall have any liability for any obligations of Tritel PCS under the notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Tritel PCS may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes ("Legal Defeasance") except for:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

(2) Tritel PCS's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and Tritel PCS's obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

     In addition, Tritel PCS may, at its option and at any time, elect to have the obligations of Tritel PCS released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a

Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Tritel PCS must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Tritel PCS must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Tritel PCS shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) Tritel PCS has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Tritel PCS shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit; or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the indenture, to which Tritel PCS or any of its Restricted Subsidiaries is a party or by which Tritel PCS or any of its Restricted Subsidiaries is bound;

(6) Tritel PCS must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of Tritel PCS between the date of deposit and the 91st day following the deposit and assuming that no Holder is an insider of Tritel PCS under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

(7) Tritel PCS must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Tritel PCS with the intent of preferring the Holders of notes over the other creditors of Tritel PCS with the intent of defeating, hindering, delaying or defrauding creditors of Tritel PCS or others; and

(8) Tritel PCS must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Accreted Value of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes, and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in aggregate Accreted Value of the then outstanding Notes, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes.

     Without the consent of each Holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting Holder:

(1) reduce the Accreted Value of notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes, other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders";

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium or Liquidated Damages, if any, on the notes, except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate Accreted Value of the notes and a waiver of the payment default that resulted from such acceleration;

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

(7) waive a redemption payment with respect to any note, other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"; or

(8) make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any Holder of notes, Tritel PCS and the Trustee may amend or supplement the indenture or the notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated Notes;

(3) to evidence the succession of another Person to Tritel PCS or any other obligor on the Notes and to provide for the assumption of Tritel PCS's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Tritel PCS's assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.



SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

    (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to Tritel PCS, have been delivered to the Trustee for cancellation; or

    (b) all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Tritel PCS has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Tritel PCS is a party or by which Tritel PCS or any Guarantor is bound;

(3) Tritel PCS has paid or caused to be paid all sums payable by it under the indenture; and

(4) Tritel PCS has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

     In addition, Tritel PCS must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.


INFORMATION CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of Tritel PCS, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in Accreted Value of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture and Registration Rights Agreement without charge by writing to Tritel PCS, Inc., 111 E. Capitol Street, Suite 500, Jackson, Mississippi 39201, Attention:
Corporate Secretary.


GOVERNING LAW

     The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth in the next paragraph, the notes to be resold as set forth herein will initially be issued in the form of one Global Note. The Global Note will be deposited on the Closing Date with the Trustee as custodian for The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").


     Notes originally purchased by persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act will be represented upon issuance by a temporary global Note certificate (the "Temporary Certificate"), which will not be exchangeable for Certificated Notes until the expiration of the "40-day restricted period" within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act. The Temporary Certificate will be registered in the name of, and held by, a temporary certificate holder until the expiration of such 40-day period, at which time the Temporary Certificate will be delivered to the Trustee in exchange for Certificated Notes registered in the names requested by such temporary certificate holder. In addition, until the expiration of such 40-day period, transfers of interests in the Temporary Certificate can only be effected through such temporary certificate holder in accordance with the requirements set forth in "Notice to Investors."

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers, including the Initial Purchasers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     Tritel PCS expects that pursuant to procedures established by the Depositary (1) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Note and (2) ownership of the notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary, with respect to the interests of the Depositary's Participants, the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to own, transfer or pledge Notes evidenced by the Global Note will be limited to such extent. For certain other restrictions on the transferability of the notes, see "Notice to Investors."

     So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole Holder under the Indenture of any notes evidenced by the Global Note. Beneficial owners of notes evidenced by the Global Note will not be considered the owners or Holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither Tritel PCS, nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the notes.

     Payments in respect of the principal of and premium, if any, and interest on any notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the indenture, Tritel PCS and the Trustee may treat the persons in whose names notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither Tritel PCS, nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of the notes. Tritel PCS believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.


EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

(1) DTC (a) notifies Tritel PCS that it is unwilling or unable to continue as depositary for the Global Notes and Tritel PCS fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2) Tritel PCS, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there shall have occurred and be continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures, and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.



EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

     Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate, in the form provided in the indenture, to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors."


SAME DAY SETTLEMENT AND PAYMENT

     Tritel PCS will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Tritel PCS will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. Tritel PCS expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day, which must be a business day for Euroclear and Cedel, immediately following the settlement date of DTC. DTC has advised Tritel PCS that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accreted Increment" means (a) if the redemption date occurs before the first Semi-Annual Accrual Date, an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by (2) a fraction, the numerator of which is the number of days from the Closing Date to the redemption date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Closing Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months, or (b) if the redemption date occurs between two Semi-Annual Accrual Dates, an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the redemption date, using a 360-day year of twelve 30-day months, and the denominator of which is 180.

     "Accreted Value" means, for any particular date of determination (any such date being herein referred to as a "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of notes outstanding:

     A. If the Specified Date occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below:

SEMI-ANNUAL
ACCRUAL DATE                             ACCRETED VALUE
------------                            ---------------
  November 15, 1999                       $   573.38
  May 15, 2000                                609.93
  November 15, 2000                           648.82
  May 15, 2001                                690.18
  November 15, 2001                           734.18
  May 15, 2002                                780.98
  November 15, 2002                           830.77
  May 15, 2003                                883.73
  November 15, 2003                           940.07
  May 15, 2004 or thereafter              $ 1,000.00

      B. If the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (1) the original issue price and (2) an amount equal to the product of (a) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by
   (b) a fraction, the numerator of which is the number of days from the issue date of the notes to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the issue date of the notes to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months.

      C. If the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (1) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (2) an amount equal to the product of (a) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (b) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180.

      D. If the Specified Date occurs after May 15, 2004, the Accreted Value will equal $1,000.

     "Acquired Debt" means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

     "Asset Acquisition" means (a) any capital contribution, by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, by Tritel PCS or any Restricted Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of any other Person by Tritel PCS or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into Tritel PCS or any Restricted Subsidiary or (b) any acquisition by Tritel PCS or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

     "Asset Disposition" means the sale or other disposition by Tritel PCS or any of its Restricted Subsidiaries, other than to Tritel PCS or another Restricted Subsidiary of Tritel PCS, of (a) all or substantially all of the Capital Stock of any Restricted Subsidiary of Tritel PCS or (b) all or substantially all of the assets that constitute a division or line of business of Tritel PCS or any of its Restricted Subsidiaries.

     "Asset Sale" means:

(1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Tritel PCS and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants-- Merger, Consolidation or Sale of Assets" and not by the provisions of the "--Repurchase at the Option of Holders--Asset Sale" covenant; and

(2) the issuance of Equity Interests by any of Tritel PCS's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

(2) any disposition of properties and assets of Tritel PCS that is governed by the provisions of the indenture described under "--Merger, Consolidation and Sale of Assets" above;

(3) a transfer of assets between or among Tritel PCS and its Restricted Subsidiaries;

(4) transfers of property or assets to an Unrestricted Subsidiary, if permitted under the "Restricted Payments" covenant;

(5) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business; and

(6) any transfer by Tritel PCS or a Subsidiary of property or equipment with a fair market value of less than $5.0 million to a Person who is not an Affiliate of Tritel PCS in exchange for property or equipment that has a fair market value at least equal to the fair market value of the property or equipment so transferred; provided that, in the event of a transfer described in this clause (6), Tritel PCS shall deliver to the Trustee an officer's certificate certifying that such exchange complies with this clause (6).

     "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of
(x) the number of years from the date of determination to the date or dates of each successive scheduled principal payment, including, without limitation, any sinking fund requirements, of such Indebtedness multiplied by (y) the amount of each such principal payment by (b) the sum of all such principal payments.

     "Bank Credit Agreement" means the Amended and Restated Loan Agreement dated as of March 31, 1999 between Tritel PCS, Tritel, Inc., Toronto Dominion (Texas), Inc, as administrative agent and the Banks, as such agreement may be amended, restated, supplemented, refinanced or otherwise modified from time to time.

     "Banks" means the banks or other financial institutions that from time to time are lenders under the Bank Credit Agreement.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," as that term is used in Section 13(d)(3) of the Exchange Act, such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Board of Directors" means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Capital Lease Obligation" means, with respect to any person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease.

     "Capital Stock" means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, so long as the full faith and credit of the United States is pledged in support thereof, having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Bank Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

(1) for so long as the Voting Preference Common Stock of Tritel, Inc. remains outstanding and the Voting Preference Common Stock constitutes 50.1% or more of the combined voting power of all classes of Tritel, Inc.'s outstanding Voting Stock pursuant to the Restated Certificate of Incorporation of Tritel, Inc., a "person" or "group," within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than a Permitted Holder, becomes the "beneficial owner," as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of shares of Voting Preference Common Stock having more than 50% of the total voting power of such shares of Voting Preference Common Stock;

(2) if there are no shares of Voting Preference Common Stock outstanding or the Voting Preference Common Stock no longer constitutes 50.1% or more of the combined voting power of all classes of Tritel, Inc.'s outstanding Voting Stock pursuant to the Restated Certificate of Incorporation of Tritel, Inc., a "person" or "group", other than a Permitted Holder, becomes the "beneficial owner" of Voting Stock having more than 50% of the voting power of the total Voting Stock of Tritel, Inc.;

(3) the direct or indirect sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the properties or assets of Tritel PCS and its Restricted Subsidiaries taken as a whole to any "person," as that term is used in Section 13(d)(3) of the Exchange Act, except to a Permitted Holder;

(4) the adoption of a plan relating to the liquidation or dissolution of Tritel PCS;

(5) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors of Tritel PCS, together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of Tritel PCS, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of Tritel PCS then in office. However, that changes in specific representatives of the existing investors that are entitled to nominate board representatives shall be excluded from consideration for purposes of this clause (5); or

(6) Tritel ceases to own, directly or indirectly, 100% of the Capital Stock of Tritel PCS.

     "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus, or, in the case of clause (d) below, plus or minus, the following items to the extent included in computing Consolidated Net Income for such period: (a) the Consolidated Interest Expense and preferred stock dividends of Tritel PCS and its Restricted Subsidiaries for such period, plus (b) the provision for federal, state, local and foreign income taxes of Tritel PCS and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of Tritel PCS and any of its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business, so long as income tax expense, interest expense and preferred stock dividends, depreciation and amortization expense, and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated EBITDA only to the extent, and in the same proportion, that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income for such period.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of (a) interest in respect of Indebtedness, including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings; the net costs associated with Hedging Obligations; and Indebtedness that is guaranteed or secured by Tritel PCS or any of its Restricted Subsidiaries, (b) the interest portion of Capital Lease Obligations paid, accrued or scheduled to be paid or to be accrued by Tritel PCS and its Restricted Subsidiaries during such period and (c) cash dividends paid on Disqualified Stock by Tritel PCS and any Restricted Subsidiary to any Person other than Tritel PCS and its Restricted Subsidiaries.

     "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of
(a) the aggregate amount of Indebtedness of Tritel PCS and its Restricted Subsidiaries on a consolidated basis as of such date to (b) the product of (x) the aggregate amount of Consolidated EBITDA for the immediately preceding two full fiscal quarters for which internal financial statements are available, taken as one accounting period, multiplied by (y) two.

     "Consolidated Net Income" means, for any period, the aggregate net income, or loss, of Tritel PCS and its Restricted Subsidiaries for such period determined in conformity with GAAP, so long as that the following items shall be excluded in computing Consolidated Net Income, without duplication:

(1) the portion of net income, or loss, of any Person, other than Tritel PCS or a Restricted Subsidiary, including Unrestricted Subsidiaries, in which Tritel PCS or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to Tritel PCS or any Restricted Subsidiary in cash during such period;

(2) the net income, or loss, of any Person combined with Tritel PCS or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination;

(3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income could be paid to Tritel PCS or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise;

(4) any gains or losses, on an after-tax basis, attributable to Asset Sales;

(5) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (3) of the first paragraph of the "Limitation on Restricted Payments" covenant, any amount paid or accrued as dividends on Preferred Stock, other than accrued dividends which, pursuant to the terms of the Preferred Stock, will not be payable prior to the first anniversary after the Stated Maturity of the notes, of Tritel PCS or any Restricted Subsidiary owned by Persons other than Tritel PCS and any of its Restricted Subsidiaries; and

(6) all extraordinary gains and extraordinary losses.

    "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

(1) the consolidated equity of the common stockholders of such Person and its Restricted Subsidiaries as of such date; plus

(2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock, other than Disqualified Stock, that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement entered into by a Person that is designed to protect such Person against fluctuations in currency values.

     "Default" means any event that is, or after notice or passage of time or both, would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Tritel PCS to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Tritel PCS may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

     "Equity Offering" means a capital contribution to Tritel PCS from Tritel, Inc. or a sale by Tritel PCS of its Capital Stock, which is not Disqualified Stock, to Tritel, Inc.

     "Existing Indebtedness" means up to $41.2 million book value in aggregate principal amount of Indebtedness of Tritel PCS and its Restricted Subsidiaries (other than Indebtedness under the Bank Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Government Securities" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of Tritel PCS thereof, and shall also include a depository receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act, as a custodian with respect to any such U.S. Government obligation or a specific payment of principal of or interest on any such U.S. Government obligation held by such custodian for the account of the holder of such depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of principal of or interest on the U.S. Government obligation evidenced by such depository receipt.

     "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantee" means the guarantees of the notes by the Parent Guarantor and the Subsidiary Guarantors in accordance with the provisions of the indenture.

     "Guarantors" means the Parent Guarantor and the Subsidiary Guarantors.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1) borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof;

(3) banker's acceptances;

(4) representing Capital Lease Obligations;

(5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items, other than letters of credit, would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person: in other Persons, including Affiliates; in the forms of loans, including Guarantees or other obligations; advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business; purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Tritel PCS or any Restricted Subsidiary of Tritel PCS sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Tritel PCS such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Tritel PCS, Tritel PCS shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by Tritel PCS or any Restricted Subsidiary of Tritel PCS of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Tritel PCS or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Issue Date" means the date of original issuance of the notes.

     "License Subsidiary" means Tritel A/B Holding Corp., Tritel C/F Holding Corp., NexCom, Inc., Clearcall, Inc., Global PCS, Inc., Clearwave, Inc., DigiNet PCS, Inc., DigiCom, Inc. and DigiCall, Inc., each a Delaware corporation, and Aircom PCS, Inc. and QuinCom, Inc., each an Alabama corporation, and any other wholly owned Subsidiary of Tritel PCS designated as a License Subsidiary under the Bank Credit Agreement. However, any such Subsidiary will be a License Subsidiary only so long as its sole assets consist of stock on one or more other License Subsidiaries, one or more PCS Licenses and/or cash from senior loans by Tritel PCS or any Restricted Subsidiary in order to fund amounts due, substantially contemporaneously, to the FCC or with respect to franchise taxes and other similar payments related to the PCS Licenses, and its sole Indebtedness consists of Indebtedness owed to the FCC attributable to such PCS License or Licenses, amounts owed to Tritel PCS or any Restricted Subsidiary under such senior loans, and guarantees of the Bank Credit Agreement.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction.


     "Marketing Affiliate" means any Person which engages in no activity other than the registration, holding, maintenance or protection of trademarks and the licensing thereof.

     "Net Income" means, with respect to any specified Person, the net income, loss, of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain, but not loss, together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations or escrowed funds, but only when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Tritel PCS or any Restricted Subsidiary), net of (1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (2) provisions for all taxes payable as a result of such Asset Sale, (3) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (4) amounts required to be paid to any Person, other than Tritel PCS or any Restricted Subsidiary, owning a beneficial interest in the assets subject to the Asset Sale and (5) appropriate amounts to be provided by Tritel PCS or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by Tritel PCS or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (b) with respect to any capital contribution or issuance or sale of Capital Stock as referred to under the "Restricted Payments" covenant, the proceeds of such capital contribution, issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents, except to the extent that such obligations are financed or sold with recourse to Tritel PCS or any Restricted Subsidiary, net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such capital contribution, issuance or sale and net of taxes paid or payable as a result thereof.


     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.


     "Parent Guarantee" means a guarantee of the notes by the Parent Guarantor in accordance with the provisions of the indenture.


     "Parent Guarantor" means Tritel, Inc. and any successors or assigns permitted under the indenture.


     "Permitted Business" means (a) the delivery or distribution of telecommunications, voice, data or video services or (b) any business or activity reasonably related or ancillary thereto, including, without limitation, any business conducted by Tritel PCS or any Restricted Subsidiary on the Issue Date and the acquisition, holding or exploitation of any license relating to the delivery of the services described in clause (a) of this definition.


     "Permitted Holders" means:


(1) each of AT&T, TeleCorp PCS, Triton PCS, the institutional equity investors that purchased Series C Preferred Stock of Tritel, Inc. on January 7, 1999 and any of their respective Affiliates and the respective successors, by merger, consolidation, transfer or otherwise, to all or substantially all of the respective businesses and assets of any of the foregoing;


(2) William M. Mounger, II, E.B. Martin, Jr. and Jerry M. Sullivan, Jr.; the spouse, descendants and heirs of any of the foregoing persons; any trust existing solely for the benefit of one or more of the foregoing persons; the estate or any executor, administrator, conservator or other legal representative of one or more of the foregoing persons; and any corporation, limited partnership, limited liability company or similar entity, all of the Voting Stock of which is owned by one or more of the foregoing persons; and


(3) any "person" or "group," as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, controlled by one or more of the persons identified in clauses (1) or (2) above.


     "Permitted Investments" means:


(1) Investments in Cash Equivalents;


(2) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;


(3) loans and advances to employees made in the ordinary course of business;


(4) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under the covenant "--Repurchase at the Option of Holders--Asset Sales;"


(5) Investments by Tritel PCS or any Restricted Subsidiary in another Person, if as a result of such Investment (a) such other Person becomes a Restricted Subsidiary or (b) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Tritel PCS or a Restricted Subsidiary;

(6) Investments by Tritel PCS or any of the Restricted Subsidiaries in any one of the other of them; and

(7) Investments the sum of which does not exceed $7.5 million at any one time outstanding.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Indebtedness" means Indebtedness of Tritel PCS that is subordinated in right of payment to the Notes.

     "Subsidiary" means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by Tritel, Inc. and/or one or more other subsidiaries of Tritel, Inc.; and

(2) any partnership (a) the sole general partner or the managing general partner of which is Tritel, Inc. and/or one or more other subsidiaries of Tritel, Inc. or (b) the only general partners of which are Tritel, Inc. and/or one or more other subsidiaries of Tritel, Inc..

     "Subsidiary Guarantee" means a guarantee of the Notes by a Restricted Subsidiary in accordance with the provisions of the indenture.

     "Subsidiary Guarantor" means any Restricted Subsidiary that issues a Subsidiary Guarantee.

     "Telecommunications Business" means (a) the delivery or distribution of telecommunications, voice, data or video services or (b) any business or activity reasonably related or ancillary thereto, including, without limitation, any business conducted by Tritel PCS or any Restricted Subsidiary on the Closing Date and the acquisition, holding or exploitation of any license relating to the delivery of the services described in clause (a) of this definition.

     "Telecommunications Indebtedness" means any credit facility entered into with any vendor or supplier, or any financial institution acting on behalf of such a vendor or supplier, so long as the Indebtedness thereunder is incurred solely for the purpose of (A) financing the cost, including the cost of design, development, site acquisition, construction, integration, handset manufacture or acquisition or microwave relocation, of wireless telecommunications networks or systems or for which Tritel PCS or any Restricted Subsidiary has obtained the applicable licenses or authorization to utilize the radio frequencies necessary for the operation of such networks or systems, (B) acquiring the Capital Stock of an entity engaged in the Telecommunications Business and (C) paying fees and expenses incurred in connection therewith.

     "Total Consolidated Indebtedness" means at any date of determination, an amount equal to (a) the accreted value of all Indebtedness, in the case of any Indebtedness issued with original issue discount, plus (b) the principal amount of all Indebtedness, in the case of any other Indebtedness, of Tritel PCS and the Restricted Subsidiaries outstanding as of the date of determination.

     "Total Invested Capital" means, at any time of determination, the sum of, without duplication, (a) $271.5 million, the total amount of equity contributed to Tritel, Inc. as of the Issue Date, plus (b) irrevocable binding commitments to purchase Capital Stock, other than Disqualified Stock, of Tritel, Inc. existing as of the Issue Date, plus (c) the aggregate Net Proceeds received by Tritel PCS from capital contributions or the issuance or sale of Capital Stock, other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock) subsequent to the Issue Date, other than to a Restricted Subsidiary. However, such aggregate net proceeds received pursuant to this clause (c) shall exclude any amounts included as commitments to purchase Capital Stock in the preceding clause (b), plus (d) the aggregate Net Proceeds received by Tritel PCS or any Restricted Subsidiary from the sale, disposition or repayment of any Investment made after the Issue Date and constituting a Restricted Payment in an amount equal to the lesser of (x) the return of capital with respect to such Investment and (y) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, plus (e) an amount equal to the consolidated net Investment that Tritel PCS and/or any of the Restricted Subsidiaries has in any Subsidiary that was designated as an Unrestricted Subsidiary after the Issue Date and redesignated as a Restricted Subsidiary in accordance with the covenant described under "--Certain Covenants--Unrestricted Subsidiaries," plus (f) Total Consolidated Indebtedness minus (g) the aggregate amount of all Restricted Payments declared or made on or after the Issue Date.


     "Transaction Date" means, with respect to the incurrence of any Indebtedness by Tritel PCS or any of its Restricted Subsidiaries, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.


     "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors of Tritel PCS as an Unrestricted Subsidiary in accordance with the "Unrestricted Subsidiaries" covenant and (b) any Subsidiary of an Unrestricted Subsidiary.


     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                         DESCRIPTION OF CAPITAL STOCK


     The following summary of certain provisions of the capital stock of Tritel, Inc. does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the amended Certificate of Incorporation of Tritel, Inc. (the "Certificate of Incorporation") and by the provisions of applicable law.


GENERAL

     The authorized capital stock of Tritel, Inc., as set forth in the Certificate of Incorporation, is 1,019,100,009 shares, which consists of the following:

     o 1,016,000,009 shares of common stock, par value $0.01 per share, consisting of:

       o 500,000,000 shares designated "Class A Voting common stock",

       o 500,000,000 shares designated "Class B Non-Voting common stock",

       o 4,000,000 shares designated "Class C common stock",

       o 12,000,000 shares designated "Class D common stock" and

       o nine shares designated "Voting Preference common stock".

     o 3,100,000 shares of preferred stock, par value $0.01 per share, consisting of:

       o 200,000 shares designated "Series A Convertible preferred stock", 10% redeemable convertible, $1,000 stated and liquidation value,

       o 300,000 shares designated "Series B preferred stock", 10% cumulative, $1,000 stated and liquidation value,

       o 500,000 shares designated "Series C Convertible preferred stock", 6.5% cumulative convertible, $1,000 stated and liquidation value,

       o 100,000 shares designated "Series D Convertible preferred stock", 6.5% cumulative convertible, $1,000 stated and liquidation value, and

       o 2,000,000 undesignated shares.

     As of September 30, 1999, our outstanding capital stock consisted of:

       o 13,502,124 shares of Class A common stock,

       o 2,070,672 shares of Class C common stock,

       o nine shares of Voting Preference common stock,

       o 90,668 shares of Series A preferred stock,

       o 184,233 shares of Series C preferred stock, and

       o 46,374 shares of Series D preferred stock.


COMMON STOCK

     The common stock of Tritel, Inc. is divided into two groups, the "Non-Tracked common stock" and the "Tracked common stock."

     NON-TRACKED COMMON STOCK. The Non-Tracked common stock is comprised of the Class A, Class B and Voting Preference common stock. Each class of the Non-Tracked common stock is identical, and entitles the holders thereof to the same rights, powers and privileges of stockholders under Delaware law, except with respect to voting rights and conversion as more fully described below.

     TRACKED COMMON STOCK. The Tracked common stock is comprised of the Class C and Class D common stock. Dividends on, and rights upon liquidation, dissolution or winding up with respect to, our Tracked common stock track the assets and liabilities of Tritel C/F Holding Corp., one of our wholly-owned subsidiaries. None of the Tracked common stock is entitled to vote, except on matters relating to the rights of that class. The Class C and Class D common stock are identical, except with respect to conversion as more fully described below.

     VOTING RIGHTS. The Class A common stock, together with Series C preferred stock, casts 4,990,000 votes on all matters not requiring a class vote, while the six shares of Voting Preference common stock cast 5,010,000 votes on all matters not requiring a class vote. The votes to which the Class A common stock and Series C preferred stock are entitled are allocated to each share on a pro rata basis. Similarly, the votes to which the six shares of Voting Preference common stock are entitled are allocated to each share on a pro rata basis. The Voting Preference common stock loses its voting preference when the rules of the FCC so permit, which is currently five years after the respective issuances of our C- and F-Block licenses, subject to possible unjust enrichment obligations for ten years.

     In the event the FCC indicates that the Class A common stock and Voting Preference common stock (1) may be voted as a single class on all matters, (2) may be treated as a single class for all quorum requirements and (3) may have one vote per share, then, absent action by the Board of Directors and upon an affirmative vote of 66 2/3% or more of the Class A common stock, we must seek consent from the FCC to permit the Class A common stock and Voting Preference common stock to vote and act as a single class in the manner described above. The holders of shares of Class B common stock shall be entitled to vote as a separate class on any amendment, repeal or modification of any provision of the Certificate of Incorporation that adversely affects the powers, preferences or special rights of the holders of the Class B common stock.

     CONVERSION RIGHTS. Shares of the capital stock are convertible as follows:

     o each share of Class B common stock may be converted, at any time at the holder's option, into one share of Class A common stock;

     o each share of Class A common stock may be converted, at any time at the holder's option, into one share of Class B common stock; and

     o in the event the FCC indicates that it will permit the conversion of Tracked common stock into either Class A common stock of Class B common stock, then, absent action by the Board of Directors and upon an affirmative vote of 66 2/3% or more of the Class A common stock, this conversion will be allowed by us at the option of the holders of the Tracked common stock.


SERIES A PREFERRED STOCK

     The Series A preferred stock, with respect to dividend rights and rights on liquidation, dissolution or winding up, ranks on a parity basis with the Series B preferred stock, and ranks senior to the Series C preferred stock, the Series D preferred stock and the common stock. The holders of Series A preferred stock are entitled to receive cumulative quarterly cash dividends at the annual rate of 10% multiplied by the liquidation preference, which is equal to $1,000 per share plus declared but unpaid dividends. We may elect to defer payment of any such dividends until the date on which the 42nd quarterly dividend payment is due, at which time, and not earlier, all deferred payments must be made. Except as required by law or in certain circumstances, the holders of the Series A preferred stock do not have any voting rights. So long as AT&T Wireless owns at least two-thirds of the number of shares of Series A preferred stock owned by it on January 7, 1999, it has the exclusive right, voting separately as a single class, to nominate one director of ours. The Series A preferred stock is redeemable, in whole but not in part, at our option on or after January 15, 2009 and at the option of the holders of the Series A preferred stock on or after January 15, 2019. Upon any liquidation, dissolution or winding up of us, the holders of the Series A preferred stock are entitled to receive a liquidation preference. Additionally, on or after January 15, 2007, AT&T Wireless, and qualified transferees, have the right to convert each share of Series A preferred stock into shares of Class A common stock.

SERIES B PREFERRED STOCK

     The Series B preferred stock ranks on a parity basis with the Series A preferred stock and is identical in all respects to the Series A preferred stock, except:

     o the Series B preferred stock is not convertible into shares of common stock or any other security issued by Tritel, Inc.;

     o the Series B preferred stock is redeemable at any time at the option of Tritel, Inc.;

     o the Series B preferred stock may be issued by Tritel, Inc. pursuant to an Exchange Event as defined in the Certificate of Incorporation; and

     o holders of Series B preferred stock do not have the right to elect any directors of Tritel, Inc.


SERIES C PREFERRED STOCK

     The Series C preferred stock (1) ranks junior to the Series A preferred stock and the Series B preferred stock with respect to dividend rights and rights on liquidation, dissolution or winding up, (2) ranks junior to the Series D preferred stock with respect to rights on a statutory liquidation, (3) ranks on a parity basis with the Series D preferred stock with respect to rights on liquidation, dissolution or winding up, except a statutory liquidation, (4) ranks on a parity basis with Series D preferred stock and common stock with respect to dividend rights, and (5) ranks senior to the common stock and any other series or class of the common or preferred stock of Tritel, Inc., now or hereafter authorized, other than Series A preferred stock, Series B preferred stock or Series D preferred stock, with respect to rights on liquidation, dissolution and winding up. The holders of Series C preferred stock are entitled to dividends in cash or property when, and if declared by our Board of Directors. Upon any liquidation, dissolution or winding up of us, the holders of Series C preferred stock are entitled to receive, after payment to any stock ranking senior to the Series C preferred stock, a liquidation preference equal to (1) the quotient of the aggregate paid-in-capital of all Series C preferred stock held by a stockholder divided by the total number of shares of Series C preferred stock held by that stockholder (the "Invested Amount") plus (2) declared but unpaid dividends on the Series C preferred stock, if any, plus (3) an amount equal to interest on the Invested Amount at the rate of 6 1/2% per annum, compounded quarterly. The holders of the Series C preferred stock have the right at any time to convert each share of Series C preferred stock, and upon initial public offering each share of Series C preferred stock automatically converted, into 373.1 shares of Class A common stock and 26.9 shares of Class D common stock. On all matters to be submitted to our stockholders, the holders of Series C preferred stock shall have the right to vote on an as-converted basis as a single class with the holders of the Class A common stock. Additionally, the affirmative vote of the holders of a majority of the Series C preferred stock is required to approve certain matters. The Series C preferred stock is not redeemable.


SERIES D PREFERRED STOCK

     The Series D preferred stock (1) ranks junior to the Series A preferred stock and the Series B preferred stock with respect to dividend rights and rights on liquidation, dissolution or winding up, (2) ranks senior to the Series C preferred stock with respect to rights on a statutory liquidation, (3) ranks on a parity basis with Series C preferred stock with respect to rights on liquidation, dissolution and winding up, except a statutory liquidation, (4) ranks on a parity basis with Series C preferred stock and common stock with respect to dividend rights, and (5) ranks senior to the common stock and any other series or class of the common or preferred stock of Tritel, Inc., now or hereafter authorized, other than Series A preferred stock, Series B preferred stock or Series C preferred stock, with respect to rights on liquidation, dissolution and winding up. Subject to the preceding sentence, the Series D preferred stock is identical in all respects to the Series C preferred stock, except:

     o the Series D preferred stock is convertible into an equivalent number of shares of Series C preferred stock at any time;

     o the liquidation preference for Series D preferred stock equals $1,000 plus declared but unpaid dividends plus an amount equal to interest on $1,000 at the rate of 6 1/2% per annum, compounded quarterly, from the date of issuance of such share to and including the date of the calculation;

     o the holders of Series D preferred stock do not have any voting rights, other than those required by law or in certain circumstances; and

     o shares of Series D preferred stock did not automatically convert upon the IPO Date.


ELECTION OF DIRECTORS

     Tritel, Inc.'s Bylaws provide that the Board of Directors will have between one and thirteen members. According to the terms of the Stockholders' Agreement, the Board of Directors will consist of 13 members. For so long as required by the FCC, the management stockholders will nominate four members, each of whom must be one of the officers of Tritel, Inc. and each of whom will have 1/2 of a vote, AT&T Wireless will nominate two members and the cash equity investors will nominate three members. The remaining four directors will be nominated by the management stockholders, with one such nomination subject to the consent of the cash equity investors alone and with the remaining three subject to the consent of the cash equity investors and AT&T Wireless. Once permitted by FCC regulation, the remaining four directors will be nominated by the cash equity investors, with three of these nominations subject to the consent of AT&T Wireless and Messrs. Mounger and Martin. All directors will hold office until the annual meeting of stockholders next following their election and until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors.


ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE LAW AND THE CERTIFICATE OF INCORPORATION AND BYLAWS

     Tritel, Inc. is subject to the provisions of Section 203 of the Delaware General Corporation Law. Generally, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, assets sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeovers or changes in control with respect to Tritel, Inc. and, accordingly, may discourage attempts to acquire Tritel, Inc.

     In addition, provisions of the Certificate of Incorporation and Bylaws, which provisions will be in effect upon the closing of this offering and are summarized in the following paragraphs, may be deemed to have an anti-takeover effect. The provisions of the certificate of incorporation or bylaws, among other things, will:

     o divide the board of directors into three classes, with members of each class to be elected in staggered three-year terms;

     o  limit the right of stockholders to remove directors;

     o regulate how stockholders may present proposals or nominate directors for election at annual meetings of stockholders; and

     o authorize the board of directors to issue preferred stock in one or more series, without stockholder approval.

     These provisions could:

     o have the effect of delaying, deferring or preventing a change in control of the company;

     o discourage bids for the Class A common stock at a premium over the market price;

     o lower the market price of, and the voting and other rights of the holders of, the Class A common stock; or

     o impede the ability of the holders of the Class A common stock to change the management.

     In addition, the stockholders' agreement, bank facility and senior subordinated note indenture contain limitations on our ability to enter into change of control transactions. See "Certain Relationships and Related Transactions" and "Description of Certain Indebtedness."

     Our business is subject to regulation by the FCC and state regulatory commissions or similar state regulatory agencies in the states in which we operate. This regulation may prevent some investors from owning our securities, even if that ownership may be favorable to us. The FCC and some states have statutes or regulations that would require an investor who acquires a specified percentage of our securities or the securities of one of our subsidiaries to obtain approval to own those securities from the FCC or the applicable state commission.


LIMITATION ON DIRECTORS' LIABILITIES

     The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. In the absence of the limitations of personal liability authorized by the Delaware statute, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Restated Certificate of Incorporation limits the liability of Tritel, Inc.'s directors to Tritel, Inc. or its stockholders to the fullest extent permitted by the Delaware statute. Specifically, the directors of Tritel, Inc. will not be personally liable for breach of a director's fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Tritel, Inc. or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law regarding liability for any unlawful payment of dividends or unlawful stock purchase or redemption or (4) for any transaction from which a director derived an improper personal benefit. The inclusion of this provision in the Restated Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Tritel, Inc. and its stockholders.

     Additionally, certain of the outside directors of Tritel, Inc. may be covered by indemnification arrangements under the organizational documents of their employers and/or by liability insurance policies provided by their employers.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


GENERAL

     The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive. This summary applies only to those persons who are the initial Holders of notes, who acquire the notes for cash and who hold notes as capital assets and does not address the tax consequences to taxpayers who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies and, except as discussed below under "Foreign Holders," persons who are not citizens or residents of the United States, domestic corporations or partnerships, estates that are subject to United States federal income taxation on income without regard to its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or aspects of federal income taxation that may be relevant to a prospective investor based upon such investor's particular tax situation. Accordingly, purchasers of notes should consult their own tax advisors with respect to the particular consequences to them of the purchase, ownership and disposition of the notes, including the applicability of any state, local or foreign tax laws to which they may be subject, as well as with respect to the possible effects of changes in federal and other tax laws.

     Tritel PCS has received an opinion from Brown & Wood LLP, counsel to Tritel PCS, that, based on the assumptions and subject to the qualifications set forth therein, the information in the following discussion represents their opinion of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes by Holders who acquire the notes in their original issuance, as a capital asset, for a purchase price equal to the issue price of the notes. The opinion is based on currently applicable authorities, which are subject to change, and on the facts and circumstances existing on the date of the opinion. The opinion is not binding on the Internal Revenue Service or on the courts, and no ruling will be requested from the Internal Revenue Service on the issues described below. There can be no assurance that the Internal Revenue Service will not take a different position concerning the matters discussed below and that such positions of the Internal Revenue Service would not be sustained.


ORIGINAL ISSUE DISCOUNT

     Because the notes are being issued at a discount in excess of a de minimis amount as defined under Treasury Regulations from their "stated redemption price at maturity," the notes will have original issue discount ("OID") for federal income tax purposes. For federal income tax purposes, OID on a note will be the excess of the stated redemption price at maturity of the note over its issue price. The issue price of the notes will be the first price to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, at which a substantial amount of the notes is sold. For purposes of this discussion, it is assumed that all initial Holders will purchase their notes at the issue price. The stated redemption price at maturity of a note will be the sum of all payments to be made on such note, including all stated interest payments, other than payments of "qualified stated interest." Qualified stated interest is stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate. Because there will be no required payment of interest on the notes until November 15, 2004, none of the interest payments on the notes, under the stated payment schedule, will constitute qualified stated interest. Therefore, each note will bear OID in an amount equal to the excess of (1) the sum of its principal amount and all stated interest payments over (2) its issue price.

     A Holder will be required to include OID in income periodically over the term of a note as such OID accrues, in accordance with a constant yield method based on a compounding of interest, before receipt of the cash or other payment attributable to such income, regardless of the Holder's method of tax accounting, but such Holder will not be required to include separately in income cash payments received on the notes, even if denominated as interest, to the extent they do not constitute qualified stated interest. The amount of OID required to be included in a Holder's income for any taxable year is the sum of the daily portions of OID with respect to the note for each day during the taxable year or portion of a taxable year on which such Holder holds the note. The daily portion is determined by allocating to each day of an accrual period within a taxable year a pro rate portion of an amount equal to the adjusted issue price of the note at the beginning of the accrual period multiplied by the yield to maturity of the note. For purposes of computing OID, Tritel PCS will use six-month accrual periods that end on the days in the calendar year corresponding to the maturity date of the notes and the date six months prior to such maturity date, with the exception of an initial short accrual period. The adjusted issue price of a note at the beginning of any accrual period is the issue price of the Note increased by the amount of OID previously includible in the gross income of the Holder, and decreased by any payments previously made on the note. The yield to maturity is the discount rate that, when used in computing the present value of all payments of principal and interest to be made on the note, produces an amount equal to the issue price of the note. Under these rules, under the stated payment schedule, Holders of notes will have to include in gross income increasingly greater amounts of OID in each successive accrual period. A Holder's tax basis in a note will be increased by the amount of OID includible in the Holder's income under the rules discussed above and decreased by the amount of any payment, including payments of stated interest, with respect to the note.

     Tritel PCS has determined that its obligations to pay Liquidated Damages constitutes a remote and incidental contingency within the meaning of the OID rules. Accordingly, Tritel PCS does not intend to treat the possibility of payment of Liquidated Damages as affecting the yield to maturity of a note. In the event that Liquidated Damages are actually paid, there will be adverse tax consequences to the Holders of a note. Holders should consult their own tax advisors as to the tax consequences to them of payment by Tritel PCS of Liquidated Damages, if any.


EFFECT OF MANDATORY AND OPTIONAL REDEMPTION ON OID

     Tritel PCS may redeem the notes, in whole or in part, at any time on or after May 15, 2004, at redemption prices specified elsewhere herein plus accrued interest to the date of redemption. The Treasury Regulations contain rules for determining the "maturity date" and the stated redemption price at maturity of an instrument that may be redeemed prior to its stated maturity date at the option of the issuer. Under the OID rules, solely for purposes of the accrual of OID, it is assumed that the issuer will exercise any option to redeem a debt instrument if such exercise will lower the yield-to-maturity of the debt instrument. Tritel PCS has determined that the exercise of its right to redeem the notes prior to their stated maturity under these rules would not lower the yield-to-maturity of the notes. On these facts, Tritel PCS would not be presumed to exercise its right to redeem the notes, prior to their stated maturity under these rules.

     Prior to May 15, 2002, Tritel PCS at its option may redeem up to 35% of the aggregate principal amount at maturity of the notes with the proceeds of one or more equity offerings at the redemption price specified elsewhere herein; provided that not less than 65% of the aggregate principal amount at maturity of the notes would remain outstanding after such redemption. In the event of a Change of Control, as defined in the indenture, each holder of notes shall have the right to require that Tritel PCS purchase such holder's notes, in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the Accreted Value of the notes, plus, in each case, accrued interest, if any, to the date of purchase. Such redemption rights and obligations will be treated by Tritel PCS as not affecting the determination of the yield or maturity of the notes. The Treasury Regulations contain rules for determining the "maturity date" and the stated redemption price at maturity of an instrument that may be redeemed prior to its stated maturity date upon the occurrence of one or more contingencies. Under such Treasury Regulations, if the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, the "maturity date" and stated redemption price at maturity of such an instrument are determined by assuming that payments will be made according to the instrument's stated payment schedule, unless based upon all the facts and circumstances as of the issue date, it is more likely than not that the instrument's stated payment schedule will not occur. Tritel PCS has determined that the stated maturity date and stated payment schedule of the notes is more likely than not to occur based on the facts and circumstances known as of the issue date. On these facts, under these regulations, the "maturity date" and stated redemption price at maturity of the notes would be determined on the basis of the stated maturity and stated payment schedule.

     If, notwithstanding the foregoing, it is presumed that Tritel PCS will exercise its option to redeem, then the maturity date of the notes for the purpose of calculating yield to maturity would be the exercise date of such call option and the stated redemption price at maturity for each Note would equal the amount payable upon such exercise. If subsequently the call option is not exercised then, for purposes of the OID rules, the issuer would be treated as having issued on the presumed exercise date of the call option a new debt instrument in exchange for the existing instrument. The new debt instrument deemed issued would have an issue price equal to the call price. As a result, another OID computation would have to be made with respect to the constructively issued new debt instrument.


SALE, EXCHANGE AND REDEMPTION OF NOTES

     A sale, exchange or redemption of notes will result in taxable gain or loss equal to the difference between the amount of cash or other property received and the Holder's adjusted tax basis in the note. A Holder's adjusted tax basis for determining gain or loss on the sale or other disposition of a note will initially equal the cost of the note to such Holder and will be increased by any amounts included in income as OID, and decreased by the amount of any cash payments received by such Holder regardless of whether such payments are denominated as principal or interest. Gain or loss upon a sale, exchange, or redemption of a note will be capital gain or loss if the note is held as a capital asset, and will be long term capital gain or loss if the note has been held by the Holder for more than one year. The deductibility of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.


EXCHANGE OF OUTSTANDING NOTES FOR REGISTERED NOTES

     The exchange of the outstanding notes for registered notes pursuant to the exchange offer will not be treated as an exchange for federal income tax purposes because the registered notes will not differ materially in kind or extent from the outstanding notes and because the exchange will occur by operation of the original terms of the outstanding notes. As a result, Holders who exchange their outstanding notes for registered notes will not recognize any income, gain or loss for federal income tax purposes. A Holder will have the same adjusted basis and holding period in the registered notes immediately after the exchange as it had in the outstanding notes immediately before the exchange.


FOREIGN HOLDERS

     The following discussion is a summary of certain United States federal income tax consequences to a Foreign Person that holds a note. The term "Foreign Person" means a nonresident alien individual or foreign corporation, but only if the income or gain on the note is not "effectively connected with the conduct of a trade or business within the United States," in which case, and subject to an applicable treaty, the nonresident alien individual or foreign corporation will be subject to tax on such income or gain in essentially the same manner as a United States citizen or resident or a domestic corporation, as discussed above, and in the case of a foreign corporation, may also be subject to the branch profits tax.

     Under the "portfolio interest" exception to the general rules for the withholding of tax on interest and original issue discount paid to a Foreign Person, a Foreign Person will not be subject to United States tax, or to withholding, on interest or OID on a note, provided that (a) the Foreign Person does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Tritel PCS entitled to vote and (b) Tritel PCS, its paying agent or the person who would otherwise be required to withhold tax receives either (1) a statement (an "Owner's Statement") on the applicable Internal Revenue Service's Form W-8 or substantially similar form signed under penalties of perjury by the beneficial owner of the note in which the owner certifies that the owner is not a United States person and which provides the owner's name and address, or (2) a statement signed under penalties of perjury by a financial institution holding the note on behalf of the beneficial owners, together with a copy of the Owner's Statement. Regulations which will be effective for payments made after December 31, 2000 would retain these procedures for certifying that a Holder is a Foreign Person and would add several alternative certification procedures. A Foreign Person who does not qualify for the "portfolio interest" exception would be subject to United States withholding tax at a flat rate of 30%, or a lower applicable treaty rate, on interest payments and payments, including proceeds from a sale, exchange or retirement, attributable to OID on the notes.

     Gain recognized by a Foreign Person upon the redemption, sale or exchange of a note, including any gain representing accrued market discount, will not be subject to United States tax unless the Foreign Person is an individual present in the United States for 183 days or more during the taxable year in which the note is redeemed, sold or exchanged, and certain other requirements are met, in which case the Foreign Person will be subject to United States tax at a flat rate of 30%, unless exempt by applicable treaty.


 Federal Estate and Gift Tax

     A note beneficially owned by an individual who at the time of death is not a domiciliary of the United States will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Tritel PCS entitled to vote within the meaning of Section 871(h)(3) of the Code and provided that the interest payments with respect to such note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

     Any individual will not be subject to United States federal gift tax on a transfer of notes, unless such person is a domiciliary of the United States.


BACKUP WITHHOLDING

     A Holder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to payments received with respect to the notes. This withholding applies if the Holder:

     o fails to furnish his or her social security or other taxpayer identification number,

     o  furnishes an incorrect taxpayer identification number,

     o is notified by the Internal Revenue Service that he or she has failed to report properly payments of interest and dividends and the Internal Revenue Service has notified Tritel that he or she is subject to backup withholding, or

     o fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is his or her correct number and that he or she is not subject to backup withholding.

     Any amount withheld from a payment to a Holder under the backup withholding rules is allowable as a credit against such Holder's federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Certain Holders, including, among others, corporations and foreign individuals who comply with certain certification requirements described above under "Foreign Holders," are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


LIMITATION ON TRITEL PCS'S INTEREST DEDUCTIONS


     The notes have a maturity date more than five years from the date of issue, have a yield to maturity more than five percentage points higher than the applicable Federal rate and will bear "significant OID." Thus, the notes will be treated as "applicable high yield discount obligations" under the rules of Sections 163(e) and 163(i) of the Code. Thus, Tritel PCS will not be able to deduct any OID accruing with respect thereto until such interest is actually paid and a portion of such OID will be disallowed altogether. To the extent that the non-deductible portion of OID would have been treated as a dividend if it had been distributed with respect to Tritel PCS's stock, it will be treated as a dividend to corporate Holders of the notes for purposes of the rules relating to the dividends received deduction. Except as described above, treatment of the notes as applicable high yield discount obligations will not affect the reporting of the OID as income by the Holders of the notes.


OTHER TAX CONSEQUENCES


     In addition to the federal income tax considerations described above, prospective purchasers of the notes should consider potential state, local, income, franchise, personal property and other taxation in any state or locality and the tax effect of ownership, sale, exchange, or retirement of the notes in any state or locality. Prospective purchasers of the notes are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property or other tax consequences arising out of their ownership of the notes.


     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE PURCHASER OF THE NOTES SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN INCOME TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                             PLAN OF DISTRIBUTION


     Each broker-dealer that receives registered notes for its own account pursuant to the exchange offer, where its outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market making or
other trading activities. Until       , 1999 (90 days after the commencement of
the exchange offer), all dealers effecting transactions in the registered notes may be required to deliver a prospectus.


     Tritel PCS will not receive any proceeds from any sales of the registered notes by participating broker-dealers. Registered notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer that resells the registered notes, and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal for the exchange offer states that, by acknowledging that it will deliver, and by delivering, a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


     For a period of 180 days after the expiration date, or until all broker-dealers who exchange outstanding notes which were acquired as a result of market-making activities for registered notes have sold all registered notes held by them, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Tritel PCS has agreed to pay all expenses incident to the exchange offer. Tritel PCS will indemnify the holders of the registered notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.


     The registered notes will not be listed on any stock exchange. The notes are designated for trading in The Portal Market.


                                 LEGAL MATTERS


     The validity of the registered notes will be passed upon for Tritel PCS by Brown & Wood LLP, New York, New York. Certain other legal matters will be passed upon for Tritel PCS and the guarantors of the notes by James H. Neeld, IV, its general counsel, and by Tritel PCS's special FCC counsel, Lukas, Nace, Gutierrez & Sachs, Washington, D.C.


                                    EXPERTS


     The consolidated financial statements of Tritel, Inc. and Predecessor Companies as of December 31, 1997 and 1998, for each of the years in the three-year period ended December 31, 1998 and for the period from July 27, 1995 (inception) to December 31, 1998, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        ----
Independent Auditors' Report ........................................................   F-2

Consolidated Balance Sheets as of December 31, 1997 and 1998 and September 30, 1999
 (unaudited) ........................................................................   F-3

Consolidated Statements of Operations for the years ended December 31, 1996, 1997 and
 1998, the period from July 27, 1995 (inception) to December 31, 1998, the nine month periods ended September 30, 1998 and 1999 (unaudited) and the period from July 27,
 1995 (inception) to September 30, 1999 (unaudited) .................................   F-4

Consolidated Statements of Members' and Stockholders' Equity for the period from
 July 27, 1995 (inception) to December 31, 1995, the years ended December 31, 1996,
 1997 and 1998 and the nine-month period ended September 30, 1999 (unaudited) .......   F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1997 and
 1998, the period from July 27, 1995 (inception) to December 31, 1998, the nine month periods ended September 30, 1998 and 1999 (unaudited) and the period from July 27,
 1995 (inception) to September 30, 1999 (unaudited) .................................   F-6

Notes to Consolidated Financial Statements ..........................................   F-9

     In accordance with Securities and Exchange Commission Staff Accounting Bulletin 53, the financial statements of Tritel, Inc. and Predecessor Company are included herein. Tritel PCS, Inc. is a wholly-owned subsidiary of Tritel, Inc. and Tritel, Inc. fully and unconditionally guarantees the Senior Subordinated Discount Notes issued by Tritel PCS, Inc. Separate financial statements of Tritel PCS, Inc. and Subsidiary Guarantors are not included. However, condensed financial data for Tritel PCS, Inc. and Subsidiary Guarantors is included in Note 17 to the financial statements. The Subsidiary Guarantors are wholly-owned subsidiaries of Tritel PCS, Inc. and their guarantees are on a full, unconditional, joint and several basis with other guarantor subsidiaries.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Tritel, Inc.:


We have audited the accompanying consolidated balance sheets of Tritel, Inc. and Predecessor Companies (development stage companies) (the Companies) as of December 31, 1997 and 1998, and the related consolidated statements of operations, members' and stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998 and for the period from July 27, 1995 (inception) to December 31, 1998. These consolidated financial statements are the responsibility of the Companies' managements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tritel, Inc. and Predecessor Companies as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 and for the period from July 27, 1995 (inception) to December 31, 1998, in conformity with generally accepted accounting principles.




Jackson, Mississippi    KPMG Peat Marwick LLP
February 16, 1999

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                          CONSOLIDATED BALANCE SHEETS

         DECEMBER 31, 1997 AND 1998 AND SEPTEMBER 30, 1999 (UNAUDITED)

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                DECEMBER 31,
                                                                         --------------------------    SEPTEMBER 30,
                                                                             1997          1998            1999
                                ASSETS                                   -----------   ------------   --------------
                                                                                                        (UNAUDITED)
Current assets:
 Cash and cash equivalents ...........................................    $  1,763            846         485,684
 Due from affiliates .................................................         275            241           2,221
 Inventory ...........................................................          --             --           3,526
 Prepaid expenses and other current assets ...........................          10            719           3,706
                                                                          --------            ---         -------
  Total current assets ...............................................       2,048          1,806         495,137
Restricted cash ......................................................          --             --           7,387
Property and equipment, net ..........................................          13         13,816         132,075
FCC licensing costs ..................................................      99,425         71,466         199,440
Intangible assets, net of amortization of $4,203 in 1999 .............          --             --          60,924
Deferred charges, net of amortization of $347 in 1997, $348 in 1998
 and $2,372 in 1999 ..................................................       1,027          1,933          28,430
Note receivable ......................................................          --             --           7,550
Other assets .........................................................          --             --             529
                                                                          --------         ------         -------
  Total assets .......................................................    $102,513         89,021         931,472
                                                                          ========         ======         =======
              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Notes payable .......................................................    $  5,000         22,405              --
 Current maturities of long-term debt ................................          --             --             681
 Accounts payable ....................................................         352          8,221          43,856
 Accrued expenses and interest .......................................       3,073          2,285          10,055
                                                                          --------         ------         -------
  Total current liabilities ..........................................       8,425         32,911          54,592
                                                                          --------         ------         -------
Non-current liabilities:
 Long-term debt ......................................................      77,200         51,599         551,078
 Note payable to related party .......................................       5,700          6,270              --
 Accrued interest payable ............................................       2,426            224              --
 Deferred credit -- vendor discount ..................................          --             --          12,751
 Deferred income taxes ...............................................          --             --          40,510
                                                                          --------         ------         -------
  Total non-current liabilities ......................................      85,326         58,093         604,339
                                                                          --------         ------         -------
  Total liabilities ..................................................      93,751         91,004         658,931
                                                                          --------         ------         -------
Series A 10% redeemable convertible preferred stock ..................          --             --          97,301
Stockholders' equity:
 Preferred stock, authorized 1,500,000 shares:
  Series C, outstanding 184,233 shares at September 30, 1999 .........          --             --         174,658
  Series D, outstanding 46,374 shares at September 30, 1999 ..........          --             --          46,374
Common stock, 30 shares issued and outstanding at December 31,
 1998 ................................................................          --             --              --
Common stock issued and outstanding at September 30, 1999 --
 Class A Voting, 33,755 shares; Class C Non-Voting, 5,177 shares;
  and Voting Preference, 9 shares ....................................          --             --              --
Contributed capital -- Predecessor Companies .........................      13,497         13,497              --
Additional paid in capital ...........................................          --             --           4,500
Deficit accumulated during the development stage .....................      (4,735)       (15,480)        (50,292)
                                                                          --------        -------         -------
   Total stockholders' equity (deficit) ..............................       8,762         (1,983)        175,240
                                                                          --------        -------         -------
   Total liabilities and stockholders' equity ........................    $102,513         89,021         931,472
                                                                          ========        =======         =======


          See accompanying notes to consolidated financial statements.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998,
        THE PERIOD FROM JULY 27, 1995 (INCEPTION) TO DECEMBER 31, 1998,
      THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1999 (UNAUDITED)
AND THE PERIOD FROM JULY 27, 1995 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED)


                            (AMOUNTS IN THOUSANDS)


                                                   YEARS ENDED
                                                  DECEMBER 31,
                                      -------------------------------------
                                          1996        1997         1998
                                      ----------- ----------- -------------
Revenues ............................  $     --          --            --
                                       --------          --            --
Operating expenses:
 Cost of services and equipment .....        --          --            --
 Plant ..............................         4         104         1,939
 General and administrative .........     1,481       3,123         4,947
 Sales and marketing ................         5          28           452
 Depreciation and amortization ......         2          20           348
                                       --------       -----         -----
                                          1,492       3,275         7,686
                                       --------       -----         -----
Operating loss ......................    (1,492)     (3,275)       (7,686)
Interest income .....................        31         121            77
Financing cost ......................        --          --            --
Interest expense ....................        --          --          (722)
                                       --------      ------        ------
   Loss before extraordinary item
    and income taxes ................    (1,461)     (3,154)       (8,331)
Income tax benefit ..................        --          --            --
                                       --------      ------        ------
   Loss before extraordinary
    items ...........................    (1,461)     (3,154)       (8,331)
Extraordinary item -
 Loss on return of spectrum .........        --          --        (2,414)
                                       --------      ------        ------
   Net loss .........................    (1,461)   $ (3,154)    $ (10,745)
Accrual of dividends on Series A
 redeemable preferred stock .........        --          --            --
                                       --------    --------     ---------
Net loss available to common
 shareholders .......................  $ (1,461)     (3,154)      (10,745)
                                       ========    ========     =========
Basic and diluted net loss per
 common share .......................
Weighted average common shares
 outstanding ........................

                                        CUMULATIVE
                                          AMOUNTS
                                           SINCE            NINE-MONTHS             CUMULATIVE
                                         INCEPTION             ENDED                 AMOUNTS
                                            AT             SEPTEMBER 30,         SINCE INCEPTION,
                                       DECEMBER 31,  --------------------------  AT SEPTEMBER 30,
                                           1998          1998         1999             1999
                                      -------------- ----------- -------------- -----------------
                                                            (UNAUDITED)            (UNAUDITED)
Revenues ............................          --           --             179            179
                                               --           --             ---            ---
Operating expenses:
 Cost of services and equipment .....          --           --             189            189
 Plant ..............................       2,047          504           8,931         10,977
 General and administrative .........       9,672        3,208          17,414         27,085
 Sales and marketing ................         485          181           6,621          7,106
 Depreciation and amortization ......         370           20           5,601          5,971
                                            -----        -----          ------         ------
                                           12,574        3,913          38,756         51,328
                                           ------        -----          ------         ------
Operating loss ......................     (12,574)      (3,913)        (38,577)       (51,149)
Interest income .....................         230           39          10,451         10,679
Financing cost ......................          --           --          (2,230)        (2,230)
Interest expense ....................        (722)          --         (12,038)       (12,760)
                                          -------       ------         -------        -------
   Loss before extraordinary item
    and income taxes ................     (13,066)      (3,874)        (42,394)       (55,460)
Income tax benefit ..................          --           --          13,638         13,638
                                          -------       ------         -------        -------
   Loss before extraordinary
    items ...........................     (13,066)      (3,874)        (28,756)       (41,822)
Extraordinary item -
 Loss on return of spectrum .........      (2,414)      (2,414)             --         (2,414)
                                          -------       ------         -------        -------
   Net loss .........................   $ (15,480)    $ (6,288)   $    (28,756)     $ (44,236)
Accrual of dividends on Series A
 redeemable preferred stock .........          --           --          (6,632)        (6,632)
                                        ---------     --------    ------------      ---------
Net loss available to common
 shareholders .......................     (15,480)      (6,288)        (35,388)       (50,868)
                                        =========     ========    ============      =========
Basic and diluted net loss per
 common share .......................                             $      (2.32)
Weighted average common shares
 outstanding ........................                               15,224,891
                                                                  ============


          See accompanying notes to consolidated financial statements.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

         CONSOLIDATED STATEMENTS OF MEMBERS' AND STOCKHOLDERS' EQUITY

      FOR THE PERIOD FROM JULY 27, 1995 (INCEPTION) TO DECEMBER 31, 1995,
             THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 AND
          THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1999 (UNAUDITED)

                            (AMOUNTS IN THOUSANDS)

                                                         PREFERRED
                                                           STOCK
                                             PREFERRED    ISSUANCE   COMMON
                                               STOCK       COSTS      STOCK
                                            ----------- ----------- --------
Balance at July 27, 1995 ..................  $     --          --   --
Contributed capital, net of expenses of
 $25 ......................................        --          --   --
Conversion of debt to members'
 equity ...................................        --          --   --
Net loss ..................................        --          --   --
                                             --------          --   --
Balance at December 31, 1995 ..............        --          --   --
Contributed capital, net of expenses of
 $40 ......................................        --          --   --
Conversion of debt to members'
 equity ...................................        --          --   --
Net loss ..................................        --          --   --
                                             --------          --   --
Balance at December 31, 1996 ..............        --          --   --
Contributed capital, net of expenses of
 $148......................................        --          --   --
Conversion of debt to members'
 equity ...................................        --          --   --
Net loss ..................................        --          --   --
                                             --------          --   --
Balance at December 31, 1997 ..............        --          --   --
Net loss ..................................        --          --   --
                                             --------          --   --
Balance at December 31, 1998 ..............        --          --   --
Unaudited:
 Conversion of debt to members'
   equity in Predecessor Company ..........        --          --   --
 Series C Preferred Stock issued to
   Predecessor Company, including
   distribution of assets and
   liabilities ............................    17,193          --   --
 Series C Preferred Stock issued in
   exchange for cash ......................   163,370          --   --
 Payment of preferred stock issuance
   costs ..................................        --      (8,507)  --
 Series C Preferred Stock issued to
   Central Alabama in exchange for
   net assets .............................     2,602          --   --
 Series D Preferred Stock issued to
   AT&T Wireless in exchange for
   licenses and other agreements ..........    46,374          --   --
 Grant of unrestricted rights in
   common stock to officer ................        --          --   --
 Accrual of dividends on Series A
  redeemable preferred stock ..............        --          --   --
 Net loss .................................        --          --   --
                                             --------      ------   --
 Balance at September 30, 1999 ............  $229,539      (8,507)  --
                                             ========      ======   ==

                                                                          DEFICIT
                                                                        ACCUMULATED     MEMBERS'
                                                           ADDITIONAL      DURING          AND
                                             CONTRIBUTED     PAID IN    DEVELOPMENT   STOCKHOLDERS'
                                               CAPITAL       CAPITAL       STAGE         EQUITY
                                            ------------- ------------ ------------- --------------
Balance at July 27, 1995 ..................         --           --            --             --
Contributed capital, net of expenses of
 $25 ......................................      1,150           --            --          1,150
Conversion of debt to members'
 equity ...................................        489           --            --            489
Net loss ..................................         --           --          (120)          (120)
                                                 -----           --          ----          -----
Balance at December 31, 1995 ..............      1,639           --          (120)         1,519
Contributed capital, net of expenses of
 $40 ......................................      3,910           --            --          3,910
Conversion of debt to members'
 equity ...................................      1,706           --            --          1,706
Net loss ..................................         --           --        (1,461)        (1,461)
                                                 -----           --        ------         ------
Balance at December 31, 1996 ..............      7,255           --        (1,581)         5,674
Contributed capital, net of expenses of
 $148......................................      5,437           --            --          5,437
Conversion of debt to members'
 equity ...................................        805           --            --            805
Net loss ..................................         --           --        (3,154)        (3,154)
                                                 -----           --        ------         ------
Balance at December 31, 1997 ..............     13,497           --        (4,735)         8,762
Net loss ..................................         --           --       (10,745)       (10,745)
                                                ------           --       -------        -------
Balance at December 31, 1998 ..............     13,497           --       (15,480)        (1,983)
Unaudited:
 Conversion of debt to members'
   equity in Predecessor Company ..........      8,976           --            --          8,976
 Series C Preferred Stock issued to
   Predecessor Company, including
   distribution of assets and
   liabilities ............................    (22,473)          --           576         (4,704)
 Series C Preferred Stock issued in
   exchange for cash ......................         --           --            --        163,370
 Payment of preferred stock issuance
   costs ..................................         --           --            --         (8,507)
 Series C Preferred Stock issued to
   Central Alabama in exchange for
   net assets .............................         --           --            --          2,602
 Series D Preferred Stock issued to
   AT&T Wireless in exchange for
   licenses and other agreements ..........         --           --            --         46,374
 Grant of unrestricted rights in
   common stock to officer ................         --        4,500            --          4,500
 Accrual of dividends on Series A
  redeemable preferred stock ..............         --           --        (6,632)        (6,632)
 Net loss .................................         --           --       (28,756)       (28,756)
                                               -------        -----       -------        -------
 Balance at September 30, 1999 ............         --        4,500       (50,292)       175,240
                                               =======        =====       =======        =======

          See accompanying notes to consolidated financial statements.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998,
        THE PERIOD FROM JULY 27, 1995 (INCEPTION) TO DECEMBER 31, 1998,
      THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1999 (UNAUDITED)
AND THE PERIOD FROM JULY 27, 1995 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED)


                            (AMOUNTS IN THOUSANDS)

                                                      YEARS ENDED
                                                     DECEMBER 31,
                                        ---------------------------------------
                                            1996          1997         1998
                                        ------------ ------------- ------------
Cash flows from operating activities:
 Net loss .............................   $ (1,461)     (3,154)       (10,745)
 Adjustments to reconcile net loss to
   net cash used in operating
   activities:
    Loss on return of spectrum ........         --          --          2,414
    Depreciation and amortization .....          2          20            348
    Grant of unrestricted rights in
     common stock to officer ..........         --          --             --
    Accretion of discount on debt
     and amortization of debt
     issue costs ......................         --          --             --
    Deferred income tax benefit .......         --          --             --
    Changes in operating assets and
     liabilities:
     Inventory ........................         --          --             --
     Accounts payable and
       accrued expenses ...............        340          45           (180)
     Other current assets and
       liabilities ....................        427        (814)          (333)
                                          --------      ------        -------
       Net cash used in operating
        activities ....................       (692)     (3,903)        (8,496)
                                          --------      ------        -------
Cash flows from investing activities:
 Capital expenditures .................        (11)           (6)      (5,970)
 Deposit for FCC auctions .............     (5,000)         --             --
 Payment for FCC licenses .............     (3,549)     (3,935)            --
 Refund of FCC deposit ................        950       1,376             --
 Advance under notes receivable .......         --          --             --
 Capitalized interest on network
   construction and FCC licensing
   costs ..............................     (1,325)       (415)        (2,905)
 Increase in restricted cash ..........         --          --             --
 Other ................................       (106)        (72)            --
                                          --------      --------      -------
    Net cash used in investing
     activities .......................     (9,041)     (3,052)        (8,875)
                                          --------      --------      -------
                                                                     (continued)

                                            CUMULATIVE                                 CUMULATIVE
                                             AMOUNTS            NINE-MONTHS             AMOUNTS
                                              SINCE                ENDED                 SINCE
                                            INCEPTION,         SEPTEMBER 30,           INCEPTION,
                                         AT DECEMBER 31,  ------------------------  AT SEPTEMBER 30,
                                               1998           1998        1999            1999
                                        ----------------- ----------- ------------    (UNAUDITED)
                                                                (UNAUDITED)
Cash flows from operating activities:
 Net loss .............................      (15,480)        (6,288)     (28,756)        (44,236)
 Adjustments to reconcile net loss to
   net cash used in operating
   activities:
    Loss on return of spectrum ........        2,414          2,414           --           2,414
    Depreciation and amortization .....          370             20        5,601           5,971
    Grant of unrestricted rights in
     common stock to officer ..........           --             --        4,500           4,500
    Accretion of discount on debt
     and amortization of debt
     issue costs ......................           --             --        3,672           3,672
    Deferred income tax benefit .......           --             --      (13,638)        (13,638)
    Changes in operating assets and
     liabilities:
     Inventory ........................           --             --       (3,526)         (3,526)
     Accounts payable and
       accrued expenses ...............          271          1,472        5,762           6,035
     Other current assets and
       liabilities ....................         (618)          (200)      (2,313)         (2,933)
                                             -------         ------      -------         -------
       Net cash used in operating
        activities ....................      (13,043)        (2,582)     (28,698)        (41,741)
                                             -------         ------      -------         -------
Cash flows from investing activities:
 Capital expenditures .................       (5,986)        (2,862)     (80,189)        (86,175)
 Deposit for FCC auctions .............       (9,500)            --           --          (9,500)
 Payment for FCC licenses .............       (7,485)            --           --          (7,485)
 Refund of FCC deposit ................        2,326             --           --           2,326
 Advance under notes receivable .......           --             --       (7,550)         (7,550)
 Capitalized interest on network
   construction and FCC licensing
   costs ..............................       (4,644)            --       (9,993)        (14,637)
 Increase in restricted cash ..........           --             --       (7,387)         (7,387)
 Other ................................         (202)            --         (325)           (527)
                                             -------         ------      -------         -------
    Net cash used in investing
     activities .......................      (25,491)        (2,862)    (105,444)       (130,935)
                                             -------         ------     --------        --------
                                                                                          (continued)


                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998,
        THE PERIOD FROM JULY 27, 1995 (INCEPTION) TO DECEMBER 31, 1998,
     THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1999 (UNAUDITED)
AND THE PERIOD FROM JULY 27, 1995 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED)

                            (AMOUNTS IN THOUSANDS)


                                                    YEARS ENDED
                                                    DECEMBER 31,
                                         ----------------------------------
                                            1996       1997        1998
                                         --------- ----------- ------------
Cash flows from financing activities:
 Proceeds from notes payable to
   related parties .....................      300      5,700           --
 Proceeds from notes payable ...........    5,900      5,000       38,705
 Proceeds from long-term debt ..........       --         --           --
 Proceeds from senior subordinated
   discount notes ......................       --         --           --
 Repayments of notes payable to
   related parties .....................     (100)      (300)          --
 Repayments of notes payable ...........     (625)    (5,900)     (21,300)
 Payment of preferred stock issuance
   costs ...............................       --         --           --
 Payment of debt issuance costs and
   other deferred charges ..............      (20)    (1,251)        (951)
 Proceeds from vendor discount .........       --         --           --
 Issuance of preferred stock ...........       --         --           --
 Capital contributions, net of related
   expenses ............................    3,910      5,437           --
 Other .................................       --         --           --
                                            -----     ------      -------
    Net cash provided by (used in)
     financing activities ..............    9,365      8,686       16,454
                                            -----     ------      -------
Net increase (decrease) in cash and
 cash equivalents ......................     (368)     1,731         (917)
Cash and cash equivalents at
 beginning of period ...................      400         32        1,763
                                            -----     ------      -------
Cash and cash equivalents at end of
 period ................................  $    32      1,763          846
                                          =======     ======      =======
                                                                 (continued)

                                             CUMULATIVE                                 CUMULATIVE
                                              AMOUNTS            NINE-MONTHS             AMOUNTS
                                               SINCE                ENDED                 SINCE
                                             INCEPTION,         SEPTEMBER 30,           INCEPTION,
                                          AT DECEMBER 31,  ------------------------  AT SEPTEMBER 30,
                                                1998           1998        1999            1999
                                         ----------------- ----------- ------------    (UNAUDITED)
                                                                 (UNAUDITED)
Cash flows from financing activities:
 Proceeds from notes payable to
   related parties .....................        9,100             --           --          9,100
 Proceeds from notes payable ...........       50,230          4,605           --         50,230
 Proceeds from long-term debt ..........           --             --      300,000        300,000
 Proceeds from senior subordinated
   discount notes ......................           --             --      200,240        200,240
 Repayments of notes payable to
   related parties .....................         (400)            --           --           (400)
 Repayments of notes payable ...........      (27,825)            --      (22,100)       (49,925)
 Payment of preferred stock issuance
   costs ...............................           --             --       (8,507)        (8,507)
 Payment of debt issuance costs and
   other deferred charges ..............       (2,222)          (757)     (28,054)       (30,276)
 Proceeds from vendor discount .........           --             --       15,000         15,000
 Issuance of preferred stock ...........           --             --      162,703        162,703
 Capital contributions, net of related
   expenses ............................       10,497             --           --         10,497
 Other .................................           --             --         (302)          (302)
                                              -------          -----      -------        -------
    Net cash provided by (used in)
     financing activities ..............       39,380          3,848      618,980        658,360
                                              -------          -----      -------        -------
Net increase (decrease) in cash and
 cash equivalents ......................          846         (1,596)     484,838        485,684
Cash and cash equivalents at
 beginning of period ...................           --          1,763          846             --
                                              -------         ------      -------        -------
Cash and cash equivalents at end of
 period ................................          846            167      485,684        485,684
                                              =======         ======      =======        =======
                                                                                           (continued)

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998,
        THE PERIOD FROM JULY 27, 1995 (INCEPTION) TO DECEMBER 31, 1998,
     THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1999 (UNAUDITED)
AND THE PERIOD FROM JULY 27, 1995 (INCEPTION) TO SEPTEMBER 30, 1999 (UNAUDITED)

                            (AMOUNTS IN THOUSANDS)


                                                                              CUMULATIVE                            CUMULATIVE
                                                                               AMOUNTS          NINE-MONTHS          AMOUNTS
                                                     YEARS ENDED                SINCE              ENDED              SINCE
                                                    DECEMBER 31,              INCEPTION,       SEPTEMBER 30,        INCEPTION,
                                            -----------------------------  AT DECEMBER 31,  -------------------  AT SEPTEMBER 30,
                                               1996       1997     1998          1998          1998     1999           1999
                                            ---------- --------- -------- ----------------- -------- ----------  ----------------
                                                                                                (UNAUDITED)         (UNAUDITED)
Supplementary Information:
   Cash paid for interest, net of
    amounts capitalized ...................  $    --        --        --            --          --      4,097          9,201
                                             =======        ==        ==            ==          ==      =====          =====
 Significant non-cash investing and
   financing activities:
   Long-term debt incurred to obtain
    FCC licenses, net of discount .........  $53,259    23,116        --        76,375          --         --         76,375
                                             =======    ======        ==        ======          ==      =====         ======
   Capitalized interest and discount
    on debt used to obtain FCC
    licenses ..............................  $ 2,033     6,799     7,614        16,466       6,118      4,599         21,520
                                             =======    ======     =====        ======       =====      =====         ======
   Deposits applied to purchase of
    FCC licenses ..........................  $ 4,500     5,000        --         9,500          --         --          9,500
                                             =======    ======     =====        ======       =====      =====         ======
   Conversions of debt to equity ..........  $ 1,706       805        --         3,000          --         --         11,976
                                             =======    ======     =====        ======       =====      =====         ======
   Capital expenditures included in
    accounts payable ......................  $    --        --     5,762         5,762          --     33,066         33,066
                                             =======    ======     =====        ======       =====     ======         ======
   Election of FCC disaggregation
    option for return of spectrum:
    Reduction in FCC licensing
     costs ................................  $    --        --    35,442        35,442          --         --         35,442
                                             =======    ======    ======        ======       =====     ======         ======
    Reduction in accrued interest
     payable and long-term debt ...........  $    --        --    33,028        33,028          --         --         33,028
                                             =======    ======    ======        ======       =====     ======         ======
   Preferred stock issued
    in exchange for assets
    and liabilities .......................  $    --        --        --            --          --    156,837        156,837
                                             =======    ======    ======        ======       =====    =======        =======
   Distribution of assets
    and liabilities to
    predecessor company ...................  $              --        --            --          --     (4,704)        (4,704)
                                             =======    ======    ======        ======       =====    =======        =======

          See accompanying notes to consolidated financial statements

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)


(1)   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (A)        ORGANIZATION AND PRINCIPLES OF CONSOLIDATION

       Airwave Communications, LLC ("Airwave Communications") (formerly Mercury PCS, LLC) and Digital PCS, LLC ("Digital PCS") (formerly Mercury PCS II,
       LLC) were formed on July 27, 1995 and July 29, 1996, respectively, for the principal purpose of acquiring for development Personal Communications Services ("PCS") licenses in markets in the south-central United States. Airwave Communications and Digital PCS are referred to collectively as "the Predecessor Company" or "the Predecessor Companies."

       Tritel, Inc. ("Tritel") was formed on April 23, 1998 by the controlling shareholders of Airwave Communications and Digital PCS for the purpose of developing Personal Communications Services ("PCS") markets in the south-central United States. Tritel's 1998 activities consisted of $1.5 million in capital expenditures and $32,000 in net loss. On January 7, 1999, the Predecessor Companies transferred substantially all of their assets and liabilities at historical cost to Tritel in exchange for 18,262 shares of Series C Preferred Stock in Tritel. Tritel is controlled by the controlling shareholders of the Predecessor Companies. Tritel will continue the activities of the Predecessor Companies and, for accounting purposes, this transaction was accounted for as a reorganization of the Predecessor Company into a C corporation and a name change to Tritel. Tritel and the Predecessor Company, together with Tritel's subsidiaries, are referred to collectively as "the Company."


       The Company has commenced limited commercial PCS operations and is still in the development stage. The Company continues to devote most of its efforts to activities such as strategic and financial planning, raising capital and constructing wireless telecommunications network facilities.



       The consolidated accounts of the Company include its subsidiaries, Tritel PCS, Inc.; Tritel A/B Holding Corp.; Tritel C/F Holding Corp.; Tritel Communications, Inc.; Tritel Finance, Inc.; and others. All significant intercompany accounts or balances have been eliminated in consolidation.

       Also on January 7, 1999, Tritel entered into the following transactions:



       o AT&T Wireless PCS, LLC and TWR Cellular, Inc. (collectively, "AT&T Wireless") contributed PCS licenses to Tritel and entered into agreements with Tritel for the use of the AT&T logo and other service marks, and for roaming arrangements. In exchange for the contributed assets, AT&T Wireless received 90,668 shares of Series A Preferred Stock and 46,374 shares of Series D Preferred Stock in Tritel with a stated value of $137,042,000. This transaction was accounted for as an asset acquisition by Tritel and is further described in Note 19.


       o Tritel acquired all of the assets and liabilities of Central Alabama Partnership, LP 132 in exchange for 2,602 shares of Series C Preferred Stock in Tritel with a stated value of $2,602,000. Assets, principally PCS licenses, totaling $9,352,000 were acquired and liabilities of $6,750,000 were assumed. This transaction was accounted for as a purchase business combination.

       o Tritel issued 14,130 shares of Series C Preferred Stock with a stated value of $14,130,000 to the Predecessor Companies in exchange for cash. Additionally, Tritel issued 149,239 shares of Series C Preferred Stock with a stated value of $149,239,000 to certain private investors in exchange for cash and stock subscriptions receivable. These transactions are further described in Note 18.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

        o Tritel entered into a $550,000,000 bank financing facility as further described in Note 20 for financing of the development and construction of its wireless network.

     The January 7, 1999 stock transactions described above are summarized as follows:

                                                                                      STATED     CARRYING
                                                                           SHARES      VALUE      AMOUNT
                                                                         ---------- ---------- -----------
                                                                                    (AMOUNTS IN THOUSANDS)
    Series A Preferred issued to AT&T Wireless .........................   90,668    $ 90,668   $ 90,668
    Series D Preferred issued to AT&T Wireless .........................   46,374      46,374     46,374
                                                                           ------    --------   --------
    Total to AT&T Wireless in exchange for contributed assets ..........  137,042     137,042    137,042
                                                                          -------    --------   --------

    Series C Preferred issued to Airwave Communications ................   14,427      14,427     10,973
    Series C Preferred issued to Digital PCS ...........................    3,835       3,835      6,220
                                                                          -------    --------   --------
    Total to Predecessor Companies in exchange for contributed assets...   18,262      18,262     17,193
                                                                          -------    --------   --------

    Series C Preferred issued to Central Alabama Partnership ...........    2,602       2,602      2,602
    Series C Preferred issued to Predecessor Companies for cash ........   14,130      14,130     14,130
    Series C Preferred issued to certain private investors .............  149,239     149,239    149,239
                                                                          -------    --------   --------

    Total ..............................................................  321,275    $321,275   $320,206
                                                                          =======    ========   ========

   (B) CASH AND CASH EQUIVALENTS

       For purposes of financial statement classification, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

   (C) PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost, less accumulated depreciation. When assets are placed in service, depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, generally seven years for wireless network assets and three years for information systems assets. Leasehold improvements are amortized over the lease term. The Company capitalizes interest on certain of its wireless network construction activities. Routine expenditures for repairs and maintenance are charged to expense as incurred.

   (D) FCC LICENSING COSTS

       Licensing costs are accounted for in accordance with industry standards and include the discounted present value of license fees as described in
       Note 5 and the direct costs incurred to obtain the licenses. For certain licenses, licensing costs also include capitalized interest on the related debt during the period of time necessary to build out the wireless network.

       The FCC grants licenses for terms of up to ten years, and generally grants renewals if the licensee has complied with its license obligations. The Company believes it will be able to

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

       secure renewal of its PCS licenses. Amortization of such license costs, which will begin for each geographic service area upon commencement of service, will be over a period of 40 years.

       The Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" in 1996. Adoption of the statement did not have a material effect on the Company's financial statements at the date of adoption. In accordance with the requirements of SFAS 121, the Company evaluates the propriety of the carrying amounts of its FCC licensing costs whenever current events or circumstances warrant such review to determine whether such assets are impaired. There have been no impairments through September 30, 1999.

   (E) DEFERRED CHARGES


       Debt issuance costs are deferred and amortized over the term of the related debt. Direct costs of two purchase business combinations which closed in January 1999 were deferred at December 31, 1998 and included as part of the total costs of the acquisitions. Direct costs incurred for an equity offering which closed in January 1999 were deferred and will be offset against the proceeds of the offering. Direct costs incurred for a proposed offering of senior discount notes were deferred and are being amortized over the term of the related debt.


   (F) INCOME TAXES

       Because the Predecessor Company was a nontaxable entity, operating results prior to January 7, 1999 were included in the income tax returns of its members. Therefore, the accompanying consolidated financial statements do not include any provision for income tax benefit for the years ended December 31, 1996, 1997 and 1998 or any deferred income taxes on any temporary differences in asset bases as of December 31, 1997 and 1998.

       As of January 7, 1999, the Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires the use of the asset and liability method in accounting for deferred taxes.

   (G) USE OF ESTIMATES

       The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A significant estimate impacting the preparation of the consolidated financial statements is the estimated useful life of FCC licensing costs. Actual results could differ from those estimates.


   (H) NET LOSS PER COMMON SHARE

       The Company computes net loss per common share in accordance with SFAS No. 128, "Earnings per Share" and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net loss per common share is computed by dividing the net loss available to common shareholders for the period by the weighted average number of shares of all classes of common stock outstanding during the period. For purposes of this calculation, common stock was assumed to be outstanding as of January 1, 1999. In accordance with SFAS No. 128, no conversion of preferred shares has

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)


       been assumed in the calculation of diluted loss per share since the effect would be antidilutive. Accordingly, the number of weighted average shares outstanding as well as the amount of net loss per share are the same for basic and diluted per share calculations. Net loss per common share has not been reflected in the accompanying financial statements for periods prior to 1999 because the Predecessor Companies were limited liability corporations and did not have the existing capital structure.

       As of September 30, 1999, the calculation of historical loss per share excludes the antidilutive impact of 184,233 shares of Series C Preferred Stock and 46,374 shares of Series D Preferred Stock.

   (I) STOCK SPLIT

       On December 14, 1999, Tritel, Inc. effected a 400-for-1 stock split for Class A, Class B, Class C and Class D common stock. All common stock share data have been retroactively adjusted to reflect this change.

   (J) RECENTLY ISSUED ACCOUNTING STANDARDS


       In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("FAS 131"). FAS 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The statement defines operating segments as components of enterprises about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company adopted SFAS 131 and determined that there are no separate reportable segments, as defined by the standard.

       In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133"). FAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. FAS 133 will significantly change the accounting treatment of derivative instruments and, depending upon the underlying risk management strategy, these accounting changes could affect future earnings, assets, liabilities, and shareholders' equity. The Company is closely monitoring the deliberations of the FASB's derivative implementation task force. With the issuance of Statement of Financial Accounting Standards No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133, which delayed the effective date of FAS 133, the Company will be required to adopt FAS 133 on January 1, 2001. Presently, the Company has not yet quantified the impact that the adoption will have on its consolidated financial statements.


   (K) INTERIM FINANCIAL STATEMENTS


       The unaudited condensed consolidated financial statements of the Company as of September 30, 1999 and for the nine-month periods ended September 30, 1998 and 1999 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

       condensed consolidated interim financial statements include all adjustments, consisting of normal recurring items, necessary to fairly present the results of operations, financial position and cash flows for the periods presented. The results of operations for an interim period are not necessarily indicative of the results of operations that may be expected for the complete fiscal year.


(2)   LIQUIDITY



   As reflected in the accompanying consolidated financial statements, the Company is a development stage company because it has only commenced limited commercial PCS operations. The Company is expected to incur significant expenses in advance of generating revenues and to realize significant operating losses in its initial stages of operations. The buildout of the Company's PCS network and the marketing and distribution of the Company's PCS products and services will require substantial equity and/or debt and there can be no assurance that the Company will be able to raise sufficient capital for such purposes.



   The planned high level of indebtedness could have a material adverse effect on the Company, including the effect of such indebtedness on: (i) the Company's ability to fund internally, or obtain additional debt or equity financing in the future for capital expenditures, working capital, debt service requirements, operating losses, acquisitions and other purposes;
   (ii) the Company's ability to dedicate funds for the wireless network buildout, operations or other purposes, due to the need to dedicate a substantial portion of operating cash flow to fund interest payments; (iii) the Company's flexibility in planning for, or reacting to, changes in its business and market conditions; (iv) the Company's ability to compete with less highly leveraged competitors; and (v) the Company's financial vulnerability in the event of a downturn in its business or the economy.


   As mentioned above, the Company entered into certain transactions in January 1999 to fund a significant portion of the planned operating losses and network buildout costs. Management of the Company believes that those transactions will provide adequate funding for the planned expenditures in the initial operations and buildout of the network. During May 1999, the Company obtained high yield debt in amounts necessary to cover additional planned cash needs. There can be no assurance that such funds will be adequate to complete the buildout of the Company's PCS network. Under those circumstances, the Company could be required to change its plans relating to the buildout of the network.


(3)   RESTRICTED CASH


   On March 31, 1999, the Company entered into a deposit agreement with Toronto Dominion (Texas), Inc., as administrative agent, on behalf of the depository bank and the banks and other financial institutions who are a party to the bank facility described in Note 20. Under the terms of the agreement, the Company has placed on deposit $7,387,000 at September 30, 1999 with the depository bank, which will be used for the payment of interest and/or commitment fees due under the bank facility.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

(4)   PROPERTY AND EQUIPMENT

     Major categories of property and equipment are as follows:

                                                         DECEMBER 31,
                                                    ----------------------    SEPTEMBER 30,
                                                       1997        1998           1999
                                                    ---------   ----------   --------------
                                                                               (UNAUDITED)
                                                            (DOLLARS IN THOUSANDS)
   Furniture and fixtures .......................     $17          1,779          8,692
   Network construction and development .........      --         11,416        110,988
   Leasehold improvements .......................      --            728          9,190
                                                      ----        ------        -------
                                                       17         13,923        128,870
   Less accumulated depreciation ................      (4)          (107)        (1,557)
   Deposits on equipment ........................      --             --          4,762
                                                      -----       ------        -------
                                                      $13         13,816        132,075
                                                      =====       ======        =======

(5)   FCC LICENSING COSTS

   The Predecessor Company bid successfully for C-Block licenses with an aggregate license fee of $70,989,000 (such amount is net of a 25% small business discount) and such licenses were granted to the Predecessor Company during 1996. The Predecessor Company also bid successfully for D-, E- and F-Block licenses with an aggregate license fee of $35,727,000 (such amount is net of a 25% small business discount) and such licenses were granted to the Predecessor Company during 1997.

   The FCC provided below market rate financing for a portion of the bid price of the C- and F-Block licenses. Based on the Company's estimates of borrowing costs for similar debt, the Company discounted the face amount of the debt to yield a market rate and such discount was applied to reduce the carrying amount of the licenses and the debt. Accordingly, the licenses acquired during the years ended December 31, 1996 and 1997 were recorded at $59,799,000 and $30,676,000, respectively.

   During the years ended December 31, 1996, 1997 and 1998, the Company capitalized interest of $3,358,000, $7,214,000 and $10,519,000, respectively, relating to FCC debt. During the years ended December 31, 1996 and 1997, the Company incurred direct costs of $72,000 and $6,000, respectively, to obtain the licenses. The Company did not incur any costs to obtain licenses during 1998.

   During July 1998, the Company took advantage of a reconsideration order by the FCC allowing companies holding C-Block PCS licenses several options to restructure their license holdings and associated obligations. The Company elected the disaggregation option and returned one-half of the broadcast spectrum originally acquired for each of the C-Block license areas. As a result, the Company reduced the carrying amount of the related licenses by one-half, or $35,442,000, and reduced the discounted debt and accrued interest due to the FCC by $33,028,000. As a result of the disaggregation election, the Company recognized an extraordinary loss of approximately $2,414,000.

   As mentioned above and in Note 19, AT&T Wireless contributed certain A- and B-Block PCS licenses to the Company on January 7, 1999 as part of a purchase business combination. The

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

   Company recorded such licenses at $126,672,000 plus $635,000 related allocated costs of the acquisition. Also, in the acquisition of Central Alabama Partnership, LP 132, the Company acquired licenses with an estimated fair value of $9,284,000, exclusive of $6,072,000 of debt to the FCC.

   Additionally, in connection with the transactions which the Company closed on January 7, 1999, licenses with a carrying amount, including capitalized interest and costs, totaling $21,874,000 were retained by the Predecessor Company (see Note 14). The assets and liabilities retained by the Predecessor Company have been reflected in these financial statements as a distribution to the Predecessor Company.

   Each of the Company's licenses is subject to an FCC requirement that the Company construct wireless network facilities offering coverage to certain percentages of the population within certain time periods following the grant of such licenses. Failure to comply with these requirements could result in the revocation of the related licenses or the imposition of fines on the Company by the FCC.


(6)   NOTE RECEIVABLE

   On March 1, 1999, the Company entered into agreements with AT&T Wireless, Lafayette Communications Company L.L.C. ("Lafayette") and ABC Wireless L.L.C. ("ABC") whereby the Company, AT&T Wireless and Lafayette would lend $29,500,000 to ABC to fund its participation in the re-auction of FCC licenses that were returned to the FCC by various companies under the July 1998 reconsideration order. The Company's portion of this loan was $7,500,000 and was recorded as a note receivable at September 30, 1999. Subsequent to closing of the agreements, ABC was the successful bidder for licenses covering the Tritel markets with an aggregate purchase price of $7,789,000. The Company has agreed to purchase these licenses for $7,789,000 and expects to consummate that purchase during 1999. Under the agreement, it will apply its $7,500,000 loan, together with additional cash of $289,000, to pay the purchase price. If the licenses are not purchased by March 1, 2004, the note will mature on that date. The note accrues interest at 16% per year. There are no required payments of principal or interest on the note until maturity. The note is secured by all assets of ABC, including, if permitted by the FCC, the FCC licenses awarded in the re-auction, and ranks pari passu with the notes to AT&T Wireless and Lafayette.


(7)   NOTES PAYABLE

   At December 31, 1997, the Company had $5,000,000 payable under a $15,000,000 loan agreement with a supplier. During 1998, this loan agreement was increased to $28,500,000 and was replaced by a loan agreement with a different supplier. The outstanding loan balance at December 31, 1998 was $22,100,000. The loan agreement was secured by a pledge of the membership equity interests of certain members of Predecessor Company management and the interest rate was 9%. Amounts outstanding under this loan agreement were repaid in January 1999 when certain private investors invested cash in the Company in exchange for convertible preferred stock.

   At December 31, 1998, the Predecessor Company has available a $1,000,000 line of credit with a commercial bank, expiring July 27, 1999 bearing interest at the bank's prime rate of interest plus 1% at December 31, 1998. The amount outstanding on the line of credit was $305,000 at December 31, 1998. This line of credit relates specifically to licenses that were retained by the Predecessor Company (see Note 14) and therefore the line was retained by the Predecessor Company.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

(8)   FCC DEBT

   The FCC provided below market rate financing for 90% of the bid price of the C-Block PCS licenses and 80% of the bid price of the F-Block PCS licenses. Such FCC debt is secured by all of the Company's rights and interest in the licenses financed.

   The debt incurred in September 1996 by the Company for the purchase of the C-Block PCS licenses totaled $63,890,000 (undiscounted). The debt bears interest at 7%; however, based on the Company's estimate of borrowing costs for similar debt, a rate of 10% was used to determine the debt's discounted present value of $52,700,000. As discussed in Note 5, the Company elected to disaggregate and return one-half of the broadcast spectrum of the C-block licenses. The FCC permitted such spectrum to be returned effective as of the original purchase. As a result, the Company reduced the discounted debt due to the FCC for such licenses by $27,410,000.

   F-Block licenses were granted in August and November of 1997. The debt incurred by the Company for the purchase of such licenses totaled $15,492,000 (undiscounted) in August 1997 and $12,675,000 (undiscounted) in November 1997. The debt bears interest at 6.125%, however; based on the Company's estimate of borrowing costs for similar debt, a rate of 10% was used to determine the debt's discounted present value of $12,700,000 and $10,416,000 respectively.

   In the acquisition of Central Alabama Partnership, LP 132 on January 7, 1999, the Company assumed debt of $6,072,000 payable to the FCC for the licenses acquired.

   Additionally, as described in Notes 5 and 14, certain licenses and the related FCC debt for those licenses were retained by the Predecessor Company. The discounted carrying amount of the debt for the licenses retained by the Predecessor Company was $15,889,000.

   As of December 31, 1998 and September 30, 1999, the following is a schedule of future minimum principal payments of the Company's FCC debt due within five years and thereafter:


                                      DECEMBER 31, 1998                                     SEPTEMBER 30, 1999
                                  ------------------------                               -----------------------
                                   (DOLLARS IN THOUSANDS)                                      (UNAUDITED)
                                                                                          (DOLLARS IN THOUSANDS)
   December 31, 1999 ............         $     --         September 30, 2000 ..........        $    681
   December 31, 2000 ............            2,494         September 30, 2001 ..........             989
   December 31, 2001 ............            2,975         September 30, 2002 ..........           1,051
   December 31, 2002 ............            3,162         September 30, 2003 ..........           7,465
   December 31, 2003 ............           10,535         September 30, 2004 ..........          10,182
   Thereafter ...................           40,946         Thereafter ..................          27,107
                                          --------                                              --------
                                            60,112                                                47,475
   Less unamortized discount                (8,513)                                               (5,809)
                                          --------                                              --------
    Total .......................         $ 51,599                                              $ 41,666
                                          ========                                              ========


   All the scheduled interest payments on the FCC debt were suspended for the period from January 1997 through March 1998 by the FCC. Payments of such suspended interest resumed in July 1998 with the total suspended interest due in eight quarterly payments.

   Interest accruing after March 1998 (the date interest resumed after the interest suspension) on all FCC debt is required to be paid in quarterly payments with the first payment due in July 1998.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

   As of September 30, 1999, the Company's suspended interest will be due in quarterly payments of $135,000 through April 30, 2000. The Company is required to make quarterly principal and interest payments on the FCC debt as follows:

                                                                                        QUARTERLY
                                                     PAYMENTS        PAYMENTS            PAYMENT
                                                       BEGIN           END                AMOUNT
                                                  -------------- --------------- -----------------------
                                                                                       (UNAUDITED)
                                                                                  (DOLLARS IN THOUSANDS)
   C Block licenses ............................. January 2003    October 2006            $2,306
   F Block licenses issued in August 1997 ....... January 2000    October 2007               340
   F Block licenses issued in November 1997 .....   April 2000   December 2007                36
   Licenses acquired with Central Alabama
     acquisition ................................ January 2003    October 2006               438

(9)   NOTE PAYABLE TO RELATED PARTIES

   In March 1997, the Predecessor Company entered into a loan agreement for a $5,700,000 long-term note payable to Southern Farm Bureau Life Insurance Company ("SFBLIC"). SFBLIC is a member of Mercury Southern, LLC, which was a member of the Predecessor Company, and subsequently became an investor in the Company. This note was secured by a pledge of the membership equity interests of certain members of Predecessor Company management and interest accrued annually at 10% on the anniversary date of the note. At December 31, 1998, the balance of the note was $6,270,000 as a result of the capitalization of the first year's interest. The indebtedness under the note was convertible into equity at the face amount at any time at the option of SFBLIC, subject to FCC equity ownership limitations applicable to entrepreneurial block license holders. The Predecessor Company and SFBLIC subsequently negotiated a revised arrangement under which the amount due of $6,270,000 plus accrued interest of $476,000 was not paid but instead was converted into $8,976,000 of members' equity in the Predecessor Company on January 7, 1999. The $2,230,000 preferred return to the investor was accounted for as a financing cost during the period ended September 30, 1999. The interest accrued at the contractual rate was capitalized during the accrual period.

   Subsequent to the conversion of debt into members' equity and as described in Note 1(a), the Predecessor Company transferred certain assets and liabilities to Tritel in exchange for preferred stock in Tritel.


(10)  STOCKHOLDERS' EQUITY

   The Predecessor Companies were organized as limited liability corporations
   (LLC) and as such had no outstanding stock. Owners (members) actually held a membership interest in the LLC. As a result, the investment of those members in the Predecessor Companies is reflected as contributed capital--Predecessor Company in the accompanying balance sheet.


   On January 7, 1999, the Company issued stock to the Predecessor Company as well as other parties as described herein.


   PREFERRED STOCK

   Following is a summary of the preferred stock of the Company:


   3,100,000 shares of authorized preferred stock, par value $.01 per share (the "Preferred Stock"), 1,100,000 of which have been designated as follows:

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

        o 200,000 shares designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), 10% redeemable convertible, $1,000 stated and liquidation value (See Note 22);

        o 300,000 shares designated "Series B Preferred Stock" (the "Series B Preferred Stock"), 10% cumulative, $1,000 stated and liquidation value (See Note 22);

        o 500,000 shares designated "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"), 6.5% cumulative convertible, $1,000 stated and liquidation value; and

        o 100,000 shares designated "Series D Convertible Preferred Stock" (the "Series D Preferred Stock"), 6.5% cumulative convertible, $1,000 stated and liquidation value.

        o 2,000,000 shares of undesignated preferred stock.


   Series C Preferred Stock

   The Series C Preferred Stock (1) ranks junior to the Series A Preferred Stock and the Series B Preferred Stock with respect to dividend rights and rights on liquidation, dissolution or winding up, (2) ranks junior to the Series D Preferred Stock with respect to rights on a statutory liquidation,
   (3) ranks on a parity basis with the Series D Preferred Stock with respect to rights on liquidation, dissolution or winding up, except a statutory liquidation, (4) ranks on a parity basis with Series D Preferred Stock and Common Stock with respect to dividend rights, and (5) ranks senior to the Common Stock and any other series or class of the Company's common or preferred stock, now or hereafter authorized, other than Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock, with respect to rights on liquidation, dissolution and winding up.

   The holders of Series C Preferred Stock are entitled to dividends in cash or property when, as and if declared by the Board of Directors of Tritel. Upon any liquidation, dissolution or winding up of Tritel, the holders of Series C Preferred Stock are entitled to receive, after payment to any stock ranking senior to the Series C Preferred Stock, a liquidation preference equal to (1) the quotient of the aggregate paid-in-capital of all Series C Preferred Stock held by a stockholder divided by the total number of shares of Series C Preferred Stock held by that stockholder plus
   (2) declared but unpaid dividends on the Series C Preferred Stock, if any, plus (3) an amount equal to interest on the invested amount at the rate of 6 1/2% per annum, compounded quarterly. The holders of the Series C Preferred Stock have the right at any time to convert each share of Series C Preferred Stock, and upon an initial public offering meeting certain conditions (the "IPO Date"), each share of Series C Preferred Stock will automatically convert, into shares of Class A Common Stock of and, under certain circumstances, Class D Common Stock. The number of shares the holder will receive upon conversion will be determined by dividing the aforementioned liquidation preference by the conversion price in effect at the time of conversion. The conversion price currently in effect is $1,000. On all matters to be submitted to the stockholders of Tritel, the holders of Series C Preferred Stock shall have the right to vote on an as-converted basis as a single class with the holders of the Common Stock. Additionally, the affirmative vote of the holders of a majority of the Series C Preferred Stock is required to approve certain matters. The Series C Preferred Stock is not redeemable.

   The Company issued 18,262 shares of Series C Preferred Stock with a stated value of $18,262,000 to the Predecessor Company on January 7, 1999 in exchange for certain of its assets, liabilities and continuing operations. The stock was recorded at the historical cost of the assets and liabilities acquired from the Predecessor Company since, for accounting purposes, this transaction was accounted for as a reorganization of the Predecessor Company into a C corporation and a name change to Tritel.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

   The Company also issued 14,130 shares of Series C Preferred Stock with a stated value of $14,130,000 to the Predecessor Company on January 7, 1999 in exchange for cash of $14,130,000. In the same transaction, the Company also issued 149,239 shares of Series C Preferred Stock with a stated value of $149,239,000 to investors on January 7, 1999 in exchange for cash and subscriptions receivable. The stock was recorded at its stated value and the costs associated with this transaction have been offset against equity.


   Additionally, the Company issued 2,602 shares of Series C Preferred Stock with a stated value of $2,602,000 to Central Alabama Partnership, LP 132 on January 7, 1999 in exchange for its net assets. The stock was recorded at its stated value and the assets and liabilities were recorded at estimated fair values.

   Series D Preferred Stock

   The Series D Preferred Stock (1) ranks junior to the Series A Preferred Stock and the Series B Preferred Stock with respect to dividend rights and rights on liquidation, dissolution or winding up, (2) ranks senior to the Series C Preferred Stock with respect to rights on a statutory liquidation,
   (3) ranks on a parity basis with Series C Preferred Stock with respect to rights on liquidation, dissolution and winding up, except a statutory liquidation, (4) ranks on a parity basis with Series C Preferred Stock and Common Stock with respect to dividend rights, and (5) ranks senior to the Common Stock and any other series or class of Tritel's common or preferred stock, now or hereafter authorized, other than Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, with respect to rights on liquidation, dissolution and winding up. Subject to the preceding sentence, the Series D Preferred Stock is identical in all respects to the Series C Preferred Stock, except:


   o the Series D Preferred Stock is convertible into an equivalent number of shares of Series C Preferred Stock at any time;
   o the liquidation preference for Series D Preferred Stock equals $1,000 per share plus declared but unpaid dividends plus an amount equal to interest on $1,000 at the rate of 6 1/2% per annum, compounded quarterly, from the date of issuance of such share to and including the date of the payment:
   o the holders of Series D Preferred Stock do not have any voting rights, other than those required by law or in certain circumstances; and
   o shares of Series D Preferred Stock are not automatically convertible upon an initial public offering of the Company's stock, but will be renamed as "Senior Common Stock" on such date.

   The Company issued 46,374 shares of Series D Preferred Stock with a stated value of $46,374,000 to AT&T Wireless on January 7, 1999.

   COMMON STOCK

   Following is a summary of the common stock of the Company:

   1,016,000,009 shares of common stock, par value $.01 per share (the "Common Stock"), which have been designated as follows:

        o 500,000,000 shares designated "Class A Voting Common Stock" (the "Class A Common Stock"),
        o 500,000,000 shares designated "Class B Non-Voting Common Stock" (the "Class B Common Stock"),

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)


        o 4,000,000 shares designated "Class C Common Stock" (the "Class C Common Stock"),
        o 12,000,000 shares designated "Class D Common Stock" (the "Class D Common Stock") and
        o 9 shares designated "Voting Preference Common Stock" (the "Voting Preference Common Stock")


   The Common Stock of Tritel is divided into two groups, the "Non-Tracked Common Stock," which is comprised of the Class A Common Stock, the Class B Common Stock and the Voting Preference Common Stock, and the "Tracked Common Stock," which is comprised of the Class C Common Stock and Class D Common Stock. Each share of Common Stock is identical, and entitles the holder thereof to the same rights, powers and privileges of stockholders under Delaware law, except:

   o dividends on the Tracked Common Stock track the assets and liabilities of Tritel C/F Holding Corp., a subsidiary of Tritel;
   o rights on liquidation, dissolution or winding up of Tritel of the Tracked Common Stock track the assets and liabilities of Tritel C/F Holding Corp.;
   o the Class A Common Stock, together with the Series C Preferred Stock, has 4,990,000 votes, the Class B Common Stock has no votes, the Class C Common Stock has no votes, the Class D Common Stock has no votes and the Voting Preference Common Stock has 5,010,000 votes, except that in any matter requiring a separate class vote of any class of Common Stock or a separate vote of two or more classes of Common Stock voting together as a single class, for the purposes of such a class vote, each share of Common Stock of such classes will be entitled to one vote per share;
   o in the event the FCC indicates that the Class A Common Stock and the Voting Preference Stock (1) may be voted as a single class on all matters, (2) may be treated as a single class for all quorum requirements and (3) may have one vote per share, then, absent action by the Board of Directors and upon an affirmative vote of 66 2/3% or more of the Class A Common Stock, Tritel must seek consent from the FCC to permit the Class A Common Stock and the Voting Preference Common Stock to vote and act as a single class in the manner described above;
   o the holders of shares of Class B Common Stock shall be entitled to vote as a separate class on any amendment, repeal or modification of any provision of the restated certificate of Incorporation that adversely affects the powers, preferences or special rights of the holders of the Class B Common Stock;
   o each share of Class B Common Stock may be converted, at any time at the holder's option, into one share of Class A Common Stock;
   o each share of Class A Common Stock may be converted, at any time at the holder's option, into one share of Class B Common Stock; and
   o in the event the FCC indicates that it will permit the conversion of Tracked Common Stock into either Class A Common Stock or Class B Common Stock, then, absent action by the Board of Directors and upon an affirmative vote of 66 2/3% or more of the Class A Common Stock, such conversion will be allowed by Tritel at the option of the holders of the Tracked Common Stock.


   During 1999, the Company has issued 13,502,124 shares of Class A Common Stock, 2,070,672 shares of Class C Common Stock and 9 shares of Voting Preference Common Stock (of which 3 shares have been returned to the Company) to certain members of management of the Company for $0.01 per share. The Class A and Class C common stock issued to management are restricted

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)


   shares subject to repurchase agreements which require the holders to sell to the Company at a $0.01 repurchase price per share, the number of shares that would be equal to $2.50 per share on specified "Trigger Dates" including a change of control, termination of employment, or the later of an initial public offering or the seventh anniversary of the agreement. On the "Trigger Date", the holders must sell to the Company the number of shares necessary, based on the then current fair value of the stock, to reduce the number of shares of stock held by an amount equal to the number of shares then held by the holder times $2.50 per share (in essence, requiring the holders to pay $2.50 per share for their shares of stock). Also, in the event the Company does not meet certain performance measurements, certain members of management will be required to sell to the Company a fixed number of shares at $0.01 per share.


   At January 7, 1999 management determined the stock because of the terms of the stock repurchase agreement to have a nominal value; therefore, no amounts have been assigned to common stock in the accompanying balance sheet and no amounts have been amortized into compensation expense for such shares. Based on the terms of the repurchase agreement, this plan is being accounted for as a variable stock plan. Accordingly, the Company will record any increase in value above $2.50 as compensation expense over the vesting period. The stock vests at varying rates generally over a five year period including completion of certain minimum network buildout plans. At September 30, 1999, there was no material impact on pro forma net loss from applying the fair value method in SFAS No. 123, "Accounting for Stock-Based Compensation."


   Assuming the closing price of the Company's Class A common stock is $18.00 per share (the initial public offering price) on December 31, 1999, the Company will record non-cash compensation expense of approximately $108,941,000 in December 1999 relating to the earned portion of the stock issued to management. Also, assuming the Company's Class A common stock continues to have a fair value of $18.00 per share, the Company will record additional non-cash compensation expense for the period from 2000 through 2004 of approximately $82,674,000. Any increase or decrease in fair value, above or below $18.00 per share, for the Class A common stock under these arrangements would result in non-cash compensation expense for the period from 2000 through 2004 in amounts greater than or less than the above amounts.


   In conjunction with the Company's agreement with Mr. Sullivan (see Note
   16), the Company agreed to repurchase 1,276,000 shares of the officer's stock at $0.01 per share and allow the officer to become fully vested in his remaining 1,800,000 shares without restriction or repurchase rights. As a result, the Company recorded $4.5 million as compensation expense and additional paid in capital. Such amount represents the fair value of the stock without restrictions or repurchase rights.



(11)  INCOME TAXES


   On January 7, 1999 the Company recorded a deferred tax liability of $55,100,000 primarily related to the difference in asset bases on the assets acquired from AT&T Wireless.


   Because the Predecessor Company was a nontaxable entity, the results presented below relate solely to the nine-month period ended September 30, 1999. Components of income tax benefit for the nine-month period ended September 30, 1999 are as follows:

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)


                                     NINE MONTHS ENDED
                                    SEPTEMBER 30, 1999
                          ---------------------------------------
                           CURRENT      DEFERRED         TOTAL
                          ---------   ------------   ------------
                                        (UNAUDITED)
                                  (DOLLARS IN THOUSANDS)
  Federal .............      $--         (11,858)       (11,858)
  State ...............       --          (1,780)        (1,780)
                             ---         -------        -------
                             $--         (13,638)       (13,638)
                             ===         =======        =======

   Actual tax expense differs from the "expected" tax benefit using the federal corporate rate of 35% as follows:

                                                                              SEPTEMBER 30,
                                                                                   1999
                                                                         -----------------------
                                                                               (UNAUDITED)
                                                                          (DOLLARS IN THOUSANDS)
      Computed "expected" tax benefit ................................          $ (14,838)
      Reduction (increase) resulting from:
       State income taxes, net of federal income tax benefit .........             (1,378)
       Nontaxable loss of Predecessor Company ........................                954
       Nondeductible compensation related expense ....................              1,624
                                                                                ---------
                                                                                $ (13,638)
                                                                                =========

   The tax effects of temporary differences that give rise to significant portions of the deferred tax liability at September 30, 1999 are as follows:


                                                                                 SEPTEMBER 30,
                                                                                      1999
                                                                            -----------------------
                                                                                  (UNAUDITED)
                                                                             (DOLLARS IN THOUSANDS)
      Deferred tax assets:
       Net operating loss carryforward ..................................           $ 6,848
       Tax basis of capitalized start-up costs in excess of book basis ..            17,136
       Discount accretion in excess of tax basis ........................             3,769
       Other ............................................................                74
                                                                                    -------
         Total gross deferred tax assets ................................            27,827
                                                                                    -------
      Deferred tax liabilities:
       Intangible assets book basis in excess of tax basis ..............            23,571
       FCC licenses book basis in excess of tax basis ...................            31,944
       Capitalized interest book basis in excess of tax basis ...........            10,578
       Discount accretion book basis in excess of tax basis .............             2,222
       Other ............................................................                22
                                                                                    -------
         Total gross deferred tax liabilities ...........................            68,337
                                                                                    -------
         Net deferred tax liability .....................................           $40,510
                                                                                    =======

   At September 30, 1999, the Company has net operating loss carryforwards for federal income tax purposes of $17,903,000 which are available to offset future federal taxable income, if any, through 2019.


   There was no valuation allowance for the gross deferred tax asset at September 30, 1999, principally due to the existence of a deferred tax liability which was recorded upon the closing of the AT&T Wireless transaction on January 7, 1999. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considered the scheduled reversal of

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

   deferred tax liabilities in making this assessment. Based upon anticipated future taxable income over the periods in which the deferred tax assets are realizable, management believes it is more likely than not the Company will realize the benefits of these deferred tax assets.


(12)  FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following disclosure of the estimated fair value of financial instruments is made pursuant to Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments." Fair value estimates are subject to inherent limitations. Estimates of fair value are made at a specific point in time, based on relevant market information and information about the financial instrument. The estimated fair values of financial instruments are not necessarily indicative of amounts the Company might realize in actual market transactions. Estimates of fair value are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

       Note receivable: The carrying amount of note receivable is believed to approximate fair value due to the imminent conversion of the principal amount as described in Note 6.

       Notes payable: The carrying amount of notes payable is believed to approximate fair value due to the current nature of the liabilities.

       Long-term debt: The carrying amount of long-term debt is believed to approximate fair value because such debt was discounted to reflect a market interest rate at inception and such discount is believed to be approximate for valuation of this debt.


(13)  RELATED PARTY TRANSACTIONS

   During 1995, the Predecessor Company had a notes payable agreement with Mercury Southern, LLC, a member of the Predecessor Company, whereby Mercury Southern, LLC loaned the Predecessor Company $3,000,000. During 1995, 1996 and 1997, the notes payable converted to members' equity at the face amount of the principal. As of December 31, 1997, this note was fully converted to members' equity.

   During 1996, the Predecessor Company had an agreement with Mercury Southern, LLC under which it paid a management fee to Mercury Southern, LLC. Management fees were $40,000 per month prior to the PCS auctions and, thereafter, were three cents per month for each person living in a market
   (Pops) for which the Company had purchased a PCS license. The population in each market was determined in accordance with ordinary estimates and methods used in the telecommunication industry. Total expenses under this management agreement for 1996 were $730,000. This management agreement terminated at the end of 1996.

   During 1997 and 1998, the Company reimbursed MSM, Inc. ("MSM"), a company owned by members of the Company's management, for actual expenses to cover the salaries and employee benefits of MSM employees who were providing services almost exclusively to the Company. The Company reimbursed MSM $1,312,000 and $3,709,000 for such expenses in 1997 and 1998, respectively. On January 7, 1999, after consummation of the transactions described herein, the employees of MSM who were providing services to the Company became employees of the Company.

   Further, MSM sometimes paid invoices on behalf of the Company for expenses directly attributable to the Company and was reimbursed from the Company for such expenditures. For

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

   expenses shared by both MSM and the Company, MSM paid the expenses and allocated a portion to the Company. The Company reimbursed MSM $144,000 in 1996, $248,000 in 1997 and $325,000 in 1998 for such costs incurred on the Company's behalf.

   During April 1997, the Company advanced $249,000 on behalf of MSM to repay a loan MSM had incurred from a third party. The balance due from MSM on this advance was $247,000 at December 31, 1997 and 1998 and at September 30, 1999.

   Also, Mercury Wireless Management, Inc. ("MWM"), a company owned by members of the Company's management, reimburses the Company for expenses relating to services performed by the Company's employees on behalf of MWM. Such amounts totaled $17,000 for 1997 and $11,000 for 1998 and were included in amounts due from affiliates at December 31, 1997 and 1998. The Company has also entered into various leases to co-locate its equipment on certain towers managed by MWM.

   In 1999, Tritel entered into a management agreement with Tritel Management, LLC, a company owned by members of the Company's management, under which Tritel Management, LLC is responsible for the design and construction of the network and operation of the Company, subject to the Company's control. The Company will pay Tritel Management, LLC a fee of $10,000 annually for five years under the terms of the agreement.

   On January 7, 1999, the Company entered into a secured promissory note agreement under which it agreed to lend up to $2,500,000 to the Predecessor Company. Interest on advances under the loan agreement is 10% per year. The interest will compound annually and interest and principal are due at maturity of the note. The note is secured by the Predecessor Company's ownership interest in the Company. Any proceeds from the sales of licenses by the Predecessor Company, net of the repayment of any FCC debt, are required to be applied to the note balance. If the note has not been repaid within five years, it will be repaid through a reduction of the Predecessor Company's interest in the Company based on a valuation of the Company's stock at that time.

     Additional related party transactions are described in note 9.


(14)  ASSETS AND LIABILITIES RETAINED BY PREDECESSOR COMPANY

   Certain assets and liabilities, with carrying amounts of $22,070,000 and $17,367,000, respectively, principally for certain FCC licenses and related FCC debt, which were retained by the Predecessor Company have been reflected in these financial statements as a distribution to the Predecessor Company. The Predecessor Company is holding such assets and liabilities but is not currently developing the PCS markets. Of the assets retained by the Predecessor Company, Tritel was granted an option to acquire certain PCS licenses for Series C Preferred Stock with a face value of approximately $3,000,000 and assumption of the related FCC debt of approximately $12,000,000. During May 1999, Tritel notified the Predecessor Company of its intent to exercise this option. Such licenses will be transferred to Tritel after approval by the FCC. Tritel has committed to grant an option to AT&T Wireless or its designee for the purchase of such licenses.


(15)  LEASES

   The Company leases office space, equipment, and co-location tower space under noncancelable operating leases. Expense under operating leases was $3,000 and $334,000 for 1997 and 1998, respectively and was $74,000 and $3,754,000 for the nine month periods ended September 30, 1998 and 1999. Management expects that in the normal course of business these leases will be renewed or replaced by similar leases. The leases extend through 2008.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

     Future minimum lease payments under these leases at December 31, 1998 are as follows:

                             (DOLLARS IN THOUSANDS)
  1999 ....................          $1,134
  2000 ....................             864
  2001 ....................             742
  2002 ....................             708
  2003 ....................             582
  Thereafter ..............             135
                                     ------
                                     $4,165
                                     ======

(16)  COMMITMENTS AND CONTINGENCIES


   Effective September 1, 1999, Tritel, Inc. and Jerry M. Sullivan entered into an agreement to redefine Mr. Sullivan's relationship with Tritel, Inc. and its subsidiaries. Mr. Sullivan has resigned as an officer and a director of Tritel, Inc. and all of its subsidiaries. Mr. Sullivan will retain the title Executive Vice President of Tritel, Inc. through December 31, 2001; however, under the agreement, he is not permitted to represent the Company nor will he perform any functions for Tritel, Inc. As part of the agreement, Mr. Sullivan will also receive an annual salary of $225,000 and an annual bonus of $112,500 through December 31, 2002. Mr. Sullivan will be fully vested in 1,800,000 shares of Class A Common Stock and will return all other shares held by him, including his Voting Preference Common Stock to Tritel, Inc. Accordingly, the Company has recorded $5.8 million in additional compensation expense in the nine-month period ended September 30, 1999. The $5.8 million was determined pursuant to the settlement of Mr. Sullivan's employment relationship with the Company, and includes $4.5 million for the grant of additional stock rights, $225,000 annual salary and $112,500 annual bonus through December 31, 2002, and other related amounts.


   Mr. Sullivan had served as Director, Executive Vice President and Chief Operating Officer of Tritel, Inc. since 1993. The foregoing agreements supersede the employment relationship between Tritel, Inc. and Mr. Sullivan defined by the Management Agreement and Mr. Sullivan's employment agreement.

   In December 1998, the Company entered into an acquisition agreement with an equipment vendor whereby the Company agreed to purchase a minimum of $300,000,000 of equipment, software and certain engineering services over a five-year period in connection with the construction of its wireless telecommunications network. The Company agreed that the equipment vendor would be the exclusive provider of such equipment during the term of the agreement. As part of this agreement, the vendor advanced $15,000,000 to the Company at the closing of the transactions described herein. The $15,000,000 deferred credit will be accounted for as a reduction in the cost of the equipment as the equipment is purchased.

   During November 1996, High Plains Wireless, L.P. filed a protest with the FCC against the Predecessor Company alleging, among other things, that through the use of trailing numbers (i.e., the last three digits) in its bids, the Predecessor Company was signaling market preferences and other information to other bidders in violation of FCC rules. While the FCC was investigating this specific claim, it issued all but nine of the D-, E- and F-Block licenses awarded to the Predecessor Company in the January 1997 auctions. Subsequently, the FCC issued the remaining nine licenses to the Predecessor Company in November 1997 and assessed the Predecessor Company a $650,000 fine for apparent violations of FCC bidding rules in connection with the Predecessor Company's bidding practices. In August 1998, the FCC rescinded the $650,000 fine, finding that its rules were not sufficiently clear as to be enforceable against the Company.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

   The United States Department of Justice ("DOJ") conducted an investigation of the Predecessor Company and numerous other parties relating to this same matter. While a suit was filed against the Predecessor Company in November 1998 by the DOJ, the suit was simultaneously settled pursuant to a consent decree that imposed no penalties and made no finding of wrongdoing.

   The Predecessor Company and certain members of the Company's management are defendants in a lawsuit in which the plaintiffs allege that a member of the Company's management knew confidential information about one of the plaintiffs and that the Predecessor Company conspired to use the information in the D-, E- and F-Block auctions in violation of pre-existing contractual arrangements between the management member and one of the plaintiffs. The suit seeks actual and punitive damages and seeks to convey the F-Block licenses for Lubbock, Texas to the plaintiffs. Management believes this case is without merit and intends to vigorously defend the case.

   Additionally, the Predecessor Company, certain members of the Company's management and several companies related through common ownership are defendants in a lawsuit in which the plaintiff has claimed wrongful termination of employment, breach of contract, usurpation of corporate opportunities, breach of fiduciary duties and other matters. The suit seeks unspecified actual and punitive damages plus attorneys' fees and court costs. Further, the plaintiff seeks 5% of the portion of stock (equity) and FCC licenses of the Predecessor Company owned by certain members of the Company's management. Management is vigorously defending all claims in the suit and believes that the Company's business prospects are not materially affected by this matter and that adverse resolution of this matter would not have a material adverse effect on the Company.


(17)  SENIOR SUBORDINATED DISCOUNT NOTES

   On May 11, 1999, Tritel PCS, Inc. ("Tritel PCS"), a wholly-owned subsidiary of the Company, issued unsecured senior subordinated discount notes with a principal amount at maturity of $372,000,000. Such notes were issued at a discount from their principal amount at maturity for proceeds of $200.2 million. No interest will be paid or accrued on the notes prior to May 15, 2004. Thereafter, Tritel PCS will be required to pay interest semiannually at 12 3/4% per annum beginning on November 15, 2004 until maturity of the notes on May 15, 2009.

   The notes are fully unconditionally guaranteed on a joint and several basis by the Company and by Tritel Communications, Inc. and Tritel Finance, Inc., both of which are wholly-owned subsidiaries of Tritel PCS. The notes are subordinated in right of payment to amounts outstanding under the Company's $550 million senior bank facility ("Bank Facility") and to any future subordinated indebtedness of Tritel PCS or the guarantors.

   Tritel PCS entered into a registration rights agreement with the initial purchasers of the notes whereby Tritel PCS agreed to file a registration statement with the SEC to register the notes within 60 days after the issue date of the notes.

   The indenture governing the notes limit, among other things, the Company's ability to incur additional indebtedness, pay dividends, sell or exchange assets, repurchase its stock, or make investments.

   The following condensed consolidating financial statements as of and for the nine-month period ended September 30, 1999 are presented for Tritel, Tritel PCS, those subsidiaries of Tritel PCS who serve as guarantors and those subsidiaries who do not serve as guarantors of the senior subordinated discount notes.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999

                                                               TRITEL      GUARANTOR    NON-GUARANTOR
                                              TRITEL, INC.   PCS, INC.   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                             -------------- ----------- -------------- -------------- -------------- -------------
                                                                            (AMOUNTS IN THOUSANDS)
   Current assets:
    Cash and cash equivalents ..............    $     --      486,038          (354)            --             --       485,684
    Other current assets ...................       2,730           90         6,633             --             --         9,453
    Intercompany receivables ...............         695      130,221         7,131             --       (138,047)           --
                                                --------      -------         -----             --       --------       -------
     Total current assets ..................       3,425      616,349        13,410             --       (138,047)      495,137
   Restricted cash .........................          --        7,387            --             --             --         7,387
   Property and equipment, net .............          --           --       132,075             --             --       132,075
   Licenses and other intangibles ..........      60,924           --            --        199,440             --       260,364
   Deferred charges ........................          --       28,430            --             --             --        28,430
   Notes receivable ........................          --        7,500            50             --             --         7,550
   Investment in subsidiaries ..............     232,331      101,156            --             --       (333,487)           --
   Other long-term assets ..................          --          529            --             --             --           529
                                                --------      -------       -------        -------       --------       -------
     Total assets ..........................    $296,680      761,351       145,535        199,440       (471,534)      931,472
                                                ========      =======       =======        =======       ========       =======
   Current liabilities:
    Accounts payable, accrued expenses and
     other current liabilities .............    $     --        1,178        51,805          1,609             --        54,592
    Intercompany payables ..................       1,525        5,726       117,221         13,575       (138,047)           --
                                                --------      -------       -------        -------       --------       -------
     Total current liabilities .............       1,525        6,904       169,026         15,184       (138,047)       54,592
   Non-current liabilities:
    Long-term debt .........................          --      510,093            --         40,985             --       551,078
    Deferred credit ........................          --       12,751            --             --             --        12,751
    Deferred income taxes ..................      22,614         (728)      (11,346)        29,970             --        40,510
                                                --------      -------       -------        -------       --------       -------
     Total liabilities .....................      24,139      529,020       157,680         86,139       (138,047)      658,931
                                                --------      -------       -------        -------       --------       -------
   Series A redeemable convertible preferred
    stock ..................................      97,301           --            --             --             --        97,301
                                                --------      -------       -------        -------       --------       -------
   Stockholders' equity (deficit) ..........     175,240      232,331       (12,145)       113,301       (333,487)      175,240
                                                --------      -------       -------        -------       --------       -------
     Total liabilities and equity ..........    $296,680      761,351       145,535        199,440       (471,534)      931,472
                                                ========      =======       =======        =======       ========       =======

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 1999

                                                                  TRITEL      GUARANTOR
                                                 TRITEL, INC.   PCS, INC.   SUBSIDIARIES
                                                -------------- ----------- --------------
                                                         (AMOUNTS IN THOUSANDS)
   Revenues ...................................    $     --           --           179
                                                   --------           --           ---
   Operating expenses:
    Cost of services and equipment ............          --           --           189
    Plant .....................................          --           --         8,931
    General and administrative ................           3           45        17,364
    Sales and marketing .......................          --           --         6,621
    Depreciation and amortization .............       4,203           --         1,389
                                                   --------           --        ------
                                                      4,206           45        34,494
                                                   --------           --        ------
   Operating loss .............................      (4,206)         (45)      (34,315)
   Interest income ............................         114       10,178           159
   Financing cost .............................          --           --        (2,230)
   Interest expense ...........................          --      (12,038)           --
                                                   --------      -------       -------
    Income (loss) before income taxes .........      (4,092)      (1,905)      (36,386)
   Income tax benefit (expense) ...............       1,565          729        11,344
                                                   --------      -------       -------
   Net loss ...................................    $ (2,527)      (1,176)      (25,042)
                                                   ========      =======       =======

                                                 NON-GUARANTOR
                                                 SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                -------------- -------------- -------------
                                                          (AMOUNTS IN THOUSANDS)
   Revenues ...................................        --            --              179
                                                       --            --              ---
   Operating expenses:
    Cost of services and equipment ............        --            --              189
    Plant .....................................        --            --            8,931
    General and administrative ................         2            --           17,414
    Sales and marketing .......................        --            --            6,621
    Depreciation and amortization .............         9            --            5,601
                                                       --            --           ------
                                                       11            --           38,756
                                                       --            --           ------
   Operating loss .............................       (11)           --          (38,577)
   Interest income ............................        --            --           10,451
   Financing cost .............................        --            --           (2,230)
   Interest expense ...........................        --            --          (12,038)
                                                      ---            --          -------
    Income (loss) before income taxes .........       (11)           --          (42,394)
   Income tax benefit (expense) ...............        --            --           13,638
                                                      ---            --          -------
   Net loss ...................................       (11)           --          (28,756)
                                                      ===            ==          =======

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                 FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 1999

                                                                          TRITEL      GUARANTOR
                                                         TRITEL, INC.   PCS, INC.   SUBSIDIARIES
                                                        -------------- ----------- --------------
                                                                 (AMOUNTS IN THOUSANDS)
   Net cash provided by (used in) operating
    activities ........................................  $       (94)    (50,011)       21,407
                                                         -----------     -------        ------
   Cash flows from investing activities:
    Capital expenditures ..............................           --          --       (80,189)
    Purchase of a trademark ...........................         (325)         --            --
    Advance under notes receivable ....................           --      (7,500)          (50)
    Investment in subsidiaries ........................     (118,466)    118,466            --
    Decrease in other assets ..........................           --      (7,387)           --
    Capitalized interest on debt ......................           --          --        (5,617)
                                                         -----------     -------       -------
   Net cash provided by (used in) investing
    activities ........................................     (118,791)    103,579       (85,856)
                                                         -----------     -------       -------
   Cash flows from financing activities:
    Proceeds from long term debt ......................           --     300,000            --
    Proceeds from senior subordinated debt ............           --     200,240            --
    Repayments of notes payable .......................      (22,100)         --            --
    Payment of debt issuance costs and other
     deferred charges .................................      (22,198)    (14,363)           --
    Intercompany receivable/payable ...................          480     (68,105)       63,249
    Proceeds from vendor discount .....................           --      15,000            --
    Other .............................................           --        (302)           --
    Issuance of preferred stock .......................      162,703          --            --
                                                         -----------     -------       -------
   Net cash provided by financing activities ..........      118,885     432,470        63,249
                                                         -----------     -------       -------
   Net increase (decrease) in restricted cash, cash
    and cash equivalents ..............................           --     486,038        (1,200)
   Cash and cash equivalents at beginning of
    period ............................................           --          --           846
                                                         -----------     -------       -------
   Cash and cash equivalents at end of period .........  $        --     486,038          (354)
                                                         ===========     =======       =======



                                                         NON-GUARANTOR
                                                         SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                        -------------- -------------- -------------
                                                                  (AMOUNTS IN THOUSANDS)
   Net cash provided by (used in) operating
    activities ........................................         --           --           (28,698)
                                                                --           --           -------
   Cash flows from investing activities:
    Capital expenditures ..............................         --           --           (80,189)
    Purchase of a trademark ...........................         --           --              (325)
    Advance under notes receivable ....................         --           --            (7,550)
    Investment in subsidiaries ........................         --           --                --
    Decrease in other assets ..........................         --           --            (7,387)
    Capitalized interest on debt ......................     (4,376)          --            (9,993)
                                                            ------           --           -------
   Net cash provided by (used in) investing
    activities ........................................     (4,376)          --          (105,444)
                                                            ------           --          --------
   Cash flows from financing activities:
    Proceeds from long term debt ......................         --           --           300,000
    Proceeds from senior subordinated debt ............         --           --           200,240
    Repayments of notes payable .......................         --           --           (22,100)
    Payment of debt issuance costs and other
     deferred charges .................................         --           --           (36,561)
    Intercompany receivable/payable ...................      4,376           --                --
    Proceeds from vendor discount .....................         --           --            15,000
    Other .............................................         --           --              (302)
    Issuance of preferred stock .......................         --           --           162,703
                                                            ------           --          --------
   Net cash provided by financing activities ..........      4,376           --           618,980
                                                            ------           --          --------
   Net increase (decrease) in restricted cash, cash
    and cash equivalents ..............................         --           --           484,838
   Cash and cash equivalents at beginning of
    period ............................................         --           --               846
                                                            ------           --          --------
   Cash and cash equivalents at end of period .........         --           --           485,684
                                                            ======           ==          ========

   The condensed combining financial statements for 1998 of Tritel, Inc. and the Predecessor Companies have been provided below to comply with the current requirement to show consolidating data for guarantors and non-guarantors for all periods presented. While Tritel, Inc. and its subsidiaries were formed during 1998, their only activities in 1998 were the acquisition of property and equipment approximating $1.5 million and losses totaling $32,000. The assets of the Predecessor Companies and the assets acquired from AT&T Wireless and Central Alabama were placed in Tritel, Inc. and its subsidiaries during 1999. Therefore, the following statements do not correspond with the current corporate structure and do not show data by guarantor and non-guarantor relationship to the senior subordinated discount notes.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

                            COMBINING BALANCE SHEET
                            AS OF DECEMBER 31, 1998




                                                                   PREDECESSOR
                                                                    COMPANIES     TRITEL     ELIMINATIONS      COMBINED
                                                                  ------------   --------   --------------   ------------
                          ASSETS
Current assets:
 Cash and cash equivalents ....................................    $     845          1             --              846
 Due from affiliates ..........................................        1,817         --         (1,576)             241
 Other current assets .........................................          719         --             --              719
                                                                   ---------         --         ------              ---
      Total current assets ....................................        3,381          1         (1,576)           1,806
Property and equipment, net ...................................       12,263      1,553             --           13,816
FCC licensing costs ...........................................       71,466         --             --           71,466
Deferred charges, net of accumulated amortization .............        1,933         --             --            1,933
                                                                   ---------      -----         ------           ------
      Total assets ............................................    $  89,043      1,554         (1,576)          89,021
                                                                   =========      =====         ======           ======
         LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
 Notes payable ................................................    $  22,405         --             --           22,405
 Due to affiliates ............................................           --      1,576         (1,576)              --
 Accounts payable, accrued expenses and interest ..............       10,496         10             --           10,506
                                                                   ---------      -----         ------           ------
      Total current liabilities ...............................       32,901      1,586         (1,576)          32,911
                                                                   ---------      -----         ------           ------
Non-current liabilities:
 Long-term debt ...............................................       51,599         --             --           51,599
 Note payable to related party ................................        6,270         --             --            6,270
 Accrued interest payable .....................................          224         --             --              224
                                                                   ---------      -----         ------           ------
      Total non-current liabilities ...........................       58,093         --             --           58,093
                                                                   ---------      -----         ------           ------
      Total liabilities .......................................       90,994      1,586         (1,576)          91,004
Contributed capital, net ......................................       13,497         --             --           13,497
Deficit accumulated during development stage ..................      (15,448)       (32)            --          (15,480)
                                                                   ---------      -----         ------          -------
      Total members' equity (deficit) .........................       (1,951)       (32)            --           (1,983)
                                                                   ---------      -----         ------          -------
      Total liabilities and members' equity (deficit) .........    $  89,043      1,554         (1,576)          89,021
                                                                   =========      =====         ======          =======

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

                       COMBINING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998





                                                   PREDECESSOR
                                                    COMPANIES     TRITEL      COMBINED
                                                  ------------   --------   -----------
   Revenues: ..................................    $      --         --            --
                                                   ---------         --            --

   Operating expenses:
    Plant expenses ............................        1,918         21         1,939
    General and administrative ................        4,937         10         4,947
    Sales and marketing .......................          451          1           452
    Depreciation and amortization .............          348         --           348
                                                   ---------      -----         -----
                                                       7,654         32         7,686
                                                   ---------      -----         -----

   Operating loss .............................       (7,654)       (32)       (7,686)
   Interest income ............................           77         --            77
   Interest expenses ..........................         (722)        --          (722)
                                                   ---------      -----        ------
       Loss before extraordinary item .........       (8,299)       (32)       (8,331)

   Loss on return of spectrum .................       (2,414)        --        (2,414)
                                                   ---------      -----        ------
       Net loss ...............................    $ (10,713)       (32)      (10,745)
                                                   =========      =====       =======


                       COMBINING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998




                                                                           PREDECESSOR
                                                                            COMPANIES       TRITEL       COMBINED
                                                                          ------------   -----------   -----------
   Net cash used in operating activities ..............................      (10,039)        1,543        (8,496)
                                                                             -------         -----        ------

   Cash flows from investing activities:
    Purchase of property and equipment ................................       (4,428)       (1,542)       (5,970)
    Capitalized interest on debt used to obtain FCC licenses ..........       (2,905)           --        (2,905)
                                                                             -------        ------        ------
     Net cash used in investing activities ............................       (7,333)       (1,542)       (8,875)
                                                                             -------        ------        ------

   Cash flows from financing activities:
    Proceeds from notes payable to others .............................       38,705            --        38,705
    Repayments of notes payable to others .............................      (21,300)           --       (21,300)
    Payment of debt issuance costs and other deferred charges .........         (951)           --          (951)
                                                                             -------        ------       -------
     Net cash provided by financing activities ........................       16,454            --        16,454
                                                                             -------        ------       -------

   Net increase (decrease) in cash and cash equivalents ...............         (918)            1          (917)
   Restricted cash and cash equivalents at beginning of year ..........        1,763            --         1,763
                                                                             -------        ------       -------
   Restricted cash and cash equivalents at end of year ................          845             1           846
                                                                             =======        ======       =======

   Tritel, Inc. was formed during 1998. Therefore, the 1996 and 1997 combining financial information is identical to the Consolidated Financial Statements.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

(18) CASH EQUITY INVESTORS

   On May 20, 1998, the Company, the Predecessor Company, AT&T Wireless, certain institutional cash equity investors (the "Cash Equity Investors") and certain members of management entered into the Securities Purchase Agreement, which provided for the formation of the Tritel-AT&T Wireless joint venture and related equity investments. On January 7, 1999, the transactions contemplated by the Securities Purchase Agreement were closed and the parties entered into numerous agreements as described throughout these notes. Pursuant to these agreements, on January 7, 1999, the Predecessor Company invested an additional $14,130,000 in Series C Preferred Stock of Tritel, and the Cash Equity Investors purchased an aggregate of $149,239,000 of Series C Preferred Stock of Tritel. Of the total Series C Preferred Stock issued to the Predecessor Company and the Cash Equity Investors, $113,623,000 was funded on January 7, 1999 and the remaining $49,746,000 was funded, under the Cash Equity Investors' irrevocable and unconditional commitments, on September 30, 1999.


(19) TRANSACTION WITH AT&T WIRELESS


   On May 20, 1998, the Predecessor Company and Tritel entered into a Securities Purchase Agreement with AT&T Wireless and the other stockholders of Tritel, whereby the Company agreed to construct a PCS network and provide wireless services using the SunCom and AT&T brand names using equal emphasis co-branding in the south-central United States.


   On January 7, 1999, the parties closed the transactions contemplated in the Securities Purchase Agreement. Under these agreements, Tritel and AT&T Wireless and the other stockholders of Tritel consented that one or more of Tritel's subsidiaries enter into certain agreements or conduct certain operations on the condition that such subsidiaries at all times be direct or indirect wholly-owned subsidiaries of Tritel. Tritel agreed that it would cause such subsidiaries to perform the obligations and conduct such operations required to be performed or conducted under those agreements.

   At the closing, Tritel issued preferred stock to AT&T Wireless in exchange for 20 MHz A- and B-Block PCS licenses which were assigned to the Company, and for certain other agreements covering the Company's markets. The FCC licenses will be amortized on a straight-line basis over 40 years.

   The following table summarizes the transaction with AT&T Wireless:


   Assets acquired from AT&T Wireless, at recorded amounts:
    PCS Licenses .........................................................    $ 126,672,000
    License Agreement ....................................................       49,538,000
    Roaming Agreement ....................................................       15,980,000
                                                                              -------------
      Gross assets acquired ..............................................      192,190,000
   Deferred income tax liability assumed relating to above assets ........      (55,148,000)
                                                                              -------------
      Net assets acquired ................................................    $ 137,042,000
                                                                              -------------
   Series A Preferred Stock ..............................................    $  90,668,000
   Series D Preferred Stock ..............................................       46,374,000
                                                                              -------------
   Total preferred stock issued to AT&T Wireless .........................      137,042,000
                                                                              =============

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

   The Series A Preferred Stock issued by the Company is further described in
   Note 22 and the Series D Preferred Stock is further described in Note 10.

   In connection with the closing of the AT&T Wireless transaction, the Company entered into certain agreements, including the following:

   (A) LICENSE AGREEMENT


       Pursuant to a Network Membership License Agreement, dated January 7, 1999 (the "License Agreement"), between AT&T Corp. and the Company, AT&T Wireless granted to the Company a royalty-free, nontransferable, non-exclusive, nonsublicensable, limited right, and license to use certain licensed marks solely in connection with certain licensed activities. The licensed marks include the logo containing AT&T and the globe design and the expression "Member of the AT&T Wireless Network." The "Licensed Activities" include (i) the provision to end-users and resellers, solely within the territory as defined in the License Agreement, of Company communications services as defined in the License Agreement on frequencies licensed to the Company for Commercial Mobile Radio Services ("CMRS") provided in accordance with the License Agreement (collectively, the "Licensed Services") and (ii) marketing and offering the Licensed Services within the territory. The License Agreement also grants to the Company the right and license to use licensed marks on certain permitted mobile phones.


       The License Agreement contains numerous restrictions with respect to the use and modification of any of the licensed marks. Furthermore, the Company is obligated to use commercially reasonable efforts to cause all Licensed Services marketed and provided using the licensed marks to be of comparable quality to the Licensed Services marketed and provided by AT&T and its affiliates in areas that are comparable to the territory taking into account, among other things, the relative stage of development of the areas. The License Agreement also sets forth specific testing procedures to determine compliance with these standards, and affords the Company with a grace period to cure any instances of alleged noncompliance therewith.


       The Company may not assign or sublicense any of its rights under the License Agreement; provided, however, that the License Agreement may be assigned to the Company's lenders under the Bank Facility (see Note 20) and after the expiration of any applicable grace and cure periods under the Bank Facility, such lenders may enforce the Company's rights under the License Agreement and assign the License Agreement to any person with AT&T's consent.

       The term of the License Agreement is for five years and renews for an additional five-year period if each party gives the other notice to renew the Agreement. The License Agreement may be terminated by AT&T at any time in the event of a significant breach by the Company, including the Company's misuse of any licensed marks, the Company licensing or assigning any of the rights in the License Agreement, the Company's failure to maintain AT&T's quality standards or if a change in control of the Company occurs. After the initial five-year term, AT&T may also terminate the License Agreement upon the occurrence of certain transactions described in the Stockholders' Agreement.


       The License Agreement, along with the exclusivity provisions of the Stockholders' Agreement and the Resale Agreement will be amortized on a straight-line basis over the ten-year term of the agreement.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

   (B) ROAMING AGREEMENT

       Pursuant to the Intercarrier Roamer Service Agreement, dated as of January 7, 1999 (the "Roaming Agreement"), between AT&T Wireless, the Company, and their affiliates, each party agrees to provide (each in its capacity as serving provider, the "Serving Carrier") mobile wireless radiotelephone service for registered customers of the other party's (the "Home Carrier") customers while such customers are out of the Home Carrier's geographic area and in the geographic area where the Serving Carrier (itself or through affiliates) holds a license or permit to construct and operate a mobile wireless radio/telephone system and station. Each Home Carrier whose customers receive service from a Serving Carrier shall pay to such Serving Carrier 100% of the Serving Carrier's charges for wireless service and 100% of pass-through charges (i.e., toll or other charges). Each Serving Carrier's service charges for use per minute or partial minute for the first three years will be at a fixed rate, and thereafter may be adjusted to a lower rate as the parties may negotiate from time to time. Each Serving Carrier's toll charges per minute of use for the first three years will be at a fixed rate, and thereafter such other rates as the parties negotiate from time to time.

       The Roaming Agreement has a term of 20 years, unless terminated earlier by a party due to the other party's uncured breach of any term of the Roaming Agreement.

       Neither party may assign or transfer the Roaming Agreement or any of its rights thereunder except to an assignee of all or part of its license or permit to provide CMRS, provided that such assignee expressly assumes all or the applicable part of the obligations of such party under the Roaming Agreement.

       The Roaming Agreement will be amortized on a straight-line basis over the 20-year term of the agreement.

   (C) STOCKHOLDERS' AGREEMENT

       The Stockholders' Agreement expires on January 7, 2010. Certain provisions expire upon an initial public offering.

       Exclusivity

       Under the Stockholders' Agreement, none of the Stockholders will provide or resell, or act as the agent for any person offering, within the Territory, mobile wireless telecommunications services and frequencies licensed by the FCC ("Company Communications Services"), except AT&T Wireless and its affiliates may (i) resell or act as agent for the Company in connection with the provision of Company Communications Services, (ii) provide or resell wireless telecommunications services to or from certain specific locations, and (iii) resell Company Communications Services for another person in any area where the Company has not placed a system into commercial service in certain instances. Additionally, with respect to the markets listed on the Roaming Agreement, the Company and AT&T Wireless agree to cause their respective affiliates in their home carrier capacities to program and direct the programming of customer equipment so that the other party in its capacity as the serving carrier is the preferred provider in such markets, and refrain from inducing any of its customers to change such programming.

       Build-out

       The Company is required to conform to certain requirements regarding the construction of the Company's PCS system. In the event that the Company breaches these requirements, AT&T Wireless may terminate its exclusivity provisions.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

       Disqualifying Transactions

       In the event of a merger, asset sale or consolidation, as defined, involving AT&T and another person that derives annual revenues in excess of $5,000,000,000, derives less than one third of its aggregate revenues from wireless telecommunications, and owns FCC licenses to offer mobile wireless telecommunications services to more than 25% of the population within the Company's territory, AT&T and the Company have certain rights. AT&T may terminate its exclusivity in the territory in which the other party overlaps that of the Company.


       Resale Agreement

       Pursuant to the Stockholders' Agreement, the Company is required to enter into a Resale Agreement at the request of AT&T Wireless. Under this agreement, AT&T Wireless will be granted the right to purchase and resell on a nonexclusive basis access to and usage of the Company's services in the Company's licensed area. The Company will retain the continuing right to market and sell its services to customers and potential customers in competition with AT&T Wireless.

       The Resale Agreement will have a term of ten years and will renew automatically for successive one-year periods unless, after the eleventh anniversary thereof, either party elects to terminate the Resale Agreement. Furthermore, AT&T Wireless may terminate the Resale Agreement at any time for any reason on 90 days written notice.

       The Company has agreed that the rates, terms and conditions of service, taken as a whole, provided by the Company to AT&T Wireless pursuant to the Resale Agreement, shall be at least as favorable as (or if permitted by applicable law, superior to) the rates, terms, and conditions of service, taken as a whole, provided by the Company to any other customer. Without limiting the foregoing, the rate plans offered by the Company pursuant to the Resale Agreement shall be designed to result in a discounted average actual rate per minute paid by AT&T Wireless for service below the weighted average actual rate per minute billed by the Company to its subscribers generally for access and air time.

       Neither party may assign or transfer the Resale Agreement or any of its rights thereunder without the other party's prior written consent, which will not be unreasonably withheld, except (a) to an affiliate of that party at the time of execution of the Resale Agreement, (b) by the Company to any of its operating subsidiaries, and (c) to the transferee of a party's stock or substantially all of its assets, provided that all FCC and other necessary approvals have been received.

       The Company expects to enter into the Resale Agreement upon commencement of its operations in the initial configuration.


(20) BANK FACILITY

   Subsequent to December 31, 1998, the Company entered into a loan agreement (the "Bank Facility"), which provides for (i) a $100,000,000 senior secured term loan (the "Term Loan A"), (ii) a $200,000,000 senior secured term loan (the "Term Loan B") and (iii) a $250,000,000 senior secured reducing revolving credit facility (the "Revolver"). Tritel PCS Inc., Toronto Dominion (Texas), Inc., as Administrative Agent, and certain banks and other financial institutions are parties thereto.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

   The commitment to make loans under the Revolver automatically and permanently reduces, beginning on December 31, 2002. Also, advances under Term Loan A and Term Loan B are required to be repaid beginning on December 31, 2002, in consecutive quarterly installments. Following is a schedule of the required reductions in the Revolver and the payments on the term loans:

            REPAYMENT DATES               REVOLVER     TERM LOAN A     TERM LOAN B
      --------------------------------   ----------   -------------   ------------
                                                  (DOLLARS IN THOUSANDS)
      December 31, 2002 ..............    $ 6,250        $ 2,500        $  2,000
      March 31, 2003, June 30, 2003,
       September 30, 2003 and
       December 31, 2003 .............      7,422          2,969             500
      March 31, 2004, June 30, 2004,
       September 30, 2004 and
       December 31, 2004 .............     11,328          4,531             500
      March 31, 2005, June 30, 2005,
       September 30, 2005 and
       December 31, 2005 .............     13,281          5,313             500
      March 31, 2006, June 30, 2006,
       September 30, 2006 and
       December 31, 2006 .............     16,015          6,406             500
      March 31, 2007 and June 30, 2007     25,781         10,313             500
      September 30, 2007 .............         --             --             500
      December 31, 2007 ..............         --             --         188,500

   Interest on the Revolver, Term Loan A and Term Loan B accrues, at the Company's option, either at a LIBOR rate plus an applicable margin or the higher of the issuing bank's prime rate and the Federal Funds Rate (as defined in the Bank Facility) plus 0.5%, plus an applicable margin. The Revolver and Term Loan A require an annual commitment fee ranging from 0.50% to 1.75% of the unused portion of the Bank Facility. Advances under Term Loan A and funds under the Revolving Bank Facility are not available to the Company until Term Loan B is fully drawn or becomes unavailable pursuant to the terms of the Bank Facility.

   The Bank Facility also requires the Company to purchase an interest rate hedging contract covering an amount equal to at least 50% of the total amount of the outstanding indebtedness of the Company (other than indebtedness which bears interest at a fixed rate). Such interest rate hedging contracts are further described in Note 23.

   The Term Loans are required to be prepaid and commitments under the Revolving Bank Facility reduced in an aggregate amount equal to 50% of excess cash flow of each fiscal year commencing with the fiscal year ending December 31, 2001; 100% of the net proceeds of asset sales, in excess of a yearly threshold, outside the ordinary course of business or unused insurance proceeds; and 50% of the net cash proceeds of issuances of equity securities (other than in connection with the equity commitments referred to in Note 18).

   All obligations of the Company under the facilities are unconditionally and irrevocably guaranteed (the "Bank Facility Guarantees") by Tritel, Inc. and all subsidiaries of Tritel PCS, Inc. The bank facilities and guarantees, and any related hedging contracts provided by the lenders under the Bank Facility, are secured by substantially all of the assets of Tritel PCS, Inc. and certain subsidiaries of Tritel PCS, Inc., including a first priority pledge of all of the capital stock

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

   held by Tritel or any of its subsidiaries, but excluding the Company's PCS licenses. The PCS licenses will be held by one or more single purpose subsidiaries of the Company and, in the future if the Company is permitted to pledge its PCS licenses, they will be pledged to secure the obligations of the Company under the Bank Facility.

   The Bank Facility contains covenants customary for similar facilities and transactions, including covenants relating to the amounts of indebtedness that the Company may incur, limitations on dividends and distributions on, and redemptions and repurchases of, capital stock and other similar payments and various financial maintenance covenants. The Bank Facility also contains covenants relating to the population covered by the Company's network and number of customers, as well as customary representations, warranties, indemnities, conditions precedent to borrowing, and events of default.

   Loans under the Bank Facility are available to fund capital expenditures related to the construction of the Company's PCS network, the acquisition of related businesses, working capital needs of the Company, and customer acquisition costs. All indebtedness under the Bank Facility will constitute senior debt.

   The terms of the Bank Facility allow the Company to incur senior subordinated debt with gross proceeds of not more than $250,000,000.

   As of September 30, 1999, the Company has drawn $300,000,000 of advances under Term Loan A and Term Loan B.


(21) STOCK OPTION PLANS

   In January 1999, the Company adopted a stock option plan and a stock option plan for non-employee directors.


   As originally adopted, Tritel's 1999 Stock Option Plan (the "Stock Option Plan") authorized the grant of certain tax-advantaged stock options, nonqualified stock options and stock appreciation rights for the purchase of an aggregate of up to 5,426,400 shares of common stock of Tritel. On December 3, 1999, the Board of Directors approved an amendment to the Stock Option Plan to increase the number of shares of common stock reserved under the plan to 10,462,400. The Stock Option Plan benefits qualified officers, employee directors and other key employees of, and consultants to, Tritel and its subsidiaries in order to attract and retain those persons and to provide those persons with appropriate incentives. The Stock Option Plan also allows grants or sales of common stock to those persons. The maximum term of any stock option to be granted under the Stock Option Plan is ten years. Grants of options under the Stock Option Plan are determined by the Board of Directors or a compensation committee designated by the Board.


   The exercise price of incentive stock options and nonqualified stock options granted under the Stock Option Plan must not be less than the fair market value of the common stock on the grant date. The Stock Option Plan will terminate in 2009 unless extended by amendment.


   During the period from January 7, 1999 to September 30, 1999, 4,720,800 restricted shares were granted under the Stock Option Plan. The restricted stock is subject to the repurchase agreements as discussed in Note 10. Management has determined the stock to have a nominal value; therefore, no amounts have been assigned to the restricted stock. Such shares will vest in varying percentages, up to 80% vesting, over five years. The remaining 20% will vest if the Company meets certain performance benchmarks for development and construction of its wireless PCS network.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)


   As originally adopted, Tritel's 1999 Stock Option Plan for Non-employee Directors (the "Non-employee Directors Plan") authorized the grant of certain nonqualified stock options for the purchase of an aggregate of up to 20,000,000 shares of common stock of Tritel. On December 3, 1999, the Board of Directors approved an amendment to the Non-employee Directors Plan to decrease the number of shares of common stock reserved under the plan to 100,000 shares. The Non-employee Directors Plan benefits non-employee directors of Tritel in order to attract and retain those persons and to provide those persons with appropriate incentives. The maximum term of any stock option to be granted under the Non-employee Directors Plan is ten years. Grants of options under the Non-employee Directors are determined by the Board of Directors.


   The exercise price of nonqualified stock options granted under the Non-employee Directors Plan must not be less than the fair market value of the common stock on the grant date. The Non-employee Directors Plan will terminate in 2009 unless extended by amendment.

   As of September 30, 1999, no options were outstanding under Non-employee Directors Plan.

(22) REDEEMABLE PREFERRED STOCK

   Following is a summary of the redeemable preferred stock of the Company:

   Series A Preferred Stock

   The Series A Preferred Stock, with respect to dividend rights and rights on liquidation, dissolution or winding up, ranks on a parity basis with the Series B Preferred Stock, and ranks senior to the Series C Preferred Stock, the Series D Preferred Stock and the Common Stock. The holders of Series A Preferred Stock are entitled to receive cumulative quarterly cash dividends at the annual rate of 10% multiplied by the liquidation preference, which is equal to $1,000 per share plus declared but unpaid dividends. Tritel may elect to defer payment of any such dividends until the date on which the 42nd quarterly dividend payment is due, at which time, and not earlier, all deferred payments must be made. Except as required by law or in certain circumstances, the holders of the Series A Preferred Stock do not have any voting rights. The Series A Preferred Stock is redeemable, in whole but not in part, at the option of Tritel on or after January 15, 2009 and at the option of the holders of the Series A Preferred Stock on or after January 15, 2019. Additionally, on or after January 15, 2007, AT&T Wireless, and qualified transferees, have the right to convert each share of Series A Preferred Stock into shares of Class A Common Stock. The number of shares the holder will receive upon conversion will be the liquidation preference per share divided by the market price of Class A Common Stock times the number of shares of Series A Preferred Stock to be converted.

   The Company issued 90,668 shares of Series A Preferred Stock with a stated value of $90,668,000 to AT&T Wireless on January 7, 1999.

   Series B Preferred Stock

   The Series B Preferred Stock ranks on a parity basis with the Series A Preferred Stock and is identical in all respects to the Series A Preferred Stock, except:

   o the Series B Preferred Stock is redeemable at any time at the option of Tritel,
   o the Series B Preferred Stock is not convertible into shares of any other security issued by Tritel, and
   o the Series B Preferred Stock may be issued by Tritel pursuant to an exchange of capital stock.

                    TRITEL, INC. AND PREDECESSOR COMPANIES
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1998 IS UNAUDITED.)

     No Series B Preferred Stock has been issued by the Company.


(23)  INTEREST RATE SWAP AGREEMENTS

   Interest rate swap agreements are entered into by the Company to manage interest rate exposure. These are contractual agreements between counterparties to exchange interest streams based on notional principal amounts over a set period of time. Interest rate swap agreements normally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amounts. The notional or principal amount does not represent the amount at risk, but is used only as a basis for determining the actual interest cash flows to be exchanged related to the interest rate contracts. Market risk, due to potential fluctuations in interest rates, is inherent in swap agreements.

   As of September 30, 1999, the Company was a party to interest rate swap agreements with a total notional amount of $200 million. The agreements establish a fixed effective rate of 9.05% on $200.0 million of the current balance outstanding under the Bank Facility through the earlier of March 31, 2002 or the date on which the Company achieves operating cash flow breakeven.

                     [This page intentionally left blank.]

                              [inside back cover]




                    [Pictures from Tritel's company stores]

                               TRITEL PCS, INC.


                         OFFER TO EXCHANGE ITS 12 3/4%
                  SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009
                     WHICH HAVE BEEN REGISTERED UNDER THE
                 SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS
                    OUTSTANDING 12 3/4% SENIOR SUBORDINATED
                            DISCOUNT NOTES DUE 2009




                             --------------------
                                   PROSPECTUS
                             --------------------

                              DECEMBER   , 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "GCL") provides as follows:

     "(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     Article 6 of Tritel PCS's Bylaws provides:


                                INDEMNIFICATION

     "Indemnification. The Corporation shall, to the fullest extent permitted by applicable law from time to time in effect, indemnify any and all persons who may serve or who have served at any time as Directors or officers of the Corporation, or who at the request of the Corporation may serve or at any time have served as Directors or officers of another corporation (including subsidiaries of the Corporation) or of any partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law. Such indemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent authorized by the Board of Directors and permitted by such law. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under any provisions of the Certificate of Incorporation, other Bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Definition. For purposes of this Article, the term "Corporation" shall include constituent corporations referred to in Subsection(h) of Section 145 of the General Corporation Law (or any similar provision of applicable law at the time in effect)."

     The Amended and Restated Certificate of Incorporation of Tritel PCS also limits the personal liability of directors to Tritel PCS and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The Amended and Restated Certificate of Incorporation of Tritel PCS provides as follows:

     "A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation and to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived any improper personal benefit."


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


 EXHIBIT
  NUMBER  EXHIBIT DESCRIPTION
--------- --------------------------------------------------------------------------------------
 3.1+     Certificate of Incorporation of Tritel PCS, Inc., (f/k/a Tritel Holding Corp.) dated
          May 29, 1998.
 3.1.1+   Amendment to Certificate of Incorporation of Tritel PCS, Inc., dated April 16, 1999.
 3.2+     Bylaws of Tritel PCS, Inc., dated May 29, 1998.
 3.3+     Restated Certificate of Incorporation of Tritel, Inc., dated January 4, 1999.
 3.4++    Certificate of Amendment to Restated Certificate of Incorporation, dated December 14,
          1999.
 3.5+     Bylaws of Tritel, Inc., dated April 23, 1998.
 3.6++    Amended and Restated Bylaws, dated December 14, 1999.
 3.7+     Certificate of Incorporation of Tritel Communications, Inc., dated May 29, 1998.
 3.8+     Bylaws of Tritel Communications, Inc., dated May 29, 1998.
 3.9+     Certificate of Incorporation of Tritel Finance, Inc., dated May 29, 1998.
 3.10+    Bylaws of Tritel Finance, Inc., dated May 29, 1998.
 4.1+     Indenture, dated May 11, 1999 between Tritel PCS, Inc., its parent and certain of its subsidiaries, and The Bank of New York, as trustee.
 4.2+     Registration Rights Agreement, dated May 11, 1999.

   EXHIBIT
    NUMBER    EXHIBIT DESCRIPTION
------------- ---------------------------------------------------------------------------------------------
    4.3+      Form of Notes for 12 3/4% Senior Subordinated Discount Notes due 2009 originally issued by Tritel PCS, Inc. on May 11, 1999 (included as exhibits A-1 and A-2 to Exhibit 4.1 of this registration statement).
    4.4+      Form of Note for 12 3/4% Senior Subordinated Discount Notes due 2009 to be issued by
              Tritel PCS, Inc. and registered under the Securities Act of 1933.
    5.1+      Opinion of Brown & Wood LLP.
 10.1.1+      Stockholders' Agreement by and among AT&T Wireless PCS Inc., Cash Equity Investors,
              Management Stockholders, and Tritel, Inc. dated January 7, 1999.
 10.1.2+      First Amendment to Stockholders' Agreement, dated August 27, 1999.
 10.1.3+      Second Amendment to Stockholders' Agreement, dated as of September 1, 1999.
 10.1.4++     Third Amendment to Stockholders' Agreement, dated as of November 17, 1999.
 10.1.5++     Fourth Amendment to Stockholders' Agreement, dated as of December 10, 1999.
   10.2+      Investors Stockholders' Agreement by and among Tritel, Inc., Washington National
              Insurance Company, United Presidential Life Insurance Company, Dresdner Kleinwort
              Benson Private Equity Partners LP, Toronto Dominion Investments, Inc., Entergy Wireless
              Corporation, General Electric Capital Corporation, Triune PCS, LLC, FCA Venture
              Partners II, L.P., Clayton Associates LLC, Trillium PCS, LLC, Airwave Communications,
              LLC, Digital PCS, LLC, and The Stockholders Named Herein dated January 7, 1999.
   10.3+      AT&T Wireless Services Network Membership License Agreement between AT&T Corp.
              and Tritel, Inc. dated January 7, 1999.
   10.4+      Intercarrier Roamer Service Agreement between AT&T Wireless Services, Inc. and Tritel,
              Inc. dated January 7, 1999.
   10.5+      Amended and Restated Agreement between Telecorp Communications, Inc., Triton PCS,
              Inc., Tritel Communications, Inc. and Affiliate License Co., L.L.C. dated April 16, 1999.
   10.6+      Form of Employment Agreement.
   10.7++     Tritel, Inc. Amended and Restated 1999 Stock Option Plan, effective January 7, 1999.
   10.8+      Form of Restricted Stock Agreements pursuant to the Tritel, Inc. Amended and Restated
              1999 Stock Option Plan.
   10.9++     Tritel, Inc. Amended and Restated 1999 Stock Option Plan for Nonemployee Directors,
              effective January 7, 1999.
  10.10+      Amended and Restated Loan Agreement among Tritel Holding Corp., Tritel, Inc., The
              Financial Institutions Signatory Hereto, and Toronto Dominion (Texas), Inc. dated
              March 31, 1999.
  10.11+      First Amendment to Amended and Restated Loan Agreement among Tritel Holding Corp.,
              Tritel, Inc., The Financial Institutions Signatory Hereto, and Toronto Dominion (Texas),
              Inc. dated April 21, 1999.
  10.12+      Master Lease Agreement between Tritel Communications, Inc. and Crown Communication
              Inc. dated October 30, 1998.
  10.13+      Master Lease Agreement between Signal One, LLC and Tritel Communications, Inc. dated
              December 31, 1998.

  EXHIBIT
   NUMBER   EXHIBIT DESCRIPTION
----------- -------------------------------------------------------------------------------------------
 10.14.1+   Management Agreement between Tritel Management, LLC and Tritel, Inc. dated
            January 1, 1999.
 10.14.2+   First Amendment to Management Agreement, dated as of September 1, 1999.
 10.15+     Master Antenna Site Lease No. D41 between Pinnacle Towers Inc. and Tritel
            Communications, Inc. dated October 23, 1998.
 10.16+     Installment Payment Plan Note made by Mercury PCS, LLC in favor of the Federal
            Communications Commission in the amount of $42,525,211.95, dated October 9, 1996.
 10.17+     First Modification of Installment Payment Plan Note for Broadband PCS F Block by and
            between Mercury PCS II, L.L.C. and the Federal Communications Commission, dated
            July 2, 1998, effective as of July 31, 1998.
 10.18+     Services Agreement by and between Tritel Communications, Inc. and Wireless Facilities,
            Inc., dated July 1, 1999.
 10.19+     Letter Agreement by and between Tritel Communications, Inc. and H.S.I. GeoTrans
            Wireless, dated July 2, 1998, referring to a service agreement covering certain Site
            Acquisition Services applicable to certain FCC licenses owned or to be acquired by Tritel.
 10.20.1+   Services Agreement by and between Tritel Communications, Inc. and Galaxy Personal
            Communications Services, Inc., which is a wholly owned subsidiary of World Access, Inc., dated as of June 1, 1998.
 10.20.2+   Addendum to June 1, 1998 Services Agreement, dated as of March 23, 1999.
 10.21+     Services Agreement by and between Tritel Communications, Inc. and Galaxy Personal
            Communications Services, Inc., which is a wholly-owned subsidiary of World Access, Inc., dated as of August 27, 1998.
 10.22+     Agreement by and between BellSouth Telecommunications, Inc. and Tritel
            Communications, Inc., effective as of March 16, 1999.
 10.23+     Agreement for Project and Construction Management Services between Tritel
            Communications, Inc. and Tritel Finance, Inc. and Bechtel Corporation, dated
            November 24, 1998.
 10.24+     Services Agreement by and between Tritel Communications, Inc. and Spectrasite
            Communications, Inc., dated as of July 28, 1998.
 10.25+     Acquisition Agreement Ericsson CMS 8800 Cellular Mobile Telephone System by and
            between Tritel Finance, Inc. and Tritel Communications, Inc. and Ericsson Inc., made and effective as of December 30, 1998.
 10.26+     Securities Purchase Agreement by and among AT&T Wireless PCS Inc., TWR Cellular,
            Inc., Cash Equity Investors, Mercury PCS, LLC, Mercury PCS II, LLC, Management
            Stockholders and Tritel, Inc., dated as of May 20, 1998.
 10.27+     Closing Agreement by and among AT&T Wireless PCS, Inc., TWR Cellular, Inc., Cash
            Equity Investors, Airwave Communications, LLC, Digital PCS, LLC, Management
            Stockholders, Mercury Investor Indemnitors and Tritel, Inc., dated as of January 7, 1999.
 10.28+     Master Build To Suit And Lease Agreement between Tritel Communications, Inc., a
            Delaware corporation and American Tower, L.P., a Delaware limited partnership.
 10.29+     Master Build To Suit And Lease Agreement between Tritel Communications, Inc. and
            SpectraSite Communications, Inc.

   EXHIBIT
    NUMBER    EXHIBIT DESCRIPTION
------------- --------------------------------------------------------------------------------------------
   10.30+     Master Build To Suit Services And License Agreement between Tritel Communications,
              Inc. and Crown Communication Inc.
   10.31+     Master Build To Suit And Lease Agreement by and between Tritel Communications, Inc.
              and SBA Towers, Inc.
   10.32+     Master Site Agreement between Tritel Communications, Inc. and BellSouth Mobility Inc.,
              dated July 2, 1999.
   10.33+     Master Site Agreement between Tritel Communications, Inc. and BellSouth Mobility PCS,
              dated March 10, 1999.
   10.34+     Consent to Exercise of Option between Tritel, Inc., AT&T Wireless PCS, Inc., TWR
              Cellular, Inc. and Management Stockholders dated May 20, 1999.
   10.35+     License Purchase Agreement between Digital PCS, LLC and Tritel, Inc. dated as of
              May 20, 1999.
   10.36+     Amended and Restated Employment Agreement, dated as of September 1, 1999.
   10.37+     Stock Purchase Agreement, dated as of September 1, 1999.
   10.38+     Mutual Release and Termination Agreement, dated as of September 1, 1999.
   12+        Statement of Computation of Deficiency of Earnings to Fixed Charges.
   21+        Subsidiaries of Tritel PCS, Inc.
    23.1+     Consent of Brown & Wood LLP (included in Exhibit 5.1 of this registration statement).
    23.2      Consent of KPMG Peat Marwick LLP.
      24      Powers of Attorney (included on the signature page of previous filings of this registration statement).
    25.1+     Form T-1 Statement of Eligibility of The Bank of New York, as trustee.
   27+        Financial Data Schedule.
    99.1+     Form of Letter of Transmittal.
    99.2+     Form of Notice of Guaranteed Delivery.
    99.3+     Form of Exchange Agent Agreement.


----------
+     Previously filed.


++ Incorporated by reference to the Registration Statement on Form S-1 (File No. 333-91207) of Tritel, Inc.



ITEM 22. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will submit, unless in the opinion of its counsel the matter has been settled by controlling precedent, to a court of appropriate jurisdiction the question of whether or not such indemnification is against Public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective. This exchange offer, however, does not involve any acquisition, nor are any acquisitions with respect to PSSA expected after the registration statement becomes effective. The transaction covered by this registration statement only involves the exchange of registered for unregistered securities.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 17, 1999.



                                       TRITEL PCS, INC.


                                       By: /s/ E.B. Martin, Jr.
                                          --------------------------------------

                                       Name:  E.B. Martin, Jr.

                                       Title: Executive Vice President,
                                              Treasurer, Chief Financial Officer
                                              and Director


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                               TITLE                             DATE
--------------------------- ----------------------------------------------- ------------------
            *               Chairman of the Board, Chief Executive Officer
-------------------------     and President                                 December 17, 1999
  William M. Mounger, II

/s/ E.B. Martin, Jr.        Executive Vice President, Treasurer, Chief
-------------------------     Financial Officer and Director                December 17, 1999
   E.B. Martin, Jr.

           *                Senior Vice President--Finance (Principal
-------------------------     Accounting Officer)                           December 17, 1999
  Karlen Turbeville


* By: /s/ E.B. Martin, Jr.
     ----------------------------
      E.B. Martin, Jr.
      Attorney-in-Fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 17, 1999.



                                       TRITEL, INC.
                                       By: /s/ E.B. Martin, Jr.
                                          ------------------------------------
                                       Name: E.B. Martin, Jr.
                                       Title: Executive Vice President,
                                              Treasurer, Chief Financial Officer
                                              and Director


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        SIGNATURE                               TITLE                           DATE
-------------------------   -------------------------------------------- ------------------
          *                 Chairman of the Board and Chief Executive    December 17, 1999
---------------------         Officer
William M. Mounger, II

          *                 President and Director                       December 17, 1999
---------------------
 William S. Arnett

/s/ E.B. Martin, Jr.        Executive Vice President, Treasurer, Chief   December 17, 1999
---------------------         Financial Officer and Director
  E.B. Martin, Jr.

          *                 Senior Vice President--Finance (Principal    December 17, 1999
---------------------         Accounting Officer)
 Karlen Turbeville

          *                 Director                                     December 17, 1999
---------------------
  Scott I. Anderson

          *                 Director                                     December 17, 1999
---------------------
  Alex P. Coleman

          *                 Director                                     December 17, 1999
---------------------
  Gary S. Fuqua

          *                 Director                                     December 17, 1999
---------------------
  Ann K. Hall

          *                 Director                                     December 17, 1999
---------------------
  Andrew Hubregsen

          *                 Director                                     December 17, 1999
---------------------
  David A. Jones, Jr.

       SIGNATURE             TITLE          DATE
-----------------------   ---------- ------------------
            *             Director   December 17, 1999
---------------------
  H. Lee Maschmann

            *             Director   December 17, 1999
---------------------
  Elizabeth L. Nichols

            *             Director   December 17, 1999
---------------------
  Kevin J. Shepherd


* By: /s/ E.B. Martin, Jr.
     ----------------------------
      E.B. Martin, Jr.
      Attorney-in-Fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 17, 1999.


                                       TRITEL COMMUNICATIONS, INC.
                                       By: /s/ E.B. Martin, Jr.
                                          ------------------------------------
                                       Name: E.B. Martin, Jr.
                                       Title: Executive Vice President,
                                              Treasurer, Chief Financial Officer
                                              and Director


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                               TITLE                           DATE
-------------------------   -------------------------------------------- ------------------
          *                 Chairman of the Board and Chief Executive    December 17, 1999
------------------------      Officer
William M. Mounger, II

/s/ E.B. Martin, Jr.        Executive Vice President, Treasurer, Chief   December 17, 1999
------------------------      Financial Officer and Director
 E.B. Martin, Jr.

          *                 Senior Vice President--Finance (Principal    December 17, 1999
------------------------      Accounting Officer)
  Karlen Turbeville


* By: /s/ E.B. Martin, Jr.
     ----------------------------
      E.B. Martin, Jr.
      Attorney-in-Fact

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 17, 1999.



                                       TRITEL FINANCE, INC.
                                       By: /s/ E.B. Martin, Jr.
                                          ------------------------------------
                                       Name: E.B. Martin, Jr.
                                       Title: Executive Vice President,
                                              Treasurer, Chief Financial Officer
                                              and Director


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        SIGNATURE                               TITLE                           DATE
-------------------------   -------------------------------------------- ------------------
            *               Chairman of the Board and Chief Executive    December 17, 1999
-------------------------     Officer
 William M. Mounger, II

/s/ E.B. Martin, Jr.        Executive Vice President, Treasurer, Chief   December 17, 1999
-------------------------     Financial Officer and Director (Principal
  E.B. Martin, Jr.            Accounting Officer)

            *              Senior Vice President--Finance (Principal     December 17, 1999
-------------------------    Accounting Officer)
   Karlen Turbeville


* By: /s/ E.B. Martin, Jr.
     ----------------------------
          E.B. Martin, Jr.
          Attorney-in-Fact

                                 EXHIBIT INDEX



   EXHIBIT
   NUMBER                                   EXHIBIT DESCRIPTION                                PAGE
------------ -------------------------------------------------------------------------------- -----
    3.1+     Certificate of Incorporation of Tritel PCS, Inc., (f/k/a Tritel Holding Corp.)
             dated May 29, 1998.

  3.1.1+     Amendment to Certificate of Incorporation of Tritel PCS, Inc., dated
             April 16, 1999.

    3.2+     Bylaws of Tritel PCS, Inc., dated May 29, 1998.

    3.3+     Restated Certificate of Incorporation of Tritel, Inc., dated January 4, 1999.

    3.4++    Certificate of Amendment to Restated Certificate of Incorporation, dated
             December 14, 1999.

    3.5+     Bylaws of Tritel, Inc., dated April 23, 1998.

    3.6++    Amended and Restated Bylaws, dated December 14, 1999.

    3.7+     Certificate of Incorporation of Tritel Communications, Inc., dated May 29,
             1998.

    3.8+     Bylaws of Tritel Communications, Inc., dated May 29, 1998.

    3.9+     Certificate of Incorporation of Tritel Finance, Inc., dated May 29, 1998.

   3.10+     Bylaws of Tritel Finance, Inc., dated May 29, 1998.

    4.1+     Indenture, dated May 11, 1999 between Tritel PCS, Inc., its parent and certain of its subsidiaries, and The Bank of New York, as trustee.

    4.2+     Registration Rights Agreement, dated May 11, 1999.

    4.3+     Form of Notes for 12 3/4% Senior Subordinated Discount Notes due 2009
             originally issued by Tritel PCS, Inc. on May 11, 1999 (included as exhibits A-1 and A-2 to Exhibit 4.1 of this registration statement).

    4.4+     Form of Note for 12 3/4% Senior Subordinated Discount Notes due 2009 to be
             issued by Tritel PCS, Inc. and registered under the Securities Act of 1933.

    5.1+     Opinion of Brown & Wood LLP.

 10.1.1+     Stockholders' Agreement by and among AT&T Wireless PCS Inc., Cash
             Equity Investors, Management Stockholders, and Tritel, Inc. dated January 7,
             1999.

 10.1.2+     First Amendment to Stockholders' Agreement, dated August 27, 1999.

 10.1.3+     Second Amendment to Stockholders' Agreement, dated as of September 1,
             1999.

 10.1.4++    Third Amendment to Stockholders' Agreement, dated as of November 17,
             1999.

 10.1.5++    Fourth Amendment to Stockholders' Agreement, dated as of December 10,
             1999.

   10.2+     Investors Stockholders' Agreement by and among Tritel, Inc., Washington
             National Insurance Company, United Presidential Life Insurance Company,
             Dresdner Kleinwort Benson Private Equity Partners LP, Toronto Dominion
             Investments, Inc., Entergy Wireless Corporation, General Electric Capital
             Corporation, Triune PCS, LLC, FCA Venture Partners II, L.P., Clayton
             Associates LLC, Trillium PCS, LLC, Airwave Communications, LLC, Digital
             PCS, LLC, and The Stockholders Named Herein dated January 7, 1999.

   10.3+     AT&T Wireless Services Network Membership License Agreement between
             AT&T Corp. and Tritel, Inc. dated January 7, 1999.

  EXHIBIT
   NUMBER                                 EXHIBIT DESCRIPTION                               PAGE
----------- ------------------------------------------------------------------------------ -----
 10.4+      Intercarrier Roamer Service Agreement between AT&T Wireless Services,
            Inc. and Tritel, Inc. dated January 7, 1999.

 10.5+      Amended and Restated Agreement between Telecorp Communications, Inc.,
            Triton PCS, Inc., Tritel Communications, Inc. and Affiliate License Co.,
            L.L.C. dated April 16, 1999.

 10.6+      Form of Employment Agreement.

 10.7++     Tritel, Inc. Amended and Restated 1999 Stock Option Plan, effective
            January 7, 1999.

 10.8+      Form of Restricted Stock Agreements pursuant to the Tritel, Inc. Amended and Restated 1999 Stock Option Plan.

 10.9++     Tritel, Inc. Amended and Restated 1999 Stock Option Plan for Nonemployee
            Directors, effective January 7, 1999.

 10.10+     Amended and Restated Loan Agreement among Tritel Holding Corp., Tritel,
            Inc., The Financial Institutions Signatory Hereto, and Toronto Dominion
            (Texas), Inc. dated March 31, 1999.

 10.11+     First Amendment to Amended and Restated Loan Agreement among Tritel
            Holding Corp., Tritel, Inc., The Financial Institutions Signatory Hereto, and
            Toronto Dominion (Texas), Inc. dated April 21, 1999.

 10.12+     Master Lease Agreement between Tritel Communications, Inc. and Crown
            Communication Inc. dated October 30, 1998.

 10.13+     Master Lease Agreement between Signal One, LLC and Tritel
            Communications, Inc. dated December 31, 1998.

 10.14.1+   Management Agreement between Tritel Management, LLC and Tritel, Inc.
            dated January 1, 1999.

 10.14.2+   First Amendment to Management Agreement, dated as of September 1, 1999.

 10.15+     Master Antenna Site Lease No. D41 between Pinnacle Towers Inc. and Tritel
            Communications, Inc. dated October 23, 1998.

 10.16+     Installment Payment Plan Note made by Mercury PCS, LLC in favor of the
            Federal Communications Commission in the amount of $42,525,211.95, dated
            October 9, 1996.

 10.17+     First Modification of Installment Payment Plan Note for Broadband PCS F
            Block by and between Mercury PCS II, L.L.C. and the Federal
            Communications Commission, dated July 2, 1998, effective as of July 31, 1998.

 10.18+     Services Agreement by and between Tritel Communications, Inc. and Wireless
            Facilities, Inc., dated July 1, 1999.

 10.19+     Letter Agreement by and between Tritel Communications, Inc. and H.S.I.
            GeoTrans Wireless, dated July 2, 1998, referring to a service agreement covering certain Site Acquisition Services applicable to certain FCC licenses owned or to be acquired by Tritel.

 10.20.1+   Services Agreement by and between Tritel Communications, Inc. and Galaxy
            Personal Communications Services, Inc., which is a wholly owned subsidiary of World Access, Inc., dated as of June 1, 1998.

 10.20.2+   Addendum to June 1, 1998 Services Agreement, dated as of March 23, 1999.

 10.21+     Services Agreement by and between Tritel Communications, Inc. and Galaxy
            Personal Communications Services, Inc., which is a wholly-owned subsidiary of World Access, Inc., dated as of August 27, 1998.

   EXHIBIT
   NUMBER                                 EXHIBIT DESCRIPTION                               PAGE
------------ ----------------------------------------------------------------------------- -----
   10.22+    Agreement by and between BellSouth Telecommunications, Inc. and Tritel
             Communications, Inc., effective as of March 16, 1999.

   10.23+    Agreement for Project and Construction Management Services between Tritel
             Communications, Inc. and Tritel Finance, Inc. and Bechtel Corporation, dated
             November 24, 1998.

   10.24+    Services Agreement by and between Tritel Communications, Inc. and
             Spectrasite Communications, Inc., dated as of July 28, 1998.

   10.25+    Acquisition Agreement Ericsson CMS 8800 Cellular Mobile Telephone
             System by and between Tritel Finance, Inc. and Tritel Communications, Inc.
             and Ericsson Inc., made and effective as of December 30, 1998.

   10.26+    Securities Purchase Agreement by and among AT&T Wireless PCS Inc.,
             TWR Cellular, Inc., Cash Equity Investors, Mercury PCS, LLC, Mercury
             PCS II, LLC, Management Stockholders and Tritel, Inc., dated as of May 20,
             1998.

   10.27+    Closing Agreement by and among AT&T Wireless PCS, Inc., TWR Cellular,
             Inc., Cash Equity Investors, Airwave Communications, LLC, Digital PCS,
             LLC, Management Stockholders, Mercury Investor Indemnitors and Tritel,
             Inc., dated as of January 7, 1999.

   10.28+    Master Build To Suit And Lease Agreement between Tritel Communications,
             Inc., a Delaware corporation and American Tower, L.P., a Delaware limited partnership.

   10.29+    Master Build To Suit And Lease Agreement between Tritel Communications,
             Inc. and SpectraSite Communications, Inc.

   10.30+    Master Build To Suit Services And License Agreement between Tritel
             Communications, Inc. and Crown Communication Inc.

   10.31+    Master Build To Suit And Lease Agreement by and between Tritel
             Communications, Inc. and SBA Towers, Inc.

   10.32+    Master Site Agreement between Tritel Communications, Inc. and BellSouth
             Mobility Inc., dated July 2, 1999.

   10.33+    Master Site Agreement between Tritel Communications, Inc. and BellSouth
             Mobility PCS, dated March 10, 1999.

   10.34+    Consent to Exercise of Option between Tritel, Inc., AT&T Wireless PCS, Inc.,
             TWR Cellular, Inc. and Management Stockholders dated May 20, 1999.

   10.35+    License Purchase Agreement between Digital PCS, LLC and Tritel, Inc. dated as of May 20, 1999.

   10.36+    Amended and Restated Employment Agreement, dated as of September 1,
             1999.

   10.37+    Stock Purchase Agreement, dated as of September 1, 1999.

   10.38+    Mutual Release and Termination Agreement, dated as of September 1, 1999.

   12+       Statement of Computation of Deficiency of Earnings to Fixed Charges.

   21+       Subsidiaries of Tritel PCS, Inc.

    23.1+    Consent of Brown & Wood LLP (included in Exhibit 5.1 of this registration statement).

    23.2     Consent of KPMG Peat Marwick LLP.

 EXHIBIT
  NUMBER                                EXHIBIT DESCRIPTION                                PAGE
--------- ------------------------------------------------------------------------------- -----
  24      Powers of Attorney (included on the signature page of previous filings of this registration statement).

  25.1+   Form T-1 Statement of Eligibility of The Bank of New York, as trustee.

  27+     Financial Data Schedule.

  99.1+   Form of Letter of Transmittal.

  99.2+   Form of Notice of Guaranteed Delivery.

  99.3+   Form of Exchange Agent Agreement.

----------
+     Previously Filed.


++ Incorporated by reference to the Registration Statement on Form S-1 (File No. 333-91207) of Tritel, Inc.